UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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TRUE RELIGION APPAREL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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TRUE RELIGION APPAREL, INC.
2263 E. Vernon Avenue
Vernon, California 90058
(323) 266-3072

June 27, 2013

Dear Stockholder:

        We cordially invite you to attend a Special Meeting of our stockholders at 2263 E. Vernon Avenue, Vernon, California 90058, at 10:00 a.m., local time, on July 29, 2013.

        At the Special Meeting, holders of our common stock, par value $0.0001 per share, which we refer to as our common stock, will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated May 10, 2013, as it may be amended from time to time, which we refer to as the merger agreement, by and among True Religion Apparel, Inc., which we refer to as the Company, TRLG Holdings, LLC, which we refer to as Parent, and TRLG Merger Sub, Inc., which we refer to as Merger Sub. Pursuant to the merger agreement, Merger Sub will be merged with and into the Company, which we refer to as the merger, with the Company surviving the merger as a wholly-owned subsidiary of Parent, and each share of our common stock outstanding immediately prior to the effective time of the merger (other than certain excluded shares and dissenting shares) will be cancelled and converted into the right to receive $32.00 in cash, without interest, which we refer to as the merger consideration, less any applicable withholding taxes. The following shares of common stock will not be entitled to the merger consideration: (i) shares held by the Parent or Merger Sub or any of their respective wholly owned subsidiaries, (ii) shares held by the Company or any wholly-owned subsidiary of the Company, or (iii) shares held by any of the Company's stockholders who are entitled to and properly exercise appraisal rights under Delaware law.

        The board of directors of the Company, which we refer to as the Board, formed a committee, which we refer to as the Special Committee, consisting solely of independent and disinterested directors of the Company to evaluate the merger and other strategic alternatives available to the Company. The Special Committee unanimously determined that the transactions contemplated by the merger agreement, including the merger, are advisable and are fair to, and in the best interests of, the Company and its stockholders and unanimously recommended that the Board approve and declare advisable the merger agreement, a copy of which is attached as Annex A to the accompanying proxy statement. Based in part on that recommendation, the Board unanimously (i) determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are advisable and fair to and in the best interests of the Company and its stockholders, (ii) approved and adopted the form, terms and provisions of the merger agreement, (iii) approved the merger and the other transactions contemplated by the merger agreement, (iv) resolved that the merger agreement be submitted to the Company's stockholders for their consideration at a special meeting of the Company's stockholders to be called and held for such purpose and (v) recommended that the Company's stockholders vote to adopt the merger agreement. Accordingly, the Board unanimously recommends that the stockholders of the Company vote "FOR" the proposal to adopt the merger agreement. The Board also unanimously recommends that the stockholders of the Company vote "FOR" the proposal to approve, on an advisory (non-binding) basis, specified compensation that may become payable to the named executive officers of the Company in connection with the merger and the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the merger agreement.

        We urge you to, and you should, read the accompanying proxy statement in its entirety, including its annexes, because it describes the merger agreement, the merger and related agreements, and provides specific information concerning the Special Meeting and other important information related to the merger. In addition, you may obtain information about us from documents filed with the Securities and Exchange Commission, which we refer to as the SEC.

        Regardless of the number of shares of our common stock you own, your vote is very important. The merger cannot be completed unless the merger agreement is adopted by the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock entitled to vote thereon. If you fail to vote or abstain from voting on the merger agreement, the effect will be the same as a vote against adoption of the merger agreement.

        While stockholders may exercise their right to vote their shares in person, we recognize that many stockholders may not be able to, or do not desire to, attend the Special Meeting. Accordingly, we have enclosed a proxy that will enable your shares to be voted on the matters to be considered at the Special Meeting even if you are unable or do not desire to attend. If you desire your shares to be voted in accordance with the Board's recommendation, you need only sign, date, and return the proxy in the enclosed postage-paid envelope. Otherwise, please mark the proxy to indicate your voting instructions; date and sign the proxy; and return it in the enclosed postage-paid envelope. You also may submit a proxy by using a toll-free telephone number or the Internet. We have provided instructions on the proxy card for using these convenient services.

        Submitting a proxy will not prevent you from voting your shares in person if you subsequently choose to attend the Special Meeting. Even if you plan to attend the Special Meeting in person, we request that you complete, sign, date, and return the enclosed proxy and thus ensure that your shares will be represented at the Special Meeting if you are unable to attend.

Sincerely,

Lynne Koplin
President and Interim Chief Executive Officer

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE
MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS
CONTEMPLATED THEREBY, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE
INFORMATION CONTAINED IN THE ACCOMPANYING PROXY STATEMENT. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This proxy statement is dated June 27, 2013
and is first being mailed to stockholders on or about June 28, 2013

TRUE RELIGION APPAREL, INC.
2263 E. Vernon Avenue
Vernon, California 90058
(323) 266-3072

 NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TIME	10:00 a.m. local time on July 29, 2013
PLACE	2263 E. Vernon Avenue Vernon, California 90058
ITEMS OF BUSINESS

(1) To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of May 10, 2013, as it may be amended from time to time, which we refer to as the merger agreement, among True Religion Apparel, Inc., which we refer to as the Company, TRLG Holdings, LLC, a Delaware limited liability company, and TRLG Merger Sub, Inc., a Delaware corporation. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement.

(2) To consider and vote on a proposal to approve on an advisory (non-binding) basis, certain compensation arrangements for the Company's named executive officers in connection with the merger.

(3) To consider and vote on a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the merger agreement.

(4) To transact any other business as may properly come before the Special Meeting, or any adjournment or postponement of the Special Meeting, by or at the direction of the Board.
RECORD DATE	You can vote if, at the close of business on June 27, 2013, you were a holder of record of our common stock.
PROXY VOTING

All stockholders are cordially invited to attend the Special Meeting in person. However, to ensure your representation at the Special Meeting, you are urged to vote promptly by signing and returning the enclosed proxy card. You may also submit your proxy by using a toll-free telephone number or the Internet. We have provided instructions on the proxy card for using these convenient services. If you fail to return your proxy card or fail to submit your proxy by phone or the Internet, your shares of our common stock will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as a vote "AGAINST" approval of the proposal to adopt the merger agreement.

If you are a stockholder of record, voting in person at the Special Meeting will revoke any proxy previously submitted. If you sign, date, and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of the proposal to adopt the merger agreement, the proposal to approve, on an advisory (non-binding) basis, specified compensation that may become payable to the named executive officers of the Company in connection with the merger, and the proposal to approve the adjournment of the special meeting to solicit additional proxies, if necessary or appropriate.

If you hold your shares of our common stock through a bank, brokerage firm or other nominee, you should follow the procedures provided by your bank, brokerage firm or other nominee in order to vote by proxy or in person.

RECOMMENDATION

The Board has unanimously determined that the merger is fair to, and in the best interests of, the Company and its stockholders and approved and declared advisable the merger agreement and the merger and the other transactions contemplated by the merger agreement and other transaction documents. The Board made its determination after consultation with its legal and financial advisors and consideration of a number of factors. The Board recommends that you vote "FOR" approval of the proposal to adopt the merger agreement, "FOR" approval of the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company's named executive officers in connection with the merger and "FOR" approval of the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies.

ATTENDANCE

Only stockholders of record, their duly authorized proxy holders, beneficial stockholders with proof of ownership and our guests may attend the Special Meeting. To gain admittance, you must present valid photo identification, such as a driver's license or passport. If your shares of our common stock are held through a bank, brokerage firm or other nominee, please bring to the Special Meeting a copy of your brokerage statement evidencing your beneficial ownership of our common stock and valid photo identification. If you are the representative of a corporate or institutional stockholder, you must present valid photo identification along with proof that you are the representative of such stockholder. Please note that cameras, recording devices and other electronic devices will not be permitted at the Special Meeting.

APPRAISAL

Stockholders of the Company who do not vote in favor of the proposal to adopt the merger agreement will have the right to seek appraisal of the fair value of their shares of our common stock if they deliver a demand for appraisal before the vote is taken on the merger agreement and comply with all the requirements of Delaware law, which are summarized in the accompanying proxy statement and reproduced in their entirety in Annex B to the accompanying proxy statement.

        WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. IF YOU ATTEND THE SPECIAL MEETING AND VOTE IN PERSON, YOUR VOTE BY BALLOT WILL REVOKE ANY PROXY PREVIOUSLY SUBMITTED.

 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SPECIAL MEETING TO BE HELD ON JULY 29, 2013

The Notice of Meeting, proxy statement and proxy card are available at
http://www.truereligionbrandjeans.com/proxy.

June 27, 2013

Lynne Koplin President and Interim Chief Executive Officer

i

ii

TRUE RELIGION APPAREL, INC.
2263 E. Vernon Avenue
Vernon, California 90058
(323) 266-3072

PROXY STATEMENT
FOR SPECIAL MEETING OF STOCKHOLDERS
To Be Held July 29, 2013

        These proxy materials are delivered in connection with the solicitation by the Board of proxies to be voted at our Special Meeting and at any adjournments or postponements thereof.

        You are invited to attend the Special Meeting on July 29, 2013 at our corporate headquarters located at 2263 E. Vernon Avenue, Vernon, California 90058, beginning at 10:00 a.m. local time.

        This Proxy Statement and form of proxy are being mailed to stockholders commencing on or about June 28, 2013.

SUMMARY

        The following summary highlights selected information in this proxy statement and may not contain all the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under "Where You Can Find More Information" beginning on page 114.

Parties to the Merger (Page 21)

        True Religion Apparel, Inc., which we refer to as the Company, we or us, is a Delaware corporation that designs, markets, sells and distributes premium fashion apparel, centered on our core denim products using the brand name "True Religion Brand Jeans." Our products include jeans, pants, woven and knit tops and outerwear made from denim, fleece, jersey and other fabrics. We are known for our unique fits, washes and styling details. Our products are distributed through multiple wholesale and retail segments on six continents, including North America, Europe, Asia, Australia, Africa and South America.

        TRLG Holdings, LLC, which we refer to as Parent, is a Delaware limited liability company that was formed by TowerBrook Capital Partners L.P. solely for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement and has not engaged in any business except for activities incidental to its formation and as contemplated by the merger agreement. Parent is controlled by investment funds advised by TowerBrook Capital Partners L.P., which we refer to as TowerBrook Capital Partners and, together with such investment funds, as TowerBrook. TowerBrook Capital Partners is an investment management company with more than $8 billion under management. The firm is based in Europe and the United States and focuses its investments in European and North American companies. Upon completion of the merger, TRLG Holdings, LLC will be the parent of the Company.

        TRLG Merger Sub, Inc., which we refer to as Merger Sub, is a Delaware corporation that was formed by Parent solely for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement and has not engaged in any business except for activities incidental to its formation and as contemplated by the merger agreement. Upon completion of the merger, Merger Sub will cease to exist as a separate entity and the Company will continue as the surviving corporation.

        In this proxy statement, we refer to the Agreement and Plan of Merger, dated as of May 10, 2013, as it may be amended from time to time, among the Company, Parent, and Merger Sub, as the merger agreement, and the merger of Merger Sub with and into the Company as the merger.

The Special Meeting (Page 22)

  Time, Place and Purpose of the Special Meeting (Page 22)

        The Special Meeting will be held on July 29, 2013, at 10:00 a.m., local time, at 2263 E. Vernon Avenue, Vernon, California 90058.

        At the Special Meeting, holders of our common stock will be asked to approve the proposal to adopt the merger agreement, to approve the proposal to approve, on an advisory (non-binding) basis, certain compensation arrangements for the Company's named executive officers in connection with the merger, and to approve the proposal to adjourn the Special Meeting, if necessary or appropriate, for the purpose of soliciting additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the merger agreement.

  Record Date and Quorum (Page 22)

        You are entitled to receive notice of, and to vote at, the Special Meeting if you owned shares of our common stock at the close of business on June 27, 2013, which the Company has set as the record date for the Special Meeting and which we refer to as the record date. You will have one vote for each share of our common stock that you owned on the record date. As of the record date, there are 25,754,218 shares of our common stock outstanding and entitled to vote at the Special Meeting, held by 59 holders of record. A majority of the shares of our common stock outstanding at the close of business on the record date and entitled to vote, present in person or represented by proxy, at the Special Meeting constitutes a quorum for the purposes of the Special Meeting. Abstentions and broker non-votes (as described below) are counted as present for the purpose of determining whether a quorum is present.

  Vote Required (Page 23)

        Approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote thereon. Abstentions and broker non-votes will have the same effect as a vote "AGAINST" approval of the proposal to adopt the merger agreement.

        The proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote on the matter at the Special Meeting, whether or not a quorum is present. Abstentions will have the same effect as a vote "AGAINST" approval of this proposal. Broker non-votes are not counted for purposes of this proposal.

        The proposal to approve, on an advisory (non-binding) basis, certain compensation arrangements for the Company's named executive officers in connection with the merger, as described under "Advisory Vote on Merger-Related Compensation for the Company's Named Executive Officers" beginning on page 106, requires the affirmative vote of holders of a majority of the shares of our common stock present, in person or represented by proxy, at the Special Meeting and entitled to vote on this proposal. The Company is providing stockholders with the opportunity to approve, on a non-binding, advisory basis, such merger-related executive compensation in accordance with Section 14A of the Securities Exchange Act of 1934 (as amended), which we refer to as the Exchange Act. Abstentions will have the same effect as a vote "AGAINST" approval of this proposal. Broker non-votes are not counted for purposes of this proposal.

        As of June 27, 2013, the record date, the directors and executive officers of the Company beneficially owned and were entitled to vote, in the aggregate, 644,762 shares of our common stock, representing approximately 2.50 percent of the outstanding shares of our common stock. The directors and executive officers have informed the Company that they currently intend to vote all such shares of our common stock "FOR" approval of the proposal to adopt the merger agreement, "FOR" approval of the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company's named executive officers in connection with the merger, and "FOR" approval of the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies.

  Adjournments (Page 25)

        Although it is not currently expected, the Special Meeting may be adjourned for the purpose of soliciting additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the merger agreement or if a quorum is not present at the Special Meeting. An adjournment generally may be made with the affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote on the matter at the Special Meeting.

  Proxies and Revocation (Page 25)

        Any stockholder of record entitled to vote at the Special Meeting may submit a proxy over the telephone, over the Internet, or by returning the enclosed proxy card in the accompanying prepaid reply envelope or may vote in person by appearing at the Special Meeting. If your shares of our common stock are held in "street name" through a bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of our common stock using the instructions provided by your bank, brokerage firm or other nominee. If you fail to submit a proxy or to vote in person at the Special Meeting, or do not provide your bank, brokerage firm or other nominee with instructions, as applicable, your shares of our common stock will not be voted on the proposal to adopt the merger agreement, which will have the same effect as a vote "AGAINST" approval of the proposal to adopt the merger agreement, and your shares of our common stock will not have an effect on the proposal to adjourn the Special Meeting or on the proposal to approve the merger-related executive compensation.

        You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by voting again at a later date through any of the methods available to you, by giving written notice of revocation to our Secretary, which must be filed with the Secretary by the time the Special Meeting begins, or by attending the Special Meeting and voting in person.

The Merger (Page 27)

        The merger agreement provides that Merger Sub will merge with and into the Company. The Company will be the surviving corporation in the merger, which we refer to as the surviving corporation, and will continue to do business following the consummation of the merger. As a result of the merger, the Company will cease to be a publicly traded company. If the merger is completed, you will not own any shares of the capital stock of the surviving corporation.

  Merger Consideration (Page 27)

        In the merger, each outstanding share of our common stock (other than shares owned by the Company as treasury stock, by any subsidiary of the Company or by Parent or any of its subsidiaries, which we refer to collectively as excluded shares) will be converted into the right to receive an amount in cash equal to $32.00, which we refer to as the merger consideration, less any applicable withholding taxes.

Reasons for the Merger; Recommendation of the Board (Page 45)

        After careful consideration of various factors described in the section entitled "The Merger—Reasons for the Merger; Recommendation of the Board" beginning on page 45, and acting upon the unanimous recommendation of the Special Committee, the Board unanimously (i) determined that the merger is advisable and fair to, and in the best interests of, the Company and its stockholders, (ii) approved the merger and the other transactions contemplated by the merger agreement and the other transaction documents, (iii) resolved that the merger agreement be submitted for consideration by the stockholders of the Company at a Special Meeting of stockholders and (iv) recommended that the stockholders of the Company vote to adopt the merger agreement.

        For a description of the reasons considered by the Special Committee and the Board in deciding to recommend approval of the proposal to adopt the merger agreement, see the information included under "The Merger—Reasons for the Merger; Recommendations of the Board".

Opinion of Guggenheim Securities (Page 50)

        Guggenheim Securities, LLC, which we refer to as Guggenheim Securities, delivered its opinion to the Special Committee and the Board to the effect that, as of May 9, 2013 and based on the matters considered, the procedures followed, the assumptions made and various limitations of and qualifications to the review undertaken, the merger consideration was fair, from a financial point of view, to holders of shares of common stock, par value $0.0001 per share, of the Company. The full text of Guggenheim Securities' written opinion, which is attached as Annex C to this proxy statement and which you should read in its entirety, is subject to the assumptions, limitations, qualifications and other conditions contained in such opinion and is necessarily based on economic, capital markets and other conditions, and the information made available to Guggenheim Securities, as of the date of such opinion.

        Guggenheim Securities' opinion was provided to the Special Committee and the Board (solely in that capacity) for their information and assistance in connection with its consideration of the merger, did not constitute a recommendation to the Special Committee or the Board with respect to the merger and does not constitute advice or a recommendation to any holder of our common stock as to how to vote in connection with the merger or otherwise.

        More specifically, Guggenheim Securities' opinion (i) did not address the Company's underlying business or financial decision to pursue the merger, the relative merits of the merger as compared to any alternative business or financial strategies that might exist for the Company, the financing of the merger or the effects of any other transaction in which the Company might engage; (ii) addressed only the fairness, from a financial point of view, of the merger consideration pursuant to the merger agreement; (iii) expressed no view or opinion as to (a) any other term or aspect of the merger agreement or the merger or any term or aspect of any other agreement or instrument contemplated by the merger agreement or to be entered into or amended in connection with the merger or (b) the fairness, financial or otherwise, of the merger to, or of any consideration to be paid to or received by, the holders of any other class of securities, creditors or other constituencies of the Company; and (iv) expressed no view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of the Company's officers, directors or employees, or any class of such persons, in connection with the merger relative to the merger consideration. Furthermore, Guggenheim Securities expressed no view or opinion as to the price or range of prices at which the shares of our common stock or other securities of the Company may trade at any time, including, without limitation, subsequent to the announcement or consummation of the merger.

Financing of the Merger (Page 67)

        We anticipate that the total funds needed by Parent and Merger Sub to pay our stockholders the amounts due to them under the merger agreement and to pay related fees and expenses in connection with the merger will be approximately $858.9 million.

        We anticipate that the funds needed to pay the amounts described above will be obtained as follows:

  •
  equity financing to be provided by the TowerBrook Funds (as described below under "The Merger—Financing of the Merger") in an aggregate amount of up to $175 million, or other permitted assignees to whom they assign a portion of their respective commitments, which is described under "The Merger—Financing of the Merger—Equity Commitment";

  •
  debt financing to be provided to Parent and Merger Sub through $535 million in senior secured credit facilities provided by Deutsche Bank AG New York Branch, Deutsche Bank Securities Inc., Jefferies Finance LLC, UBS Securities LLC, UBS Loan Finance LLC, Macquarie Capital (USA) Inc., and MIHI LLC; provided that no more than $495 million plus an amount equal to any original issue discount and certain lending fees and expense will be available on the closing date of the merger; and

  •
  cash on hand of the Company and its subsidiaries.

        We believe these amounts will be sufficient to complete the merger and pay related fees and expenses in connection with the merger, but we cannot assure you that there will be adequate funds to complete the merger. Among other things, the conditions to the debt and equity financing could fail to be satisfied, the TowerBrook Funds could fail to fund the committed amounts in breach of the equity commitment letter, the lenders under the debt commitment letter could fail to fund the committed amounts in breach of such debt commitment letter, cash on hand of the Company could be less than expected, or the fees, expenses or other amounts required to be paid in connection with the merger could be greater than anticipated.

        In addition, Parent's and Merger Sub's obligation to consummate the merger is conditioned upon, among other things, the Company having cash in U.S. dollars deposited in a U.S. bank that will be freely available to be used to pay the aggregate merger consideration immediately prior to the effective time of the merger of at least $190 million (subject to certain adjustments) as described under "The Merger Agreement—Conditions to the Merger" beginning on page 99.

Limited Guarantee (Page 70)

        TowerBrook has agreed, pursuant to the terms of limited guarantee, to pay the due and punctual payment when due of the obligations of Parent to pay the reverse termination fee of $58.439 million, which we refer to as the Reverse Termination Fee, and certain expense reimbursement to the Company under the terms of the merger agreement and, subject to certain limitations including a liability cap, any obligations of Parent and Merger Sub in respect of any breach of the merger agreement.

Interests of Certain Persons in the Merger (Page 71)

        In considering the recommendation of the Board with respect to the Company merger proposal, you should be aware that executive officers and directors of the Company may have certain interests in the merger that may be different from, or in addition to, the interests of the Company's stockholders generally. The Special Committee and the Board were aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be adopted by the stockholders of the Company. These interests include the possible receipt of the following types of payments and benefits that may be triggered or otherwise relate to the merger:

  •
  accelerated vesting of outstanding Company equity awards (including all restricted stock);

  •
  cash payments and related benefits under executive officer employment agreements; and

  •
  the provision of indemnification and insurance arrangements pursuant to the merger agreement.

        For further information with respect to the arrangements between the Company and its directors and executive officers, see the information included under "The Merger—Interests of Certain Persons in the Merger" beginning on page 71 and "Advisory Vote on Merger-Related Compensation for the Company's Named Executive Officers—Golden Parachute Compensation" beginning on page 106.

Material U.S. Federal Income Tax Consequences of the Merger (Page 75)

        The exchange of shares of our common stock for cash pursuant to the merger generally will be a taxable transaction to U.S. holders for U.S. federal income tax purposes. In general, a U.S. holder whose shares of our common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (i) the amount of cash received with respect to such shares (determined before the deduction of any applicable withholding taxes) and (ii) the U.S. holder's adjusted tax basis in such shares. A U.S. holder's adjusted tax basis will generally equal the price the U.S. holder paid for such shares. Such capital gain or loss will be long-term capital gain or loss; provided that the U.S. holder's holding period for such shares of common stock is more than 12 months at the effective time of the merger. Backup withholding may also apply to the cash payments made pursuant to the merger unless the U.S. holder or other payee provides a taxpayer identification number, certifies that such number is correct and otherwise complies with the backup withholding rules. You should read "The Merger—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 75 for a definition of "U.S. holder" and a more detailed discussion of the U.S. federal income tax consequences of the merger. You should also consult your tax advisor for a complete analysis of the effect of the merger on your federal, state and local and/or foreign taxes.

Regulatory Approvals (Page 77)

        Under the terms of the merger agreement, the merger cannot be completed until any waiting periods applicable to the consummation of the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the HSR Act, and Germany merger control provisions under Chapter VII of the Act against Restraint of Competition of 1958, as amended, which we refer to as the German Competition Merger Control Provisions, have expired or been terminated.

        On May 16, 2013, TowerBrook filed a merger notification with the German Federal Cartel Office pursuant to Sec. 39 Para. 1 GWB in respect of the German Competition Merger Control Provisions. Clearance was granted on June 6, 2013 for the parties to consummate the merger.

        On May 22, 2013, the Company and TowerBrook Investors III, L.P. each filed notification of the proposed merger with the Federal Trade Commission, which we refer to as the FTC, and the Department of Justice, which we refer to as the DOJ, under the HSR Act. The waiting period with respect to the notifications filed under the HSR Act was terminated by the FTC and the DOJ on June 3, 2013.

Litigation Relating to the Merger (Page 78)

        Between May 14, 2013 and May 16, 2013, three putative class action complaints were filed in the Superior Court of California, Los Angeles County (Ford v. True Religion Apparel, Inc., et al., Case No. BC508950 ("Ford Action"); Palkon v. True Religion Apparel, Inc., et al., Case No. BC509137; and Cupersmith v. True Religion Apparel, Inc., et al., Case No. BC509278) in connection with the proposed transaction (collectively, the "California Actions"). Between May 21, 2013 and May 28, 2013, two putative class action complaints were filed in Delaware Chancery Court (Hansen v. True Religion Apparel, Inc. et al., Case No. 8581 and Phillips v. Mark Maron et al., Case No. 8598) (collectively, the "Delaware Actions") in connection with the proposed transaction. Each complaint names as defendants the Company and the Board (collectively, "True Religion Defendants"), and TowerBrook Capital Partners, Parent, and Merger Sub (collectively, "TowerBrook Defendants," and collectively with True Religion Defendants, "Defendants"). The complaints generally allege that the Company's directors breached their fiduciary duties by engaging in a flawed sales process, by approving an inadequate price, and by agreeing to provisions that would allegedly preclude another interested buyer from making a financially superior proposal to acquire the Company. The complaints also allege that one or more of the Company, TowerBrook Capital Partners, Parent, and Merger Sub aided and abetted the alleged breaches of fiduciary duties by the directors. Among other things, Plaintiffs seek an injunction (to prevent consummation of the merger), damages, declaratory relief, and attorneys' fees. The Company believes these lawsuits are without merit.

        On May 23, 2013, Plaintiffs in the California Actions filed a motion to consolidate the California Actions and appoint interim co-lead class counsel in the consolidated action, to which True Religion Defendants filed their response on June 5, 2013.

        On June 5, 2013, True Religion Defendants filed in the California Actions a motion for an order to proceed in one jurisdiction, to dismiss or stay litigation in the other jurisdiction and to request that the courts confer to determine an appropriate, single forum. On June 5, 2013, TowerBrook Defendants joined in the motion. On June 5, 2013, Defendants filed the same motion in the Delaware Actions.

        On June 6, 2013, Plaintiff in the Ford Action filed a Second Amended Complaint, which added claims concerning the adequacy of certain disclosures in the Preliminary Proxy, and a Motion For Limited Expedited Discovery. The Company believes the claims are without merit.

        On June 7, 2013, the Delaware Chancery Court consolidated the Delaware Actions under the caption In Re True Religion Apparel, Inc. Shareholder Litigation, Consolidated C.A. No. 8598-VCG ("Consolidated Delaware Action").

        On June 13, 2013, Plaintiffs in the Consolidated Delaware Action filed a Verified Amended Complaint adding claims concerning the decision to take the Company private and the adequacy of certain disclosures in the Preliminary Proxy. The Company believes the claims are without merit.

        On June 14, 2013, Plaintiffs in the California Actions, the True Religion Defendants, and TowerBrook Capital Partners filed a Stipulation agreeing to, among other things, litigate the shareholder claims in the Consolidated Delaware Action and stay the California Actions pending entry of a final judgment in the Consolidated Delaware Action.

        On June 20, 2013, the court in the Consolidated Delaware Action entered a scheduling order providing for certain expedited discovery to be completed on or before June 28, 2013, the filing of Plaintiffs' motion for preliminary injunction by July 1, 2013, and a hearing on Plaintiffs' motion for preliminary injunction on July 10, 2013.

The Merger Agreement (Page 79)

Effects of the Merger (Page 79)

        If the conditions to the closing of the merger are either satisfied or, to the extent permitted, waived, Merger Sub will be merged with and into the Company with the Company surviving the merger as a wholly-owned subsidiary of Parent. Following the completion of the merger, our common stock will no longer be publicly traded, and stockholders (other than those executive officers of the Company, if any, who enter into rollover, contribution or certain other arrangements with Parent prior to the consummation of the merger) will cease to have any ownership interest in the Company.

Treatment of Common Stock, Restricted Stock and Restricted Stock Units (Page 81)

  •
  Common Stock.  At the effective time of the merger, each share of our common stock issued and outstanding immediately prior thereto (other than excluded shares) will be converted into the right to receive the per share merger consideration, without interest and less any applicable withholding taxes.

  •
  Restricted Stock.  Each outstanding share of Company restricted stock (which would include any restricted stock unit granted in respect of a share of our common stock) shall become fully vested immediately prior to the effective time of the merger. At the effective time of the merger, each such share will be cancelled and will only entitle the holder thereof to receive from the Company, in full settlement of such share of Company restricted stock, an amount in cash equal to the merger consideration, less any applicable withholding taxes.

Solicitation of Acquisition Proposals (Page 88)

        The merger agreement provides that from and after the date of the merger agreement until the effective time of the merger or the termination of the merger agreement, we, our subsidiaries and our representatives may not, directly or indirectly (i) solicit, initiate or knowingly facilitate or knowingly encourage any inquiries regarding, or the submission or announcement of any proposals or offers that constitute or would reasonably be expected to lead to, a takeover proposal, (ii) provide any non-public information concerning the Company or any of its subsidiaries to any person or group who would reasonably be expected to make any takeover proposal or otherwise in connection with, or for the purpose of encouraging or facilitating, any takeover proposal, (iii) engage in any discussions or negotiations regarding any takeover proposal, (iv) approve, support, enter into or adopt any contract providing for, recommend to any holders of our common stock, or propose to approve, support, enter into or adopt any contract providing for, or recommend to any holders of our common stock, any letter of intent or similar document, agreement, commitment, or agreement in principle with respect to any takeover proposal or (v) otherwise cooperate with or assist or participate in, or knowingly facilitate or knowingly encourage any such inquiries, proposals, offers, discussions or negotiations.

        However, at any time prior to the time our stockholders adopt the merger agreement, if (i) the Company receives an unsolicited, bona fide, written takeover proposal from any person that did not result from a breach of the restrictions on solicitation of takeover proposals and (ii) the Board determines in good faith, after consultation with the Company's financial advisor and outside counsel, that such takeover proposal constitutes or would reasonably be expected to lead to a superior proposal, then the Company is permitted to:

  •
  furnish information (including non-public information) with respect to the Company and its subsidiaries to the person making such takeover proposal pursuant to a confidentiality agreement containing certain terms and provided the Company withhold such portions of documents or information to the extent relating to any pricing or other matters that are highly sensitive or competitive in nature if the exchange of such information (or portions thereof) could reasonably be likely to be harmful to the operation of the Company in any material respect; and

  •
  engage in discussions and negotiations with the person making such takeover proposal regarding such takeover proposal.

See "The Merger Agreement—Solicitation of Acquisition Proposals" beginning on page 88.

Conditions to the Merger (Page 99)

        The respective obligations of the Company, Parent and Merger Sub to consummate the merger are subject to the satisfaction or waiver of certain customary conditions, including the adoption of the merger agreement by our stockholders, receipt of certain regulatory approvals, and the absence of any legal prohibitions. The respective obligations of Parent and Merger Sub to consummate the merger are also subject to the satisfaction or waiver of the following conditions: the Company having cash in U.S. dollars deposited in a U.S. bank that will be freely available to be used to pay the aggregate merger consideration immediately prior to the effective time of the merger of at least $190 million (net of unpaid Company transaction costs, certain of which Company transaction costs, may not exceed, in the aggregate, estimates provided to Parent by the Company); and certain customary conditions, including the accuracy of the representations and warranties in the merger agreement, the compliance of the Company with the covenants set forth in the merger agreement and no material adverse effect shall have occurred. See "The Merger Agreement—Conditions to the Merger" beginning on page 99.

Termination (Page 101)

        We and Parent may, by mutual written consent, terminate the merger agreement and abandon the merger at any time prior to the effective time of the merger, whether before or after the adoption of the merger agreement by our stockholders.

        The merger agreement may also be terminated and the merger abandoned at any time prior to the effective time of the merger as follows:

  •
  by either Parent or the Company, if:

  •
  any law or order by any governmental authority enjoining, restraining, preventing or prohibiting consummation of the merger or making the consummation of the merger illegal; provided that this termination right will not be available to any party if the failure to consummate the merger prior to the termination date was primarily due to the failure of such party to perform any of its obligations under the merger agreement;

  •
  the merger has not been consummated on or before November 10, 2013 (or, in certain circumstances, a subsequent date no later than November 22, 2013), which we refer to as the Walk-Away Date; provided that this termination right will not be available to (i) any party if the failure of the merger to be so consummated on or before the Walk-Away Date was primarily due to the failure of such party to perform any of its obligations under the merger agreement, other than the obligation to consummate the merger, and (ii) Parent if, at the such time, the Company is entitled to seek or obtain an injunction, specific performance or other equitable remedies enforcing Parent's obligation to cause the equity financing to be funded in accordance with the remedies provided for pursuant to of the merger agreement as described under "The Merger Agreement—Remedies" unless Parent has delivered the Company at least ten days' prior written notice that it may seek to terminate the merger agreement as a result of the failure to consummate by the Walk-Away Date, which we refer to as a Walk-Away Date termination event; or

    •
    the Special Meeting has been held and completed and our stockholders have not adopted the merger agreement at such meeting or any adjournment or postponement of such meeting, which we refer to as a stockholder non-approval termination event.

  •
  by the Company, if:

  •
  at any time prior to the adoption of the merger agreement by our stockholders, the Company enters into a definitive Company acquisition agreement providing for a superior proposal in accordance with the restrictions on solicitation of acquisitions proposals in the merger agreement as discussed under "The Merger Agreement—Solicitation of Acquisition Proposals" beginning on page 88, immediately following or simultaneously with termination pursuant to this termination right; provided that (x) simultaneously therewith the Company shall have paid or caused to be paid to Parent the termination fee of $29.219 million, which we refer to as the Termination Fee, discussed under "The Merger Agreement—Termination Fees" beginning on page 103 (and such termination of this Agreement by the Company shall not take effect unless and until the Termination Fee shall have been paid to Parent) and (y) the Company shall have complied with all of the other restrictions on solicitation of acquisitions proposals, which we refer to as an alternative takeover proposal termination event;

  •
  there has been a breach of a representation, warranty, covenant or agreement made by Parent or Merger Sub in the merger agreement or any such representation and warranty becomes untrue after the date of the merger agreement, which breach or failure to be true would give rise to the failure of the condition to the closing of the merger relating to the accuracy of the representations and warranties of Parent and Merger Sub or compliance by Parent and Merger Sub with their obligations under the merger agreement, and such breach or failure to be true cannot be cured by the Walk-Away Date, or if curable, is not cured within 30 calendar days after written notice is given by us to Parent; provided that this termination right will not be available to us if (x) the Company is then in breach of any of its representations, warranties, covenants or agreements hereunder such that the conditions to the closing of the merger relating to the accuracy of our representations and warranties or our compliance with our obligations under the merger agreement would not be satisfied or (y) the conditions to the closing of the merger relating to the absence of a Company material adverse effect would not be satisfied, which we refer to as a Parent breach termination event; or

  •
  the conditions to the obligations of Parent and Merger Sub to consummate the merger (other than those conditions that by their nature cannot be satisfied until the closing date of the merger but that are expected to be satisfied at the closing of the merger) have been satisfied (and remain satisfied) or waived or (ii) the Company has irrevocably confirmed by written notice to Parent following the end of the marketing period that the conditions to the Company's obligation to consummate the merger (other than those conditions that by their nature cannot be satisfied until the closing date of the merger but that are expected to be satisfied at the closing of the merger) have been satisfied (and remain satisfied), or the Company has confirmed by written notice to Parent following the end of the marketing period that Parent and Merger Sub may use to complete their financing of the merger that it is willing to waive any such unsatisfied conditions and that the Company stands, and will stand, ready, willing and able to consummate the merger, and Parent and Merger Sub fail to consummate the transactions contemplated by the merger agreement within five business days following the date on which the closing of the merger should have occurred under the merger agreement and we stood ready, willing and able to consummate the merger through the end of such period, which we refer to as a failure to close termination event.

  •
  by Parent, if:

  •
  at any time prior to the adoption of the merger agreement by our stockholders, (i) the Board makes a Change in Recommendation (as described under "The Merger Agreement—Solicitation of Acquisition Proposals" beginning on page 88), (ii) the Company shall have breached in any material respect its obligations described under "The Merger Agreement—Solicitation of Acquisition Proposals" beginning on page 88 or (iii) following the public disclosure or announcement of a takeover proposal (A) except in the case of a tender offer or exchange offer, the Board fails to reconfirm publicly its recommendation to our stockholders to adopt the merger agreement, which we refer to as the Company Recommendation, within five business days after receiving a written request from Parent therefor or (B) if a tender offer or exchange offer for our common stock is commenced and no later than the tenth day following commencement of such tender offer the Company shall not have publicly announced its recommendation that stockholders reject such tender offer or exchange offer; provided that this termination right will not be available to Parent if Parent or Merger Sub is then in breach of any of its respective representations, warranties, covenants or agreements under the merger agreement such that the conditions to the closing of the merger relating to the accuracy of Parent's and Merger Sub's representations and warranties or Parent's and Merger Sub's compliance with Parent's and Merger Sub's obligations under the merger agreement, which we refer to as a Change in Recommendation termination event; or

  •
  there has been a breach of a representation, warranty, covenant or agreement made by the Company in the merger agreement or any such representation and warranty becomes untrue after the date of the merger agreement, which breach or failure to be true would give rise to the failure of the condition to the closing of the merger relating to the accuracy of the representations and warranties of the Company or compliance by the Company with its obligations under the merger agreement, and such breach or failure to be true cannot be cured prior to the Walk-Away Date, or if curable, is not cured within 30 calendar days after written notice is given by Parent to us provided that this termination right will not be available to Parent if (x) Parent or Merger Sub is then in breach of any of its representations, warranties, covenants or agreements hereunder such that the conditions to the closing of the merger relating to the accuracy of Parent's and Merger Sub's representations and warranties or Parent's and Merger Sub's compliance with Parent's and Merger Sub's obligations under the merger agreement would not be satisfied, which we refer to as a Company breach termination event.

Termination Fees (Page 103)

        We are required to pay Parent the Termination Fee of $29.219 million if:

  •
  each of the following three events occurs:

  •
  a takeover proposal shall have been made known to the Company, publicly disclosed or made publicly known or made directly to the Company's stockholders or the intention (whether or not conditional) of any person to make a takeover proposal shall have been made known to the Company, publicly disclosed or made publicly known or made directly to the Company stockholders;

  •
  thereafter, the merger agreement is terminated pursuant to a Walk-Away Date termination event, a stockholder non-approval termination event or a Company breach termination event; and

    •
    within 12 months after such termination, we consummate a takeover proposal or we enter into a definitive agreement with respect to a takeover proposal and such takeover proposal is subsequently consummated, provided that for purposes of the foregoing, the references to "20%" in the definition of takeover proposal, as described under "The Merger Agreement—Solicitation of Acquisition Proposals" beginning on page 88, shall be deemed to be references to "50.1%";

  •
  the merger agreement is terminated by Parent pursuant to a Change in Recommendation termination event, or is terminated by Parent or the Company for any reason other than a failure to close termination event at a time when Parent has the right to terminate the merger agreement pursuant to a Change in Recommendation termination event; or

  •
  the merger agreement is terminated by the Company due to an alternative takeover proposal termination event.

        We must reimburse Parent for its and its affiliates' out of pocket expenses in connection with the merger agreement and the transactions contemplated thereby up to an amount equal to $5 million if:

  •
  the merger agreement is terminated by either Parent or the Company due to our stockholders not having adopted the merger agreement; or

  •
  the merger agreement is terminated by Parent due to a Company breach termination event.

        Any out of pocket expenses so reimbursed to Parent by the Company will be netted against the amount of the Termination Fee payable by the Company in the event of a subsequent payment of a Termination Fee to Parent.

        Parent must pay us the Reverse Termination Fee of $58,439,000, if the merger agreement is terminated by the Company pursuant to a failure to close termination event or if Parent terminates the merger agreement pursuant to a Walk-Away Date termination event and at the time of termination the Company has the right to terminate the merger agreement pursuant to a failure to close termination event.

        TowerBrook has guaranteed the obligation of Parent to pay the Reverse Termination Fee, among other things, pursuant to the limited guarantee.

Remedies (Page 104)

        Our receipt of the Reverse Termination Fee and certain indemnification and expense reimbursement from Parent will, subject to certain specific performance rights described below, be our sole and exclusive remedy against Parent, Merger Sub, the debt financing parties or any of their respective affiliates and any of their respective representatives, members, controlling persons or holders of any of their equity interests or securities for any loss suffered as a result of any breach of any covenant or agreement in the merger agreement or the failure of the merger to be consummated.

        The maximum aggregate liability of Parent and Merger Sub for monetary damages or otherwise in connection with the merger agreement, the equity commitment letter and the transactions contemplated by the merger agreement shall be limited to $58,439,000 plus the amount of any reimbursement of the Company's expenses, in connection with cooperation provided with respect to the arrangement or consummation of the financing, up to $2,500,000 as described under "The Merger Agreement—Company Cooperation with the Financing" beginning on page 95.

        The parties are entitled to seek an injunction, specific performance and other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms of the merger agreement in addition to any other remedy to which they are entitled at law or in equity. However, the

Company is only entitled to seek specific performance of Parent's obligation to cause the equity financing to be funded to fund the merger under the circumstances described in "The Merger—Financing of the Merger—Equity Commitment" beginning on page 68. Under no circumstances will the Company be entitled to receive both a grant of specific performance to cause the funding of the equity financing or the merger to be consummated and to receive payment of the Reverse Termination Fee.

Market Price of Common Stock and Dividend Information (Page 108)

        The closing price of our common stock on the Nasdaq Stock Market, Inc., or NASDAQ, on May 9, 2013, the last trading day prior to the public announcement of the execution of the merger agreement, was $29.44 per share of common stock. On June 26, 2013, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for our common stock on the Nasdaq was $31.55 per share of common stock. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares of common stock.

        We declared a cash dividend of $0.20 per share of our common stock in May, August, November and December 2012. The terms of the merger agreement provide that, from the date of the merger agreement until the effective time of the merger, we may not declare, authorize, set aside for payment or pay any dividend on shares of our common stock without the consent of Parent. Accordingly, the Board did not declare a regular dividend for the first quarter 2013 and does not intend to declare any dividends during the pendency of the merger agreement.

Appraisal Rights (Page 110)

        Stockholders are entitled to appraisal rights under the General Corporation Law of the State of Delaware, which we refer to as the DGCL, in connection with the merger. This means that you are entitled to have the fair value of your shares of our common stock determined by the Delaware Court of Chancery and to receive payment based on that valuation in lieu of the merger consideration if you follow exactly the procedures specified under the DGCL. The ultimate amount you receive in an appraisal proceeding may be less than, equal to or more than the amount you would have received under the merger agreement.

        To exercise your appraisal rights, you must submit a written demand for appraisal to the Company before the vote is taken on the merger agreement and you must not vote (either in person or by proxy) in favor of the proposal to adopt the merger agreement. Your failure to follow exactly the procedures specified under the DGCL may result in the loss of your appraisal rights. See "Appraisal Rights" beginning on page 110 and the text of the Delaware appraisal rights statute reproduced in its entirety as Annex B to this proxy statement. If you hold your shares of our common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by your bank, brokerage firm or other nominee. In view of the complexity of the DGCL, stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors promptly.

Delisting and Deregistration of Common Stock (Page 114)

        If the merger is completed, our common stock will be delisted from the NASDAQ and deregistered under the Exchange Act and we will no longer file periodic reports with the Securities and Exchange Commission, or the SEC, on account of our common stock.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following questions and answers are intended to address briefly some commonly asked questions regarding the merger, the merger agreement, and the Special Meeting. These questions and answers may not address all questions that may be important to you as a Company stockholder. Please refer to the "Summary" beginning on page 1 and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement, which you should read carefully and in their entirety. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under "Where You Can Find More Information" beginning on page 114.

Q.
Why am I receiving this proxy statement and proxy card or voting instruction form?

A.
On May 10, 2013, we entered into the merger agreement providing for the merger of Merger Sub with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent. You are receiving this proxy statement in connection with the solicitation of proxies by the Board in favor of the proposal to adopt the merger agreement and the other matters to be voted on at the special meeting.

Q.
When and where is the Special Meeting?

A.
The Special Meeting of stockholders of the Company will be held at 2263 E. Vernon Avenue, Vernon, California 90058, at 10:00 a.m., local time, on July 29, 2013.

Q.
What am I being asked to vote on at the Special Meeting?

A.
You are being asked to consider and vote on a proposal to adopt the merger agreement that provides for the acquisition of the Company by Parent, to approve the proposal to adopt the merger agreement, to approve a proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company's named executive officers in connection with the merger and to approve a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting.

Q.
Who can attend and vote at the special meeting?

A.
All stockholders of record as of the close of business on June 27, 2013, the record date for the Special Meeting, are entitled to receive notice of and to attend and vote at the Special Meeting, or any adjournment or postponement thereof. If you are a stockholder of record, please be prepared to provide proper identification, such as a driver's license or passport. If you wish to attend the Special Meeting and your shares of our common stock are held in "street name" by your bank, broker, or other nominee, you will need to provide proof of ownership, such as a recent account statement or letter from your bank, broker or other nominee, along with proper identification.

Q.
What is a quorum?

A.
In order for any matter to be considered at the Special Meeting, there must be a quorum present. The presence, in person or represented by proxy, of the holders of a majority of the shares of our common stock outstanding and entitled to vote on such matters as of the record date for the meeting will constitute a quorum. Shares of our common stock represented by proxies reflecting abstentions and properly executed broker non-votes (if any) will be counted as present and entitled to vote for purposes of determining a quorum. If a quorum is not present, the stockholders entitled to vote at the meeting who are present or represented by proxy may adjourn the meeting until a quorum is present.

Q.
What is the proposed merger transaction and what effects will it have on the Company?

A.
The proposed transaction is the acquisition of the Company by Parent pursuant to the merger agreement. If the proposal to adopt the merger agreement is approved by our stockholders and the other closing conditions under the merger agreement have been satisfied or waived, Merger Sub will merge with and into the Company, with the Company being the surviving corporation. As a result of the merger, the Company will become a subsidiary of Parent and will no longer be a publicly held corporation, and you, as a holder of our common stock, will no longer have any interest in our future earnings or growth. In addition, following the merger, our common stock will be delisted from the NASDAQ and deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC on account of our common stock.

Q.
What will I receive if the merger is completed?

A.
Upon completion of the merger, you will be entitled to receive the merger consideration of $32.00 per share in cash, without interest, less any applicable withholding taxes, for each share of our common stock that you own, unless you have properly exercised and not withdrawn your appraisal rights under the DGCL with respect to such shares. For example, if you own 100 shares of our common stock, you will receive $3,200.00 in cash in exchange for your shares of our common stock, less any applicable withholding taxes. You will not own any shares of the capital stock in the surviving corporation. Please do NOT return your stock certificate(s) with your proxy.

Q.
How does the merger consideration compare to the market price of our common stock prior to announcement of the merger?

A.
The merger consideration represents a premium of approximately 52.3% to the closing price of our common stock on October 9, 2012, the date prior to the announcement that our Board had formed the Special Committee conduct a review of strategic alternatives, a premium of approximately 16.4% to the one month volume weighted average trading price of our common stock prior to May 10, 2013, the date of the public announcement of the execution of the merger agreement, and a premium of approximately 8.7% to the closing price of our common stock on May 9, 2013, the last trading day prior to the public announcement of the execution of the merger agreement.

Q.
How does the Board recommend that I vote?

A.
The Board recommends that you vote "FOR" approval of the proposal to adopt the merger agreement, "FOR" approval of the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company's named executive officers in connection with the merger and "FOR" approval of the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies.

Q.
When do you expect the merger to be completed?

A.
We are working towards completing the merger as soon as possible. In order to complete the merger, the Company must obtain the stockholder approval described in this proxy statement and the other closing conditions under the merger agreement must be satisfied or waived. In addition, Parent and Merger Sub are not obligated to complete the merger until the expiration of a twenty, or in certain circumstances fifteen, consecutive business day "marketing period" that they may use to complete their financing for the merger. The marketing period will begin after we have obtained the Company's stockholders' approval and satisfied other specified conditions under the merger agreement. If the marketing period would not end on or before August 16, 2013, however, then the marketing period will commence no earlier than September 3, 2013. See "The Merger Agreement—Marketing Period" beginning on page 80. The Company currently expects to complete the merger during the third quarter of the Company's current fiscal year. The Company, however, cannot assure completion of the merger by any particular date, if at all. Because consummation of the merger is subject to a number of conditions and the marketing period, the exact timing of the merger cannot be determined at this time.

Q.
What happens if the merger is not completed?

A.
If the merger agreement is not adopted by the stockholders of the Company or if the merger is not completed for any other reason, the stockholders of the Company will not receive any payment for their shares of our common stock in connection with the merger. Instead, the Company will remain an independent public company and our common stock will continue to be listed and traded on the NASDAQ. Under specified circumstances, the Company may be required to pay to Parent a fee with respect to the termination of the merger agreement, or to reimburse Parent and its affiliates for certain reasonable and documented out-of-pocket fees and expenses, or be entitled to receive from Parent a fee with respect to the termination of the merger agreement or receive reimbursement from Parent for all reasonable and documented out-of-pocket fees and expenses incurred by the Company and its subsidiaries in connection with the Company's compliance with certain covenants set forth in the merger agreement in furtherance of the merger, as described under "The Merger Agreement—Company Cooperation with Financing" beginning on page 95 and "The Merger Agreement—Termination Fees" beginning on page 103.

Q.
Is the merger expected to be taxable to me?

A.
If you are a U.S. holder, the receipt of cash for your shares of our common stock pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. See "The Merger—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 75. You should consult your own tax advisors regarding the particular tax consequences to you of the exchange of shares of our common stock for cash pursuant to the merger in light of your particular circumstances (including the application and effect of any state, local or foreign income and other tax laws).

Q.
What vote is required for the Company's stockholders to approve the proposal to adopt the merger agreement?

A.
The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote thereon. Because the affirmative vote required to approve the proposal to adopt the merger agreement is based upon the total number of outstanding shares of our common stock present in person or represented by proxy, if you fail to submit a proxy or vote in person at the Special Meeting, or abstain, or you do not provide your bank, brokerage firm or other nominee with instructions, as applicable, this will have the same effect as a vote "AGAINST" approval of the proposal to adopt the merger agreement.

Q.
What vote of our stockholders is required to approve the other proposals submitted to the stockholders at the Special Meeting?

A.
Approval of the other proposals to be submitted to the stockholders at the Special Meeting requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote on the matter at the Special Meeting. Abstaining will have the same effect as a vote "AGAINST" approval of a proposal. If you fail to submit a proxy or to vote in person at the Special Meeting or if your shares of our common stock are held through a bank, brokerage firm or other nominee and you do not instruct your bank, brokerage firm or other nominee to vote your shares of our common stock, your shares of our common stock will not be voted, but this will not have an effect on the proposal to adjourn the Special Meeting.

Q.
Why am I being asked to consider and vote on a proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company's named executive officers in connection with the merger?

A.
Under SEC rules, we are required to seek a non-binding, advisory vote with respect to the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger. This compensation is referred to as "golden parachute" compensation.

Q.
What will happen if the Company's stockholders do not approve the golden parachute compensation?

A.
Approval of the compensation that may be paid or become payable to the Company's named executive officers that is based on or otherwise relates to the merger is not a condition to completion of the merger. The vote is an advisory vote and will not be binding on the Company or the surviving corporation in the merger. Therefore, if the merger agreement is adopted by the Company's stockholders and the merger is completed, this compensation, including amounts that the Company is contractually obligated to pay, could still be payable regardless of the outcome of the advisory vote.

Q.
If my shares of common stock are held in "street name" by my bank, brokerage firm or other nominee, will my bank, brokerage firm or other nominee vote my shares of common stock for me?

A.
Your bank, brokerage firm or other nominee will only be permitted to vote your shares of our common stock if you instruct your bank, brokerage firm or other nominee how to vote. You should follow the procedures provided by your bank, brokerage firm or other nominee regarding the voting of your shares of our common stock. Under the rules of the NASDAQ, banks, brokerage firms or other nominees who hold shares in street name for customers have the authority to vote on "routine" proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms and other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters, such as the proposal to adopt the merger agreement, and, as a result, absent specific instructions from the beneficial owner of such shares of our common stock, banks, brokerage firms or other nominees are not empowered to vote those shares of our common stock on non-routine matters. If you do not instruct your bank, brokerage firm or other nominee to vote your shares of our common stock, your shares of our common stock will not be voted, which we refer to as broker non-votes, and the effect will be the same as a vote "AGAINST" approval of the proposal to adopt the merger agreement, and your shares of our common stock will not have an effect on the proposal to adjourn the Special Meeting or on the proposal to approve the merger-related executive compensation.

Q.
How do I vote?

A.
Stockholder of Record. If you are a stockholder of record, you may have your shares of our common stock voted on matters presented at the Special Meeting in any of the following ways:

•
by proxy by telephone;

•
by proxy by Internet;

•
by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope; or

•
in person—you may attend the Special Meeting and cast your vote there.

  Beneficial Owner.    If you are a beneficial owner, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you. Please note that if you are a beneficial owner and wish to vote in person at the Special Meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee at the Special Meeting.

Q.
How can I change or revoke my vote?

A.
You have the right to revoke a proxy before it is voted by submitting a new proxy card with a later date. Record holders may also revoke their proxy by voting in person at the Special Meeting or by notifying the Company's Secretary in writing at: True Religion Apparel, Inc., Attention: Secretary, 2263 E. Vernon Avenue, Vernon, California 90058.

Q.
What happens when a proxy card is not returned by a stockholder and such stockholder does not attend or vote in person at the Special Meeting?

A.
If a stockholder of record fails to submit a proxy card by mail, phone or Internet return and such stockholder does not attend or vote in person at the Special Meeting, such shares of our common stock held by such person will not be counted for purposes of determining whether a quorum is present and will have the same effect as a vote "AGAINST" the proposal to adopt the Merger.

Q.
What do I do if I receive more than one proxy or set of voting instructions?

A.
If you hold shares of our common stock in "street name" and also directly as a record holder or otherwise, you may receive more than one proxy and/or set of voting instructions relating to the Special Meeting. Please vote each proxy or voting instruction card in accordance with the instructions provided in this proxy statement in order to ensure that all of your shares of our common stock are voted.

Q.
What happens if I sell my shares of common stock before the Special Meeting?

A.
The record date for stockholders entitled to vote at the Special Meeting is earlier than both the date of the Special Meeting and the consummation of the merger. If you transfer your shares of our common stock after the record date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your shares and each of you notifies the Company in writing of such special arrangements, you will retain your right to vote such shares at the Special Meeting but will transfer the right to receive the merger consideration to the person to whom you transfer your shares.

Q.
What happens if I sell my shares of common stock after the Special Meeting but before the effective time of the merger?

A.
If you transfer your shares after the Special Meeting but before the effective time of the merger, you will have transferred the right to receive the merger consideration to the person to whom you transfer your shares. In order to receive the merger consideration, you must hold your shares of our common stock through completion of the merger.

Q.
Who will solicit and pay the cost of soliciting proxies?

A.
The Company has engaged MacKenzie Partners, Inc., which we refer to as MacKenzie Partners, to assist in the solicitation of proxies for the Special Meeting. The Company estimates that it will pay MacKenzie Partners a fee of $75,000 and telephone charges. The Company has agreed to reimburse MacKenzie Partners for, pay directly, or, where requested in special situations, advance sufficient funds to MacKenzie Partners for the payment of, certain fees and expenses and will also indemnify MacKenzie Partners, its subsidiaries and their respective directors, officers, employees and agents against certain claims, liabilities, losses, damages and expenses. The Company may also reimburse banks, brokers or their agents for their expenses in forwarding proxy materials to beneficial owners of our common stock. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q.
What do I need to do now?

A.
Even if you plan to attend the Special Meeting, after carefully reading and considering the information contained in this proxy statement, please vote promptly to ensure that your shares are represented at the Special Meeting. If you hold your shares of our common stock in your own name as the stockholder of record, you may submit a proxy to have your shares of our common stock voted at the Special Meeting by completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope. If you are a beneficial owner, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you.

Q.
Should I send in my stock certificates now?

A.
No. If the proposal to adopt the merger agreement is approved, you will be sent a letter of transmittal promptly, and in any event within three days, after the completion of the merger, describing how you may exchange your shares of our common stock for the merger consideration. If your shares of our common stock are held in "street name" through a bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or other nominee as to how to effect the surrender of your "street name" shares of our common stock in exchange for the merger consideration. Please do NOT return your stock certificate(s) with your proxy.

Q.
Who can help answer any other questions I might have?

A.
If you have additional questions about the merger, need assistance in submitting your proxy or voting your shares of our common stock, or need additional copies of the proxy statement or the enclosed proxy card, please contact Mackenzie Partners, our proxy solicitor, by calling toll-free at 1-800-322-2885. Brokers, banks and other nominees may call collect at (212) 929-5500.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement, and the documents to which we refer you in this proxy statement, as well as oral statements made or to be made by us, contain assumptions, expectations, projections, intentions or beliefs about future events that are intended as "forward-looking statements". Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Risks, uncertainties and assumptions include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (3) the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement; (4) risks related to disruption of management's attention from the Company's ongoing business operations due to the transaction; and (5) the effect of the announcement of the proposed merger on the Company's relationships with its customers, suppliers, operating results and business generally.

        Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent the Company's views as of the date on which such statements were made. The Company anticipates that subsequent events and developments will cause its views to change. However, although the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date hereof. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012 under the heading "Item 1A—Risk Factors," and in subsequent reports on Forms 10-Q and 8-K filed with the SEC by the Company.

 PARTIES TO THE MERGER

The Company

True Religion Apparel, Inc.
2263 E. Vernon Avenue
Vernon, California 90058
(323) 266-3072

        The Company designs, markets, sells and distributes premium fashion apparel, centered on our core denim products using the brand name "True Religion Brand Jeans." Our products include jeans, pants, woven and knit tops and outerwear made from denim, fleece, jersey and other fabrics. We are known for our unique fits, washes and styling details. Our products are distributed through multiple wholesale and retail segments on six continents, including North America, Europe, Asia, Australia, Africa and South America.

        For more information about the Company, please visit the Investor Relations page on our website at www.truereligionbrandjeans.com. Our website address is provided as an inactive textual reference only. The information contained on our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the SEC. See also "Where You Can Find More Information" beginning on page 114.

        The Company's common stock is listed on NASDAQ under the symbol "TRLG".

Parent

TRLG Holdings, LLC
Park Avenue Tower
65 East 55th Street
New York, New York 10022
(212) 699-2200

        Parent is a Delaware limited liability company that was formed by TowerBrook Capital Partners solely for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement and has not engaged in any business except for activities incidental to its formation and as contemplated by the merger agreement. Parent is controlled by investment funds advised by TowerBrook Capital Partners. TowerBrook Capital Partners is an investment management company with more than $8 billion under management. The firm is based in Europe and the United States and focuses its investments in European and North American companies.

Merger Sub

TRLG Merger Sub, Inc.
Park Avenue Tower
65 East 55th Street
New York, New York 10022
(212) 699-2200

        Merger Sub is a Delaware corporation that was formed by Parent solely for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement. Merger Sub is an indirect wholly owned subsidiary of Parent and has not engaged in any business except for activities incidental to its formation and as contemplated by the merger agreement. Upon the completion of the merger, Merger Sub will cease to exist and the Company will continue as the surviving corporation.

 THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

        This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Board for use at the Special Meeting to be held on July 29, 2013, at 2263 E. Vernon Avenue, Vernon, California 90058, beginning at 10:00 a.m. local time, or at any postponement or adjournment thereof. At the Special Meeting, holders of our common stock will be asked (i) to approve the proposal to adopt the merger agreement, (ii) to approve the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company's named executive officers in connection with the merger, and (iii) to approve the proposal to adjourn the Special Meeting, if necessary or appropriate, for the purpose of soliciting additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the merger agreement.

        Our stockholders must approve the proposal to adopt the merger agreement in order for the merger to occur. If our stockholders fail to approve the proposal to adopt the merger agreement, the merger will not occur. A copy of the merger agreement is attached as Annex A to this proxy statement, which we encourage you to read carefully and in its entirety.

Record Date and Quorum

        We have fixed the close of business on June 27, 2013 as the record date for the Special Meeting, and only holders of record of our common stock on the record date are entitled to vote at the Special Meeting. You are entitled to receive notice of, and to vote at, the Special Meeting if you owned shares of our common stock at the close of business on the record date. On the record date, there are 25,754,218 shares of our common stock outstanding and entitled to vote held by 59 holders of record. You will have one vote on all matters properly coming before the Special Meeting for each share of our common stock that you owned on the record date.

        A majority of the shares of our common stock outstanding at the close of business on the record date and entitled to vote, present in person or represented by proxy, at the Special Meeting constitutes a quorum for the purposes of the Special Meeting. Shares of our common stock represented at the Special Meeting but not voted, including shares of our common stock for which a stockholder directs an "abstention" from voting, will be counted for purposes of establishing a quorum. Broker non-votes will also be counted for purposes of establishing a quorum. A quorum is necessary to transact business at the Special Meeting. Once a share of our common stock is represented at the Special Meeting, it will be counted for the purpose of determining a quorum at the Special Meeting and any adjournment of the Special Meeting. However, if a new record date is set for the adjourned Special Meeting, then a new quorum will have to be established. In the event that a quorum is not present at the Special Meeting, it is expected that the Special Meeting will be adjourned.

Attendance

        Only stockholders of record, their duly authorized proxy holders, beneficial stockholders with proof of ownership and our guests may attend the Special Meeting. To gain admittance, please bring to the Special Meeting proof of your beneficial ownership of our common stock. Acceptable proof could include an account statement showing that you owned shares of our common stock on the record date, June 27, 2013. If you are the representative of a corporate or institutional stockholder, you must present valid photo identification along with proof that you are the representative of such stockholder. Please note that cameras, recording devices and other electronic devices will not be permitted at the Special Meeting.

 Vote Required

        Approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote thereon. For the proposal to adopt the merger agreement, you may vote "FOR", "AGAINST" or "ABSTAIN". Abstentions will not be counted as votes cast in favor of the proposal to adopt the merger agreement, but will count for the purpose of determining whether a quorum is present. If you fail to submit a proxy or to vote in person at the Special Meeting, or abstain, it will have the same effect as a vote "AGAINST" approval of the proposal to adopt the merger agreement.

        If your shares of our common stock are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares of our common stock, the "stockholder of record". This proxy statement and proxy card have been sent directly to you by the Company.

        If your shares of our common stock are held through a bank, brokerage firm or other nominee, you are considered the "beneficial owner" of shares of our common stock held in street name. In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of our common stock, the stockholder of record. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee how to vote your shares by following their instructions for voting.

        Under the rules of NASDAQ, banks, brokerage firms or other nominees who hold shares in street name for customers have the authority to vote on "routine" proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms and other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters such as the proposal to adopt the merger agreement and, as a result, absent specific instructions from the beneficial owner of such shares of our common stock, banks, brokerage firms or other nominees are not empowered to vote those shares of our common stock on non-routine matters. These broker non-votes will be counted for purposes of determining a quorum, and will have the same effect as a vote "AGAINST" approval of the proposal to adopt the merger agreement.

        The proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote on the matter at the Special Meeting, whether or not a quorum is present. For the proposal to adjourn the Special Meeting, if necessary or appropriate, you may vote "FOR", "AGAINST" or "ABSTAIN". For purposes of this proposal, if your shares of our common stock are present at the Special Meeting but are not voted on this proposal, or if you have given a proxy and abstained on this proposal, this will have the same effect as if you voted "AGAINST" approval of the proposal. If you fail to submit a proxy, attend in person the Special Meeting, or there are broker non-votes on the issue, as applicable, the shares of our common stock held by you or your broker will not be counted in respect of, and will not have an effect on, the proposal to adjourn the Special Meeting.

        The proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company's named executive officers in connection with the merger requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote on the matter at the Special Meeting, whether or not a quorum is present. For the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company's named executive officers in connection with the merger, you may vote "FOR", "AGAINST" or "ABSTAIN". For purposes of this proposal, if your shares of our common stock are present at the Special Meeting but are not voted on this proposal, or if you have given a proxy and abstained on this proposal, this will have the same effect as if you voted "AGAINST" approval of the proposal. If you fail to submit a proxy, attend in person the Special Meeting, or there are broker non-votes on the issue, as applicable, the shares of our common stock held by you or your broker will not be counted in respect of, and will not have an effect on, the proposal to approve the merger-related executive compensation.

        If you are a stockholder of record, you may have your shares of our common stock voted on matters presented at the Special Meeting in any of the following ways:

  •
  by proxy—stockholders of record have a choice of voting by proxy;

  •
  by telephone or over the Internet, by accessing the telephone number or website specified on the enclosed proxy card. The control number provided on your proxy card is designed to verify your identity when voting by telephone or by Internet. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible;

  •
  by signing, dating, and returning the enclosed proxy card in the accompanying prepaid reply envelope; or

  •
  in person—you may attend the Special Meeting and cast your vote there.

        If you are a beneficial owner, you will receive instructions from your bank, brokerage firm or other nominee that you must follow in order to have your shares of our common stock voted. Those instructions will identify which of the above choices are available to you in order to have your shares voted. Please note that if you are a beneficial owner and wish to vote in person at the Special Meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee at the Special Meeting.

        Please refer to the instructions on your proxy or voting instruction card to determine the deadlines for voting over the Internet or by telephone. If you choose to submit a proxy by mailing a proxy card, your proxy card should be mailed in the accompanying prepaid reply envelope, and your proxy card must be filed with our Secretary by the time the Special Meeting begins. Please do not send in your stock certificates with your proxy card. When the merger is completed, a separate letter of transmittal will be mailed to you that will enable you to receive the merger consideration in exchange for your stock certificates.

        If you vote by proxy, regardless of the method you choose to vote, the individuals named on the enclosed proxy card, and each of them, with full power of substitution, will vote your shares of our common stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of our common stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

        If you properly sign your proxy card but do not mark the boxes showing how your shares of our common stock should be voted on a matter, the shares of our common stock represented by your properly signed proxy will be voted "FOR" approval of the proposal to adopt the merger agreement, "FOR" approval of the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies and "FOR" approval of the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company's named executive officers in connection with the merger.

        If you have any questions or need assistance voting your shares, please contact MacKenzie Partners, our proxy solicitor, by calling toll-free at 1-800-322-2885. Brokers, banks and other nominees may call collect at (212) 922-5500.

        IT IS IMPORTANT THAT YOU VOTE YOUR SHARES OF OUR COMMON STOCK AT THE MEETING PROMPTLY. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL

MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE. STOCKHOLDERS WHO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXIES BY VOTING IN PERSON.

        As of June 27, 2013, the record date, the directors and executive officers of the Company beneficially owned and were entitled to vote, in the aggregate, 644,762 shares of our common stock, representing approximately 2.50 percent of the outstanding shares of our common stock. The directors and officers have informed the Company that they currently intend to vote all such shares of our common stock "FOR" approval of the proposal to adopt the merger agreement, "FOR" approval of the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies and "FOR" approval of the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company's named executive officers in connection with the merger. The Board recommends that you vote "FOR" approval of the proposal to adopt the merger agreement, "FOR" approval of the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies and "FOR" approval of the proposal to approve, by a non-binding advisory vote, certain compensation arrangements for the Company's named executive officers in connection with the merger.

Adjournments

        Although it is not currently expected, the Special Meeting may be adjourned for the purpose of soliciting additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the merger agreement or if a quorum is not present at the Special Meeting. An adjournment generally may be made with the affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote on the matter at the Special Meeting. Any adjournment of the Special Meeting for the purpose of soliciting additional proxies will allow the Company's stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned.

Proxies and Revocation

        Any stockholder of record entitled to vote at the Special Meeting may submit a proxy by telephone, over the Internet, by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person by appearing at the Special Meeting. If your shares of our common stock are held in "street name" through a bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of our common stock using the instructions provided by your bank, brokerage firm or other nominee. If you fail to submit a proxy or to vote in person at the Special Meeting, or do not provide your bank, brokerage firm or other nominee with instructions, as applicable, your shares of our common stock will not be voted on the proposal to adopt the merger agreement, which will have the same effect as a vote "AGAINST" approval of the proposal to adopt the merger agreement, and your shares of our common stock will not have an effect on the proposal to adjourn the Special Meeting or on the proposal to approve by non-binding, advisory vote, certain compensation arrangements for the Company's named executive officers in connection with the merger.

        You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by voting again at a later date through any of the methods available to you, by giving written notice of revocation to our Secretary, which must be filed with the Secretary by the time the Special Meeting begins, or by attending the Special Meeting and voting in person. Written notice of revocation should be mailed to: True Religion Apparel, Inc., Attention: Secretary, 2263 E. Vernon Avenue, Vernon, California 90058.

 Anticipated Date of Completion of the Merger

        We are working towards completing the merger as soon as possible. In order to complete the merger, the Company must obtain the stockholder approval described in this proxy statement and the other closing conditions under the merger agreement must be satisfied or waived. In addition, Parent and Merger Sub are not obligated to complete the merger until the expiration of a twenty (or, in certain circumstances, fifteen) consecutive business day "marketing period" that they may use to complete their financing for the merger. The marketing period will begin after we have obtained the Company's stockholders' approval and satisfied other specified conditions under the merger agreement. If the marketing period would not end on or before August 16, 2013, however, then the marketing period will commence no earlier than September 3, 2013. See "The Merger Agreement—Marketing Period" beginning on page 80. The Company currently expects to complete the merger during the third quarter of the Company's current fiscal year. The Company, however, cannot assure completion of the merger by any particular date, if at all. Because consummation of the merger is subject to a number of conditions and the marketing period, the exact timing of the merger cannot be determined at this time.

Rights of Stockholders Who Seek Appraisal

        Stockholders are entitled to appraisal rights under the DGCL in connection with the merger. This means that you are entitled to have the fair value of your shares of our common stock determined by the Delaware Court of Chancery and to receive payment based on that valuation in lieu of the merger consideration if you follow exactly the procedures specified under the DGCL. The ultimate amount you receive in an appraisal proceeding may be less than, equal to or more than the amount you would have received under the merger agreement.

        To exercise your appraisal rights, you must submit a written demand for appraisal to the Company before the vote is taken on the merger agreement and you must not vote (either in person or by proxy) in favor of the proposal to adopt the merger agreement. Your failure to follow exactly the procedures specified under the DGCL may result in the loss of your appraisal rights. See "Appraisal Rights" beginning on page 110 and the text of the Delaware appraisal rights statute reproduced in its entirety as Annex B to this proxy statement. If you hold your shares of our common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by your bank, brokerage firm or other nominee. In view of the complexity of the DGCL, stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors promptly.

Solicitation of Proxies; Payment of Solicitation Expenses

        The Company has engaged MacKenzie Partners to assist in the solicitation of proxies for the Special Meeting. The Company estimates that it will pay MacKenzie Partners a fee of $75,000 and its reasonable out of pocket expenses. The Company has agreed to indemnify MacKenzie Partners and its employees against certain losses, claims, damages, liabilities and expenses. The Company may also reimburse banks, brokers or their agents for their expenses in forwarding proxy materials to beneficial owners of our common stock. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Questions and Additional Information

        If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact MacKenzie Partners, our proxy solicitor, by calling toll-free at 1-800-322-2885. Brokers, banks and other nominees may call collect at (212) 929-5500.

THE MERGER

        This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A. You should read the entire merger agreement carefully as it is the legal document that governs the merger.

        The merger agreement provides that Merger Sub will merge with and into the Company. The Company will be the surviving corporation in the merger and will continue to exist following the merger. As a result of the merger, the Company will cease to be a publicly traded company. You will not own any shares of the capital stock of the surviving corporation.

Merger Consideration

        In the merger, each outstanding share of our common stock (other than excluded shares) will be converted into the right to receive an amount in cash equal to $32.00, less any applicable withholding taxes.

Background of the Merger

        From time to time, the Board has reviewed and evaluated strategic alternatives relating to the Company's business, including potential business combination transactions, special dividends, stock repurchases, levered recapitalizations and other potential strategic transactions, each with a view towards maximizing stockholder value.

        On May 2, 2012, Peter Collins, the Company's Chief Financial Officer, received an unsolicited inquiry from a representative of J.P. Morgan Securities, Inc., which we refer to as J.P. Morgan, the financial advisor to a publicly listed, global branded apparel company, which we refer to as Party A, requesting an introductory meeting between representatives of Party A and representatives of the Company. This inquiry expressed Party A's interest in "getting to know" the Company and its management team and referenced Party A's interest in pursuing an acquisition growth strategy.

        Later that day, Mr. Collins reported the J.P. Morgan inquiry to the Company's then Chairman and Chief Executive Officer, Jeffrey Lubell.

        On May 3, 2012, Mr. Lubell instructed Mr. Collins to contact Peter Comisar, Vice Chairman of Guggenheim Securities to discuss the J.P. Morgan inquiry. Mr. Comisar had a long-standing investment banking advisory relationship with the Company, which relationship commenced prior to his employment with Guggenheim Securities.

        On May 4, 2012, Mr. Collins contacted Mr. Comisar to discuss the J.P. Morgan inquiry. Because of Mr. Comisar's familiarity with Party A and the principals within Party A's organization, Mr. Collins, pursuant to Mr. Lubell's instructions, asked Mr. Comisar to confirm directly the nature of the meeting request and, as appropriate, host and facilitate such an introductory meeting with Party A.

        On May 8, 2012, Mr. Comisar had a telephonic conversation with Party A's Executive Vice President of International Strategy and Business Development during which they agreed to meet to discuss Party A's interest in the Company.

        On May 22, 2012, representatives of Guggenheim Securities and representatives of Party A met at Party A's corporate headquarters. Party A described its Chief Executive Officer's respect and admiration for the Company's brand and stated that she wished to meet Mr. Lubell and to discuss each company's respective goals and strategies.

        On June 13, 2012, Mr. Lubell attended a meeting with Mr. Comisar and Party A's Chief Executive Officer and its Executive Vice President of International Strategy and Business Development. At the meeting, these individuals discussed current trends and developments in the Company's and Party A's respective businesses, operations and capabilities, as well as the apparel industry in general.

        Immediately following this introductory meeting with Party A, Mr. Lubell debriefed Seth R. Johnson, Lead Independent Director, and Mark S. Maron, one of the Company's directors, on the discussions with Party A. On June 15 and June 16, 2012, representatives of Guggenheim Securities had follow up conversations with Mr. Johnson and Mr. Maron regarding such discussions with Party A, during which it was agreed that Guggenheim Securities would provide an overview of Party A's operations, financial performance and strategy to the other members of the Board at the next opportunity to do so.

        On June 21, 2012, the non-management members of the Board met in an executive session, during which Mr. Johnson informed the other non-management members of the Board of the meeting held on June 13, 2012 between Mr. Lubell, Mr. Comisar and representatives of Party A.

        On July 5, 2012, the Chief Executive Officer of Party A contacted Mr. Lubell indicating that she enjoyed their meeting and expressed continued interest in a dialogue and information exchange.

        On August 6, 2012, at the request of Party A, representatives of Guggenheim Securities met with representatives of J.P. Morgan and Party A. At this meeting, a representative of Party A and a representative of J.P. Morgan discussed Party A's interest in a potential acquisition of the Company and indicated a desire to submit a proposal regarding such an acquisition to the Board, but no proposal regarding the price or structure of a transaction was made. Shortly thereafter, Guggenheim Securities had separate telephonic conversations with each of Mr. Johnson, Mr. Maron and Mr. Lubell during which Guggenheim Securities provided a summary of its discussion with representatives of Party A and J.P. Morgan.

        On August 15, 2012, Party A submitted to the Company a non-binding written preliminary indication of interest to acquire 100% of the outstanding shares of common stock of the Company at a price of $33.00 per share in cash, subject to the completion of customary due diligence, negotiation and execution of a definitive transaction agreement and the approval of Party A's board of directors.

        On August 16, 2012, the non-management members of the Board met in an executive session, at which representatives of Guggenheim Securities and Greenberg Traurig, LLP, which we refer to as Greenberg Traurig, participated. Greenberg Traurig was invited to this meeting because it had previously represented the Board in connection with certain corporate governance matters. At this meeting, the non-management members of the Board reviewed and discussed with Guggenheim Securities and Greenberg Traurig Party A's written indication of interest. Also at this meeting, representatives of Guggenheim Securities provided an overview of Party A's business operations, recent financial performance and strategy and reviewed Guggenheim Securities' preliminary financial analysis relating to the proposed purchase price of $33.00 per share. Following such discussion, Greenberg Traurig reviewed with the non-management members of the Board their fiduciary and other duties in connection with a possible sale transaction involving the Company and explained that Mr. Lubell had a potential conflict of interest with respect to the Company's proposed acquisition by Party A because Mr. Lubell's employment agreement with the Company provided for a potentially large payment to him in connection with a change of control of the Company and because he might be asked to join the management of Party A. Accordingly, the non-management members of the Board decided to call a special meeting of the full Board for the purpose of discussing the formal establishment of a special committee comprised of non-management members of the Board to review and evaluate Party A's proposal.

        Later in the day on August 16, 2012, the Board convened a special telephonic meeting with all directors present at which it formed a special committee of the Board, which we refer to as the Special Committee, comprised of the six independent, non-management directors, who were Mr. Johnson, Marcello Bottoli, Joseph Coulombe, G. Louis Graziadio, III, Robert L. Harris, II and Mr. Maron, with authority (i) to review, consider and evaluate the terms of Party A's proposal and any alternate transaction proposals that it may identify in the course of reviewing, considering and evaluating

Party A's proposal and any other potential transaction involving the sale of the Company and (ii) to the extent the Special Committee deems appropriate and to the extent permitted by applicable law (A) to negotiate the terms and conditions of any potential transaction, (B) to accept or reject any proposal with respect to a potential transaction and (C) to make recommendations to the Board in respect of any potential transaction, in each case in the manner the Special Committee deems appropriate in its sole discretion (in accordance with its members' fiduciary duties to the Company and the Company's stockholders). Also at this meeting, the Board determined that it should formally engage a financial advisor to assist the Special Committee in its evaluation of any such potential transaction. Due to Mr. Comisar's familiarity with the Company, the prior discussions with Party A and Guggenheim Securities' familiarity with the industry in which the Company operates, the Board agreed to formally engage Guggenheim Securities to act as the Special Committee's financial advisor. In addition, the Company formally retained Greenberg Traurig as legal counsel to the Special Committee and the Company to work with Akin Gump Strauss Hauer & Feld LLP, which we refer to as Akin Gump, the Company's general corporate counsel, in connection with the potential sale of the Company. At the conclusion of this meeting, the Special Committee authorized Guggenheim Securities to communicate to Party A that Party A would need to increase its proposed per share purchase price and execute a confidentiality agreement with the Company containing customary standstill provisions before the Special Committee would consider engaging in further discussions regarding Party A's proposal and providing Party A with access to the Company's management team and non-public information regarding the Company.

        Following this meeting, the Special Committee informed Mr. Collins, Lynne Koplin, the Company's President, and other members of the Company's management team of Party A's proposal and the potential acquisition of the Company. The Special Committee requested that management assist Guggenheim Securities and Greenberg Traurig in compiling the appropriate due diligence materials in the event negotiations with Party A, or any other potential bidder, progressed.

        During the next two weeks, Greenberg Traurig advised the Special Committee in its negotiation of the terms of an engagement letter with Guggenheim Securities. On September 4, 2012, the Company entered into an engagement letter agreement with Guggenheim Securities pursuant to which Guggenheim Securities agreed to act as the Company's financial advisor in connection with a review of the Company's strategic alternatives, including a potential sale of the Company.

        On August 17, 2012, representatives of Guggenheim Securities had a telephonic conversation with representatives of Party A, during which they informed Party A that the Company had formed the Special Committee to evaluate Party A's proposal and that the Company was not prepared to provide non-public information regarding the Company until Party A submitted a proposal at a higher price and entered into a customary confidentiality and standstill agreement with the Company.

        On August 20, 2012, a representative of Guggenheim Securities had telephonic conversations with a representative of J.P. Morgan, during which the representative of J.P. Morgan indicated that the management of Party A believed they could increase the $33.00 proposal with the benefit of access to business due diligence information and further discussions with senior management of the Company regarding potential synergies and strategic fit. Guggenheim Securities informed the Special Committee of this communication on August 22, 2012. Representatives of Guggenheim Securities then reiterated to Party A the Special Committee's position that the Company was not prepared to provide non-public information regarding the Company until Party A submitted a proposal at a higher price and entered into a customary confidentiality and standstill agreement with the Company.

        On August 24, 2012, representatives of Guggenheim Securities met with Ms. Koplin and Mr. Collins to review the Company's draft financial projections and to receive an update on key trends in the Company's business.

        On September 13, 2012, a representative of a private equity firm that specializes in investments in the consumer and retail sectors, which we refer to as Party B, contacted Guggenheim Securities to discuss its interest in a potential acquisition of the Company, but did not make any proposal regarding the price or structure of any such transaction. Guggenheim Securities conveyed this information to the Special Committee.

        On September 20, 2012, a representative of Guggenheim Securities had a telephonic conversation with a representative of Party A. In this discussion, Party A indicated that it had drafted a revised letter to the Company reflecting a proposal for a higher price. However, Party A explained that its Chief Executive Officer was travelling outside of the U.S. and had not yet had an opportunity to review the submission of such revised proposal with Party A's board of directors and, therefore, Party A's board of directors had not yet authorized the submission of such revised proposal to the Company. Guggenheim Securities informed the Special Committee of this communication.

        On September 27, 2012, the Board convened a special telephonic meeting, at which representatives of Greenberg Traurig participated, to discuss Party B's interest in an acquisition of the Company. After such discussion, the Board instructed Guggenheim Securities to engage further with Party B regarding its interest in a potential acquisition of the Company and to continue discussions with Party A.

        On September 28, 2012, a representative of Party B contacted Mr. Johnson to discuss Party B's interest in an acquisition of the Company, but did not make any proposal regarding the price or structure of any such transaction.

        On or about October 3, 2012, representatives of Party A contacted Guggenheim Securities and indicated that Party A was unable to deliver a revised proposal and would terminate discussions with the Company regarding a proposed acquisition of the Company.

        On October 3, 2012, the Special Committee convened a telephonic meeting, at which representatives of Guggenheim Securities and Greenberg Traurig participated, to receive, among other things, an update on Guggenheim Securities' discussions, on behalf of the Company, with Party A and Party B. The representatives of Guggenheim Securities informed the Special Committee that Party A had indicated to Guggenheim Securities that Party A was unable to deliver a revised proposal and had decided to terminate discussions with the Company regarding the proposed transaction. Guggenheim Securities then provided the Special Committee with an overview of Party B's investment history and management team and, although Party B had not yet submitted a proposed price to the Company, certain illustrative financial analyses of a potential acquisition of the Company at various price levels. Guggenheim Securities also provided the Special Committee with an overview of Guggenheim Securities' preliminary assessment of the Company's management's financial projections, the key trends in the Company's business as reported by management and a comparison of the financial impact of management's plan as compared to the potential stockholder return potentially available in an acquisition transaction.

        The Special Committee then discussed with Guggenheim Securities and Greenberg Traurig the possibility, in light of the Company's recent receipt of indications of interest regarding an acquisition of the Company from Party A and Party B, of the Company publicly announcing its intention to explore strategic alternatives and its engagement of financial and legal advisors in connection with such exploration. Representatives of Guggenheim Securities discussed with the Special Committee certain timing and market considerations relating to the announcement of such a process. At the conclusion of this discussion, the Special Committee determined that before deciding whether to make such an announcement Guggenheim Securities should first obtain additional information regarding Party B's intentions with respect to a potential acquisition of the Company.

        On October 4, 2012 and October 5, 2012, representatives of Guggenheim Securities had multiple discussions with representatives of Party B regarding Party B's interest in pursuing a potential acquisition of the Company. Following such discussions, Party B provided an oral preliminary indication of interest at a per share purchase price in the "mid-30s" and indicated that it would be in a position to consummate a transaction on an expedited basis.

        On October 8, 2012, the Special Committee convened a special telephonic meeting, at which representatives of Guggenheim Securities and Greenberg Traurig participated, during which representatives of Guggenheim Securities updated the Special Committee on its discussions with Party B. During the course of that meeting, the Special Committee discussed various strategic alternatives available to the Company to return value to its stockholders, including the continuation of the Company as an independent company, the declaration of a special dividend and stock repurchases. The Special Committee also discussed the Company's recent operating performance, including (i) the declines in operating margins since fiscal year 2010, which resulted in operating income growing significantly slower than net sales, (ii) the declines in women's merchandise sales in the U.S. wholesale segment during this period and on a same-store sales basis in its U.S. retail stores, and (iii) the declines in the Company's international segment's operating income during this period. The Special Committee then discussed the risks and challenges of executing on the Company's long-term plan and whether a sale transaction at the prices preliminarily indicated would provide a more certain return of value to the Company's stockholders. After considering these various factors, the Special Committee determined that it would be appropriate for the Special Committee to conduct a thorough consideration of strategic alternatives, including the potential sale of the Company.

        The Special Committee then discussed the advantages and disadvantages of the Company announcing publicly that it would explore strategic alternatives as compared to continuing discussions with Party B while conducting a more targeted process. Following this discussion, with the advice of Guggenheim Securities, the Special Committee determined that a broad sale process would maximize the value to be received by the Company's stockholders in any sale transaction and therefore would be in the best interest of the Company and its stockholders. The Special Committee directed Guggenheim Securities to inform Party B of the Special Committee's decision, but to explain that the Special Committee would like to pursue further Party B's oral preliminary proposal concurrently with the sale process.

        On October 9, 2012, the Board convened a special telephonic meeting, at which Mr. Lubell, Ms. Koplin and Mr. Collins and representatives of Guggenheim Securities, Greenberg Traurig and Akin Gump participated, to discuss a draft press release regarding the Company's exploration of strategic alternatives.

        Early in the morning on October 10, 2012, the Company issued a press release announcing that the Board had formed the Special Committee to explore and evaluate potential strategic alternatives available to the Company, including a possible sale transaction, in order to maximize stockholder value, and that it had retained financial and legal advisors.

        From October 10, 2012 through November 28, 2012, Guggenheim Securities, at the direction of the Special Committee, contacted 91 parties, including 30 strategic parties and 61 private equity sponsors (among them, TowerBrook), to ascertain their interest in a potential acquisition of the Company. Twenty-six of the parties contacted (including Party B but not including TowerBrook at the time) negotiated and executed confidentiality agreements with the Company in order to receive confidential information of the Company in connection with their evaluation of a potential acquisition. Also during this period, the Company's management team provided various business, financial, accounting, tax and legal due diligence materials to Guggenheim Securities and Greenberg Traurig, which were uploaded to a virtual data room. Selected potential bidders were also provided an opportunity to have introductory meetings with management upon request.

        On October 24, 2012, the Board held a regularly scheduled meeting, at which Ms. Koplin, Mr. Collins, Deborah Greaves, General Counsel to the Company, and representatives of Guggenheim Securities, Greenberg Traurig and Akin Gump participated. During this meeting, representatives of

Guggenheim Securities discussed with the Board the status of the sale process and discussions with potentially interested parties, including a review of the institutions (including TowerBrook) that had been contacted during the process, the institutions that had engaged in negotiations regarding a confidentiality agreement with the Company and the institutions that had signed confidentiality agreements with the Company.

        At that meeting, Mr. Johnson reported that Mr. Lubell and Mr. Collins had expressed concern that the uncertainty of the treatment of unvested awards under the Plan was having a negative impact on morale among non-executive employees of the Company and could potentially distract key employees during the review of strategic alternatives. The Board discussed the merits and demerits of committing to the employees that their unvested awards would be vested on a change in control of the Company in order to remove this uncertainty and management distraction. Following that discussion, the Board authorized the acceleration of vesting of unvested shares of restricted stock of the Company held by employees upon a change in control of the Company if the employee is employed by the Company at the time any such change in control occurred.

        On October 31, 2012, Party A publicly announced that it had entered into a definitive agreement to be acquired by a strategic partner.

        By November 28, 2012, of the 26 potential bidders that executed confidentiality agreements with the Company and received confidential information of the Company, Party B submitted a written indication of interest at a per share price ranging from $31.00 to $33.00 per share; another private equity firm, which we refer to as Party C, submitted a written indication of interest at a per share price ranging from $30.00 to $31.00 per share; another private equity firm, which we refer to as Party D, submitted a written indication of interest at a per share price ranging from $30.00 to $32.00 per share; two other private equity firms, which we refer to as Party E and Party F, separately informed Guggenheim Securities that they intended to submit formal indications of interest in the near term at per share prices ranging from $30.00 to $33.00 per share; two other private equity firms, which we refer to as Party G and Party H, conveyed oral indications of interest at prices below $30.00 per share; four other private equity firms remained interested but were still in the process of assessing value (however, none of these four parties subsequently submitted an indication of interest); and the remaining 15 parties declined to submit an initial indication of interest.

        On November 28, 2012, the Board convened a special telephonic meeting, at which Ms. Koplin, Mr. Collins, Ms. Greaves and representatives of Guggenheim Securities, Greenberg Traurig and Akin Gump participated, to discuss, among other things, (i) the initial indications of interest received by Guggenheim Securities to date regarding a potential acquisition of the Company, (ii) recent statistics with respect to public trading in the Company's common stock, (iii) general public market trends in the Company's industry, (iv) an overview of the Company's current financial forecast and (v) an updated illustrative financial analysis of a potential acquisition of the Company at various price levels. Also at this meeting, representatives of Guggenheim Securities discussed with the Board various strategic alternatives that might be available to the Company other than a sale of the entire company, including returning capital to the Company's stockholders through the payment of a special dividend, stock repurchases and/or seeking a strategic investment from a minority partner at a premium to the current market price, which we refer to as a PIPE investment, with the proceeds to be used to return capital to stockholders. Following this discussion, the Board decided to defer any decision on other strategic alternatives until receiving a further update from Guggenheim Securities on the ongoing sale process at the next meeting of the Board or the Special Committee.

        Immediately following the November 28, 2012 meeting, at the direction of the Special Committee, Guggenheim Securities communicated to Party G and Party H that the Special Committee would not be interested in their continued participation in the sale process at the valuation levels that had been offered.

        On November 30, 2012, Party F contacted Guggenheim Securities and indicated that it would not be submitting a formal indication of interest. Soon thereafter, Party E communicated that it too would not be submitting a formal indication of interest.

        On December 3, 2012, Guggenheim Securities contacted another private equity firm, which was not among the initial 91 parties contacted by Guggenheim Securities in October and November of 2012, to ascertain its interest in participating in the sale process. This party executed a confidentiality agreement with the Company and received certain confidential information of the Company but subsequently declined to engage in the sale process.

        On December 4, 2012, representatives of Party B attended a management presentation and due diligence meeting at the Company's headquarters in Vernon, California, received a store tour and had further meetings with management over dinner.

        On December 5, 2012, each of Party B, Party C and Party D was provided access to the Company's virtual data room to continue its due diligence review of the Company.

        On December 10, 2012, representatives of Party C attended a management presentation and due diligence meeting at the Company's headquarters in Vernon, California, received a store tour and had further meetings with management over dinner.

        On December 12, 2012, the Board held a regularly scheduled meeting, at which Ms. Koplin, Mr. Collins, Ms. Greaves and representatives of Guggenheim Securities, Greenberg Traurig and Akin Gump participated. At this meeting, representatives of Guggenheim Securities updated the Board regarding the current sale process and the feedback received from the remaining bidders following their meetings with Company management and initial review of the Company's diligence materials provided in the virtual data room. The Board then discussed, with the assistance of Guggenheim Securities and in the context of the anticipated increase in personal federal tax rates in calendar year 2013, the advantages and disadvantages of returning additional capital to the Company's stockholders, either through the payment of a special dividend or conducting a self-tender offer at a premium to the Company's then current stock price, prior to the end of calendar year 2012 while the current sale process was ongoing. Following such discussion, the Board determined that the payment of a special dividend and/or conducting a self-tender offer at that time could be detrimental to the progress of the current sale process, and therefore, would not be in the best interests of the Company's stockholders. However, the Board decided to accelerate the payment of the Company's fourth quarter 2012 regular cash dividend, which was scheduled to be paid in the first quarter of 2013, so that it would be paid before the end of 2012.

        On December 13, 2012, representatives of Party D attended a management presentation and due diligence meeting at the Company's headquarters in Vernon, California, received a store tour and had further meetings with management over dinner.

        From December 13, 2012 through early January 2013, Party B, Party C and Party D continued to conduct due diligence by reviewing materials in the virtual data room and participating in due diligence calls with Company management.

        On January 2, 2013, a representative of Guggenheim Securities contacted a representative of TowerBrook and solicited TowerBrook's reengagement in the sale process. TowerBrook indicated a potential interest in reengagement, but only if the Company would agree, at an appropriate juncture, to engage in exclusive discussions with TowerBrook.

        On January 8, 2013, representatives of Guggenheim Securities had a telephonic conversation with representatives of TowerBrook to discuss the Company's business, positioning and current sale process. Representatives of Guggenheim Securities shortly thereafter provided TowerBrook with certain public information about the Company.

        Also on January 8, 2013, Party D contacted Guggenheim Securities and indicated it was no longer interested in pursuing a transaction with the Company.

        On January 14, 2013, TowerBrook executed a customary confidentiality and standstill agreement with the Company and gained access to the Company's confidential information memorandum and virtual data room.

        In the morning of January 14, 2013, Party B contacted Guggenheim Securities and indicated that based on its diligence review of the Company it would be unable to proceed with an acquisition of the Company at a per share price that it believed would be attractive to the Special Committee. However, Party B also indicated that it may be interested in making a PIPE investment by acquiring up to $150 million in convertible preferred stock, subject to further negotiations with the Company regarding price, liquidation preference, governance rights and other terms and conditions.

        On January 14, 2013, at the direction of the Special Committee, Guggenheim Securities delivered a final bid process letter to each of Party B and Party C. These bid process letters requested that a definitive proposal be submitted for the Special Committee's review no later than February 6, 2013, along with the potential bidder's markup of the draft merger agreement, a copy of which was to be subsequently provided. Despite Party B's indication earlier in the day that it would be unable to offer an attractive valuation to the Special Committee in the context of an acquisition of the Company, Guggenheim Securities encouraged Party B to submit a proposal to acquire the Company.

        On January 15, 2013, the Special Committee convened a telephonic meeting, at which representatives of Guggenheim Securities, Greenberg Traurig and Akin Gump participated. At this meeting, representatives of Guggenheim Securities updated the Special Committee regarding the current sale process and indicated that (i) Party D had dropped out of the process, (ii) Party B remained engaged and was continuing its due diligence review but, based on current feedback received by Guggenheim Securities, was likely to submit a bid too low to be of interest to the Special Committee and (iii) Party C continued to express significant interest and was the most likely potential bidder to submit a bid at a level attractive to the Special Committee. Guggenheim Securities then reported to the Special Committee that TowerBrook had commenced its due diligence and explained that TowerBrook would require a period of exclusivity if it decided to proceed with further discussions regarding a potential acquisition of the Company. The Special Committee then reviewed and discussed with Greenberg Traurig and Akin Gump the initial draft merger agreement to be sent to the potential bidders that remained in the process.

        On January 16, 2013, a representative of Party E contacted Guggenheim Securities to express its interest in reengaging in the Company's sale process. Party E, which had already entered into a confidentiality agreement with the Company, was provided access to the Company's virtual data room and indicated to Guggenheim Securities that it planned to commence its due diligence review on an expedited basis in the coming weeks.

        Also on January 16, 2013, a representative of Guggenheim Securities and a representative of TowerBrook met to discuss the Company and its recent performance.

        On January 24, 2013, Party C contacted Guggenheim Securities and indicated that based on its due diligence review of the Company it had decided not to proceed further in the process as it would not be able to pay more than $28.00 per share.

        Also on January 24, 2013, Guggenheim Securities contacted a representative of a private equity firm that was not among the initial 91 parties contacted by Guggenheim Securities in October and November of 2012, which we refer to as Party I, to ascertain Party I's interest in participating in the sale process.

        On January 28 and 29, 2013, representatives of TowerBrook attended a management presentation and due diligence meeting at the Company's headquarters in Vernon, California, received a store tour and had further meetings with management over dinner.

        On January 30, 2013, Party I expressed its interest in engaging in the sale process, entered into a confidentiality agreement with the Company, was provided access to the Company's virtual data room and began its due diligence review of the Company.

        Also on January 30, 2013, the Board held a regularly scheduled meeting, at which Mr. Collins, Ms. Greaves and representatives of Guggenheim Securities, Greenberg Traurig and Akin Gump participated. At this meeting, representatives of Guggenheim Securities updated the Board regarding the recent developments in the current sale process, including a discussion regarding those parties that had withdrawn from the process and those parties that had reengaged in the process. Also at this meeting, the Board and Guggenheim Securities discussed various proposed terms of a potential PIPE investment, various alternatives regarding the structure of a PIPE investment, a case study of previously completed PIPE investments in other U.S. public companies in the retail sector and an illustrative financial analysis of the effect of a PIPE investment on the future value of the Company. During this discussion, Greenberg Traurig also reviewed the various legal issues associated with a PIPE investment.

        Following such discussion, members of the Company's management team and representatives of Guggenheim Securities left the meeting and the Special Committee met in an executive session. During this executive session, the Special Committee discussed (i) the advantages and disadvantages of a PIPE investment, including whether such a strategic partnership would be beneficial to the Company's long-term plans, (ii) the need for the terms of such a PIPE investment to reflect the investor's assumption of significant down-side risk and (iii) the timing of engaging in negotiations with a potential investor regarding such a PIPE investment. Following such discussion, representatives of Guggenheim Securities rejoined the meeting. The Special Committee then instructed Guggenheim Securities to continue the current sale process and to report back to the Special Committee and the Board regarding any additional bids received for an acquisition of the entire Company. The Special Committee then instructed Guggenheim Securities to prepare a proposed PIPE investment term sheet based on the terms discussed during the Board meeting, and specifically to incorporate terms that would reflect the purchase of equity at a premium and the potential investor's assumption of significant down-side risk.

        Following the executive session of the Special Committee, members of the Company's management team rejoined the meeting and the full Board reconvened its regularly scheduled meeting. The Company's management then reviewed with the Board the Company's results of operations for the fourth quarter and full year 2012. Net sales for the fourth quarter were approximately as projected by management, but management reported that this was achieved through a different sales mix than that projected, in particular (i) operating income and U.S. consumer direct sales did not meet management's expectations, (ii) U.S. consumer direct same-store-sales for women's merchandise declined by 6.5% compared with the prior period; and (iii) operating margins declined by 220 basis points compared to the prior period, primarily due to the decline in the women's business and declines in international operating margins. Management then provided the Board a revised draft 2013 budget, reflecting its assessments following the 2012 fourth quarter results. The Board discussed with management the key assumptions on which the annual operating plan was based and management's assessment of the outlook for each of the Company's operating segments. Following this discussion, the Board requested management to report at a special meeting to be held on February 5, 2013 on any revisions to the annual operating plan that would be warranted in light of the Board's discussions.

        Also on January 30, 2013, Guggenheim Securities contacted a representative of a private equity firm that was among the initial 91 parties contacted by Guggenheim Securities in October and November 2012 but did not express interest at that time, which we refer to as Party J, to ascertain Party J's interest in participating in the sale process. Party J expressed its interest in engaging in the process, but only to evaluate a potential PIPE investment.

        On February 1, 2013, Party J entered into a confidentiality agreement with the Company, was provided access to the Company's virtual data room and began its due diligence review of the Company.

        Also on February 1, 2013, Guggenheim Securities received an inbound inquiry from a strategic party, which was not among the initial 91 parties contacted by Guggenheim Securities in October and November 2012, regarding its interest in a potential acquisition of the Company. This party received a draft confidentiality agreement with the Company, but subsequently declined to engage in the sale process.

        On February 5, 2013, the Special Committee convened a telephonic meeting, at which representatives of Guggenheim Securities, Greenberg Traurig and Akin Gump participated, to discuss an update provided by Guggenheim Securities covering, among other things, the possible terms for a potential PIPE investment as requested by the Special Committee during their prior meeting. During this discussion, Guggenheim Securities noted that the structure outlined would be viewed by potential minority investors as aggressive in light of recent precedent minority investment transactions but that Guggenheim Securities believed that certain of the private equity firms that had previously withdrawn from the sale process might be interested in pursuing a PIPE investment transaction. Guggenheim Securities then reviewed with the Special Committee an updated illustrative financial analysis of the effect of a PIPE investment on the future value of the Company. Following this discussion, the Special Committee determined that Guggenheim Securities should solicit interest from third parties regarding a PIPE investment but that it would be in the best interests of the Company's stockholders to complete a full sale of the Company, rather than a PIPE investment, if a potential bidder offered an attractive price. Therefore, the Special Committee decided it would wait to review the bids submitted by each of TowerBrook, Party E and Party I, if any, before deciding whether to pursue a PIPE investment.

        On February 5, 2013, the Board convened a special meeting at which Ms. Koplin, Mr. Collins, Ms. Greaves and representatives of Akin Gump were present. At this meeting, management presented to the Board a revised operating plan for 2013 reflecting a lower rate of same-store-sales increases (2.6% compared to 5.5% in the prior version) and lower annual net sales in both the U.S. wholesale and international segments. Management's revised forecast reflected a continued decline in the Company's women's business, slower growth in the international business and gross margin pressure resulting from increased sales in the off-price and outlet channels. The annual plan, as presented, was dependent on planned initiatives for 2013 to improve the Company's performance, including new product designs to be introduced in the fall of 2013, changes in personnel, improvements in production and inventory management and other changes which the Company's management believed would result in improved performance in 2013 and subsequent periods. The Company's management reported that the results of these initiatives would not likely be reflected in the Company's operating results until the fourth quarter of 2013.

        On February 6, 2013, representatives of Party G received a store tour.

        Between February 7, 2013 and February 19, 2013, Guggenheim Securities contacted, on behalf of the Company, six parties regarding their interest in a PIPE investment transaction with the Company. Such parties included Party B, Party C, Party D, Party G, Party J and one other private equity firm that was among the initial 91 parties contacted by Guggenheim Securities in October and November 2012 in connection with a potential acquisition of the Company. Guggenheim Securities submitted to each party a copy of the proposed PIPE investment term sheet previously discussed with the Special Committee. Of the six parties contacted, only Party B and Party G expressed interest in a PIPE investment, but neither of Party B nor Party G engaged in discussions or negotiations with Guggenheim Securities on any of the specific terms outlined in the proposed term sheet.

        On February 7, 2013 representatives of Party G attended a management presentation and due diligence meeting at the Company's headquarters in Vernon, California.

        On February 8, 2013, Party I informed Guggenheim Securities that, following its preliminary due diligence review of the Company, it was no longer interested in pursuing a transaction with the Company at this time.

        On February 8, 2013, representatives of Party E received a store tour.

        On February 11, 2013, representatives of Party E attended a management presentation and due diligence meeting at the Company's headquarters in Vernon, California.

        Also on February 11, 2013, representatives of Party J indicated to Guggenheim Securities that it was unable to offer a PIPE investment at a premium to the Company's current stock price. Moreover, Party J indicated that a PIPE investment transaction did not offer the level of upside return required for capital and time allocation. Party J indicated that an acquisition of the whole Company could be of interest but only at prices below the current market price.

        On February 12, 2013, representatives of TowerBrook attended follow-up meetings in New York with members of the Company's management regarding the Company's wholesale business.

        On February 19, 2013, representatives of TowerBrook attended a follow-up telephonic meeting with members of the Company's management regarding the Company's international business.

        On February 21, 2013, a representative of Party E informed Guggenheim Securities that, following its due diligence review of the Company, it was unable submit an offer to acquire the Company at a premium to the Company's current stock price and, therefore, it would withdraw from the sale process.

        On February 22, 2013, TowerBrook submitted a non-binding written indication of interest to acquire the Company at a price of $30.50 per share in cash. TowerBrook also indicated in its letter that the $30.50 per share price was based on an assumption that no "change of control" severance payment would be payable to Mr. Lubell as a result of TowerBrook's acquisition of the Company, and that TowerBrook would require that the Company enter into an exclusivity agreement granting TowerBrook an eight-week exclusivity period to complete its due diligence review of the Company and obligating the Company to reimburse TowerBrook for its expenses with respect to activities undertaken during the exclusivity period if TowerBrook's acquisition of the Company were not completed.

        Later in the day on February 22, 2013, the Special Committee convened a telephonic meeting, at which representatives of Guggenheim Securities, Greenberg Traurig and Akin Gump participated, to discuss TowerBrook's proposal and to receive an update from Guggenheim Securities about its discussions with third parties regarding a potential PIPE investment. During this meeting, Greenberg Traurig reviewed the terms of TowerBrook's proposal and provided guidance with respect to current market practice with respect to exclusivity periods and expense reimbursement provisions. Guggenheim Securities then updated the Special Committee regarding Party B's and Party G's interest in a PIPE investment and noted that, while neither party had yet discussed specific financial terms of such an investment, both parties expressed a general desire for increased down-side protection on such an investment. Guggenheim Securities also discussed the potential for an acquisition by the Company of a strategic business, which was rumored to be a divestiture candidate from its parent company and which we refer to as Party K. Following this discussion, the Special Committee determined that neither a PIPE investment nor a combination with Party K would be in the best interests of the Company or its stockholders at this time. During the discussion, the Special Committee determined that a PIPE investor should have interests that are aligned with those of the rest of the Company's stockholders and should face the same rewards and risks with respect to the price of the Company's common stock, and therefore concluded that providing such PIPE investor with contractual protection against the drop in price of the Company's common stock or other down-side protection would not be in the best interests of its stockholders. The Special Committee then discussed with Guggenheim Securities, Greenberg Traurig and Akin Gump how the Special Committee should respond to TowerBrook's initial indication of interest. During this discussion, the Special Committee noted that, since it had last reviewed Guggenheim Securities' illustrative financial analysis of the Company, the Company's management had updated the Company's 2013 annual operating budget. The Special Committee determined that, before responding to TowerBrook, the Company's management should develop five-year projections, which we refer to as the 5-Year Plan, as the current projections available to Guggenheim Securities had not reflected the assumptions incorporated into the 2013 annual operating budget and all previous projections had thus far been for three years, and Guggenheim Securities should prepare a discounted cash flow analysis of the Company using the 5-Year Plan. The Special Committee would then evaluate TowerBrook's proposal in the context of a more recent financial analysis of the Company.

        On February 26, 2013, the Company informed Mr. Lubell in writing that it had determined not to extend the term of his employment agreement with the Company upon its scheduled expiration on June 30, 2013. Pursuant to the terms of Mr. Lubell's employment agreement with the Company, the term of Mr. Lubell's employment with the Company would have automatically extended for an additional three-year period unless the Company notified Mr. Lubell, in writing, of its election not to so extend on or prior to March 2, 2013. The Company indicated to Mr. Lubell that, in light of the Special Committee's continuing review of strategic alternatives available to the Company, the Company believed that it would not be appropriate to renew his employment agreement for an additional three-year period at that time. The Company further informed Mr. Lubell that it would like the opportunity to explore an alternative arrangement with him in the coming weeks.

        On February 28, 2013, representatives of TowerBrook attended a telephonic meeting with Company management to discuss the Company's product line and merchandising mix.

        On March 5, 2013, the Special Committee convened a telephonic meeting, at which representatives of Guggenheim Securities, Greenberg Traurig and Akin Gump participated, to discuss TowerBrook's proposal in light of the updated financial analysis by Guggenheim Securities based on the 5-Year Plan, which by this time had been prepared by management and provided to the Board and Guggenheim Securities. Representatives of Guggenheim Securities began the meeting by reviewing with the Special Committee their observations and analysis with respect to the 5-Year Plan, including the various assumptions and components incorporated therein. Representatives of Guggenheim Securities then reviewed with the Special Committee its financial analysis of the Company, including an updated discounted cash flow analysis of the Company based on the 5-Year Plan. Finally, the representatives of Guggenheim Securities reviewed with the Special Committee Guggenheim Securities' financial analysis of the $30.50 per share price submitted by TowerBrook. Following Guggenheim Securities' presentation, the Special Committee discussed how to respond to TowerBrook regarding its written indication of interest, including whether to include in such response an indication that TowerBrook would need to increase its proposal above $30.50 per share to proceed with further discussions regarding an acquisition of the Company, and more generally discussed their preliminary views regarding whether continuing the Company on a stand-alone basis with a restructured management team could create more value for the Company's stockholders than a sale of the entire Company, and the valuation at which a sale might be compelling. During the discussion, the Special Committee discussed the risks attendant to implementing successfully the Company's management's planned structural and operating initiatives and achieving the goals of the 5-Year Plan. Also during this discussion, Greenberg Traurig reviewed with the members of the Special Committee their fiduciary and other duties in connection with a possible sale transaction involving the Company. Following such discussion, the Special Committee determined that before responding to TowerBrook, the Special Committee would request that Ms. Koplin and Mr. Collins present to the Special Committee their proposals regarding the structural and operational changes needed to improve the Company's performance in the event a sale of the Company were not completed.

        On March 8, 2013, the Special Committee convened an in-person meeting, at which Ms. Koplin, Mr. Collins and representatives of Akin Gump attended and representatives of Greenberg Traurig participated by telephone conference. At this meeting, Ms. Koplin and Mr. Collins engaged in a lengthy discussion with the Special Committee regarding their assessment of the management, operational and brand image issues that the Company was facing as well as certain key strategic initiatives and proposed management and operational structural changes that would be required to improve the Company's financial performance in the future.

        Later that day, the Special Committee reconvened a telephonic meeting, at which representatives of Greenberg Traurig and Akin Gump participated. At this meeting, the Special Committee discussed the presentations made by Ms. Koplin and Mr. Collins earlier that day and how to respond to TowerBrook's proposal to acquire the Company at a $30.50 per share purchase price. Following such discussion, the Special Committee determined that, in light of the various financial analyses prepared by Guggenheim Securities relating to TowerBrook's proposal of $30.50 per share and the prospects of the Company as outlined in Ms. Koplin's and Mr. Collins' presentation earlier that day, TowerBrook's proposal of $30.50 did not provide sufficient value to the Company's stockholders. As a result, the Special Committee determined to reject TowerBrook's proposal of $30.50 per share and, unless another attractive option were presented, terminate the Special Committee's exploration and evaluation of a sale of the Company and instead evaluate a return of capital to the Company's stockholders. The Special Committee then discussed various options relating to returning capital to the Company's stockholders, including the payment of a special dividend and/or stock repurchases. Following the conclusion of the Special Committee meeting, at the direction of the Special Committee, Greenberg Traurig informed Guggenheim Securities of the Special Committee's decision. Guggenheim Securities conveyed the same to TowerBrook and stated that if TowerBrook desired to continue discussions, it would need to submit a revised proposal quickly and at a higher valuation to cause the Special Committee to reengage in discussions regarding a possible sale of the Company.

        On March 9, 2013, a representative of TowerBrook contacted Guggenheim Securities and indicated that TowerBrook may be prepared to increase its proposed purchase price to $34.00 per share. Guggenheim Securities promptly conveyed this information to Mr. Johnson, who then conveyed it to the rest of the Special Committee. A representative of TowerBrook also contacted Ms. Koplin and conveyed the same information.

        Later in the day on March 9, 2013, in response to the Special Committee's rejection of its initial proposal, TowerBrook submitted an updated non-binding written indication of interest at a price of $34.00 per share in cash. TowerBrook also indicated in its letter that it would only require a 30-day exclusivity period to complete its due diligence review of the Company and would only require the Company to reimburse TowerBrook for its expenses with respect to activities undertaken during the exclusivity period if, at the end of the exclusivity period, TowerBrook remained interested in pursuing an acquisition of the Company at a purchase price of not less than $34.00 per share and the Company decided to no longer proceed with a transaction with TowerBrook.

        On March 11, 2013, the Special Committee convened a telephonic meeting, at which representatives of Greenberg Traurig and Akin Gump participated, to discuss TowerBrook's updated proposal. At this meeting, the Special Committee determined that, in light of TowerBrook's significantly increased price of $34.00 per share, it would be in the best interests of the Company and its stockholders to resume its exploration and evaluation of a sale of the entire Company to TowerBrook. In furtherance of its decision that the resumption of its exploration of a sale of the entire Company to TowerBrook would be in the best interests of the Company and its stockholders, the Special Committee determined that declaring a special dividend or conduct a stock repurchase at that time would be detrimental to such exploration and therefore would not be in the best interest of the Company and its stockholders. The Special Committee then directed Greenberg Traurig to instruct Guggenheim Securities to respond to TowerBrook on behalf of the Special Committee and indicate that, if TowerBrook would increase its proposed purchase price to $35.00 per share, and subject to the parties reaching a mutual agreement regarding the limited circumstances in which TowerBrook would be entitled to reimbursement by the Company of its reasonable out-of-pocket third-party expenses up to $1.8 million in the event a transaction were not completed, the Special Committee would grant TowerBrook exclusivity for up to thirty days to complete its due diligence of the Company and enter into a definitive transaction agreement. Later on March 11, 2013, Guggenheim Securities delivered a draft merger agreement to representatives of TowerBrook.

        On March 12, 2013, representatives of TowerBrook informed Guggenheim Securities that it would only increase its proposed price to $34.50 per share. Guggenheim Securities conveyed this information to the Special Committee and, the Special Committee authorized Greenberg Traurig to commence negotiations with TowerBrook's legal counsel regarding an exclusivity agreement based on a price of $34.50 per share.

        Over the course of the next few days, Greenberg Traurig, on behalf of the Company and at the direction of the Special Committee, negotiated the terms of an exclusivity agreement with TowerBrook's legal counsel, Wachtell, Lipton, Rosen & Katz, which we refer to as Wachtell Lipton.

        On March 18, 2013, representatives of TowerBrook, which at this point included accounting, operational and IT consultants, attended a second management presentation and due diligence meeting at the Company's headquarters in Vernon, California.

        On March 19, 2013, the Company publicly announced that Mr. Lubell had decided to step down as Chairman, Chief Executive Officer and Creative Director of the Company and that his employment with the Company terminated at such time. Mr. Lubell also stepped down from being a member of the Board. Prior to Mr. Lubell's decision, the Board had informed Mr. Lubell that his employment contract would not be renewed. The Board's decision not to renew Mr. Lubell's employment contract was not related to, and did not result from, its ongoing merger discussions with TowerBrook or the various discussions it had with other parties in connection with the Company's announcement on October 10, 2012, that the Special Committee had been formed to explore and evaluate potential strategic alternatives available to the Company. In addition, Mr. Lubell agreed to serve as Chairman Emeritus and as a creative consultant to the Company for a period of two years. During such two year period, Mr. Lubell will receive (i) a consulting fee of $1,000,000 per year, (ii) reimbursement of his expenses incurred in connection with consulting work performed for the Company and (iii) a Company discount card unless the Company ceases to provide Company discount cards to its executives in accordance with the Company's policies then in effect. Such compensation and benefits are independent from and not related to the merger or the closing of the merger. Following the Closing, Mr. Lubell is expected to continue as a creative consultant to the Company for the remainder of the term of his consulting agreement. He will, however, cease to serve as Chairman Emeritus of the Company as of the Closing. Also, on March 19, 2013, the Board appointed Ms. Koplin to serve in the position of Interim Chief Executive Officer of the Company, while continuing to serve in her current position as President of the Company.

        On March 22, 2013, the Company entered into an exclusivity agreement with TowerBrook, which we refer to as the exclusivity agreement, pursuant to which TowerBrook was granted the right to engage in exclusive discussions with the Company regarding a potential acquisition of the Company until April 26, 2013; provided that if, on or within two business days of April 26, 2013, TowerBrook reaffirmed in writing to the Company its interest in pursuing an acquisition of the Company at a purchase price of at least $34.50 per share in cash, and on certain other terms as described in the exclusivity agreement, then the term of the exclusivity agreement would be extended until May 7, 2013. The exclusivity agreement also provided that, in the event that either (i) the Company terminated the exclusivity agreement in accordance with the terms thereof following its receipt of an unsolicited alternative acquisition proposal for more than 50% of the outstanding shares of common stock of the Company which the Board deemed to be more favorable to the Company's stockholders than the proposed transaction with TowerBrook or (ii) prior to the expiration of the term of the exclusivity agreement, TowerBrook notified the Company in writing that it was prepared to enter into a definitive agreement for an acquisition of the Company at a purchase price of at least $34.50 per share in cash and on certain other terms as described in the exclusivity agreement, and, subject to TowerBrook not rescinding its notice and providing certain confirmations, the Company did not enter into such definitive agreement within three business days, then the Company would reimburse TowerBrook for its reasonable out-of-pocket third-party expenses incurred with respect to activities undertaken during the exclusivity period up to an aggregate amount of $1.8 million.

        Over the course of the next several weeks, the Company provided additional business, financial, accounting, tax, legal and other due diligence information to TowerBrook and its representatives through the virtual data room and, with the assistance of Guggenheim Securities and Greenberg Traurig, responded to additional due diligence inquiries from TowerBrook and its representatives with respect to such information. In addition to the review of documents in the virtual data room, TowerBrook conducted various diligence meetings and other discussions with Company management telephonically and in person, and conducted site visits to select Company locations in Europe.

        On April 15, 2013, representatives of TowerBrook and Ms. Koplin held a meeting, at which a representative of Guggenheim Securities was present, with potential debt financing sources in TowerBrook's New York City offices.

        On April 18, 2013, the Company revised its 2013 financial projections based on the Company's first quarter performance. Projections for years 2014 through 2017 contained in the 5-Year Plan were not changed.

        On April 24, 2013, TowerBrook submitted a letter to the Company, in accordance with the terms of the exclusivity agreement, reaffirming its interest in pursuing a potential acquisition of the Company at a purchase price of at least $34.50 per share in cash and on certain other terms as described in the exclusivity agreement, and confirming to the Company that it continued to pursue the potential acquisition of the Company in good faith.

        Also on April 24, 2013, the Board, which now consisted only of the members of the Special Committee, convened a telephonic meeting, at which representatives of Guggenheim Securities, Greenberg Traurig and Akin Gump participated, to discuss, among other things, TowerBrook's April 24, 2013 letter reaffirming its interest in an acquisition of the Company. At this meeting, Guggenheim Securities provided an update to the Board regarding the progress of TowerBrook's diligence review of the Company and the status of TowerBrook's discussions with potential financing sources. Also at this meeting, the Company's management discussed with the Board the Company's results of operations for the first quarter of 2013. During this discussion, management reported that, while the first-quarter financial statements had not been finalized and the Company's outside accountants had not yet completed their review, preliminary results indicated that the Company's operating income and operating margins were expected to be significantly down from prior year results and management's projections. As part of this discussion, the Board noted that the revised 2013 forecasts continued to place reliance on the Company's improved operating results in the latter part of 2013 as a result of the structural and operating initiatives being implemented by the Company's management.

        At the conclusion of the meeting, the Board noted to Guggenheim Securities and Greenberg Traurig that, although it agreed that TowerBrook was entitled to an extended exclusivity period until May 7, 2013, it was concerned about the distractions to the Company's management team caused by the ongoing sale process and did not want to delay a decision of whether a definitive agreement could be reached much longer. As a result, the Board instructed Guggenheim Securities and Greenberg Traurig to contact TowerBrook and its representatives to convey that the Company would require that TowerBrook enter into a definitive agreement no later than May 10, 2013.

        On April 25, 2013, Wachtell Lipton submitted its markup to the initial draft merger agreement.

        On April 30, 2013, a representative of TowerBrook separately contacted Ms. Koplin and Guggenheim Securities to report that TowerBrook's recent review of final diligence and valuation presentations by its advisors and consultants had revealed various areas of concerns with respect to the prospects of the Company's business, including risks to the business and management challenges. The concerns expressed by TowerBrook included the risk that the Company's experience in 2012 of excessive unsold inventory and resultant heavy markdowns at low profitability would continue, that the rapid recent decline in sales of women's apparel needed to be reversed, and the Company's shift to off-price wholesale sales. All of this would need to be addressed, in the context of adding personnel where skills were needed and therefore integrating new managers into an already challenging environment. TowerBrook also indicated that it had discovered certain employee and potential tax liabilities of the Company that it had not previously accounted for. As a result of such concerns, and in light of the Company's lower than expected performance during the first quarter 2013, the members of TowerBrook's investment committee had indicated during a meeting earlier in the day that it was no longer supportive of an acquisition of the Company at a price of $34.50 per share and, appreciating the Company's indicated sensitivity to timing, TowerBrook would no longer pursue the acquisition of the Company. Guggenheim Securities promptly conveyed this information to the Special Committee.

        On May 1, 2013, representatives of Guggenheim Securities continued discussions with TowerBrook on behalf of the Company. During these discussions, TowerBrook indicated that it might consider re-engaging in discussions regarding a potential acquisition of the Company, but any further proposal would be on revised terms and at a revised valuation lower than $34.50 per share in light of the challenges to the Company revealed by TowerBrook's recently completed due diligence. Representatives of Guggenheim Securities suggested that TowerBrook submit a revised proposal for the Special Committee's consideration.

        Later that day, the Special Committee convened a telephonic meeting, at which representatives of Guggenheim Securities, Greenberg Traurig and Akin Gump participated, to discuss whether the Special Committee should re-engage in discussions with TowerBrook at a price lower than $34.50 per share. During such discussion, Guggenheim Securities reviewed with the Special Committee an updated financial analysis of a potential acquisition of the Company at various price levels, as well as alternatives to return capital to stockholders. Following such discussion, the Special Committee determined that it would terminate the sale process. However, the Special Committee directed Guggenheim Securities to inform TowerBrook that if TowerBrook submitted a revised proposal, the Special Committee would still review and consider such proposal at that time. Guggenheim Securities conveyed this information to TowerBrook. Barring a revised proposal from TowerBrook that provided terms acceptable to the Special Committee, the Special Committee intended to announce the termination of the review of strategic alternatives on the Company's May 10, 2013 earnings call.

        On May 3, 2013, a representative of TowerBrook contacted Guggenheim Securities and indicated that TowerBrook would be prepared to re-engage with negotiations to acquire the Company at a purchase price of $31.00 per share and was willing to work towards finalizing a definitive agreement by May 10, 2013. Representatives of TowerBrook also provided representatives of Guggenheim Securities with a summary of the material findings that TowerBrook had made in its due diligence and their impact on TowerBrook's valuation of the Company. The findings described in this summary related, among other things, to the Company's recent performance (including the Company's unsold inventory and resultant heavy markdowns at low profitability in 2012), to strategic vulnerabilities of the Company including those arising from the rapid recent decline in sales of women's apparel, the increase in off-price wholesale and the lack of brand and product direction, all of which, based on TowerBrook's prior experience in the consumer and retail sectors, indicated to them the need for a more substantial turnaround of the Company than previously understood by TowerBrook, and to certain employee and potential tax liabilities of the Company. Guggenheim Securities promptly conveyed this information to the Special Committee.

        Later that day, the Special Committee convened a telephonic meeting, at which Ms. Koplin, Mr. Collins and representatives of Guggenheim Securities, Greenberg Traurig and Akin Gump participated, to discuss methods of returning capital to stockholders. During this meeting, representatives of Guggenheim Securities and Greenberg Traurig conveyed TowerBrook's revised price, but the Special Committee did not reach a determination as to whether to move forward with the revised proposal from TowerBrook at this meeting.

        On May 5, 2013, representatives of TowerBrook engaged in discussions with senior management of the Company and representatives of Guggenheim Securities regarding the assumptions made by TowerBrook in revising its proposal, including its assumptions regarding the amount of cash held by the Company.

        Later that day, the Special Committee convened a telephonic meeting, at which Ms. Koplin, Mr. Collins and representatives of Guggenheim Securities, Greenberg Traurig and Akin Gump participated, to discuss further TowerBrook's revised proposal. At this meeting, the members of the Special Committee discussed at length the advantages and disadvantages of accepting a firm offer at $31.00 per share as compared to terminating the sale process and working with management to improve the Company's operations and performance going forward. During such discussion, the Special Committee discussed, among other things, (i) that the sale process had been ongoing for approximately six months, during which 94 parties were contacted, and that TowerBrook was the only bidder to submit a firm proposal, (ii) the then current state of the credit markets, which would allow TowerBrook to execute a private equity transaction on favorable terms that may not be available in the future if the Company decided to pursue a sale transaction at that point, and (iii) the Company's business, operations, financial condition, management, earnings, prospects and strategy and the operational risks associated with pursuing the Company's long-term plans if it were to remain independent, including, the risks and challenges of maintaining same-store-sales growth in light of the Company's increasing reliance on the off-price and outlet sales channels and management's assessment that achieving its long-term plans depended in part on consumer acceptance of new product designs and offerings yet to be launched; the risks and challenges associated with turning around a multi-year decline in the Company's women's business; the risks and challenges of continuing the pace of U.S. store openings while maintaining store margins; the fact that the Company's growth strategy might require additional capital and marketing investments not currently contemplated within management's plans; the Board's assessment that the management team will need to be augmented with key management personnel who had not yet been identified; and the Company's slow progress to date in implementing changes needed to execute on the long-term strategy and the Board's uncertainty as to the Company's ability to execute fully such strategy within a reasonable period of time.

        The Special Committee also discussed with Ms. Koplin and Mr. Collins their view regarding the current state of the Company's operations, the future prospects of the Company's business and the likelihood that the Company's current management team could improve the Company's performance going forward. Following this discussion, the Special Committee determined that it would reconvene the following day to discuss further and vote on whether to recommend that the Board accept TowerBrook's revised proposal of $31.00 per share.

        Later in the day on May 5, 2013 and continuing in the morning of May 6, 2013, representatives of Guggenheim Securities discussed with representatives of TowerBrook its revised proposal and the possibility of increasing the price per share that TowerBrook was proposing.

        On May 6, 2013, TowerBrook submitted an updated, non-binding written indication of interest to acquire the Company at a price of $32.00 per share in cash. Such proposal was characterized by a representative of TowerBrook to a representative of Guggenheim Securities as "best and final" and was subject to certain conditions. In particular, representatives of TowerBrook indicated that the increase in price from $31.00 to $32.00 per share was predicated on revised assumptions regarding the Company's cash balance and that, consequently, the revised proposal was conditioned on the Company not declaring or paying any dividends prior to the signing of a definitive transaction agreement and that the definitive transaction agreement would prohibit the Company from declaring or paying any dividends to its stockholders prior to earlier of the closing of the proposed transaction and the termination of such agreement.

        Later that day, the Special Committee convened a telephonic meeting, at which representatives of Guggenheim Securities, Greenberg Traurig and Akin Gump participated, to discuss TowerBrook's revised proposal. At this meeting, the Special Committee engaged in a lengthy discussion regarding the risks involved if they rejected TowerBrook's proposal, chose to remain independent and allowed the current management team to pursue the Company's long-range plans and execute on its proposed initiatives to achieve improved profitability and enhance stockholder value. Also at this meeting, Greenberg Traurig reviewed with the members of the Special Committee their fiduciary and other duties in connection with a possible sale transaction involving the Company. The Special Committee also discussed in detail the draft merger agreement with representatives of Greenberg Traurig. During such discussion, the Special Committee asked numerous questions regarding the remaining open points, including the provisions related to the certainty of TowerBrook's consummation of the merger and the termination fee payable to the Company in the event TowerBrook did not consummate the merger. Following such discussion, the Special Committee instructed Greenberg Traurig to inform Wachtell Lipton that in order to move forward in the negotiations, the final merger agreement must contain provisions that would provide sufficient certainty of the consummation of the merger at the agreed purchase price and a reverse termination fee payable by TowerBrook to the Company (in circumstances to be agreed) equal to approximately 7% of the aggregate merger consideration and that a definitive agreement must be entered into by May 10, 2013.

        Guggenheim Securities then reviewed with the Special Committee its updated financial analyses of a potential acquisition of the Company at $32.00 per share. Guggenheim Securities also indicated to the Special Committee that, based upon its valuation analyses and subject to internal review by its Fairness Opinion and Valuation Committee, Guggenheim Securities believed it would be able to render an opinion that the $32.00 per share purchase was fair, from a financial, point of view, to the Company's stockholders. Following such discussion, representatives of Guggenheim Securities left the meeting. The Special Committee then continued its discussion regarding TowerBrook's $32.00 per share proposal as well as the likelihood of achieving the results reflected in the 5-Year Plan in light of the Company's recent financial performance, including the Company's lower than expected results during the first quarter of 2013, the Company's decreasing profit margins and the similar decreases in profit margins of the Company's direct competitors. Following such discussion, the Special Committee determined that, while the Company's prospects have significant potential, the ability to improve the Company's financial performance in a manner consistent with the 5-Year Plan would entail significant execution risk, and that accepting TowerBrook's proposal of $32.00 per share was in the best interest of the Company and its stockholders. As a result, the Special Committee unanimously determined that it would recommend that the Board (i) approve and declare the advisability of the merger and (ii) recommend that the Company's stockholders approve the merger. Representatives of Guggenheim Securities were then invited to rejoin the meeting at which time the Special Committee directed Guggenheim Securities to inform TowerBrook of its decision. The Special Committee then directed Greenberg Traurig to contact Wachtell Lipton and commence further negotiations on the terms of a definitive merger agreement and ancillary agreements.

        Between May 6, 2013 and May 9, 2013, representatives of the Company, Guggenheim Securities, Greenberg Traurig, Akin Gump, TowerBrook and Wachtell Lipton continued negotiations regarding the terms of the merger agreement and ancillary agreements, including the equity and debt commitment letters and the limited guarantee.

        On the evening of May 8, 2013, in light of the evolving nature of the merger agreement and in particular the increasing specificity of the financing commitments as terms for the transaction approached resolution, TowerBrook and Wachtell Lipton proposed that the merger agreement contain a condition to TowerBrook's obligation to consummate the merger that the Company has at least $228 million in cash freely available to be used to pay the aggregate merger consideration immediately prior to the effective time of the merger. Following subsequent discussions with the Board and members of management regarding management's estimates of future Company cash flows and transaction costs, at the Board's direction, Greenberg Traurig negotiated with Wachtell Lipton the terms of such proposed condition, which negotiations resulted in an agreement that the merger agreement would contain a condition to TowerBrook's obligation to consummate the merger that the Company have at least $190 million of freely available cash (net of certain transaction costs) immediately prior to the effective time of the merger.

        On May 9, 2013, the Board convened a special telephonic meeting, at which members of Company management and representatives of Guggenheim Securities, Greenberg Traurig and Akin Gump participated, to consider entering into the merger agreement with TowerBrook. At this meeting, representatives of Greenberg Traurig reviewed with the Board the terms of the current drafts of the merger agreement, the equity and debt commitment letters and the limited guarantee previously disseminated to the Board and again reviewed with the members of the Board their fiduciary and other duties in connection with a possible sale transaction involving the Company. During this review, the Board engaged in robust discussions regarding the terms of the draft merger agreement, particularly those terms with respect to the certainty of the consummation of the merger, including that the agreed purchase price was fixed and not subject to reduction or adjustment, and ensuring that TowerBrook would be obligated to pay a large reverse termination fee in the event TowerBrook failed to consummate the merger under the circumstances set forth in the draft merger agreement.

        Also at this meeting, representatives of Guggenheim Securities presented their financial analyses relating to the proposed purchase price of $32.00 per share and rendered to the Board its oral opinion, which opinion was subsequently confirmed in a written opinion, dated May 9, 2013, to the Special Committee and the Board, to the effect that, as of that date and based upon and subject to the qualifications, limitations and assumptions stated in its written opinion, the per share merger consideration of $32.00 to be received by the Company's stockholders in the merger was fair, from a financial point of view, to such stockholders. See "The Merger—Opinion of Guggenheim Securities" in this proxy statement for more information about Guggenheim Securities' opinion.

        After further deliberation and discussion on the terms of the draft merger agreement and ancillary documents, consideration of other relevant issues, and a variety of business, financial and market factors, including those set forth below under "The Merger—Reasons for the Merger" and the delivery of Guggenheim Securities' oral fairness opinion, the Board unanimously (i) determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement were advisable and fair to and in the best interests of the Company and its stockholders, (ii) approved and adopted the form, terms and provisions of the merger agreement, (iii) approved the merger and the other transactions contemplated by the merger agreement, (iv) resolved that the merger agreement be submitted to the Company's stockholders for their consideration at a special meeting of the Company's stockholders to be called and held for such purpose and (v) resolved that the Board would recommend to the Company's stockholders that they adopt the merger agreement.

        Following this meeting, representatives of the Company, Guggenheim Securities, Greenberg Traurig, Akin Gump, TowerBrook and Wachtell Lipton finalized the remaining open terms of the merger agreement in accordance with the direction given by the Board.

        On May 10, 2013, the Company and TowerBrook executed the merger agreement and limited guarantee and TowerBrook delivered to the Company copies of its executed equity commitment letter and debt commitment letter. Thereafter, on the morning of May 10, 2013, the Company and TowerBrook issued a joint press release announcing the execution of the merger agreement.

Reasons for the Merger; Recommendation of the Board

        The Board, at a meeting held on May 9, 2013, unanimously determined, upon the recommendation of the Special Committee, that the merger is advisable and fair to, and in the best interests of, the

Company and its stockholders, approved the merger agreement, the merger and the other transactions contemplated by the merger agreement and the other transaction documents, resolved that the merger agreement be submitted for consideration by the stockholders of the Company at a Special Meeting of stockholders, and recommended that the stockholders of the Company vote to adopt the merger agreement. The Board consulted with the Company's outside financial and legal advisors and senior management at various times and considered a number of factors, including the following (not in any relative order of importance) that the Board believes support its decision:

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  the fact that the all-cash merger consideration will provide our stockholders with immediate fair value, in cash, for their shares of our common stock, while avoiding long-term business risk, and while also providing such stockholders with certainty of value for their shares of our common stock;

  •
  the fact that the merger consideration represents a premium of approximately 52.3% to the closing price of our common stock on October 9, 2012, the date prior to the announcement that the Board had formed a Special Committee comprised of its non-management directors to explore and evaluate strategic alternatives available to the Company, a premium of approximately 16.4% to the one month volume weighted average trading price of our common stock prior to May 10, 2013, the date of the public announcement of the execution of the merger agreement, a premium of approximately 8.7% to the closing price of our common stock on May 9, 2013, the last trading day prior to May 10, 2013, a premium of approximately 14.2% to the closing price of our common stock on May 3, 2013, the last trading day prior to the Company's receipt of such proposal, and a premium of approximately 20.2% to the closing price of our common stock on February 21, 2013, the last trading day prior to the Company's receipt of TowerBrook's original proposal;

  •
  the fact that the merger consideration exceeds the price at which our common stock has traded, during the three year period prior to the execution of the merger agreement, except for (i) six trading days between July 29, 2011 and August 15, 2011 and (ii) commencing from October 14, 2011 through February 9, 2012 (other than a four consecutive trading day period in October 2011);

  •
  the Board's analyses of the possible alternatives to the merger, including returning capital to the Company's stockholders through the payment of a special dividend, a self-tender offer at a premium to the Company's current stock price and/or a share repurchase program or seeking a strategic investment from a minority partner, and the risks associated with these alternatives, each of which the Board determined not to pursue in light of its belief that the merger is more favorable to the Company's stockholders than such alternatives;

  •
  the Board's determination that the merger provided greater value to our stockholders than the continuation of the Company as an independent company and entering into a PIPE investment, declaring a special dividend or conducting stock repurchases, without the risks of continuing as an independent company as described in this "Reasons for the Merger; Recommendation of the Board" and as described in "The Merger—Background of the Merger" beginning on page 27".

  •
  the Board's review, with the assistance of Guggenheim Securities and Company management, of the Company's business, operations, financial condition, management, earnings, prospects and strategy and the operational risks associated with pursuing the Company's long-range plans if it were to remain independent, including:

  •
  the risks and challenges of maintaining same store sales growth in light of the Company's increasing reliance on the off-price and outlet sales channels and management's assessment that achieving its long-range plans is dependent in part on consumer acceptance of new product designs and offerings yet to be launched;

    •
    the risks and challenges associated with turning around the Company's women's business (in the U.S. full price retail stores, women's same-store-sales decreased 10.0% in 2012, increased by 0.1% in 2011 and decreased by 8.9% in 2010; in the U.S. wholesale segment, sales of women's merchandise to major department stores and specialty customers decreased from $53.6 million in 2009 to $15.6 million in 2012);

    •
    the risks and challenges of continuing the pace of U.S. store opening while maintaining store margins (this segment's store count was 70 at the beginning of 2010 and 122 at the end of 2012; its net sales were $189.1 million in 2010 and $281.6 million in 2012; its operating margin was 34.2% in 2010 and 33.3% in 2012);

    •
    the fact that the Company's operating margin has declined by 250 basis points from fiscal year 2010 to fiscal year 2012, which resulted in operating income having grown only 10.5% despite net sales increasing 22.2% during this period;

    •
    the decline in the Company's international segment's operating income from $17.5 million in fiscal year 2010 to $7.9 million in fiscal year 2012;

    •
    the fact that achieving the Company's growth strategy may require additional marketing expenditures in the future, considering that the Company's marketing costs were approximately 2.8% of net sales in 2012 while other companies that sell premium merchandise spend considerably more for marketing as a percentage of their net sales;

    •
    the Board's assessment that the management team will need to be augmented with key management personnel who have not yet been identified;

    •
    the Company's slow progress to date in implementing changes needed to execute on the long-term strategy; and

    •
    the Board's uncertainty as to the Company's ability to execute fully the strategy within a reasonable period of time, including achieving the results in the 5-Year Plan in light of the Company's recent financial performance, including the shortfall in the Company's first quarter of 2013 earnings per share (the Company's budgeted earnings per share was $0.39 and the actual earnings per share was $0.22 after excluding separation costs and review of strategic alternatives costs), the decline in the Company's operating margin from 19.2% in 2010 to 16.7% in 2012, and the fact that the Company's operating margin was higher than the mean of its peer group, indicating that the Company was at risk for its performance decreasing toward the peer group mean operating margin.

    The Board considered each of these performance metrics together in evaluating whether to enter into the merger agreement.

    These and other factors are more fully described under the caption "The Merger—Background of the Merger" beginning on page 27;

  •
  the fact that the Company had conducted an extensive public process to elicit interest from prospective buyers of the entire Company over an extended period of time. The process relating to the possible sale of the entire Company was managed through a nationally recognized financial advisor, announced publicly and resulted in contacts with 94 parties, including 31 strategic bidders and 63 private equity sponsors, 30 of which, including 1 strategic bidder and 29 private equity sponsors, signed confidentiality agreements. The final proposal made by TowerBrook represented the most attractive proposal to acquire the Company. In light of the extensive process that had been employed, the Special Committee and the Board believed that it was unlikely that a more attractive proposal would be forthcoming from any other bidder;

  •
  the benefits that the Company and its advisors were able to obtain as a result of extensive negotiations with TowerBrook, which, notwithstanding TowerBrook decreasing its price from its highest price proposed during negotiations, represented an increase in TowerBrook's initial proposal of $30.50 per share on February 22, 2013 to $32.00 per share as provided for in the merger agreement. The Board concluded that the merger consideration provided for in the merger agreement reflected the best value that TowerBrook would be willing to provide at the present time;

  •
  management's and the Board's views and opinions on the current retail industry generally;

  •
  the financial analyses presented to the Board by Guggenheim Securities, as well as the written opinion of Guggenheim Securities, dated May 9, 2013, to the Board and the Special Committee to the effect that, as of that date, and based upon and subject to the matters considered, the procedures followed, the assumptions made and various limitations of and qualifications to the review undertaken as set forth therein, the merger consideration to be received by the holders of our common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders as more fully described below under the caption "The Merger—Opinion of Guggenheim Securities" beginning on page 50;

  •
  the likelihood that the merger would be completed based on, among other things (not in any relative order of importance):

  •
  the fact that there is no financing or due diligence condition to the completion of the merger in the merger agreement;

  •
  management's estimates of future Company cash flows and transaction costs and their conclusion that it is highly likely that the Company will satisfy the condition to the closing of the merger that the Company have cash deposited in U.S. banks in a minimum amount of $190 million (net of unpaid Company transaction costs, certain of which Company transaction costs may not exceed, in the aggregate, the estimates provided to Parent by the Company) immediately prior to the effective time of the merger given that the Company has $209.3 million of available cash as of March 31, 2013, and projects additional free cash flow between the date of this proxy statement and the closing of the merger;

  •
  the fact that the merger agreement provides that, in the event of a failure of the merger to be consummated under certain circumstances, Parent will pay the Company a $58,439,000 termination fee, without the Company having to establish any damages, which we refer to as the Reverse Termination Fee;

  •
  the receipt of the debt commitment letter, the terms thereof and the reputation of the debt financing sources which, in the reasonable judgment of the Board, increase the likelihood of such financings being completed;

  •
  the belief that the debt commitment letter represents a strong commitment on the part of the debt financing sources with few conditions that would permit the debt financing sources to terminate their commitments;

  •
  the Company's ability, under certain circumstances, to seek specific performance of TowerBrook's obligations to fund their respective commitments under the equity commitment letter; and

  •
  the Company's ability, under certain circumstances pursuant to the merger agreement, to seek specific performance to prevent breaches of the merger agreement by Parent and Merger Sub and to enforce specifically the terms of the merger agreement;

  •
  the ability of the Board, under certain circumstances, to change, qualify, withhold, withdraw or modify its recommendation to stockholders concerning the transactions contemplated by the merger agreement;

  •
  the ability of the Board to terminate the merger agreement to enter into a superior proposal (as described below), subject to certain conditions (including certain rights of Parent to have an opportunity to match the superior proposal and the payment of the Termination Fee by the Company to Parent of $29,219,000), as described under "The Merger Agreement—Solicitation of Acquisition Proposals" beginning on page 88 and "The Merger Agreement—Termination Fees" beginning on page 103. Following May 9, 2013, the Board has not received or reviewed any takeover proposal (as described below), including any takeover proposal which could lead to a superior proposal; and

  •
  the rights of Company stockholders to demand appraisal of their shares and receive payment of the "fair value" of such shares pursuant to Section 262 of the DGCL if they comply in all respects with Section 262 of the DGCL.

        The Board also considered a variety of potentially negative factors in its deliberations concerning the merger agreement and the merger, including the following (not in any relative order of importance):

  •
  the fact that the merger would preclude the Company's stockholders from participating in the future performance of the Company's assets and any potential future appreciation of the value of our common stock;

  •
  the fact that the merger is conditioned upon the Company having cash deposited in U.S. banks in a minimum amount of $190 million (net of unpaid Company transaction costs, certain of which Company transaction costs may not exceed, in the aggregate, the estimates provided to Parent by the Company) as of immediately prior to the effective time of the merger;

  •
  the fact that the Company may be obligated to pay the Termination Fee to Parent under the circumstances specified in the merger agreement (see the section entitled "The Merger Agreement—Termination Fees" beginning on page 103);

  •
  the restrictions on the conduct of the Company's business prior to the completion of the merger, which, subject to specific exceptions, could delay or prevent the Company from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of the Company absent the pending completion of the merger;

  •
  the fact that significant costs are involved in connection with entering into and completing the merger and substantial time and effort of management is required to complete the merger, potentially resulting in disruptions to the operation of the Company's business;

  •
  the fact that the announcement and pendency of the merger, or failure to complete the merger, may cause substantial harm to relationships with the Company's employees, suppliers, and customers and may divert management and employee attention away from the day-to-day operation of the Company's business;

  •
  the fact that, while the Company expects that the merger will be consummated, there can be no assurance that all conditions to the parties' obligations to consummate the merger will be satisfied, and, as a result, the merger may not be consummated;

  •
  the fact that Parent and Merger Sub are newly-formed corporations with essentially no assets other than their rights under the equity commitment letter and the debt commitment letter, and that our remedy in the event of the termination of the merger agreement may be limited to receipt of the Reverse Termination Fee;

  •
  the risk that the financing contemplated by the debt commitment letter for the consummation of the merger might not be obtained;

  •
  the fact that the Company's directors and executive officers may have interests in the merger that are different from, or in addition to, the Company's stockholders. See "The Merger—Interest of Certain Persons in the Merger" beginning on page 71; and

  •
  the fact that an all-cash transaction generally would be taxable to the Company's stockholders that are U.S. holders for U.S. federal income tax purposes.

        The foregoing discussion of the information and factors considered by the Board is not intended to be exhaustive, but includes the material factors considered by the Board. In view of the variety of factors considered in connection with its evaluation of the merger, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The Board did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The Board based its recommendation on the totality of the information presented.

Opinion of Guggenheim Securities

  Overview

        Pursuant to an engagement letter dated September 4, 2012, the Special Committee retained Guggenheim Securities to act as its financial advisor with respect to the potential sale of the Company. In selecting Guggenheim Securities as the Special Committee's financial advisor, the Board considered that, among other things, Guggenheim Securities is an internationally recognized investment management, investment banking and financial advisory firm whose senior professionals have substantial experience advising companies in the retail industry as well as significant experience providing strategic and financial advisory services. Guggenheim Securities, as part of its investment banking, financial advisory and capital markets businesses, is regularly engaged in the valuation and financial assessment of businesses and securities in connection with mergers and acquisitions, restructurings and recapitalizations, spin-offs/split-offs, securities offerings in both the private and public capital markets and valuations for corporate and other purposes.

        At the May 9, 2013 meeting of the Board, Guggenheim Securities delivered its oral opinion to the Special Committee and the Board, which subsequently was confirmed in writing, to the effect that, as of May 9, 2013 and based on the matters considered, the procedures followed, the assumptions made and various limitations of and qualifications to the review undertaken, the merger consideration was fair, from a financial point of view, to holders of our common stock.

        The full text of Guggenheim Securities' written opinion is attached as Annex C to this proxy statement and you should read the opinion carefully and in its entirety. Guggenheim Securities' written opinion sets forth the matters considered, the procedures followed, the assumptions made and various limitations of and qualifications to the review undertaken by Guggenheim Securities. Guggenheim Securities' opinion, which was authorized for issuance by the Fairness Opinion and Valuation Committee of Guggenheim Securities, is subject to the assumptions, limitations, qualifications and other conditions contained in such opinion and is necessarily based on economic, capital markets and other conditions, and the information made available to Guggenheim Securities, as of the date of such opinion. Guggenheim Securities has no responsibility for updating or revising its opinion based on facts, circumstances or events occurring after the date of the rendering of the opinion.

        In reading the discussion of the opinion set forth below, you should be aware that Guggenheim Securities' opinion:

  •
  was provided to the Special Committee and the Board (solely in that capacity) for their information and assistance in connection with their consideration of the merger;

  •
  did not constitute a recommendation to the Special Committee or to the Board with respect to the merger;

  •
  does not constitute advice or a recommendation to any holder of our common stock as to how to vote in connection with the merger or otherwise;

  •
  did not address the Company's underlying business or financial decision to pursue the merger, the relative merits of the merger as compared to any alternative business or financial strategies that might exist for the Company, the financing of the merger or the effects of any other transaction in which the Company might engage;

  •
  addressed only the fairness, from a financial point of view, of the merger consideration pursuant to the merger agreement;

  •
  expressed no view or opinion as to (i) any other term or aspect of the merger agreement or the merger or any term or aspect of any other agreement or instrument contemplated by the merger agreement or to be entered into or amended in connection with the merger or (ii) the fairness, financial or otherwise, of the merger to, or of any consideration to be paid to or received by, the holders of any other class of securities, creditors or other constituencies of the Company; and

  •
  expressed no view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of the Company's officers, directors or employees, or any class of such persons, in connection with the merger relative to the merger consideration.

        In the course of performing its reviews and analyses for rendering its opinion, Guggenheim Securities:

  •
  reviewed a draft of the merger agreement as of May 9, 2013;

  •
  reviewed a draft of the limited guarantee as of May 8, 2013 made by the TowerBrook Funds in favor of the Company;

  •
  reviewed draft copies as of May 8, 2013 of the debt commitment letters and the equity commitment letter with respect to TowerBrook's contemplated financing of the merger;

  •
  reviewed certain publicly available business and financial information regarding the Company;

  •
  reviewed certain non-public business and financial information regarding the Company's business and prospects (including certain financial projections for the Company), all as prepared and provided to Guggenheim Securities by the Company's senior management;

  •
  discussed with the Company's senior management their views of the Company's business, operations, historical and projected financial results and future prospects;

  •
  reviewed the historical prices, trading multiples and trading volume of the shares of our common stock;

  •
  compared the financial performance of the Company and the trading multiples and trading activity of the our common stock with relevant data for certain publicly traded companies which Guggenheim Securities deemed generally comparable to the Company;

  •
  reviewed the valuation and financial metrics of certain relevant mergers and acquisitions involving companies which Guggenheim Securities deemed generally comparable to the Company;

  •
  performed discounted cash flow analyses based on the projections for the Company furnished to Guggenheim Securities by the Company;

  •
  performed illustrative leveraged buyout analyses based on the financial projections for the Company furnished to Guggenheim Securities by the Company;

  •
  reviewed the premia paid in precedent merger and acquisition transactions involving selected targets in the retail sector; and

  •
  conducted such other studies, analyses, inquiries and investigations as Guggenheim Securities deemed appropriate.

        In connection with rendering its opinion:

  •
  Guggenheim Securities relied upon and assumed the accuracy, completeness and reasonableness of all industry, business, financial, legal, regulatory, tax, accounting, actuarial and other information (including, without limitation, any financial projections, other estimates and other forward-looking information) provided to or discussed with Guggenheim Securities by the Company or obtained by Guggenheim Securities from public sources, data suppliers and other third parties.

  •
  Guggenheim Securities (i) did not and does not assume any responsibility, obligation or liability (whether direct or indirect, in contract or tort or otherwise) for the accuracy, completeness, reasonableness, achievability or independent verification of, and Guggenheim Securities did not independently verify, any information described in the preceding bullet (including, without limitation, any financial projections, other estimates and other forward-looking information), (ii) did not and does not express any view, opinion, representation, guaranty or warranty (in each case, express or implied) regarding the reasonableness or achievability of any financial projections, other estimates and other forward-looking information or the assumptions upon which they are based, and (iii) relied upon the assurances of the Company's senior management that they were unaware of any facts or circumstances that would have made such information (including, without limitation, any financial projections, other estimates and other forward-looking information) incomplete, inaccurate or misleading.

  •
  Specifically, with respect to all (i) financial projections, other estimates and other forward-looking information provided to or discussed with Guggenheim Securities by the Company, Guggenheim Securities was advised by the Company's senior management, and Guggenheim Securities assumed, that such financial projections, other estimates and other forward-looking information had been reasonably prepared on bases reflecting the best then-currently available estimates and judgments of the Company's senior management as to the expected future performance of the Company and (ii) financial projections, other estimates and/or other forward-looking information obtained by Guggenheim Securities from public sources, data suppliers and other third parties, Guggenheim Securities assumed that such information was reasonable and reliable.

  •
  During the course of its engagement, Guggenheim Securities was asked by the Special Committee to solicit indications of interest from various potential strategic and private equity acquirors regarding a potential transaction with the Company, and Guggenheim Securities considered the results of such solicitation in rendering its opinion.

  •
  Guggenheim Securities did not perform or obtain any independent appraisal of the assets or liabilities (including any contingent, derivative or off-balance sheet assets and liabilities) of the Company, nor was Guggenheim Securities furnished with any such appraisals.

  •
  Guggenheim Securities did not express any view or render any opinion regarding the tax consequences to the Company of the merger. Guggenheim Securities is not a legal, regulatory, tax, accounting or actuarial expert and it relied on the assessments made by the Company and its advisors with respect to such issues.

  •
  Guggenheim Securities assumed that:

  •
  In all respects material to its analyses, (i) the final executed form of the merger agreement would not differ from the draft that Guggenheim Securities reviewed, (ii) the Company and Parent will comply with all terms of the merger agreement and (iii) the representations and warranties of the Company, Parent and Merger Sub contained in the merger agreement were true and correct and all conditions to the obligations of each party to the merger agreement to consummate the merger would be satisfied without any waiver thereof; and

  •
  The merger would be consummated in a timely manner and in accordance with the terms of the merger agreement, without any limitations, restrictions, conditions, amendments or modifications, regulatory or otherwise, that would have an adverse effect on the Company.

  •
  Guggenheim Securities expressed no view or opinion as to the price or range of prices at which the shares of common stock or other securities of the Company may trade at any time, including, without limitation, subsequent to the announcement or consummation of the merger.

  Summary of Valuation and Financial Analyses

  Overview/Definitions

        This "Summary of Valuation and Financial Analyses" presents a summary of the principal valuation and financial analyses performed by Guggenheim Securities and presented to the Special Committee and the Board in connection with rendering its opinion.

        Some of the valuation and financial analyses summarized below include summary data and information presented in tabular format. In order to understand fully such valuation and financial analyses, the summary data and tables must be read together with the full text of the summary. Considering the summary data and tables alone could create a misleading or incomplete view of Guggenheim Securities' valuation and financial analyses.

        Throughout this "Summary of Valuation and Financial Analyses," the following financial terms are used in connection with Guggenheim Securities' various valuation and financial analyses:

  •
  Enterprise value: represents the relevant company's net equity value plus (i) the principal or face amount of total debt and preferred stock and (ii) the estimated fair market value, or, if not publicly quoted, book value of any non-controlling/minority interests less (iii) cash, cash equivalents and available-for-sale securities, (iv) the estimated fair market value, or, if not publicly quoted, book value of any non-consolidated investments and (v) the estimated fair market value, or, if not publicly quoted, book value of any non-cash generating assets.

  •
  Net equity value: represents the relevant company's (i) gross equity value as calculated (a) based on outstanding common shares plus shares issuable upon the conversion or exercise of all in-the-money convertible securities, stock options and/or stock warrants multiplied by (b) the relevant company's stock price less (ii) the cash proceeds from the assumed exercise of stock options and stock warrants with an exercise price in excess of the trading price of such company's price per share.

  •
  EBIT: means the relevant company's operating earnings (after deduction of stock-based compensation), excluding non-recurring expenses and/or income, before interest and taxes.

  •
  EBITDA: means the relevant company's operating earnings (after deduction of stock-based compensation), excluding non-recurring expenses and/or income, before interest, taxes, depreciation, amortization and impairments. See footnote 1 to the three tables entitled

    "Summary Financial Forecasts" set forth in "The Merger—Certain Company Forecasts" on page 66 regarding adjustments for impairment charges.

  •
  EBITDAR: means the relevant company's operating earnings (after deduction of stock-based compensation), excluding non-recurring expenses and/or income, before interest, taxes, depreciation, amortization, impairments and rent expense.

  •
  EBIT multiple: represents the relevant company's enterprise value divided by its historical or projected EBIT.

  •
  EBITDA multiple: represents the relevant company's enterprise value divided by its historical or projected EBITDA.

  •
  EPS: means the relevant company's earnings per share.

  •
  P/E ratio: represents the relevant company's stock price divided by its historical or projected EPS.

  •
  Cash adjusted price: means the relevant company's price per share after adjusting its equity value by deducting such company's cash, cash equivalents and available-for-sale securities as of the relevant balance sheet date from net equity value.

  •
  LTM: means last 12 months.

  •
  CAGR: means compound annual growth rate.

  •
  CapEx: means capital expenditures.

  •
  Unlevered free cash flow or ULFCF: means the relevant company's after-tax unlevered operating cash flow minus CapEx and changes in working capital.

  •
  DCF: means discounted cash flow.

  •
  WACC: means weighted average cost of capital.

  •
  Adjusted Debt: means total debt plus capitalized rent, assuming a capitalization multiple of 8 times, consistent with the approach taken by Moody's Investors Service, Inc.

  Summary Merger and Market Valuation Multiples

        Based on the merger consideration of $32.00 per share and the Company's closing stock price of $28.52 as of May 8, 2013, Guggenheim Securities reviewed the implied (i) EBITDA multiples for the LTM period ending March 31, 2013 and estimated calendar year 2013, which we refer to as CY 2013E, (ii) EBIT multiples for the LTM period ending March 31, 2013 and CY 2013E and (iii) P/E ratios for CY 2013E, as summarized in the following table:

Implied Market & Merger Valuation Multiples

Price per Share	$28.52	$32.00
	5/8/2013 Market	Merger
Enterprise Value(1)/EBITDA for the Company:
LTM as of March 31, 2013:	5.9x	6.9x
CY 2013E(2):	5.4x	6.3x
Enterprise Value(1)/EBIT for the Company:
LTM as of March 31, 2013:	7.1x	8.4x
CY 2013E(2):	6.4x	7.5x
Price/Earnings per Share for the Company:
CY 2013E(2):	14.9x	16.7x

(1)
Cash, cash equivalents and available-for-sale securities, debt and minority interest balances as of March 31, 2013.

(2)
CY 2013E EBITDA, EBIT and EPS estimates per the Company management projections.

  Peer Group Financial Benchmarking and Trading Valuation Analysis.

        Guggenheim Securities reviewed and analyzed the Company's historical stock price performance, historical and projected financial performance and trading valuation metrics compared to such information for certain publicly traded companies in the specialty retail sector that Guggenheim Securities deemed relevant for purposes of its valuation analysis. Guggenheim Securities selected these companies principally because they operate as specialty retailers primarily in U.S. malls serving customers generally similar to the Company's core customers or because a significant portion of their sales are in the premium denim category. The companies included in the peer group were as follows:

Selected Peer Group Companies

• Abercrombie & Fitch Co. • Aeropostale, Inc. • American Eagle Outfitters, Inc. • bebe stores, inc. • The Buckle, Inc. • Express, Inc.	• Guess?, Inc. • Joe's Jeans Inc. • Quiksilver, Inc. • rue21, inc. • Vera Bradley, Inc.

        Guggenheim Securities calculated the following trading multiples for the selected peer group companies based on Wall Street consensus estimates and the most recent publicly available financial filings:

Selected Peer Group Trading Multiples

	Enterprise Value/LTM EBITDA	Enterprise Value/CY 2013E EBITDA	Price/CY 2013E Earnings per Share
Abercrombie & Fitch Co.	6.4x	5.4x	15.2x
Aeropostale, Inc.	NM	7.2x	29.7x
American Eagle Outfitters, Inc.	5.4x	5.4x	13.0x
bebe stores, inc.	12.0x	NM	NM
The Buckle, Inc.	7.7x	7.4x	14.1x
Express, Inc.	5.1x	5.3x	12.4x
Guess?, Inc.	5.5x	6.7x	16.1x
Joe's Jeans Inc.	9.4x	NA	15.6x
Quiksilver, Inc.	NM	11.1x	NM
rue21, inc.	6.6x	6.6x	16.4x
Vera Bradley, Inc.	7.5x	6.7x	12.0x
High	12.0x	11.1x	29.7x
Median	6.6x	6.7x	15.2x
Low	5.1x	5.3x	12.0x
Company (Mgmt. Estimates):
Merger Consideration	6.9x	6.3x	16.7x
Market as of May 8, 2013	5.9x	5.4x	14.9x

Note:
Net equity value based on diluted shares outstanding. Projected EBITDA and EPS for peers based on Wall Street consensus median estimates. Fiscal January year endings are not calendarized; all other fiscal ends calendarized to December. Enterprise value/EBITDA multiples greater than 20.0x and P/E ratios greater than 40.0x were deemed to be not meaningful ("NM") as the high multiple is typically driven by temporarily depressed EBITDA and/or EPS. "NA" means that there was not sufficient public information to calculate the applicable multiple.

        In performing its peer group trading valuation analysis subject to the assumptions above:

  •
  Guggenheim Securities observed the following range of valuation multiples: (i) enterprise value/LTM EBITDA of 5.1x-12.0x; (ii) enterprise value/CY 2013E EBITDA of 5.3x-11.1x; and (iii) Price/CY 2013E EPS of 12.0x-29.7x.

  •
  Guggenheim Securities noted that the Company transaction multiples of 6.9x LTM EBITDA, 6.3x CY 2013E EBITDA and 16.7x CY 2013E EPS were each in line with the respective peer group multiple ranges relating to each of those variables.

  Discounted Cash Flow Analyses.

        Guggenheim Securities performed illustrative discounted cash flow analyses of the Company based on projected after-tax unlevered free cash flows for the Company (treating stock-based compensation as a cash operating expense) and an estimate of its terminal value at the end of the five-year projection period. In performing its illustrative discounted cash flow analyses:

  •
  Guggenheim Securities based its discounted cash flow analyses on the five-year projections for the Company as provided by the Company's senior management.

  •
  Guggenheim Securities estimated the Company's weighted average cost of capital to be within a range of 11.0%-13.0% based on, among other factors, (i) Guggenheim Securities' then-current estimate of the prospective U.S. equity risk premium range of 5.5%-6.5%, (ii) a review of the Company's Bloomberg historical five-year average adjusted beta, its Bloomberg historical two-year average adjusted beta and its Barra predicted beta (both current and over time) as well as similar beta information for the Company's selected peer group companies, (iii) the prevailing interpolated yield on the 20-year U.S. Treasury bond of 2.61% as of May 8, 2013 as a proxy for the risk-free rate, (iv) a size/liquidity premium of 2.46% applicable to companies of a comparable size to the Company as per Ibbotson's 2013 SBBI Valuation Yearbook, (v) the Company's target capital structure on a prospective basis, which was assumed to include debt equal to 0%-30% of total capitalization at a pre-tax average rate of 5.5%, and (vi) Guggenheim Securities' investment banking and capital markets judgment and experience in valuing companies similar to the Company.

  •
  Guggenheim Securities applied the mid-year convention when discounting future cash flows.

  •
  In calculating the Company's terminal value for purposes of its discounted cash flow analyses, Guggenheim Securities used an illustrative range of perpetual growth rates of the Company's terminal year normalized after-tax unlevered free cash flow of 1.0%-3.0%. The illustrative terminal LTM EBITDA multiples implied by the aforementioned discount rate and perpetual growth rate ranges were 3.8x-5.8x.

  •
  Guggenheim Securities' illustrative discounted cash flow analyses resulted in an overall range of implied values of $29.11-$37.71 per share of our common stock.

  •
  Guggenheim Securities noted that the merger consideration of $32.00 per share of our common stock was in line with the aforementioned valuation range based on the illustrative discounted cash flow analyses.

  Discounted Cash Flow Sensitivity Analysis.

        Guggenheim Securities also repeated the discounted cash flow analyses after sensitizing key variables in the Company management's five-year projections, including the Company's EBITDA margins, the number of new Company stores opened by the end of the five-year projection period and average same-store-sales growth rates, applying a similar change in sales growth to both wholesale and international sales, during the five-year projection period. These variables were selected, in consultation with the Special Committee and the Board, based on a benchmarking analysis of the Company against other companies within the peer group and feedback from bidders that were afforded an opportunity to review the Company's management projections. All of the sensitized discounted cash flow analyses assumed a discount rate of 12.0%, the midpoint of Guggenheim Securities' estimated range of 11.0%-13.0%, and a perpetual growth rate of 2.0%, the midpoint of Guggenheim Securities' estimated range of 1.0%-3.0%.

        The results of the illustrative discounted cash flow sensitivity analysis based on variations in the Company's EBITDA margin and store count are summarized in the table below:

Implied Discounted Cash Flow Value per Share of Our Common Stock

			2017 U.S. Store Count(2)
	Δ in Profit Margin vs. 5-Year Plan(1)	2017E EBITDA Margin	157	172	Base Case 187	202
	(6.0%)	14.0%	$23.04	$23.55	$24.05	$24.56
	(4.0%)	16.0%	25.74	26.31	26.89	27.47
	(2.0%)	18.0%	28.43	29.08	29.73	30.37
Base Case	0.0%	20.0%	31.12	31.84	32.56	33.28
	2.0%	22.0%	33.82	34.61	35.40	36.19

Note:    Base case assumptions represent assumptions in the Company management projections.

(1)
Change in profit margin applied linearly from 2013 through 2017. For further information with respect to the 5-Year Plan, see the information included under the "The Merger—Certain Company Forecasts" beginning on page 64.

(2)
Sensitizes new store growth annually to reach store count by year 5 (2017E).

        The results of the illustrative discounted cash flow sensitivity analysis based on variations in the Company's EBITDA margin and average same-store-sales growth are summarized in the table below:

Implied Discounted Cash Flow Value per Share of Our Common Stock

			Average Same-Store-Sales Growth(2)
	Δ in Profit Margin vs. 5-Year Plan(1)	2017E EBITDA Margin	0.9%	1.9%	Base Case 2.9%	3.9%
	(6.0%)	14.0%	$20.20	$22.09	$24.05	$26.08
	(4.0%)	16.0%	22.76	24.79	26.89	29.06
	(2.0%)	18.0%	25.32	27.49	29.73	32.04
Base Case	0.0%	20.0%	27.88	30.18	32.56	35.02
	2.0%	22.0%	30.44	32.88	35.40	38.00

Note:    Base case assumptions represent assumptions in the Company management projections. For further information with respect to the 5-Year Plan, see the information included under the "The Merger—Certain Company Forecasts" beginning on page 64.

(1)
Change in profit margin applied linearly from 2013 through 2017.

(2)
Average U.S. Consumer Direct segment same-store-sales growth, including both full-price and outlet stores, for 2013-2017. Assumes a similar change in sales growth rate for U.S. Wholesale segment and International segment sales.
  •
  Guggenheim Securities noted that the merger consideration of $32.00 per share was in line with the range of discounted cash flow values per share implied by each of the discounted cash flow sensitivity analyses presented above.

  Precedent Merger and Acquisition Transaction Analysis.

        Guggenheim Securities reviewed and analyzed the valuation and financial metrics of certain relevant precedent merger and acquisition transactions since 2009 involving specialty apparel and accessories retailers that operate primarily in U.S. malls and which Guggenheim Securities deemed relevant for purposes of its valuation analysis. A summary of Guggenheim Securities' analysis of the precedent merger and acquisition transactions is presented in the tables below:

Selected Mall-Based U.S. Apparel-Retail Transactions Since 2009

EV/EBITDA
Date Announced	Target	Acquiror	LTM	FY1(1)(2)
3/7/2013	Hot Topic, Inc.	Sycamore Partners Management, L.L.C.	8.5x	7.1x
6/6/2012	Kenneth Cole Productions, Inc.	Kenneth D. Cole	9.3x	6.9x
5/2/2012	Charming Shoppes, Inc.	Ascena Retail Group Inc.	9.6x	7.5x
2/8/2011	Retail Ventures, Inc.	DSW Inc.	4.6x	NA
10/11/2010	The Gymboree Corp.	Bain Capital LLC	8.0x	7.8x
8/24/2009	Charlotte Russe Holding, Inc.	Advent International LLC	6.6x	NA
7/17/2009	Eddie Bauer, Inc.	Golden Gate Capital	5.6x	NA
6/25/2009	Tween Brands, Inc.	The Dress Barn, Inc. (Ascena Retail Group Inc.)	7.3x	6.8x
	High		9.6x	7.8x
	Median		7.7x	7.1x
	Low		4.6x	6.8x
	The Company Transaction		6.9x	6.3x

(1)
Next fiscal year.

(2)
"NA" means there was insufficient public information to calculate a FY1 multiple.

        In performing its precedent merger and acquisition transactions analysis:

  •
  Guggenheim Securities observed a range of enterprise value/LTM EBITDA multiples of 4.6x-9.6x and a range of enterprise value/forward EBITDA multiples of 6.8x-7.8x in the selected precedent transactions.

  •
  Guggenheim Securities noted that the Company transaction multiple of 6.9x LTM EBITDA was in line with the range of LTM multiples of 4.6x-9.6x observed in the precedent transactions. The Company transaction multiple of 6.3x forward EBITDA was below the range of 6.8x-7.8x observed in the precedent transactions. Guggenheim Securities noted, however, that this range was skewed by the fact that there was insufficient public information to calculate the forward EBITDA multiples for the Retail Ventures, Inc./DSW Inc., Charlotte Russe Holding, Inc./Advent International LLC and Tween Brands Inc./The Dress Barn, Inc. transactions, which had the three lowest LTM EBITDA multiples. Assuming the target companies in these three transactions had projected EBITDA growth rates at the time of those transactions generally similar to the projected EBITDA growth rates for the target companies in the three other precedent transactions, Guggenheim Securities noted that the low end of the observed range and the median of forward (FY1) EBITDA multiples would have been lower.

  Other Financial Reviews and Analyses

        Guggenheim Securities performed various additional financial reviews and analyses as summarized below solely for illustrative purposes and to provide certain context for the various valuation and financial analyses in connection with its opinion.

  Leveraged Buyout Analysis

        Guggenheim Securities performed an illustrative analysis of the implied price per share of our common stock that could theoretically be paid by a financial sponsor, provided that the financial sponsor required a 5-year internal rate of return ranging from 20%-25%. Guggenheim Securities performed the illustrative leveraged buyout analysis assuming (i) the transaction was completed with $475 million of debt and $777 million of Adjusted Debt (implying initial leverage ratios of approximately 4.5x EBITDA and 5.5x Adjusted Debt/EBITDAR, which levels were consistent with the target leverage disclosed to the Company by TowerBrook at the time the analysis was completed), (ii) the Company achieved the management projections during the five-year projection period (before deduction of stock-based compensation expense), (iii) management received an illustrative incentive equity compensation equal to 10% of the financial sponsor's total equity appreciation and (iv) the financial sponsor exited its investment at the end of the five-year projection period for 4.0x-7.0x LTM EBITDA.

        In setting the exit LTM EBITDA multiple range, Guggenheim Securities considered, among other things, the (i) 3.8x-5.8x terminal LTM EBITDA multiple range implied by its discounted cash flow analysis, which incorporates the Company's specific cost of capital, (ii) the observed precedent transaction LTM EBITDA multiple range of 4.6x-9.6x, (iii) the transaction LTM EBITDA multiple in the merger of 6.9x and an expectation that this multiple would be lower at exit given that the Company's senior management believed that the store base would be fully penetrated in the U.S. at the end of the five-year projection period and (iv) the Company's LTM trading multiple of 5.9x on the day prior to announcement of the merger, which multiple was also equal to the Company's average LTM EBITDA multiple over the last three years.

  •
  Based on these assumptions, the leveraged buyout analysis implied a range of values of $29.24-$37.36 per share of our common stock.

  •
  Guggenheim Securities noted that the $32.00 merger consideration was in line with this range of values.

  Leveraged Buyout Sensitivity Analysis.

        Guggenheim Securities also repeated the leveraged buyout analyses after sensitizing key variables in the Company management's five-year projections, including the Company's EBITDA margins, the number of new Company stores opened by the end of the five-year projection period and average same-store-sales growth rates, applying a similar change in sales growth to both wholesale and international sales, during the five-year projection period. These variables were selected, in consultation with the Special Committee and the Board, based on a benchmarking analysis of the Company against other companies within the peer group and feedback from bidders that were afforded an opportunity to review the Company's management projections. All of the sensitized leveraged buyout analyses assumed a required 5-year internal rate of return of 22.5%, the midpoint of Guggenheim Securities' estimated range of 20%-25%, and an exit LTM EBITDA multiple of 5.5x, the midpoint of Guggenheim Securities' estimated range of 4.0x-7.0x LTM EBITDA.

        The results of the illustrative leveraged buyout sensitivity analysis based on variations in the Company's EBITDA margin and store count are summarized in the table below:

Implied Leveraged Buyout Value per Share of Our Common Stock

			2017 U.S. Store Count(2)
	Δ in Profit Margin vs. Plan(1)	2017E EBITDA Margin	157	172	Base Case 187	202
	(6.0%)	14.0%	$27.83	$28.17	$28.50	$28.84
	(4.0%)	16.0%	29.23	29.60	29.97	30.34
	(2.0%)	18.0%	30.62	31.03	31.44	31.85
Base Case	0.0%	20.0%	32.02	32.46	32.91	33.36
	2.0%	22.0%	33.41	33.89	34.38	34.86

Note:    Base case assumptions represent assumptions in the Company management projections.

(1)
Change in profit margin applied at a constant rate from 2013 through 2017.

(2)
Sensitizes new store growth annually to reach store count by year 5 (2017E).

        The results of the illustrative leveraged buyout sensitivity analysis based on variations in the Company's EBITDA margin and average same-store-sales growth are summarized in the table below:

Implied Leveraged Buyout Value per Share of Our Common Stock

			Average Same-Store-Sales Growth(2)
	Δ in Profit Margin vs. Plan(1)	2017E EBITDA Margin	0.9%	1.9%	Base Case 2.9%	3.9%
	(6.0%)	14.0%	$26.09	$27.27	$28.50	$29.78
	(4.0%)	16.0%	27.41	28.67	29.97	31.33
	(2.0%)	18.0%	28.74	30.06	31.44	32.87
Base Case	0.0%	20.0%	30.06	31.46	32.91	34.42
	2.0%	22.0%	31.39	32.85	34.38	35.96

Note:    Base case assumptions represent assumptions in the Company management projections.

(1)
Change in profit margin applied linearly from 2013 through 2017.

(2)
Average U.S. consumer direct segment same-store sales growth, including both full-price and outlet stores, for 2013-2017. Assumes a similar change in sales growth rate for U.S. wholesale segment and international segment sales.
  •
  Guggenheim Securities noted that the merger consideration of $32.00 per share was in line with the range of leveraged buyout values per share implied by each of the leveraged buyout sensitivity analyses presented above.

  Premia Paid Analysis

        Guggenheim Securities reviewed the premia paid in transactions in which U.S. retail targets (excluding auto retailers and gas stations) were acquired in transactions announced after January 1,

2011 at a transaction enterprise value between $500 million and $1.5 billion, as summarized in the following table:

Premia Paid Analysis: Retail M&A Transactions Announced Since January 1, 2011

			Premium (%)
Date Announced
	Target	Acquiror	1-Day	1-Week	1-Month
3/7/2013	Hot Topic, Inc.	Sycamore Partners Management, L.L.C.	30%	30%	27%
2/20/2013	OfficeMax Inc.	Office Depot Inc.	26%	23%	22%
11/15/2012	Schiff Nutrition Intl Inc.	Reckitt Benckiser Group PLC	24%	24%	73%
11/14/2012	Teavana Holdings Inc.	Starbucks Corporation	53%	48%	23%
10/25/2012	PSS World Medical Inc.	McKesson Corporation	34%	31%	26%
9/26/2012	American Greetings Corporation	Investor Group	22%	14%	22%
5/9/2012	Cost Plus Inc.	Bed Bath & Beyond Inc.	22%	16%	24%
5/2/2012	Charming Shoppes Inc.	Ascena Retail Group Inc.	25%	25%	22%
5/1/2012	Collective Brands Inc.	Wolverine, Blum, Golden Gate	61%	51%	59%
12/19/2011	Winn-Dixie Stores Inc.	Bi-Lo LLC	75%	82%	51%
12/9/2011	Blue Coat Systems Inc.	Thoma Bravo, LLC	48%	44%	75%
6/13/2011	EMS Technologies Inc.	Honeywell International Inc.	33%	30%	36%
5/2/2011	Volcom Inc.	PPR SA	24%	32%	33%
		25th Percentile	24%	24%	23%
		Median	30%	30%	27%
		75th Percentile	48%	44%	51%
  •
  Guggenheim Securities compared the above observed premia to the 52% premium being offered to the Company stockholders to the unaffected price of $21.01, the closing price on October 9, 2012, the day prior to the Company's public announcement of its exploration of strategic alternatives. In light of the Company's large cash balance (including cash equivalents and available-for-sale securities) relative to its net equity value ($221 million, or $8.47 per share, as of March 31, 2013), Guggenheim Securities also calculated the premium of the cash-adjusted merger consideration to the Company's cash-adjusted unaffected price, which was 76%. Both premia compared favorably to the range observed in the precedent transactions.

  •
  Given the time that elapsed since the Company's first public announcement of its exploration of strategic alternatives and the uncertain level of continuing impact of that announcement on the Company's market price prior to announcement of the merger, Guggenheim Securities also reviewed the premia, both on an absolute and cash-adjusted basis, to the day prior to announcement of the transaction, the Company's 52-week high closing price and the Company's volume weighted average prices during the one week, one month, two month, three month and six month periods prior to the announcement of the transaction. The output of that analysis is summarized in the following table:

	Absolute	Cash-Adjusted(1)
Merger Consideration	$32.00	$23.53

Premium to:	Stock Price		Cash-Adjusted Price
Unaffected Price (10/9/2012)	$21.01	52%	$13.35	76%
Current (As of 5/8/2013)	28.52	12%	20.05	17%
52-Week High (Closing Price)	30.07	6%	21.60	9%
Volume-Weighted Average Price (VWAP)
1-Week	27.90	15%	19.44	21%
1-Month	27.11	18%	18.64	26%
2-Months	26.97	19%	18.51	27%
3-Months	27.03	18%	18.56	27%
6-Months	25.93	23%	17.47	35%

(1)
Excludes cash, cash equivalents and available-for-sale securities of $201 million or $7.66 per share for the unaffected price adjustment and $221 million or $8.47 per share for all other scenarios, in each case, as of March 31, 2013.
  •
  Guggenheim Securities also noted that no shares traded above the $32.00 merger consideration during the last year.

  Other Considerations

        The preparation of a fairness opinion is a complex process that involves various judgments and determinations as to the most appropriate and relevant valuation and financial analyses and the application of those methods to the particular circumstances involved. A fairness opinion therefore is not readily susceptible to partial analysis or summary description, and taking portions of the valuation and financial analyses set out above, without considering such analysis as a whole, would in the view of Guggenheim Securities create an incomplete and misleading picture of the processes underlying the valuation and financial analyses considered in rendering Guggenheim Securities' opinion.

In arriving at its opinion, Guggenheim Securities:

  •
  based its valuation and financial analyses on assumptions that it deemed reasonable, including assumptions concerning general business and economic conditions, capital markets considerations and industry-specific and company-specific factors, all of which are beyond the control of the Company and Guggenheim Securities;

  •
  did not form a view or opinion as to whether any individual analysis or factor, whether positive or negative, considered in isolation, supported or failed to support its opinion;

  •
  considered the results of all of its valuation and financial analyses and did not attribute any particular weight to any one analysis or factor; and

  •
  ultimately arrived at its opinion based on the results of all of its valuation and financial analyses assessed as a whole and believes that the totality of the factors considered and the various valuation and financial analyses performed by Guggenheim Securities in connection with its opinion operated collectively to support its determination as to the fairness, from a financial point of view, of the merger consideration to the holders of shares of our common stock.

Guggenheim Securities also noted that:

  •
  The valuation and financial analyses performed by Guggenheim Securities, particularly those based on estimates and projections, are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by these analyses;

  •
  None of the selected publicly traded companies used in the peer group trading analysis described above are identical or directly comparable to the Company, and none of the selected precedent merger and acquisition transactions used in the precedent merger and acquisitions transactions analysis described above are identical or directly comparable to the merger; however, such companies and transactions were selected by Guggenheim Securities, among other reasons, because they represented or involved target companies which may be considered broadly similar, for purposes of Guggenheim Securities' valuation analyses, to the Company;

  •
  In any event, peer group trading analysis and precedent merger and acquisition transactions analysis are not mathematical; rather, such analyses involve complex considerations and judgments concerning the differences in business, financial, operating and capital markets-related characteristics and other factors regarding the peer group companies and precedent merger and acquisition transactions to which the Company and the merger were compared; and

  •
  The valuation and financial analyses performed by Guggenheim Securities do not purport to be appraisals or to reflect the prices at which any securities may trade at the present time or at any time in the future.

        The Company did not provide specific instructions to, or place any limitations on, Guggenheim Securities with respect to the procedures to be followed or factors to be considered in performing its valuation and financial analyses or providing its opinion. The type and amount of consideration payable in the merger were determined through negotiations between the Company and TowerBrook and were approved by the Special Committee and the Board. The decision to enter into the merger agreement was solely that of the Special Committee and the Board. Guggenheim Securities' opinion was just one of the many factors taken into consideration by the Special Committee and the Board. Consequently, Guggenheim Securities' valuation and financial analyses should not be viewed as determinative of the decision of the Special Committee or the Board with respect to the fairness, from a financial point of view, of the merger consideration pursuant to the merger.

        Pursuant to the terms of Guggenheim Securities' engagement letter, the Company has agreed to pay Guggenheim Securities a transaction fee of 1% of the transaction value (as determined pursuant to Guggenheim Securities' engagement letter) or approximately $6.1 million. $1 million of Guggenheim Securities' compensation was payable upon delivery of its opinion and will be credited against the fee payable upon consummation of the merger. In addition, the Company has agreed to reimburse Guggenheim Securities for certain expenses and to indemnify it against certain liabilities arising out of its engagement.

        Aside from the current engagement by the Company in connection with the merger, Guggenheim Securities has not been previously engaged by the Company, nor has Guggenheim Securities been previously engaged by TowerBrook or its affiliates, to provide investment banking and/or financial advisory services for which Guggenheim Securities received fees or compensation. Guggenheim Securities may seek to provide the Company, TowerBrook and their respective affiliates with certain investment banking and financial advisory services unrelated to the merger in the future.

        Guggenheim Securities and its affiliates engage in a wide range of financial services activities for their own accounts and the accounts of customers, including asset and investment management, investment banking, corporate finance, mergers and acquisitions, restructuring, merchant banking, fixed income and equity sales, trading and research, derivatives, foreign exchange and futures. In the ordinary course of these activities, Guggenheim Securities or its affiliates may (i) provide such financial services to the Company, TowerBrook, other participants in the merger or their respective affiliates, subsidiaries, investment funds and portfolio companies for which services Guggenheim Securities or certain of its affiliates has received, and may receive, compensation and (ii) directly or indirectly, hold long or short positions, trade and otherwise conduct such activities in or with respect to certain debt or equity securities, bank debt and derivative products of or relating to the Company, TowerBrook, other participants in the merger or their respective affiliates, subsidiaries, investment funds and portfolio companies. Furthermore, Guggenheim Securities' affiliates, directors, officers and employees may have investments in the Company, TowerBrook, other participants in the merger or their respective affiliates, subsidiaries, investment funds and portfolio companies.

        Consistent with applicable legal and regulatory guidelines, Guggenheim Securities has adopted certain policies and procedures to establish and maintain the independence of its research departments and personnel. As a result, Guggenheim Securities' research analysts may hold views, make statements or investment recommendations and publish research reports with respect to the Company, TowerBrook, other participants in the merger or their respective affiliates, subsidiaries, investment funds and portfolio companies and the merger that differ from the views of Guggenheim Securities' investment banking personnel.

Certain Company Forecasts

        While the Company does not, as a matter of course, publicly disclose earnings forecasts, it does provide limited guidance relating to certain operating metrics on an annual and/or quarterly basis, including guidance with respect to forecasted net sales and diluted earnings per share for the periods presented. The Company's guidance is typically accompanied by a summary of the operating assumptions on which the guidance is based, which may include assumptions with respect to net sales by operating segment, the pace of new store openings and changes in same-store sales. The Company is cautious of providing such guidance for periods longer than a full calendar year (subject to quarterly updates) due to unpredictability of the underlying assumptions and estimates. However, in connection with the evaluation of a possible transaction involving the Company, the Company provided Guggenheim Securities, prospective bidders and/or the Board with certain non-public financial forecasts covering multiple years that were prepared by management of the Company and not for public disclosure. Management of the Company prepared a financial forecast dated October 22, 2012 covering fiscal years 2013, 2014 and 2015, which we refer to as the 3-Year Plan, an updated financial forecast dated February 28, 2013 covering fiscal years 2013, 2014, 2015, 2016 and 2017, which we refer to as the February 5-Year Plan, and an updated financial forecast dated April 18, 2013 covering fiscal year 2013, which we refer to the 2013 Reforecast. All references in this proxy statement to the 5-Year Plan refer to the February 5-Year Plan as revised by the 2013 Reforecast, except for those references related to the events described under "The Merger Agreement-Background of the Merger" that occurred prior to April 18, 2013, which refer to the February 5-Year Plan without the revisions set forth in the 2013 Reforecast. The 3-Year Plan was provided to Guggenheim Securities, TowerBrook, certain of the other prospective bidders and the Board. The 2013 Reforecast was provided to Guggenheim Securities, TowerBrook and the Board. The February 5-Year Plan was provided to Guggenheim Securities and the Board.

        A summary of these financial forecasts is not being included in this document to influence your decision whether to vote for or against the proposal to adopt the merger agreement, but is being included because financial forecasts were made available to Guggenheim Securities, prospective bidders and/or the Board. The inclusion of this information should not be regarded as an indication that the Board, its advisors or any other person considered, or now considers, such financial forecasts to be material or to be a reliable prediction of actual future results, and these financial forecasts should not be relied upon as such. Our management's internal financial forecasts, upon which the financial forecasts were based, are subjective in many respects. There can be no assurance that these financial forecasts will be realized or that actual results will not be significantly higher or lower than forecasted. The financial forecasts cover multiple years and such information by its nature becomes subject to greater uncertainty with each successive year. As a result, the inclusion of the financial forecasts in this proxy statement should not be relied on as necessarily predictive of actual future events.

        In addition, the financial forecasts were not prepared with a view toward public disclosure, the published guidelines of the SEC regarding projections and the use of non-GAAP measures or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither our independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the financial forecasts contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the financial forecasts.

        These financial forecasts were based on numerous variables and assumptions that were deemed to be reasonable as of the date each such forecast was finalized, including, without limitation, assumptions as to net sales, gross margin, operating expenses, store count, shares of our common stock outstanding, licensing revenue and effective tax rates. Such assumptions are inherently uncertain and may be beyond the control of the Company. Important factors that may affect actual results and cause these financial forecasts to not be achieved include, but are not limited to, risks and uncertainties relating to the Company's business (including its ability to achieve strategic goals, objectives and targets and to consummate certain planned transactions over the applicable periods), industry performance, the regulatory environment, general business and economic conditions and other factors described or referenced under "Cautionary Statement Regarding Forward-Looking Statements" beginning on page 20. In addition, the financial forecasts also reflect assumptions that are subject to change and do not reflect revised prospects for the Company's business, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the financial forecasts were prepared. Except to the extent any forecast below constitutes a revision of a previously prepared forecast, we have not prepared revised forecasts to take into account other variables that may have changed since the date that each such forecast was prepared. Accordingly, there can be no assurance that these financial forecasts will be realized or that the Company's future financial results will not materially vary from these financial forecasts.

        The Company does not assume responsibility if future results are materially different from the financial forecasts set forth below. Some or all of the assumptions which have been made regarding, among other things, the timing of certain occurrences or impacts, may have changed since the date such financial forecasts were made. We have not updated and do not intend to update, or otherwise revise the financial forecasts to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions on which such financial forecasts were based are shown to be in error. The Company has made publicly available its actual results of operations for the fiscal quarter ended March 31, 2013, and stockholders are urged to review carefully the Company's Form 10-Q for such period, which is incorporated by reference into this proxy statement.

        The financial forecasts are forward-looking statements. For information on factors that may cause the Company's future financial results to materially vary, see "Cautionary Statement Regarding Forward-Looking Statements" on page 20.

        The following is a summary of the Company financial forecasts prepared by management of the Company and given to prospective bidders, Guggenheim Securities and/or the Board, as well as their respective advisors.

Summary Financial Forecasts

3-Year Plan dated October 22, 2012 ($ in millions, except per share)	2013	2014	2015
U.S. Retail Stores	133	145	158
U.S. Same-Store Sales	6.6%	5.2%	4.3%
Net Sales	$530	$605	$680
% Growth	NA	14.2%	12.4%
Gross Profit	$344	$393	$442
% Margin	64.8%	64.9%	65.0%
Operating Income	$94	$113	$132
% Margin	17.7%	18.7%	19.4%
EPS (diluted)	$2.20	$2.63	$3.04
% Growth	NA	19.7%	15.5%
EBITDA(1)	$111	$133	$154
% Margin	20.9%	21.9%	22.6%
(-) Capital Expenditures	(18)	(19)	(17)

EBITDA less Capital Expenditures	$93	$113	$137
% Margin	17.6%	18.7%	20.1%

(1)
Please note that this calculation of EBITDA includes adjustments for impairment charges, which are non-cash charges. Other companies may not include such items in their calculation of EBITDA.

February 5-Year Plan dated February 28, 2013 ($ in millions, except per share)	2013	2014	2015	2016	2017
U.S. Retail Stores	133	146	159	172	185
U.S. Same-Store Sales	2.6%	5.1%	3.2%	2.2%	1.5%
Net Sales	$512	$581	$652	$725	$787
% Growth	9.5%	13.6%	12.2%	11.1%	8.7%
Gross Profit	$333	$377	$424	$471	$513
% Margin	65.0%	64.9%	65.0%	65.1%	65.1%
Operating Income	$85	$101	$112	$123	$132
% Margin	16.5%	17.3%	17.2%	17.0%	16.8%
EPS (diluted)	$1.98	$2.70	$2.96	$3.22	$3.40
% Growth	8.8%	36.6%	9.7%	8.6%	5.8%
EBITDA(1)	$101	$119	$133	$147	$158
% Margin	19.8%	20.5%	20.4%	20.2%	20.0%
(-) Capital Expenditures	(18)	(19)	(17)	(17)	(17)

EBITDA less Capital Expenditures	$83	$100	$116	$129	$140
% Margin	16.3%	17.2%	17.7%	17.8%	17.8%

(1)
Please note that this calculation of EBITDA includes adjustments for impairment charges, which are non-cash charges. Other companies may not include such items in their calculation of EBITDA.

2013 Reforecast dated April 18, 2013 ($ in millions, except per share)	2013
U.S. Retail Stores	136
Net Sales	$521
Gross Profit	$328
% Margin	62.9%
Operating Income	$82
% Margin	15.8%
EPS (diluted)	$1.92
EBITDA(1)	$98

2013 Reforecast dated April 18, 2013 ($ in millions, except per share)	2013
% Margin	18.8%
(-) Capital Expenditures	(18)

EBITDA less Capital Expenditures	$80
% Margin	15.3%

(1)
Please note that this calculation of EBITDA includes adjustments for impairment charges, which are non-cash charges. Other companies may not include such items in their calculation of EBITDA.

Financing of the Merger

        We anticipate that the total funds needed by Parent and Merger Sub to pay our stockholders and holders of restricted stock units the amounts due to them under the merger agreement and pay related fees and expenses in connection with the merger will be approximately $858.9 million.

        We anticipate that the funds needed to pay the amounts described above will be obtained as follows:

  •
  equity financing to be provided by TowerBrook Investors III, L.P, TowerBrook Investors III (Parallel), L.P., and TowerBrook Investors III Executive Fund, L.P., which we refer to collectively in this proxy statement as the TowerBrook Funds, in an aggregate amount of up to $175 million, or other permitted assignees to whom they assign a portion of their respective commitments;

  •
  debt financing to be provided to Parent and Merger Sub through $535 million senior secured credit facilities provided by Deutsche Bank AG New York Branch, Deutsche Bank Securities Inc., Jefferies Finance LLC, UBS Securities LLC, UBS Loan Finance LLC, Macquarie Capital (USA) Inc., and MIHI LLC; provided that no more than $495 million plus an amount equal to any original issue discount and certain lending fees and expense will be available on the closing date of the merger; and

  •
  cash on hand of the Company and its subsidiaries.

        Parent has entered into the equity commitment letter with the TowerBrook Funds with respect to the aggregate amount of $175 million to be provided by the TowerBrook Funds. Parent and Merger Sub have received a debt commitment letter from Deutsche Bank AG New York Branch, Deutsche Bank Securities Inc., Jefferies Finance LLC, UBS Securities LLC, UBS Loan Finance LLC, Macquarie Capital (USA) Inc., and MIHI LLC with respect to $535 million in senior secured credit facilities, consisting of a $375 million senior secured first-lien term loan facility, a $50 million asset-based revolving credit facility (provided that no more than $10 million plus an amount equal to any original issue discount and certain lending fees and expenses will be available on the closing date of the merger) and a $110 million senior secured second-lien term loan facility. The funding of the equity financing and the debt financing are subject to certain conditions. We believe the amounts committed under the equity commitment letter and the debt commitment letter, together with cash on hand of the Company, will be sufficient to complete the merger, pay related fees and expenses in connection with the merger, but we cannot assure you that there will be adequate funds to complete the merger. Among other things, the conditions to the debt and equity financing could fail to be satisfied, the TowerBrook Funds could fail to fund the committed amounts in breach of the equity commitment letter, the lenders under the debt commitment letter could fail to fund the committed amounts in breach of such debt commitment letter, cash on hand of the Company could be less than expected, or the fees, expenses or other amounts required to be paid in connection with the merger could be greater than anticipated.

        In addition, Parent's and Merger Sub's obligation to consummate the merger is conditioned upon, among other things, the Company having cash in U.S. dollars deposited in a U.S. bank that will be freely available to be used to pay the aggregate merger consideration immediately prior to the effective time of the merger of at least $190 million (subject to certain adjustments) as described under "The Merger Agreement—Conditions to the Merger" beginning on page 99.

  Equity Commitment

        Parent has entered into the equity commitment letter, dated May 10, 2013, with the TowerBrook Funds, pursuant to which the TowerBrook Funds have committed to make or secure capital contributions to Parent at or prior to the closing of the merger up to an aggregate amount of $175 million.

        The obligations of the TowerBrook Funds to fund the equity financing is conditioned only upon: (i) all conditions to Parent's and Merger Sub's obligation to consummate the merger (other than those conditions that by their nature cannot be satisfied until the closing date of the merger but that are expected to be satisfied at the closing of the merger) have been satisfied (and remain satisfied) or waived, (ii) the full proceeds to be provided to Parent by debt financing has been funded in accordance with the terms thereof or will be funded in accordance with the terms thereof at the closing if the equity financing is funded at the closing, (iii) the Company has irrevocably confirmed by written notice to Parent following the end of the marketing period that the conditions to the Company's obligation to consummate the merger (other than those conditions that by their nature cannot be satisfied until the closing date of the merger but that are expected to be satisfied at the closing of the merger) have been satisfied (and remain satisfied) or that the Company has confirmed it is willing to waive any such unsatisfied conditions and that the Company stands, and will stand, ready, willing and able to consummate the merger and (iv) the merger is consummated in accordance with the terms of the merger agreement substantially contemporaneously with the TowerBrook Funds' funding of the equity financing. The Company is a third party beneficiary of the equity commitment letter entitling the Company in certain circumstances to seek specific performance of the TowerBrook Funds' obligations to fund their respective commitments under the equity commitment letter in accordance with the terms of the merger agreement and the equity commitment letter.

        The Company is entitled to seek specific performance to cause Parent to draw the full proceeds of the equity financing pursuant to the terms and conditions of the equity commitment letter in the event that (i) the marketing period has expired and all conditions to Parent's and Merger Sub's obligation to consummate the merger (other than those conditions that by their nature cannot be satisfied until the closing date of the merger but that are expected to be satisfied at the closing of the merger) have been satisfied (and remain satisfied) or waived, (ii) the full proceeds to be provided to Parent by debt financing (or the alternative debt financing) has been funded in accordance with the terms thereof or will be funded in accordance with the terms thereof at the closing if the equity financing is funded at the closing, and (iii) the Company has irrevocably confirmed in writing that it stands ready, willing and able to consummate the merger without further delay or condition, and if the equity financing and the debt financing are funded, then it will take such actions that are required by the Company under the merger agreement to cause the closing of the merger to occur. While the Company is entitled to seek both specific performance to cause the funding of the equity financing and the consummation of the merger and the payment of the Reverse Termination Fee, under no circumstances will the Company be entitled to receive both (1) such grant of specific performance and (2) payment of the Reverse Termination Fee.

        The obligation of the TowerBrook Funds to fund under the equity commitment letter will expire upon the earliest to occur of (i) the funding of the aggregate amounts due under such equity commitment letter and the consummation of the merger, (ii) the valid termination of the merger agreement in accordance with its terms, (iii) the Company or any of its affiliates filing or asserting in a legal proceeding, or directing or consenting to any of its respective members, agents, equityholders and representatives filing or asserting in a legal proceeding, (x) any claim with respect to the limited guaranty, dated May 10, 2013, in favor of the Company, against the TowerBrook Funds or any of their respective affiliates other than a claim against the TowerBrook Funds in respect of a Guaranteed Obligation (as described below) or (y) any claim against the TowerBrook Funds or any of their respective affiliates in connection with the equity commitment letter, the limited guaranty or the merger agreement, in each case, other than Retained Claims (as described below), subject in each case to all of the terms, conditions and limitations herein and in the limited guaranty, (iv) the Company, or any person claiming by, through or for the benefit of the Company, accepting all or a portion of the Reverse Termination Fee pursuant to the merger agreement or accepting payment from the TowerBrook Funds under the limited guarantee in respect of such obligation, and (v) the occurrence of any event that, by the terms of the limited guaranty, terminates the TowerBrook Funds' obligations thereunder.

        "Guaranteed Obligations" means the due, complete and punctual payment, performance and discharge, if and when required and due, of (i) the Reverse Termination Fee pursuant to and in accordance with the merger agreement, (ii) any obligations of Parent or Merger Sub in respect of any breach of the merger agreement, subject to the liability cap set forth in the merger agreement and described under "The Merger Agreement—Remedies" beginning on page 104 and (iii) Parent's reimbursement and indemnity obligations in connection with the financing (subject to a liability cap) as described under "The Merger Agreement—Company Cooperation with Financing" beginning on page 95.

        "Retained Claims" means (i) claims by the Company against the TowerBrook Funds under and in accordance with this limited guaranty or seeking to enforce the limited guaranty against the TowerBrook Funds, (ii) claims by the Company against Parent and/or Merger Sub under and in accordance with the merger agreement, (iii) claims by the Company against TowerBrook Capital Partners L.P., which we refer to in this proxy as TowerBrook Capital Partners, under and in accordance with the confidentiality agreement between the Company and TowerBrook Capital Partners, (iv) claims by the Company pursuant to its third party beneficiary rights against the TowerBrook Funds under and in accordance with the equity commitment letter and/or (v) claims against successor entities to the TowerBrook Funds with respect to any unpaid liability pursuant to the limited guarantee.

  Debt Commitment

        Deutsche Bank AG New York Branch, Deutsche Bank Securities Inc., Jefferies Finance LLC, UBS Securities LLC, UBS Loan Finance LLC, Macquarie Capital (USA) Inc., and MIHI LLC have committed to provide $535 million in senior secured credit facilities, consisting of a $375 million senior secured first-lien term loan facility, a $50 million asset-based revolving credit facility (provided that no more than $10 million plus an amount equal to any original issue discount and certain lending fees and expenses will be available on the closing date of the merger) and a $110 million senior secured second-lien term loan facility to Parent and Merger Sub, on the terms and subject to the conditions set forth in a debt commitment letter, dated May 10, 2013, the proceeds of which will be used on the closing date of the merger to pay a portion of the aggregate per share merger consideration and fees and expenses required to be paid by Parent, Merger Sub and the surviving corporation pursuant to the terms of the merger agreement, as well as fees and expenses incurred in connection with the debt commitments.

        The obligations of the lenders to provide debt financing under the debt commitment letter are subject to a number of conditions, including, without limitation, (i) the negotiation, execution and delivery of definitive documentation with respect to the credit facilities consistent with the debt commitment letter and specified documentation standards and all documents and instruments necessary to perfect the lenders' security interests in respect of the credit facilities, (ii) delivery of certain customary closing documents (including, among others, legal opinions, officer's certificates, a borrowing notice and a customary solvency certificate from the chief financial officer of the Company), certain Company financial statements and, at least five days prior to the anticipated closing date of the merger, all required "know your customer" and anti-money laundering documentation to the extent requested at least ten days prior to the closing date of the merger, (iii) the merger shall have been consummated simultaneously, or substantially concurrently, with the initial borrowings under the debt financing, in accordance with the terms of the merger agreement and no provision of the merger agreement shall have been amended, modified or waived in any respect that is materially adverse to the lenders without the prior written consent of the lenders (which consent cannot be unreasonably withheld, delayed or conditioned), (iv) the equity financing shall have been made in an amount that will constitute (together with the fair value of any equity rolled over or invested in connection with the transactions contemplated by the merger agreement) at least 25% of the pro forma capitalization of the surviving corporation after giving effect to the transactions contemplated by the merger agreement (including the payment of fees and expenses incurred in connection with such transactions), (v) after giving effect to such transactions, the surviving corporation shall have no indebtedness for borrowed money other than the debt financings, (vi) since December 31, 2012 and since the date of the merger agreement, there has not been a Company material adverse effect (as described below), (vii) all fees required to be paid on the closing date of the merger agreement pursuant to the fee letter executed in connection with the debt financing and reasonable out-of-pocket expenses required to be paid on the closing date of the merger agreement pursuant to the debt commitment letter, to the extent presented at least three business days prior to such date (except as otherwise reasonably agreed by Merger Sub) and for which reasonably detailed invoices have been provided, shall have been paid and (viii) the lenders shall have been afforded a period, following the delivery of certain required information, of 15 consecutive business days (which period shall exclude days from and including July 3 to July 7, 2013 and shall have concluded prior to August 16, 2013 or commenced after September 3, 2013) prior to the closing date of the merger agreement in order to market the debt financing. The final termination date for the debt commitment letter is November 10, 2013, except that in certain circumstances such final termination date may be extended up to November 22, 2013.

Limited Guarantees

        Pursuant to the limited guarantee, the TowerBrook Funds have guaranteed the due and punctual payment when due of the obligations of Parent to pay the Reverse Termination Fee and certain expense reimbursement to the Company under the terms of the merger agreement and, subject to certain limitations, any obligations of Parent and Merger Sub in respect of any breach of the merger agreement.

        Subject to certain exceptions, the limited guarantee will terminate upon the earliest of (i) the effective time of the merger, (ii) the termination of the merger agreement by written consent of Parent and the Company and the Company having received all required reimbursement in connection with its cooperation with the debt financing, (iii) the payment by the TowerBrook Funds, Parent, and Merger Sub of an amount equal to the liability cap under the guarantee in respect of the obligations guaranteed by the limited guarantee and (iv) 30 days following termination of the merger agreement unless on or prior to such date, the Company commences an action, suit or proceeding against the TowerBrook Funds, Parent or Merger Sub alleging any amount is due and owing in respect of the obligations guaranteed by the limited guarantee (in this proxy statement, we refer to any such action, suit or proceeding as a Qualifying Suit). The TowerBrook Funds have acknowledged that the Company may seek specific performance of the Parent's and Merger Sub's obligations pursuant to the merger agreement either as part of a Qualifying Suit or separate suit, action or proceeding; provided that the Company will not be entitled to receive both a grant of specific performance and a payment of all or part of the Reverse Termination Fee.

 Closing and Effective Time of Merger

        The merger agreement provides that the closing of the merger will take place on the third business day following the date on which the last of the conditions to closing of the merger (described under "The Merger Agreement—Conditions to the Merger" beginning on page 99) has been satisfied or waived (other than the conditions that by their nature are to be satisfied at the closing of the merger, but subject to the fulfillment or waiver of those conditions) unless the marketing period (described under "The Merger Agreement—Marketing Period" beginning on page 80) has not been completed at such time, in which case the closing will occur on the third business day after the final day of the marketing period, or such other date during the marketing period as may be specified by Parent on no less than three business days' prior notice to the Company. We currently expect the closing of the merger to occur in the third quarter of 2013.

        The effective time of the merger will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as we and Parent may agree and specify in the certificate of merger).

Payment of Merger Consideration and Surrender of Stock Certificates

        Each record holder of shares of our common stock (other than holders of excluded shares) will be sent a letter of transmittal describing how such holder may exchange its shares of our common stock for the per share merger consideration promptly, and in any event, within three business days after the completion of the merger.

        You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

        You will not be entitled to receive the merger consideration until you deliver a duly completed and executed letter of transmittal to the paying agent. If your shares are certificated, you must also surrender your stock certificate or certificates to the paying agent. If ownership of your shares is not registered in the transfer records of the Company, a check for any cash to be delivered will only be issued if the applicable letter of transmittal is accompanied by the certificate formerly representing such shares (or an affidavit of loss in lieu thereof accompanied by a bond if requested by Parent) and all documents reasonably required to evidence and effect transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable.

Interest of Certain Persons in the Merger

        In considering the recommendation of the Board with respect to the Company merger proposal, you should be aware that executive officers and directors of the Company may have certain interests in the merger that may be different from, or in addition to, the interests of the Company's stockholders generally. The amounts set forth in the discussions below regarding director and officer compensation are based on compensation levels as of the date of this proxy statement and an assumed closing date of November 10, 2013.

        With regard to our directors serving on the Special Committee and the Board, areas where their interests may differ from those of the Company's stockholders in general relate to the impact of the transaction on the directors' outstanding unvested restricted stock awards and the provision of indemnification and insurance arrangements pursuant to the merger agreement and the Company's certificate of incorporation, bylaws and indemnification agreements, which reflect the fact that, by their service on the Board, they may be subject to claims arising from such service. Due to their existing compensation arrangements, the differences in interests for our executive officers involve the possible receipt of the following types of payments and benefits that may be triggered by or otherwise relate to the merger:

  •
  the treatment of executive officer equity awards;

  •
  cash payments and related benefits under executive officer severance agreements; and

  •
  the provision of indemnification and insurance arrangements pursuant to the merger agreement.

        These interests are described in more detail below, and certain of them are quantified in the tables below. In addition, Parent has the right, under the merger agreement, to negotiate and enter into agreements with other executive officers prior to the closing of the merger pursuant to which our executive officers would roll over some or all of their shares of common stock or into Parent equity interests, though no agreements, arrangements or understandings with respect to any such potential investment exist between Parent and its affiliates and any executive officer as of the date of this proxy statement.

        The members of the Special Committee evaluated and negotiated the merger agreement and evaluated whether the merger is in the best interests of the Company's unaffiliated stockholders. The members of the Special Committee and the Board were aware of these differing interests and considered them, among other matters, in evaluating and negotiating the merger agreement and the merger and in recommending to the stockholders that the merger agreement be adopted. See "The Merger—Background of the Merger" beginning on page 27 and "The Merger—Reasons for the Merger; Recommendation of the Board" beginning on page 45 for a further discussion of these matters. You should take these interests into account in deciding whether to vote "FOR" the proposal to adopt the merger agreement.

        In consideration of the time and effort required of the members of the Special Committee in connection with evaluating strategic alternatives available to the Company, including the proposed merger (including negotiating the terms and conditions of the merger agreement), the Board, in a meeting held on October 9, 2012, determined that each member of the Special Committee will receive a monthly retainer of $30,000 during each of the months of October, November and December 2012. The Company's Compensation Committee of the Board, in a meeting held on January 30, 2013, determined that such monthly retainer should continue, during the duration of each member's service on the Special Committee, which fees were terminated as of the end of April 2013. These fees are not dependent on the closing of the merger or on the Special Committee's or the Board's approval of, or recommendations with respect to, the merger or any other transaction. As of the date of the filing of this proxy statement, the aggregate amount paid to each of the Special Committee members for their service on the Special Committee was approximately $210,000.

  Treatment of Equity Awards Held by Executive Officers and Directors

        The merger agreement provides that each share of Company restricted stock granted that is outstanding immediately prior to the effective time of the merger will automatically vest and be converted into the right to receive a cash payment from the Company equal to the merger consideration.

  Company Restricted Stock Granted to Executive Officers

        Based on the number of such unvested shares of Company restricted stock held as of the date of this proxy statement and the merger consideration of $32.00, the estimated consideration that the Company's executive officers would receive in respect thereof is set forth in the following table:

	Company Restricted Stock ($)	Total ($)
Lynne Koplin	$3,219,264	$3,219,264
Peter F. Collins	$1,808,096	$1,808,096
Harriet Bailiss-Sustarsic	$454,240	$454,240
David Chiovetti	$699,232	$699,232
Giuliano Sartori	$431,200	$431,200

  Company Restricted Stock Granted to Directors

        Based on the number of such unvested shares of Company restricted stock held as of the date of this proxy statement and the merger consideration of $32.00, the estimated consideration paid to the directors (as a group) with respect thereof would be $1,335,360. Other than these restricted shares, the directors do not hold any other unvested stock-based awards.

  Executive Officer Severance Agreements

        Each of Lynne Koplin, the President and Interim Chief Executive Officer, and Peter F. Collins, the Chief Financial Officer, are party to an employment agreement with the Company that provides for payments in certain circumstances upon a change in control of the Company.

        Effective January 4, 2010, we entered into an employment agreement with Ms. Koplin, which we refer to in this proxy statement, as amended, as the Koplin Agreement, pursuant to which Ms. Koplin agreed to serve as our President. Effective March 19, 2013, Ms. Koplin agreed to serve as our Interim Chief Executive Officer.

        The Koplin Agreement provides that if we terminate Ms. Koplin's employment without Cause (as defined in the Koplin Agreement) or if Ms. Koplin terminates her employment for Good Reason during the one year period following the merger (which will constitute a Change in Control as defined in the Koplin Agreement), Ms. Koplin would be entitled to receive, subject to her execution and non-revocation of a release of claims in favor of the Company, severance equal to three times the sum of her base salary in effect on the date of termination and the average annual cash bonus received by Ms. Koplin for the two complete calendar years prior to the termination date and a pro rata annual bonus in respect of the year of termination, and, pursuant to Board action on March 27, 2013, all stock options, restricted stock, and other equity awards would vest in full; provided, however, that if any payments and benefits are subject to the excise tax, which we refer to as the Excise Tax, imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, then such payments and benefits will be reduced to the extent necessary so no payments or benefits are subject to the Excise Tax, but only if (x) the net amount of such payments and benefits is greater than or equal to (y) the net amount of such payments or benefits without such reduction.

        In addition, Ms. Koplin will be entitled to group health insurance coverage for herself and her eligible family members for a period of 18 months following the date of termination.

        The Koplin Agreement also provides that, if (i) our board of directors appoints a new Chief Executive Officer (other than Ms. Koplin) during the period commencing April 17, 2013 and ending May 30, 2014 and Ms. Koplin resigns her position with the Company within ninety days thereafter with or without Good Reason (as defined in the Koplin Agreement), or (ii) the Company elects not to extend the term of the Koplin Agreement at the end of its term, and Ms. Koplin's employment terminates without Cause (as defined in the Koplin Agreement) or with or without Good Reason (as defined in the Koplin Agreement) during the ninety day period following the expiration of the term of the Koplin Agreement, then Ms. Koplin will be entitled to receive the same severance compensation and other benefits as if such termination was made by the Company without Cause (as defined in the Koplin Agreement) other than during the one year period following a Change in Control (as defined in the Koplin Agreement).

        Effective August 13, 2010, we entered into an employment agreement with Peter F. Collins, which we refer to in this proxy statement as the CFO Agreement, pursuant to which Mr. Collins continued to serve as our Chief Financial Officer.

        If we terminate Mr. Collins' employment without Cause (as defined in the CFO Agreement) or if Mr. Collins terminates his employment for Good Reason during the one year period following the merger (which will constitute a Change in Control as defined in the CFO Agreement), Mr. Collins would be entitled to receive, subject to his execution and non-revocation of a release of claims in favor of the Company, severance equal to three times the sum of his base salary in effect on the date of termination and the average annual cash bonus received by Mr. Collins for the two complete calendar years prior to the termination date and a pro rata annual bonus in respect of the year of termination, and, pursuant to Board action on March 27, 2013, all stock options, restricted stock, and other equity awards would vest in full; provided, however, that if any payments and benefits are subject to the Excise Tax imposed under Section 4999 of the Code, then such payments and benefits will be reduced to the extent necessary so no payments or benefits are subject to the Excise Tax, but only if (x) the net amount of such payments and benefits is greater than or equal to (y) the net amount of such payments or benefits without such reduction.

        In addition, Mr. Collins will be entitled to group health insurance coverage for himself and his eligible family members for a period of 18 months following the date of termination.

        The CFO Agreement also provides that, if the Company elects not to extend the term of the CFO Agreement at the end of its term, and Mr. Collins' employment terminates without Cause (as defined in the CFO Agreement) or with or without Good Reason (as defined in the CFO Agreement) during the ninety day period following the expiration of the term of the CFO Agreement, then Mr. Collins will be entitled to receive the same severance compensation and other benefits as if such termination were made by the Company without Cause (as defined in the CFO Agreement) other than during the one year period following a Change in Control (as defined in the CFO Agreement).

        Pursuant to the terms of the offer letter, dated January 25, 2011, which we refer to as the Chiovetti Offer Letter, provided to David Chiovetti and effective February 22, 2011, Mr. Chiovetti is entitled to receive a severance payment equal to six months of his current salary, provided that (i) the Company terminates his employment for a reason other than Cause (as defined in the Chiovetti Offer Letter) or Mr. Chiovetti resigns for Good Reason (as defined in the Chiovetti Offer Letter) and (ii) Mr. Chiovetti signs a Severance Agreement Waiver and Release in a form acceptable to the Company.

        Pursuant to the terms of the offer letter, dated October 11, 2012, which we refer to as the Sustarsic Offer Letter, provided to Harriet Bailiss-Sustarsic and effective October 13, 2012, Ms. Sustarsic is entitled to receive a severance payment equal to six months of her current salary, provided that (i) the Company terminates her employment for a reason other than Cause (as defined in the Sustarsic Offer Letter) or Ms. Sustarsic resigns for Good Reason (as defined in the Sustarsic Offer Letter) and (ii) Ms. Sustarsic signs a Severance Agreement Waiver and Release in a form acceptable to the Company. In the event Ms. Sustarsic's employment is terminated within twelve months of a Change in Control (as defined in the Sustarsic Offer Letter) and the reason for the termination is other than for willful misconduct, then Ms. Sustarsic will receive twelve months of severance pay.

  Lubell Consulting Agreement

        During the two year period following March 19, 2013, Mr. Lubell will receive (i) a consulting fee of $1,000,000 per year, (ii) reimbursement of his expenses incurred in connection with consulting work performed for the Company and (iii) a Company discount card unless the Company ceases to provide Company discount cards to its executives in accordance with the Company's policies then in effect. Such compensation and benefits are independent from and not related to the merger or the closing of the merger.

  Indemnification and Insurance

        From the effective time of the merger, the Company, and following the effective time, the surviving corporation, will indemnify and hold harmless (and the surviving corporation will advance expenses to) our and our subsidiaries' current and former directors and officers against all claims, losses, liabilities, damages, judgments, inquiries, fines, penalties and reasonable fees, costs and expenses, including attorneys' fees and disbursements, incurred in connection with any threatened, pending or completed claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to which such current or former director or officer is or was made a party or is threatened to be made a party to or is otherwise involved by reason of the fact that such current or former director or officer is or was a director or officer of the Company or any subsidiary of the Company or, while a director or officer of the Company or any subsidiary of the Company, such current or former director or officer is or was serving at the request of the Company or any subsidiary of the Company, as applicable, as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise (including with respect to the merger agreement, the negotiation, execution, announcement, performance and consummation of all transactions contemplated by the merger agreement and all acts or omissions of each current or former director or officer leading thereto and in furtherance thereof on behalf of the Company and its stockholders), whether asserted or claimed prior to, at or after the effective time of the merger, to the fullest extent permitted under applicable law.

        Parent is required to, or cause the surviving corporation to, maintain the Company's existing officers' and directors' liability insurance (or policies providing equivalent coverage on terms no less favorable to the Company's and its subsidiaries' current and former officers and directors) for a period of not less than six years from and after the effective time of the merger with respect to claims arising from acts, omissions, facts or events that occurred on or before the effective time of the merger, including in connection with the approval of the merger agreement and the transactions contemplated thereby. This obligation is subject to a cap of 250% of the annual premium amount we are currently paying for such insurance. If Parent or the surviving corporation is unable to obtain the amount of insurance required for such aggregate premium, Parent shall, or shall cause the surviving corporation to, obtain as much insurance as can be obtained for aggregate premiums not in excess of the cap.

        At the Company's option, it may elect to obtain a six-year "tail" insurance policy with respect to the currently existing officers' and directors' liability insurance policies and fiduciary and employment practices liability insurance policies. Such policy must be obtained from the Company's current insurance carrier or a carrier with no lower than an A.M. Best rating of A and cover a period of six years from and after the effective time of the merger with respect to acts, omissions, facts or events occurring on or prior to the effective time of the merger for a premium not in excess of the cap. If the Company purchases a "tail" insurance policy, it shall be in lieu of the obligation of Parent to maintain (or purchase replacement) officers' and directors' liability insurance described in the prior paragraph. In the event the Company purchases a "tail" policy prior to the effective time of the merger, Parent and the surviving corporation shall use their reasonable best efforts to maintain such tail or runoff policy in full force and effect for its term.

        The present and former directors and officers of the Company will have the right to enforce the provisions of the merger agreement relating to their indemnification.

Material U.S. Federal Income Tax Consequences of the Merger

        The following is a summary of the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) whose shares of our common stock are converted into the right to receive cash in the merger. This summary is based on the provisions of the Code, U.S. Treasury regulations promulgated thereunder, judicial authorities and administrative rulings, all as in effect as of the date of this proxy statement and all of which are subject to change, possibly with retroactive effect. Any such change could affect the accuracy of the statements and conclusions set forth in this proxy statement. This summary does not purport to consider all aspects of U.S. federal income taxation that might be relevant to our stockholders. For purposes of this discussion, we use the term "U.S. holder"

to mean a beneficial owner of shares of our common stock that is, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or any of its political subdivisions;

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  a trust that (i) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

  •
  an estate that is subject to U.S. federal income tax on its income regardless of its source.

        If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner of such partnership generally will depend on the status of the partner and the activities of the partner and the partnership. A partner of a partnership holding our common stock should consult the partner's tax advisor regarding the U.S. federal income tax consequences of the merger to such partner.

        This discussion applies only to beneficial owners who hold shares of our common stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment), and does not apply to shares of our common stock received in connection with the exercise of employee stock options or otherwise as compensation, stockholders who hold an equity interest, actually or constructively, in Parent or the surviving corporation after the merger, stockholders who have perfected and not withdrawn a demand for, or lost the right to, appraisal under the DGCL or to certain types of beneficial owners who may be subject to special rules (such as insurance companies, banks, tax-exempt organizations, financial institutions, broker-dealers, partnerships, S corporations or other pass-through entities, mutual funds, traders in securities who elect the mark-to-market method of accounting, stockholders subject to the alternative minimum tax, stockholders that have a functional currency other than the U.S. dollar or stockholders who hold our common stock as part of a hedge, straddle, constructive sale or conversion transaction). This discussion also does not address the U.S. tax consequences to any stockholder who, for U.S. federal income tax purposes, is a non-resident alien individual, foreign corporation, foreign partnership or foreign estate or trust, and does not address the receipt of cash in connection with the treatment of shares of restricted stock or restricted stock units, or any other matters relating to equity compensation or benefit plans. This discussion of material U.S. federal income tax consequences is not a complete analysis or description of all potential U.S. federal income tax consequences of the merger for U.S. holders. This discussion does not address all aspects of U.S. federal income taxation and does not address tax consequences that may vary with, or are contingent on, individual circumstances. In addition, this discussion does not address any alternative minimum tax or any state, local or foreign tax consequences of the merger, nor does it address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010.

  Exchange of Shares of Common Stock for Cash Pursuant to the Merger Agreement

        The exchange of shares of our common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares of our common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (i) the amount of cash received with respect to such shares (determined before the deduction of any applicable withholding taxes, as described below under "—Backup Withholding and Information Reporting") and (ii) the U.S. holder's adjusted tax basis in such shares. A U.S. holder's adjusted tax basis will generally equal the price the U.S. holder paid for such shares. Gain or loss, as well as holding period, will be determined separately for each block of shares of our common stock (i.e., shares of common stock acquired at the same cost in a single transaction). Such capital gain or loss will be long-term capital gain or loss if the U.S. holder's holding period for such shares of common stock is more than 12 months at the effective time of the merger. Long-term capital gains of non-corporate U.S. holders are generally subject to tax at a maximum rate of 20% under current law. There are limitations on the deductibility of capital losses.

  Backup Withholding and Information Reporting

        Backup withholding of tax (currently at the rate of 28%) may apply to cash payments to which a non-corporate U.S. holder is entitled under the merger agreement, unless the U.S. holder or other payee provides a taxpayer identification number, certifies that such number is correct, and otherwise complies with the backup withholding rules. Each of our U.S. holders should complete and sign, under penalty of perjury, the Internal Revenue Service Form W-9 or substitute form included as part of the letter of transmittal and return it to the paying agent, in order to provide the information and certification necessary to avoid backup withholding, unless an exemption applies and is established in a manner satisfactory to the paying agent.

        Backup withholding is not an additional tax. Any amounts withheld from cash payments to a U.S. holder pursuant to the merger under the backup withholding rules will generally be allowable as a refund or a credit against such U.S. holder's U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service. The Internal Revenue Service may impose a penalty upon any taxpayer that fails to provide the correct taxpayer identification number.

        Cash payments made pursuant to the merger will also be subject to information reporting unless an exemption applies.

        The U.S. federal income tax consequences described above are not intended to constitute a complete description of all tax consequences relating to the merger. Because individual circumstances may differ, each stockholder should consult the stockholder's tax advisor regarding the applicability of the rules discussed above to the stockholder and the particular tax effects to the stockholder of the merger in light of such stockholder's particular circumstances, the application of state, local and foreign tax laws, and, if applicable, the tax consequences of the receipt of cash in connection with the treatment of shares of restricted stock or restricted stock units, including the transactions described in this proxy statement relating to our other equity compensation and benefit plans.

 Regulatory Approvals

        To complete the merger, the parties were required to make filings with and obtain authorizations, approvals or consents from certain antitrust authorities. Under the terms of the merger agreement, the merger cannot be completed until any waiting periods applicable to the consummation of the merger under the HSR Act and the German Competition Merger Control Provisions have expired or been terminated.

        On May 16, 2013, TowerBrook filed a merger notification with the German Federal Cartel Office pursuant to Sec. 39 Para. 1 GWB in respect of the German Competition Merger Control Provisions. Clearance was granted on June 6, 2013 for the parties to consummate the merger.

        On May 22, 2013, the Company and TowerBrook Investors III, L.P. each filed notification of the proposed merger with the Federal Trade Commission, or the FTC, and the Department of Justice, or the DOJ, under the HSR Act. The waiting period with respect to the notifications filed under the HSR Act was terminated by the FTC and DOJ on June 3, 2013.

        Having received the German Merger Control clearance and the HSR Act waiting period termination, the parties are able to consummate the merger from an antitrust perspective. However, there can be no assurance that any other regulatory approvals that might be required to consummate the merger, will be obtained and, if obtained, there can be no assurance as to the timing of any approvals, ability to obtain the approvals' on satisfactory terms or the absence of any litigation. There can also be no assurance that any other governmental entity or any private party will not attempt to challenge the merger on antitrust grounds, and, if such a challenge is made, there can be no assurance as to its result. For a description of the parties' obligations with respect to regulatory approvals related to the merger, see "The Merger Agreement—Filings; Other Actions; Notification" beginning on page 92.

Litigation Relating to the Merger

        Between May 14, 2013 and May 16, 2013, three putative class action complaints were filed in the Superior Court of California, Los Angeles County (Ford v. True Religion Apparel, Inc., et al., Case No. BC508950 ("Ford Action"); Palkon v. True Religion Apparel, Inc., et al., Case No. BC509137; and Cupersmith v. True Religion Apparel, Inc., et al., Case No. BC509278) in connection with the proposed transaction (collectively, the "California Actions"). Between May 21, 2013 and May 28, 2013, two putative class action complaints were filed in Delaware Chancery Court (Hansen v. True Religion Apparel, Inc. et al., Case No. 8581 and Phillips v. Mark Maron et al., Case No. 8598) (collectively, the "Delaware Actions") in connection with the proposed transaction. Each complaint names as defendants the Company and the Board (collectively, "True Religion Defendants"), and TowerBrook Capital Partners, Parent, and Merger Sub (collectively, "TowerBrook Defendants," and collectively with True Religion Defendants, "Defendants"). The complaints generally allege that the Company's directors breached their fiduciary duties by engaging in a flawed sales process, by approving an inadequate price, and by agreeing to provisions that would allegedly preclude another interested buyer from making a financially superior proposal to acquire the Company. The complaints also allege that one or more of the Company, TowerBrook Capital Partners, Parent, and Merger Sub aided and abetted the alleged breaches of fiduciary duties by the directors. Among other things, Plaintiffs seek an injunction (to prevent consummation of the merger), damages, declaratory relief, and attorneys' fees. The Company believes these lawsuits are without merit.

        On May 23, 2013, Plaintiffs in the California Actions filed a motion to consolidate the California Actions and appoint interim co-lead class counsel in the consolidated action, to which True Religion Defendants filed their response on June 5, 2013.

        On June 5, 2013, True Religion Defendants filed in the California Actions a motion for an order to proceed in one jurisdiction, to dismiss or stay litigation in the other jurisdiction and to request that the courts confer to determine an appropriate, single forum. On June 5, 2013, TowerBrook Defendants joined in the motion. On June 5, 2013, Defendants filed the same motion in the Delaware Actions.

        On June 6, 2013, Plaintiff in the Ford Action filed a Second Amended Complaint, which added claims concerning the adequacy of certain disclosures in the Preliminary Proxy, and a Motion For Limited Expedited Discovery. The Company believes the claims are without merit.

        On June 7, 2013, the Delaware Chancery Court consolidated the Delaware Actions under the caption In Re True Religion Apparel, Inc. Shareholder Litigation, Consolidated C.A. No. 8598-VCG ("Consolidated Delaware Action").

        On June 13, 2013, Plaintiffs in the Consolidated Delaware Action filed a Verified Amended Complaint adding claims concerning the decision to take the Company private and the adequacy of certain disclosures in the Preliminary Proxy. The Company believes the claims are without merit.

        On June 14, 2013, Plaintiffs in the California Actions, the True Religion Defendants, and TowerBrook Capital Partners filed a Stipulation agreeing to, among other things, litigate the shareholder claims in the Consolidated Delaware Action and stay the California Actions pending entry of a final judgment in the Consolidated Delaware Action.

        On June 20, 2013, the court in the Consolidated Delaware Action entered a scheduling order providing for certain expedited discovery to be completed on or before June 28, 2013, the filing of Plaintiffs' motion for preliminary injunction by July 1, 2013, and a hearing on Plaintiffs' motion for preliminary injunction on July 10, 2013.

THE MERGER AGREEMENT

        This section describes the material terms of the merger agreement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read the merger agreement carefully and in its entirety.

 Explanatory Note Regarding the Merger Agreement

        The merger agreement and this summary of its terms are included to provide you with information regarding its terms. Factual disclosures about the Company contained in this proxy statement or in the Company's public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the merger agreement. The representations and warranties made in, and covenants to be performed pursuant to, the merger agreement by the Company, Parent and Merger Sub were made and agreed to solely for the purposes of the merger agreement and as of specific dates and were qualified and subject to important limitations agreed to by the Company, Parent and Merger Sub in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC and in some cases were qualified by the matters contained in the disclosure letter that the Company delivered in connection with the merger agreement, which disclosures were not reflected in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures. Accordingly, the representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement, the documents incorporated by reference into this proxy statement, and reports, statements and filings that the Company publicly files with the SEC from time to time. See the section entitled "Where You Can Find More Information" beginning on page 114. In addition, to the extent we are aware that specific material facts exist that contradict the representations and warranties of the Company contained in the merger agreement in a material way, we have provided disclosure of these facts.

Effects of the Merger; Directors and Officers; Certificate of Incorporation; By-laws

        The merger agreement provides for the merger of Merger Sub with and into the Company upon the terms, and subject to the conditions, set forth in the merger agreement. As the surviving corporation, the Company will continue to exist following the merger.

        The Board of the surviving corporation will, from and after the effective time of the merger, consist of the directors of Merger Sub until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the surviving corporation. The officers of the Company at the effective time of the merger will, from and after the effective time of the merger, be the officers of the surviving corporation until their successors have been duly elected or appointed and qualified in accordance with the certificate of incorporation and bylaws of the surviving corporation.

        The certificate of incorporation and bylaws of the surviving corporation will be amended to read the same as the certificate of incorporation and by-laws of Merger Sub in effect immediately prior to the effective time of the merger, except that the corporate name of the surviving corporation will remain "True Religion Apparel, Inc." and, in each case, until amended in accordance with their terms or by applicable law.

        Following the completion of the merger, our common stock will be delisted from the NASDAQ, deregistered under the Exchange Act and cease to be publicly traded.

Closing and Effective Time of the Merger

        Unless otherwise mutually agreed in writing between the Company and Parent, the closing of the merger will take place no later than the third business day following the day on which the last of the conditions to the closing of the merger (described under "The Merger Agreement—Conditions to the Merger" beginning on page 99) have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing of the merger, but subject to the fulfillment or waiver of those conditions) unless the marketing period (described below) has not been completed at such time, in which case the closing of the merger will occur on the third business day after the final day of the marketing period or such earlier date during the marketing period as may be specified by Parent on no less than three business days' prior notice to the Company.

        Assuming timely satisfaction of the necessary closing conditions, we currently expect the closing of the merger to occur in the third quarter of 2013. The effective time of the merger will occur as soon as practicable following the closing of the merger upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as we and Parent may agree and specify in the certificate of merger).

Marketing Period

        The "marketing period" referred to above is the first period of 20 consecutive business days after the date of the merger agreement during which (i) Parent shall have all of the required financial information (as described under "The Merger Agreement—Financing" beginning on page 94) regarding the Company, and during which period the required information shall not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the required information not misleading and (ii) nothing has occurred and no condition exists that would cause any of the conditions to the obligations of Parent and Merger Sub to close the merger (other than conditions that by their nature are to be satisfied at the closing of the merger) to fail to be satisfied, assuming that the date of the closing of the merger were to be scheduled for any time during such 20 consecutive business day period.

        The marketing period will end on any earlier date on which all of the debt financing or any alternative financing pursuant to the terms of the merger agreement is made available to Parent to complete the merger. Furthermore, (i) the marketing period shall exclude the days from and including July 3, 2013 to and including July 7, 2013 and (ii) if such 20 consecutive business day period has not ended on or prior to August 16, 2013, then the marketing period shall not commence until September 3, 2013; provided, that if the marketing period commences after September 3, 2013 solely as a result of clause (ii), or after October 25, 2013, it shall be a period of 15 consecutive business days instead of 20 consecutive business days.

 Treatment of Common Stock, Restricted Stock, and Restricted Stock Units

  Common Stock

        At the effective time of the merger, each share of our common stock issued and outstanding immediately prior thereto (other than excluded shares) will be converted into the right to receive the merger consideration, without interest and less any applicable withholding taxes. Each share of our common stock owned by Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent and each share of our common stock owned by the Company or any other direct or indirect wholly owned subsidiary of the Company (in each case not held on behalf of third parties) will be cancelled without payment of consideration. Our common stock owned by stockholders who have perfected and not withdrawn a demand for, or lost the right to, appraisal under the DGCL will instead be entitled to the appraisal rights provided under the DGCL as described under "Appraisal Rights" beginning on page 110.

  Restricted Stock

        Each outstanding share of Company restricted stock (which would include any restricted stock unit granted in respect of a share of our common stock) shall become fully vested immediately prior to the effective time of the merger. At the effective time of the merger, each such share will be cancelled and will only entitle the holder thereof to receive from the Company, in full settlement of such share of Company restricted stock, an amount in cash equal to the merger consideration, less any applicable withholding taxes.

Exchange and Payment Procedures

        Immediately prior to the effective time of the merger, Parent will deposit, or will cause to be deposited, with the paying agent cash in the aggregate amount necessary for the paying agent to make payment of the aggregate merger consideration to the holders of shares of our common stock (other than excluded shares), and the Company will cooperate with Parent in depositing cash with the paying agent substantially simultaneously, as needed. If the funds deposited with the paying agent diminish for any reason below the amount required to make prompt payment of the merger consideration, then Parent or the surviving corporation will promptly replace or restore the lost portion of the deposited funds to ensure that it is, at all times, maintained at a level to make such payments.

        As soon as practicable, and in any event within three business days after the date of the effective time of the merger, Parent and the surviving corporation will cause the paying agent to mail to each record holder of shares of our common stock (other than holders who solely hold excluded shares) a letter of transmittal and instructions describing how such record holder may exchange, his, her or its shares of our common stock for the per share merger consideration.

        You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

        If you are a record holder of shares of our common stock, you will not be entitled to receive the merger consideration until you deliver a duly completed and executed letter of transmittal to the paying agent. If your shares are certificated, you must also surrender your stock certificate or certificates to the paying agent. If ownership of your shares is not registered in the transfer records of the Company, a check or wire transfer for any cash to be delivered will only be issued or made if the certificate formerly representing such shares and applicable letter of transmittal are accompanied by all customary documents reasonably required by the paying agent to evidence and effect transfer and to evidence that any applicable taxes have been paid.

        No interest will be paid or accrued on the cash payable as the per share merger consideration upon your surrender of your certificate or certificates. Parent, the surviving corporation and the paying agent will be entitled to deduct and withhold any applicable taxes from the merger consideration. Any sum that is withheld will be deemed for all purposes of the merger agreement to have been paid to the person with regard to whom it is withheld.

        From and after the effective time of the merger, there will be no transfers on our stock transfer books of shares of our common stock that were outstanding immediately prior to the effective time of the merger. If, after the effective time of the merger, any person presents to the surviving corporation any certificate, such certificate will be cancelled and exchanged pursuant to the procedures set forth in the merger agreement for the cash amount to which such person is entitled pursuant to the merger agreement.

        Any portion of the merger consideration deposited with the paying agent that remains undistributed by former record holders of our common stock for twelve months after the effective time of the merger will be delivered to the surviving corporation. Record holders of our common stock (other than excluded shares) who have not received the merger consideration may thereafter only look to the surviving corporation for payment of the merger consideration. None of the surviving corporation, Parent, the paying agent or any other person will be liable to any former record holders of our common stock for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws.

        If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the merger consideration, you will have to make an affidavit of the loss, theft or destruction, and if required by the surviving corporation or paying agent, post a bond in a reasonable amount determined by the surviving corporation or execute an indemnity agreement upon such terms as may be directed by the surviving corporation, in each case as indemnity against any claim that may be made with respect to such lost, stolen or destroyed certificate. These procedures will be described in the letter of transmittal and instructions that you will receive, which you should read carefully in its entirety.

 Representations and Warranties

        We made customary representations and warranties in the merger agreement that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement or in the disclosure letter that the Company delivered in connection with the merger agreement. These representations and warranties relate to, among other things:

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  due organization, existence, good standing, authority to carry on our businesses, qualification to do business, governing documents of the Company and subsidiaries;

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  our capitalization;

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  the absence of any subscriptions, options, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance of, or obligating the Company or any of its subsidiaries to transfer or sell, any shares of capital stock, voting securities or equity interests of the Company or any of its subsidiaries;

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  the absence of stockholders' agreements, voting trust agreements, registration rights agreements or other similar agreements or understandings by which we or our subsidiaries are bound relating to the disposition, voting or dividends of any of our or our subsidiaries' capital stock, voting securities or equity interest;

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  our corporate power and authority to enter into, and, subject to obtaining approval from the Company's stockholders, consummate the transactions under, the merger agreement, and the enforceability of the merger agreement against us;

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  the declaration of advisability and the fairness to the Company stockholders of the merger agreement and the merger and other transactions contemplated by the merger agreement by the Board, and the approval of the merger agreement and the merger by the Board;

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  the absence of violations of, or conflicts with, our governing documents, governmental orders, applicable law and certain agreements as a result of our entering into and performing under the merger agreement;

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  the required approval of the merger agreement and the transactions contemplated by the Company's stockholders;

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  required governmental consents, approvals, notices and filings;

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  the accuracy and level of compliance with applicable law, rules and regulations of our SEC filings since January 1, 2010 and the financial statements included therein;

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  our disclosure controls and procedures and internal controls over financial reporting;

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  the absence of certain undisclosed liabilities;

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  our minimum cash on hand as of May 8, 2013 and the amount of cash in certain additional accounts as of April 30, 2013;

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  the absence of a Company material adverse effect (as described below) since December 31, 2012;

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  the conduct of business in the ordinary course since December 31, 2012;

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  no redemption, purchase, or other acquisition of Company capital stock, voting securities or equity interests or any rights, warrants, options, calls, commitments or any other agreements of any character to acquire any shares of its capital stock, voting securities or equity interests or has declared, authorized, set aside for payment or paid any distribution, in each case since December 31, 2012;

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  no action or event has occurred since December 31, 2012 that would have materially breached any of the covenants in the merger agreement;

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  the absence of legal proceedings, investigations and governmental orders against us or our subsidiaries;

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  compliance with applicable laws and permits;

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  accuracy of information contained in this proxy statement;

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  tax matters;

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  employee benefit plans and labor matters;

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  material contracts and the absence of any default under any material contract;

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  intellectual property;

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  the receipt of a fairness opinion from Guggenheim Securities;

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  the absence of any undisclosed broker's or finder's fees;

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  related party transactions;

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  suppliers;

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  insurance policies;

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  real property and leases;

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  environmental matters; and

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  the inapplicability of any anti-takeover law or the stockholder rights plan to the merger.

        Many of our representations and warranties are qualified by, among other things, exceptions relating to the absence of a "Company material adverse effect", which means any change, event or occurrence that, individually or in the aggregate, has a material adverse effect on the business, financial condition, assets, liabilities or results of operations of the Company and its subsidiaries, taken as a whole; provided that none of the following shall be deemed in itself to constitute, and none of the following will be taken into account in determining whether a "Company material adverse effect" has occurred or may, would or could occur:

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  any changes generally affecting the economy, financial markets or political, economic or regulatory conditions in the United States or any other geographic region in which the Company and its subsidiaries conduct business (except, in each case, to the extent that the Company and its subsidiaries taken as a whole are disproportionately adversely affected relative to other participants in the industries in which the Company and its subsidiaries participate);

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  general financial, credit or capital market conditions, including interest rates or exchange rates, or any changes therein;

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  conditions (or changes therein) in any industries in which the Company operates (including seasonal fluctuations) to the extent that such conditions do not disproportionately have a greater adverse impact on the Company and its subsidiaries, taken as a whole, relative to other companies operating in such industries;

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  other than with respect to certain representations, the announcement or pendency of the merger agreement and the transactions contemplated thereby, including any claims, actions, suits, proceedings or investigations or challenges to the extent relating to the merger agreement or the transactions contemplated thereby made or brought by any of the current or former stockholders of the Company (on their own behalf or on behalf of the Company) and any impact on vendors, customers and suppliers of and to the Company;

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  changes in applicable law or in generally accepted accounting principles, which we refer to as GAAP;

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  decline in the price of the Company common stock on NASDAQ or any other market in which such securities are quoted for purchase and sale;

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  any acts of terrorism or war or any escalation thereof or any weather related event, fire or natural disaster (except, in each case, to the extent that the Company and its subsidiaries taken as a whole are disproportionately adversely affected relative to other participants in the industries in which the Company and its subsidiaries participate);

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  the identity of Parent or any of its affiliates as the acquirer of the Company or any facts or circumstances concerning Parent or any of its affiliates;

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  compliance with the terms of, the taking of any action required or the failure to take any action prohibited by, the merger agreement or the taking of any action consented to in writing or requested in writing by Parent or Merger Sub; or

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  any failure by the Company to meet internal or published projections, forecasts, performance measures, operating statistics or revenue or earnings predictions for any period.

        In addition, any change, event, circumstance, effect, development, occurrence or state of facts that, individually or in the aggregate has a material adverse effect on the Company's ability to, in a timely manner, perform its obligations under the merger agreement or consummate the transactions contemplated thereby will be a "Company material adverse effect".

        The merger agreement also contains customary representations and warranties made by Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement or in the disclosure letter that Parent delivered in connection with the merger agreement. The representations and warranties of Parent and Merger Sub relate to, among other things:

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  their due organization, existence, good standing, authority to carry on their businesses, and qualified to do business;

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  their corporate or similar power and authority to enter into, and consummate the transactions under, the merger agreement, and the enforceability of the merger agreement against them;

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  the absence of violations of, or conflicts with, their governing documents, governmental orders, applicable law and certain agreements as a result of entering into and performing under the merger agreement and completing the merger;

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  required governmental consents, approvals, notices and filings;

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  accuracy of information supplied for this proxy;

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  compliance with applicable laws and orders;

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  the absence of governmental investigations or review with respect to Parent or any of its subsidiaries;

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  the capitalization and formation of Merger Sub;

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  the absence of any undisclosed broker's or finder's fees;

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  the equity commitment letter and debt commitment letter;

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  the absence of any amendments or modifications to the financing commitments;

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  the absence of contingencies related to the funding of the financing commitments other than as set forth in the financing commitments;

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  ownership of shares of our capital stock by Parent and Merger Sub and the inapplicability of "interested stockholder" provisions of Section 203 of the DGCL to Parent or Merger Sub;

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  the absence of legal proceedings, investigations and governmental orders against us or our subsidiaries;

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  the absence of any requirement for additional approvals from Parent's stockholders or other security holders; and

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  the solvency of Parent and the surviving corporation and its subsidiaries as of the effective time of the merger and immediately after giving effect to the transactions contemplated by the merger agreement.

        Many of Parent and Merger Sub's representations and warranties are qualified by, among other things, exceptions relating to the absence of a "Parent material adverse effect" (i.e., where the failure of such representation or warranty would not prevent or materially impair the ability of Parent or Merger Sub to consummate the merger).

        The representations and warranties in the merger agreement of each of the Company, Parent and Merger Sub will not survive the consummation of the merger or the termination of the merger agreement pursuant to its terms.

Conduct of Our Business Pending the Merger

        Under the merger agreement, we have agreed that, subject to certain exceptions in the merger agreement and the disclosure letter we delivered in connection with the merger agreement or as required by law, between the date of the merger agreement and the effective time of the merger, unless Parent gives its prior written approval (which cannot be unreasonably withheld, delayed or conditioned), we and our subsidiaries will cause our businesses to be conducted in the ordinary course and to use commercially reasonable efforts to maintain and preserve intact its business organization and the goodwill of those having business relationships with it and retain the services of its present and executive officers and key employees consistent with past practice.

        Subject to applicable law, certain exceptions set forth in the merger agreement and the disclosure letter that we delivered in connection with the merger agreement, we will not, and we will not permit our subsidiaries to, take any of the following actions without Parent's written approval (which, in certain circumstances, cannot be unreasonably withheld, delayed or conditioned) between the date of the merger agreement and the effective time of the merger:

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  issue, sell, grant, dispose of, pledge or otherwise encumber any capital stock, voting securities or equity interests of the Company or our subsidiaries (with customary exceptions);

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  redeem, purchase or otherwise acquire any capital stock, voting securities or equity interests, or any rights, warrants, options, calls, commitments or any other agreements of any character to acquire any shares of capital stock, voting securities or equity interests, of the Company or our subsidiaries (with customary exceptions);

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  declare, authorize, set aside for payment or pay any dividend on, or make any other distribution in respect of any capital stock, voting securities or equity interests of the Company or our subsidiaries, or any rights, warrants, options, calls, commitments or any other agreements of any character to acquire any shares of capital stock, voting securities or equity interests of the Company or our subsidiaries;

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  split, combine, subdivide or reclassify any shares of our capital stock;

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  amend (including by reducing an exercise price or extending a term) or waive any of its rights under, any provision of the incentive plans of the Company or any agreement evidencing any right to acquire capital stock of the Company or any restricted stock purchase agreement or any similar or related contract;

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  incur or assume any indebtedness for borrowed money, guarantee any indebtedness or issue or sell any debt securities of the Company or any of our subsidiaries except (i) from Parent or a subsidiary of Parent or (ii) from the Company by one of our direct or indirect wholly owned subsidiaries in the ordinary course of business consistent with past practice;

  •
  sell, transfer, lease, sublease, license, mortgage, encumber or otherwise dispose of or subject to any lien, other than certain customary exceptions, any of our properties (including real properties) or assets (including securities of our subsidiaries, except (i) in the ordinary course of business consistent with past practice pursuant to contracts in force at the date of the merger agreement that have been made available to Parent prior to the date of the merger agreement, (ii) for sales, leases, transfers, subleases or licenses of inventory, supplies, fixtures and IT equipment in the ordinary course of business, (iii) other sales, leases, transfers, subleases or licenses in the ordinary course of business, in a single transaction or series of related transactions, of properties or assets with a fair market value not in excess of $2,000,000 individually or $5,000,000 in the aggregate or (iv) the Company's intellectual property to the extent not otherwise prohibited by a certain provision of the merger agreement;

  •
  make any capital expenditure or expenditures which (i) involves the purchase of real property, (ii) is outside the ordinary course of business, or (iii) is in excess of $2,000,000 individually or $5,000,000 in the aggregate, except for any such capital expenditures provided for in the Company's current capital expenditure budget;

  •
  directly or indirectly acquire, in a single transaction or series of related transactions by merging or consolidating with, or by purchasing all of or a substantial equity interest in, or by any other manner, any person or division, business or equity interest in any person;

  •
  except for the acquisition of inventory, supplies, fixtures and IT equipment in the ordinary course of business consistent with past practice or capital expenditures, acquire any assets that, individually, have a purchase price in excess of $2,000,000 or, in the aggregate, have a purchase price in excess of $5,000,000;

  •
  make any investment in, or loan or advance (other than travel and similar advances to our employees in the ordinary course of business consistent with past practice) to, any person other than (i) in the ordinary course of business consistent with past practice in an amount not to exceed $100,000 in the aggregate or (ii) in a direct or indirect wholly owned subsidiary of the Company in the ordinary course of business;

  •
  (i) increase in any manner or accelerate the vesting or payment of the compensation of or benefits payable to (or severance pay for) any of our current or former directors, officers or employees, or consultants who are natural persons, (ii) enter into, establish, amend or terminate any collective bargaining agreement or Company benefit plan (or any plan, program, agreement or arrangement that would be a Company benefit plan if it had been effect as of the date of the merger agreement) with, for or in respect of, any current or former stockholder, director, officer, other employee, consultant who is a natural person or affiliate of the Company or its subsidiaries, (iii) fund any rabbi trust or similar arrangement, (iv) terminate the employment or services of any officer, consultant who is a natural person or employee whose target annual compensation is greater than $500,000 or (v) hire any officer, consultant who is a natural person or employee who has target annual compensation greater than $500,000, in each case, other than (a) as required pursuant to applicable Law or pursuant to any Company benefit plan set forth in the disclosure letter delivered in connection with the merger agreement in force as of the date hereof and (b) increases in salaries of employees (other than executive officers and directors) made in the ordinary course of business and in amounts and in a manner consistent with past practice so long as such increases, in the aggregate, do not exceed 2% of the payroll in any calendar year;

  •
  make, change or revoke any material election concerning taxes or tax returns, file any material amended tax return, enter into any closing agreement with respect to any material tax, settle or compromise any claim or action relating to material taxes, surrender any right to claim a material refund of taxes, obtain any material tax ruling, file any material tax return other than one prepared in a manner consistent with past practice, or waive or extend any statute of limitations in respect of material taxes;

  •
  make any material changes in financial or tax accounting methods, principles or practices (or change an annual accounting period), except insofar as may be required by GAAP or certain applicable securities rules;

  •
  make changes to organizational documents;

  •
  adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization;

  •
  settle or compromise any litigation, proceeding or pending or threatened claim or action other than settlements or compromises (i) that do not obligate the Company or its subsidiaries to make payments in excess of amounts reserved on the Company's consolidated balance sheet dated March 31, 2013 by $500,000 in the aggregate, (ii) that do not involve any material injunctive or equitable relief or impose material restrictions on the business activities of the Company and its subsidiaries, taken as a whole, (iii) that do not relate to the transactions contemplated by the merger agreement and (iv) that do not involve the issuance of Company securities or equity or voting interests;

  •
  subject to any lien or otherwise encumber or, except for certain permitted exceptions, permit, allow or suffer to be encumbered, any Company intellectual property, except for certain permitted exceptions;

  •
  sell, assign, license, transfer, convey, lease or otherwise dispose of any of the Company intellectual property rights, other than licenses made in the ordinary course of business consistent with past practice that are terminable by the Company on 90 days' or fewer notice;

  •
  (i) fail to make any material filing, pay any fee, or take another action necessary to maintain in full force and effect any trademark or trade name that is material to the conduct of the business of the Company and its subsidiaries, as a whole, as currently conducted, other than such failures that can be cured before the closing of the merger and without resulting in an adverse impact on the Company; provided that the Company cures such failure as of the closing of the merger, or (ii) enter into any license or transfer agreement granting or transferring to a third party an exclusive right to use any such trademark or trade name;

  •
  (i) materially modify or amend, or renew, terminate or waive any material rights under, any material contract (except for any modification or amendment that is beneficial to or not materially less favorable to the Company), or (ii) enter into any Contract that would have been a material contract if entered into prior to the date hereof and that is not terminable by the Company on 90 days' or fewer notice, other than, in each case, certain Contracts for capital expenditures;

  •
  delay payment of receivables or otherwise manage payables, receivables, current assets, current liabilities or working capital in any manner, with respect to such delays or such management other than in the ordinary course of business consistent with past practice; or

  •
  authorize, commit, resolve, propose or agree (in writing or otherwise) to take any of the foregoing actions.

        Nothing contained in the merger agreement will give Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of the Company or any of its subsidiaries prior to the effective time of the merger. Prior to the effective time of the merger, the Company shall exercise, consistent with the terms and conditions of this Agreement, control and supervision over its and its subsidiaries' business operations.

Solicitation of Acquisition Proposals

        Except as permitted by the terms of the merger agreement described below, we have agreed in the merger agreement that the Board will not withdraw or rescind (or modify in a manner adverse to Parent), or authorize or publicly announce an intention to withdraw or rescind (or modify in a manner adverse to Parent), the Company Recommendation, or approve, recommend or otherwise declare advisable (or propose to do so), a takeover proposal (as described below), take any formal action or make any recommendation or public statement in connection with a tender offer or exchange offer (other than a recommendation against such offer or a customary "stop, look and listen" communication, in each case that includes a reaffirmation of the Company Recommendation), cause or permit the Company to enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement, or other similar agreement relating to any takeover proposal, or publicly announce an intention to take any of the foregoing actions (any such action, we refer to as a Change in Recommendation).

        From and after the date of the merger agreement until the effective time of the merger or the termination of the merger agreement, we, our subsidiaries and our representatives may not, directly or indirectly:

  •
  solicit, initiate or knowingly facilitate or knowingly encourage any inquiries regarding, or the submission or announcement of any proposals or offers that constitute or would reasonably be expected to lead to, a takeover proposal;

  •
  provide any non-public information concerning the Company or any of its subsidiaries to any person or group who would reasonably be expected to make any takeover proposal or otherwise in connection with, or for the purpose of encouraging or facilitating, any takeover proposal;

  •
  engage in any discussions or negotiations regarding any takeover proposal;

  •
  approve, support, enter into or adopt any contract providing for, recommend to any holders of our common stock, or propose to approve, support, enter into or adopt any contract providing for, or recommend to any holders of our common stock, any letter of intent or similar document, agreement, commitment, or agreement in principle with respect to any takeover proposal; or

  •
  otherwise cooperate with or assist or participate in, or knowingly facilitate or knowingly encourage any such inquiries, proposals, offers, discussions or negotiations.

        However, at any time prior to the time our stockholders adopt the merger agreement, if (i) the Company receives an unsolicited, bona fide, written takeover proposal from any person other than as a result of a breach of the restrictions on solicitation of takeover proposals and (ii) the Board determines in good faith, after consultation with the Company's financial advisor and outside counsel, that such takeover proposal constitutes or would reasonably be expected to lead to a superior proposal, then the Company is permitted to:

  •
  furnish information (including non-public information) with respect to the Company and its subsidiaries to the person making such takeover proposal pursuant to a confidentiality agreement containing certain terms and provided the Company withhold such portions of documents or information to the extent relating to any pricing or other matters that are highly sensitive or competitive in nature if the exchange of such information (or portions thereof), in the sole discretion of the Company, could reasonably be likely to be harmful to the operation of the Company in any material respect; and

  •
  engage in discussions and negotiations with the person making such takeover proposal regarding such takeover proposal.

        At any time prior to the time our stockholders adopt the merger agreement, the Board may effect a Change in Recommendation, if (i) the Company has received an unsolicited, bona fide, written takeover proposal and the Board determines in good faith, after consultation with the Company's financial adviser and outside counsel, that such takeover proposal constitutes a superior proposal, or (ii) the Board determines in good faith, after consultation with the Company's financial advisor and outside counsel, that in light of a material event, development, occurrence, state of facts or change that was not known or reasonably foreseeable to the Board, on the date of this merger agreement, which event, development, occurrence, state of facts or change becomes known to the Board, which we refer to as an Intervening Event, the failure to take such action would be reasonably likely to constitute a violation of the Board's fiduciary duties under applicable law.

        However, prior to effecting a Change in Recommendation in connection with an Intervening Event:

  •
  we must notify Parent at least four business days (or such shorter period as specified below) in advance of our intention to effect a Change in Recommendation and include a reasonable description of the Intervening Event that serves as the basis of such Change in Recommendation;

  •
  after providing such notice and prior to taking any such action, we must negotiate with Parent (to the extent Parent has notified the Company of its intention to negotiate) in good faith during such four business day period (or such shorter period as specified below) to make revisions to the terms of the merger agreement and the other agreements contemplated thereby that would obviate the need for making such Change in Recommendation; and

  •
  the Board must have considered in good faith, after consultation with its financial advisor and its outside counsel, any changes to the merger agreement and the other agreements contemplated thereby offered in writing by Parent during such four business day period (or such shorter period as specified below) and must have determined that failure to make a Change in Recommendation would nevertheless be reasonably likely to constitute a violation of the Board's fiduciary duties under applicable law if such amendments were to be given effect.

        If the Company or any of its representatives receives any takeover proposal (including any material changes to a takeover proposal) then the Company shall promptly (and, in any event, within twenty-four hours) after becoming aware thereof, notify Parent and provide the identity of the person or group making such takeover proposal and the material terms and conditions thereof (including, if applicable, copies of any written proposals, indications of interest or offers, including proposed agreements), and thereafter the Company shall keep Parent reasonably informed, on a prompt basis, as to the status thereof, including by promptly (and in no event later than twenty-four hours after receipt) providing to Parent copies of any additional or revised written proposals, indications of interest, offers or proposed agreements relating to such takeover proposal.

        At any time before the merger agreement is adopted by our stockholders, we may terminate the merger agreement in order to enter into an acquisition agreement with respect to a superior proposal, so long as we comply with certain terms of the merger agreement, including paying the Termination Fee to Parent. See "The Merger Agreement—Termination Fees" beginning on page 103.

        However, prior to effecting a Change in Recommendation in connection with a superior proposal or terminating the merger agreement in order to enter into an acquisition agreement with respect to a superior proposal:

  •
  we must notify Parent at least four business days (or such shorter period as specified below) in advance of our intention to effect a Change in Recommendation in connection with a superior proposal or to terminate the merger agreement in respect of a superior proposal, specifying the identity of the person making such superior proposal and the material terms and conditions of such superior proposal and attaching all relevant documents relating to such superior proposal, including the financing commitments relating thereto;

  •
  after providing such notice and prior to taking any such action, we must negotiate with Parent (to the extent Parent has notified the Company of its intention to negotiate) in good faith during such four business day period (or such shorter period as specified below) to make revisions to the terms of the merger agreement and the other agreements contemplated thereby; and

  •
  the Board must have considered in good faith, after consultation with its financial advisor and its outside counsel, any changes to the merger agreement and the other agreements contemplated thereby offered in writing by Parent during such four business day period (or such shorter period as specified below) and must have determined that such superior proposal would still constitute a superior proposal if such changes were given effect.

        In the event of any material amendment to any such takeover proposal, the Company is required to notify Parent in writing of such modified takeover proposal and again comply with the requirements summarized above, except that the Company's obligation to provide advance written notice to Parent will be reduced to two business days and the time the Company will be permitted to effect a Change in Recommendation in connection with a superior proposal will be reduced to the time that is two business days after it has provided such written notice.

        The Company and its subsidiaries shall not grant a waiver or release under any standstill agreement in effect on the date of the merger agreement or amend, modify or grant permission under any provision thereof; provided that the Company shall be permitted to grant a waiver or release under any standstill agreement in effect on the date of the merger agreement solely to the extent necessary to permit the person subject to such standstill agreement to make and engage in discussions with respect to, and negotiate, a takeover proposal that is conditioned on entering into mutually satisfactory definitive documentation with the Company in response to an unsolicited, bona fide request from such person, but only if the Board determines in good faith, after consultation with its financial advisor and its outside counsel, that failure to take such action would be reasonably likely to constitute a violation of the Board's fiduciary duties under applicable law.

        Nothing in the provisions of the merger agreement relating to takeover proposals prevents us from taking and disclosing to our stockholders a position contemplated by Item 1012 of Regulation M-A under the Exchange Act or making any disclosure to our stockholders that the Board determines in good faith, after consultation with its financial advisors and outside counsel, is required by applicable law.

        In this proxy statement, we refer to any inquiry, proposal or offer from any person or group other than Parent and its subsidiaries, relating to any of the following, or an expression by any person or group that it is considering or may engage in the following, (i) an acquisition of assets of the Company and its subsidiaries (including securities of the Company's subsidiaries) equal to 20% or more of the Company's consolidated assets or to which 20% or more of the Company's revenues or earnings on a consolidated basis are attributable, (ii) an acquisition of 20% or more of the outstanding shares of any class of equity securities of the Company or securities of the Company representing more than 20% of the voting power of the Company, (iii) a tender offer or exchange offer that if consummated would result in any person or "group" beneficially owning 20% or more of any class of equity securities of the Company or securities of the Company representing more than 20% of the voting power of the Company or (iv) a merger, consolidation, share exchange, business combination, joint venture, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries that, if consummated, would have the effect set forth in clause (i) or clause (ii), in each case, other than the transactions contemplated by the merger agreement, as a "takeover proposal".

        In this proxy statement, we refer to any unsolicited bona fide written takeover proposal (with the percentages set forth in the definition of such term changed from 20% to 50%) that the Board has determined in its good faith judgment, after consultation with its financial advisor and outside counsel, to be more favorable to our stockholders from a financial point of view than the merger, after taking into account all financial, legal, financing, regulatory, and other aspects of such takeover proposal that are reasonably relevant to determination of the likelihood of consummation of such takeover proposal and further taking into account at any time of determination any changes to the terms and conditions of the merger agreement that are then offered in writing by Parent, as a "superior proposal".

 Stockholders Meeting

        We are required to convene a meeting of our stockholders as promptly as practicable after the mailing of this proxy statement (other than in the case in which the Company is required to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the SEC or its staff or a court of competent jurisdiction has instructed the Company is necessary under applicable Law or Order and for such supplemental or amended disclosure to be disseminated and reviewed by the holders of Shares prior to the Stockholders' Meeting, no later than thirty-five days following the mailing of this proxy statement) to consider and vote upon the adoption of the merger agreement.

        We shall adjourn or postpone the stockholders meeting if as of the time for which the stockholders meeting is originally scheduled there are insufficient shares of our common stock represented to constitute a quorum necessary to conduct the business of the stockholders meeting or insufficient proxies returned to obtain our stockholders approval of the merger agreement and Parent requests such an adjournment or postponement. We may otherwise only adjourn or postpone the stockholders meeting after consultation with Parent, and with Parent's consent (not to be unreasonably withheld, conditioned or delayed), to the extent necessary to ensure that any required supplement or amendment to this proxy statement is provided to our stockholders within a reasonable amount of time in advance of the stockholders meeting.

        Subject to the provisions of the merger agreement discussed above under "The Merger Agreement—Solicitation of Acquisition Proposals" beginning on page 88, the Board will recommend that our stockholders vote to adopt the merger agreement, include the Company Recommendation in the proxy statement and use its reasonable best efforts to solicit adoption of the merger agreement. Notwithstanding any Change in Recommendation by the Board, unless the merger agreement is terminated in accordance with its terms, the merger agreement will be submitted to the record stockholders at the stockholders meeting for the purpose of adopting the merger agreement.

Filings; Other Actions; Notification

        We, Parent and Merger Sub will cooperate with each other and use (and cause our respective subsidiaries to use) our and their respective reasonable best efforts to promptly:

  •
  take or cause to be taken all actions and do or cause to be done all things necessary, proper or advisable to satisfy the conditions to closing described under "The Merger Agreement—Conditions to the Merger" beginning on page 99 and to consummate the transactions contemplated by the merger agreement as soon as reasonably practicable and in any event prior to November 10, 2013 (or in certain circumstances a subsequent date no later than November 22, 2013), which we refer to as the Walk-Away Date, including preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents;

  •
  obtain all approvals, consents, waivers, registrations, permits, authorizations and other confirmations from any governmental authority or third party necessary, proper or advisable to consummate the transactions contemplated by the merger agreement, including preparing and filing promptly and fully all documentation to effect all filings, notices, and other documents necessary, proper or advisable to obtain the foregoing; and

  •
  defend through litigation on the merits any claim asserted in court by any party in order to avoid entry of, or to have vacated or terminated, any order that would restrain or prevent the closing by the Walk-Away Date.

    Each of we, Parent and Merger Sub have agreed, subject to certain exceptions, to:

  •
  not withdraw its filing under the HSR Act without the written permission of the other parties, and to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act and use its reasonable best efforts to take, or cause to be taken, as promptly as practicable all other actions consistent with certain of their respective obligations under the merger agreement necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act and any applicable foreign antitrust laws as soon as practicable;

  •
  use its reasonable best efforts to (i) take all action necessary to ensure that no state takeover statute or similar law is or becomes applicable to any of the transactions contemplated by the merger agreement and (ii) if any state takeover statute or similar law becomes applicable to any such transaction, take all action necessary to ensure that such transactions may be consummated as promptly as practicable on the terms contemplated by the merger agreement and otherwise minimize the effect of such law on such transactions;

  •
  use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission with a governmental authority in connection with the transactions contemplated by the merger agreement and in connection with any investigation or other inquiry by or before a governmental authority relating to such transactions, including any proceeding initiated by a private party, (ii) keep the other party informed in all material respects and on a reasonably timely basis of any material communication received by such party from, or any filing by such party with or material communication given by such party to, the Federal Trade Commission, the Antitrust Division of the Department of Justice, or any other governmental authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated by the merger agreement (including, in the case of written correspondence or filings, by promptly providing the other parties (or their counsel) copies thereof), and (iii) consult with each other in advance of and be permitted to attend any meeting or conference with such governmental authorities;

  •
  use its reasonable best efforts to resolve such objections, if any, as may be asserted by a governmental authority or other person with respect to the transactions contemplated by the merger agreement, including, in the case of Parent, using and causing Merger Sub to use, its reasonable best efforts to propose, negotiate, commit to and/or effect, by consent decree, hold separate orders, or otherwise, the sale, divesture or disposition of, or holding separate (through the establishment of a trust or otherwise) such of its assets, properties or businesses or of the assets, properties or business to be acquired pursuant hereto as are required to be divested in order to avoid the entry of, or to effect the dissolution of, any order in any action, which would otherwise have the effect of materially delaying or preventing the consummation of the transactions contemplated by the merger agreement or that would make the consummation of the merger in accordance with the terms of the merger agreement unlawful; and

  •
  cooperate in all respects with the other parties to the merger agreement in connection with the efforts to obtain any approval, consent, waiver or other confirmation from a third party necessary, proper or advisable to consummate the transactions contemplated by the merger agreement.

 Financing

        Parent and Merger Sub have represented that, subject to certain assumptions, the net proceeds contemplated by the equity commitment letter and the debt commitment letter will, together with the Company's cash, in the aggregate be sufficient for Merger Sub and the surviving corporation to pay the aggregate merger consideration (and any repayment or refinancing of debt contemplated by the merger agreement, the equity commitment letter or the debt commitment letter) and any other amounts required to be paid in connection with the consummation of the transactions contemplated by the merger agreement and to pay all related expenses at the closing of the merger.

        Parent and Merger Sub have agreed to use reasonable best efforts to obtain the financing on the terms and conditions described in the equity commitment letter and debt commitment letter, which we refer to collectively as the financing commitments, and will not permit any amendment or modification to be made to, or any waiver of any provision or remedy under, the financing commitments if such amendment, modification or waiver:

  •
  with respect to the equity financing commitment, amends, modifies or waives any provision of the equity financing commitment other than to increase the amount of the equity financing; or

  •
  with respect to the debt financing commitment, (i) reduces the aggregate amount of the debt financing commitment, (ii) impairs in any material respect the availability of the debt financing commitment, (iii) amends the conditions precedent to the debt financing in a manner that would reasonably be expected to delay in any material respect or prevent the closing of the merger agreement, or (iv) adversely impacts in any material respect the ability of any party hereto to enforce or cause the enforcement of the rights of Parent or Merger Sub under any of the debt commitment letter or the definitive agreements relating thereto or imposes additional material obligations on the Company, its subsidiaries or their respective affiliates prior to the closing date of the merger agreement.

Each of Parent and Merger Sub have agreed to use reasonable best efforts to:

  •
  maintain in effect the equity commitment letter and the debt commitment letter until the funding at or prior to the closing of the merger;

  •
  to negotiate and enter into definitive agreements with respect to the debt commitment letter on the terms and conditions contained in the debt commitment letter (or on terms no less favorable, taken as a whole, to Parent);

  •
  to satisfy on a timely basis (taking into account the expected timing of the commencement of the marketing period) all conditions applicable to it in such definitive agreements that are within its control;

  •
  upon satisfaction of such conditions (without waiver thereof not consented to by Parent), to consummate the financing at the closing of the merger (with respect to amounts required to consummate the merger and make other payments due at such time in accordance with the terms hereof); and

  •
  comply in all material respects with its obligations under the equity commitment letter and debt commitment letter.

        If any portion of the debt financing becomes unavailable on the terms and conditions contemplated by the debt commitment letter and the related fee letter, (i) Parent and Merger Sub shall promptly notify the Company and (ii) Parent and Merger Sub shall use their reasonable best efforts to arrange and obtain alternative financing from the same or alternative sources in an amount sufficient to consummate the transactions contemplated by the merger agreement with terms and conditions that are not materially less favorable in any respect from the standpoint of Parent and the Company than the terms and conditions set forth in the debt commitment letter and the related fee letter as promptly as reasonably practicable following the occurrence of such event. Parent shall promptly provide a true, correct and complete copy of each alternative financing commitment to the Company, subject to certain redactions.

        Upon the request of the Company, Parent and Merger Sub shall keep the Company reasonably informed of the status of its efforts to arrange the financing. Parent will give the Company prompt notice:

  •
  of any breach of any material provisions of any of the equity commitment letter, the debt commitment letter or definitive document related to the financing commitments by any party to the equity commitment letter, the debt commitment letter or definitive document related to the financing of which it has knowledge;

  •
  of the receipt of any written notice or other written communication from a financing source for the financing with respect to any actual or potential breach, default, termination or repudiation by any party to the equity commitment letter, the debt commitment letter or any definitive document related to the financing or any material provisions to the equity commitment letter, the debt commitment letter or any definitive document related to the financing; and

  •
  of the occurrence of an event or development that Parent or Merger Sub expects to have a material and adverse impact on the ability of Parent, Merger Sub or the Company (or the surviving corporation) to obtain all or any portion of the financing contemplated by the equity commitment letter or the debt commitment letter on the terms, in the manner or from the sources contemplated by the equity commitment letter, the debt commitment letter or the definitive documents related to the financing.

Company Cooperation with Financing

        We have agreed to, and agreed to cause our subsidiaries to, and agreed to use reasonable best efforts to cause our and their representatives to, provide to Parent, all cooperation reasonably requested by Parent in connection with the arrangement of the debt and equity financings (provided, that no such requested cooperation may unreasonably interfere with the ongoing operations of the Company and its subsidiaries), including, without limitation:

  •
  furnishing Parent, Merger Sub and their financing sources promptly with financial and other pertinent information regarding the Company and its subsidiaries as may be reasonably requested by Parent and identifying any portion of such information that constitutes material non-public information;

  •
  in each case, upon reasonable notice and in reasonably convenient locations, making employees and other representatives of the Company (with appropriate seniority and expertise) available to participate in a reasonable number of meetings, presentations, due diligence sessions, drafting sessions and sessions with prospective financing sources, investors and rating agencies in connection with the financing;

  •
  assisting with the preparation of customary materials for rating agency presentations (and assisting in the obtaining of corporate, credit and facility ratings from ratings agencies), bank information memoranda, prospectuses and all other material to be used in connection with the financing (including customary authorization and management representation letters) and all documentation and other information required in connection with applicable "know your customer" and anti-money laundering rules and regulations, including U.S.A. Patriot Act of 2001;

  •
  using reasonable best efforts to obtain accountant's comfort letters as reasonably requested by Parent;

  •
  taking all corporate actions, including filing for any required consents or approvals, subject to and only effective upon the occurrence of the effective time of the merger, required to permit the consummation of the financing and to permit the proceeds thereof to be made available to the surviving corporation immediately after the effective time of the merger;

  •
  providing, as soon as prepared and made available to the Company management team, unaudited consolidated monthly financial statements of the Company (excluding footnotes) consisting of a balance sheet, income statement and statement of cash flows);

  •
  filing a Quarterly Report on Form 10-Q within forty-five (45) calendar days after the end of each fiscal quarter end, which shall comply in all material respects with the applicable requirements of the Exchange Act and shall contain the Company's unaudited financial statements;

  •
  permitting officers of the Company who will be officers of the surviving corporation after the effective time of the merger to execute and deliver any credit, pledge and security documents, other definitive financing documents, closing documents, including officer's certificates, secretary's certificates, legal opinions, corporate documents or evidence of authorization (but in each case, not effective prior to the effective time of the merger) as may be reasonably requested by Parent (including delivery of borrowing base certificates and a certificate of the chief financial officer with respect to solvency matters and using reasonable best efforts to obtain consents of accountants to use their reports in any materials relating to the debt financing) and otherwise reasonably facilitating the pledging of collateral, including without limitation, by taking all necessary action to facilitate the elimination of any lien on any of the properties or assets of the Company or any of its subsidiaries, other than certain permitted exceptions;

  •
  using commercially reasonable efforts to assist in delivery of inventory appraisals and field audits and obtaining of surveys and title insurance, all as reasonably requested by Parent and customary for financings similar to the debt financing, and otherwise cooperating reasonably with the debt financing sources' due diligence;

  •
  providing customary authorization letters to the debt financing sources authorizing the distribution of information to prospective lenders and containing customary representations to the debt financing sources that such information does not contain a material misstatement or omission and that the public side versions of such information, if any, do not include material non-public information about the Company or its subsidiaries or their securities; and

  •
  otherwise taking reasonable actions within its control to cooperate in satisfying the conditions precedent set forth in the debt commitment letter or any definitive document related to the financing.

Notwithstanding the foregoing:

  •
  no obligation of the Company or any of its subsidiaries under any certificate, agreement, notice or other document or instrument shall be effective until the effective time of the merger, and none of the Company or any of its subsidiaries shall be required to pay or incur any liability for any commitment or other similar fee, pay or incur any liability for any expense (other than as provided in the merger agreement) or incur any other obligation or liability in connection with the financing prior to the effective time of the merger unless promptly reimbursed by Parent; and

  •
  neither the Company nor any of its subsidiaries, nor any of their respective directors or officers, shall be required to take any action to authorize or approve the financing (or any alternative debt financing), except at or contemporaneously with the effective time of the merger.

        If the closing of the merger does not occur and the merger agreement is terminated, Parent shall promptly upon written request by the Company (and in any event no later than five business days following written request by the Company) reimburse the Company for all of its documented reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees) incurred by the Company, its subsidiaries and their respective representatives in connection with any cooperation expressly required by or requested in accordance with the Company's obligations to cooperate with the financing. Parent and Merger Sub have agreed to indemnify and hold harmless the Company, its affiliates and their respective representatives for and against any and all liabilities, losses, damages, claims, reasonable costs and expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the arrangement of the financing (other than arising from (x) fraud, gross negligence, willful misconduct or intentional misrepresentation by the Company or any of its subsidiaries or (y) misstatements or omissions in written historical information of the type prepared by the Company and its subsidiaries in the ordinary course of business that is provided by the Company or any of its subsidiaries specifically for use in connection with the debt financing) to the fullest extent permitted by applicable law. The maximum aggregate liability of Parent and Merger Sub with respect to the obligations set forth in this paragraph shall be $2,500,000. The Company shall notify Parent reasonably promptly if it appears that the aggregate liability of Parent and Merger Sub pursuant to such obligations is approaching such maximum amount. The Company shall have no obligation with respect to cooperating with the financing to incur any out-of-pocket costs and expenses or take any action that would result in the incurrence of such out-of-pocket costs and expenses in excess of such maximum amount.

        The obtaining of the financing, or any alternative financing in accordance with the terms of the merger agreement, is not a condition to the closing of the merger.

Transaction Litigation

        The merger agreement requires the Company to give Parent the opportunity to participate in the defense or settlement of any securityholder litigation against the Company or its directors relating to the transactions contemplated by the merger agreement in accordance with the terms of a mutually agreed upon joint defense agreement. The Company may not enter into any settlement agreement in respect of any securityholder litigation against the Company or its directors relating to the transactions contemplated by the merger agreement without Parent's prior written consent (not to be unreasonably withheld or delayed). For a description of the litigation related to the transactions contemplated by the merger agreement brought against the Company as of the date of this proxy statement, see "The Merger—Litigation Relating to the Merger" beginning on page 78.

Employee Benefit Matters

        The surviving corporation shall:

  •
  provide or cause to be provided to employees of the Company and its subsidiaries who continue as employees of the surviving corporation or Parent or any of their respective subsidiaries following the closing date of the merger, which we refer to as a continuing employee, for a period extending until the earlier of the termination of such continuing employee's employment with such entities or twelve months following the closing date of the merger (i) a base wage or salary at a rate not less than the rate of such base wage or salary in effect at the effective time of the merger and (ii) 401(k) benefits, severance benefit eligibility, medical benefits and other welfare benefit plans, programs and arrangements that, as determined in Parent's good faith and reasonable discretion, (A) are, in the aggregate, substantially comparable to those provided under the Company benefit plans as in effect at the effective time of the merger; (B) are substantially comparable to those provided to employees of the Parent or its subsidiaries, in the aggregate, from time to time; or (C) constitute any combination of the foregoing;

  •
  with respect to each continuing employee whose employment with the surviving corporation or Parent or any of their respective subsidiaries continues through December 31, 2013 and who earns an annual bonus based on actual performance for the fiscal year ending December 31, 2013 pursuant to the terms and conditions of the applicable company benefit plan, pay or cause to be paid to such continuing employee such bonus at such time and subject to such conditions as is consistent with the past practice of the Company and its subsidiaries;

  •
  use reasonable efforts to ensure that any applicable pre-existing condition exclusions and waiting periods with respect to participation and coverage requirements in any replacement or successor welfare benefit plan of the surviving corporation that a continuing employee is eligible to participate in immediately following the effective time are waived to the extent such exclusions or waiting periods were inapplicable to, or had been satisfied by, such employee immediately prior to the effective time of the merger under the relevant company benefit plan in which such continuing employee participated;

  •
  provide each such continuing employee with credit for any co-payments and deductible paid prior to the effective time of the merger (to the same extent such credit was given under the analogous Company benefit plan prior to the effective time of the merger) in satisfying any applicable deductible or out-of-pocket requirements; and

  •
  to the extent that any continuing employee is allowed to participate in any employee benefit plan of the Parent, the surviving corporation or any of their subsidiaries following the effective time of the merger, cause such plan to recognize the service of such continuing employee with the Company and its subsidiaries prior to the effective time of the merger for purposes of eligibility to participate and vesting (but not for benefit accrual under any defined benefit, retiree welfare or any other plan) to the same extent such service was recognized by the Company and its subsidiaries under any similar company benefit plan in which such continuing employee participated immediately prior to the effective time of the merger except to the extent it would result in any duplication of benefits for the same period of service.

        As of the effective time of the merger, Parent shall, or shall cause the surviving corporation or other relevant subsidiaries to, credit to continuing employees the amount of vacation time that such employees had accrued under the paid-time off program, set forth in good faith in the Company's payroll system, as of the effective time of the merger (to the extent that Parent is not required by applicable law to pay out such paid time off).

        The Company and each of its subsidiaries shall, after the date hereof and prior to the effective time of the merger, provide any and all notices to, make any and all filings or registrations with, and obtain any and all consents or approvals of, any labor organization, works council or any similar entity, council or organization, required to be made or obtained in connection with the merger agreement or the consummation of the transactions contemplated thereby.

        None of the obligations described relating to employee benefits and labor matters create any third-party beneficiary right in any person, or any right to employment or continued employment.

Conditions to the Merger

        The respective obligations of the Company, Parent and Merger Sub to consummate the merger are subject to the satisfaction or waiver of the following conditions on or prior to the date of the closing of the merger:

  •
  the merger agreement must have been duly adopted by holders of a majority of the outstanding shares of our common stock entitled to vote thereon;

  •
  any waiting periods (and any extensions thereof) that are applicable to the consummation of the merger under the HSR Act and the German Merger Control Act Provisions shall have been terminated or shall have expired; and

  •
  the absence of any law or order by any governmental authority enjoining, restraining, preventing or prohibiting consummation of the merger or making the consummation of the merger illegal.

        The obligations of Parent and Merger Sub to effect the merger are also subject to the satisfaction or waiver by Parent at or prior to the effective time of the merger of the following additional conditions:

  •
  our representations and warranties regarding our minimum cash on hand as of May 8, 2013 and the amount of cash in certain additional accounts as of April 30, 2013 and the absence of a Company material adverse effect since December 31, 2013 must be true and correct both when made and as of the closing of the merger;

  •
  our representations and warranties regarding our organization, good standing, capitalization, authority and corporate power with respect to the merger agreement and the transactions contemplated thereby, the Board's adoption of the Company Recommendation, the required approval of the merger agreement and the transactions completed thereby by the Company's stockholders, the absence of any undisclosed broker's or finder's fees, the applicability of any takeover statutes and absence of a Company stockholder rights plan must be true and correct in all material respects both when made and as of the closing of the merger;

  •
  our other representations and warranties set forth in the merger agreement, and disregarding all qualifications and exceptions relating to materiality or Company material adverse effect, must be true and correct, except where the failure to be true and correct does not have, and would not be expected to have, individually or in the aggregate, a Company material adverse effect, both when made and as of the closing of the merger;

  •
  the Company has performed in all respects its obligations under the merger agreement restricting, between the date of the merger agreement until the earlier of the effective time of the merger or the termination of the merger agreement, the Company and its subsidiaries with respect to:

  •
  issuing, selling, granting, disposing of, pledging or otherwise encumbering any capital stock, voting securities or equity interests of the Company or our subsidiaries;

  •
  redeeming, purchasing or otherwise acquiring any capital stock, voting securities or equity interests of the Company or our subsidiaries;

  •
  declaring, authorizing, setting aside for payment, or paying any dividends and distributions;

  •
  splitting, combining, subdividing or reclassifying split, combining, subdividing or reclassifying any shares of its capital stock;

    •
    amending or waiving any of its rights under, any provision of the incentive plans of the Company or any agreement evidencing any right to acquire capital stock of the Company or any restricted stock purchase agreement or any similar or related contract; and

    •
    incurring or assuming any indebtedness for borrowed money, guaranteeing any indebtedness or issue or sell any debt securities of the Company or any of our subsidiaries.

  •
  the Company has performed in all material respects its other obligations under the merger agreement at or prior to the date of the closing of the merger;

  •
  the Company has delivered to Parent a certificate signed by signed on behalf of the Company by our chief executive officer and chief financial officer certifying that all of the above conditions with respect to the representations and warranties and performance of the obligations of the Company have been satisfied;

  •
  since the date of the merger agreement, no changes, events, circumstances, effects, developments, occurrences or state of facts that, individually or in the aggregate, have had or would reasonably be expected to have a Company material adverse effect; and

  •
  the Company has cash in U.S. dollars deposited in a U.S. bank that will be freely available to be used to pay the aggregate merger consideration immediately prior to the effective time of the merger of at least $190 million (net of unpaid Company transaction costs (as described below), certain of which Company transaction costs, may not exceed, in the aggregate, the estimates provided to Parent by the Company).

        In this proxy statement when we refer to "Company transaction costs", such costs exclude printer costs, fees and expenses, costs, fees and expenses of compliance with the requirements of the HSR Act and costs, fees and expenses incurred in the defense of any securityholder litigation against the Company or its directors relating to the transactions contemplated by the merger agreement.

        Our obligation to effect the merger is also subject to the satisfaction or waiver by us at or prior to the effective time of the merger of the following additional conditions:

  •
  the representations and warranties of Parent and Merger Sub set forth in the merger agreement with respect to authority and corporate power with respect to the merger agreement and the transactions contemplated thereby and the absence of any undisclosed broker's or finder's fees must be true and correct in all material respects both when made and as of the closing of the merger;

  •
  all other representations and warranties of Parent and Merger Sub set forth in the merger agreement, disregarding all qualifications and exceptions relating to materiality or Parent material adverse effect, must be true and correct, except where the failure to be true and correct does not have, and would not be expected to have, individually or in the aggregate, a Parent material adverse effect both when made and as of the closing of the merger;

  •
  each of Parent and Merger Sub has performed in all material respects its obligations under the merger agreement at or prior to the date of the closing of the merger; and

  •
  Parent has delivered to the Company a certificate signed by an executive officer of Parent certifying that all of the above conditions with respect to the representations and warranties and performance of the obligations of Parent and Merger Sub have been satisfied.

        None of the Company, Parent or Merger Sub may rely on the failure of any condition described above to be satisfied to excuse such party's obligation to effect the merger if such failure was caused by such party's failure to use the standard of efforts required from such party to consummate the merger and the other transactions contemplated by the merger agreement.

 Termination

        We and Parent may, by mutual written consent, terminate the merger agreement and abandon the merger at any time prior to the effective time of the merger, whether before or after the adoption of the merger agreement by our stockholders.

        The merger agreement may also be terminated and the merger abandoned at any time prior to the effective time of the merger as follows:

  •
  by either Parent or the Company, if:

  •
  any law or order by any governmental authority enjoining, restraining, preventing or prohibiting consummation of the merger or making the consummation of the merger illegal; provided that this termination right will not be available to any party if the failure to consummate the merger prior to the termination date was primarily due to the failure of such party to perform any of its obligations under the merger;

  •
  the merger has not been consummated on or before the Walk-Away Date; provided that this termination right will not be available to (i) any party if the failure of the merger to be so consummated on or before the Walk-Away Date was primarily due to the failure of such party to perform any of its obligations under the merger agreement, other than the obligation to consummate the merger, and (ii) Parent if, at such time, the Company is entitled to seek or obtain an injunction, specific performance or other equitable remedies enforcing Parent's obligation to cause the equity financing to be funded in accordance with the remedies provided for pursuant to the merger agreement as described under "The Merger Agreement—Remedies" unless Parent has delivered to the Company at least ten days' prior written notice that it may seek to terminate the merger agreement as a result of the failure to consummate by the Walk-Away Date, which we refer to as a Walk-Away Date termination event; or

  •
  the Special Meeting has been held and completed and our stockholders have not adopted the merger agreement at such meeting or any adjournment or postponement of such meeting, which we refer to as a stockholder non-approval termination event; or

  •
  by the Company, if:

  •
  at any time prior to the adoption of the merger agreement by our stockholders, the Company enters into a definitive Company acquisition agreement providing for a superior proposal in accordance with the restrictions on solicitation of acquisitions proposals in the merger agreement, as discussed under "The Merger Agreement—Solicitation of Acquisition Proposals" beginning on page 88, immediately following or simultaneously with termination pursuant to this termination right; provided that (x) simultaneously therewith the Company shall have paid or caused to be paid to Parent the Termination Fee of $29.219 million discussed under "The Merger Agreement—Termination Fee" beginning on page 103 (and such termination of this Agreement by the Company shall not take effect unless and until the Termination Fee shall have been paid to Parent) and (y) the Company shall have complied with all of the other restrictions on solicitation of acquisitions proposals, which we refer to as an alternative takeover proposal termination event;

  •
  there has been a breach of a representation, warranty, covenant or agreement made by Parent or Merger Sub in the merger agreement or any such representation and warranty becomes untrue after the date of the merger agreement, which breach or failure to be true would give rise to the failure of the condition to the closing of the merger relating to the accuracy of the representations and warranties of Parent and Merger Sub or compliance by Parent and Merger Sub with their obligations under the merger agreement, and such breach or failure to be true cannot be cured by the Walk-Away Date, or if curable, is not cured within 30 calendar days after written notice is given by us to Parent; provided that this termination right will not be available to us if (x) the Company is then in breach of any of its representations, warranties, covenants or agreements hereunder such that the conditions to the closing of the merger relating to the accuracy of our representations and warranties or our compliance with our obligations under the merger agreement would not be satisfied or (y) the conditions to the closing of the merger relating to the absence of a Company material adverse effect would not be satisfied, which we refer to as a Parent breach termination event; or

    •
    the conditions to the obligations of Parent and Merger Sub to consummate the merger (other than those conditions that by their nature cannot be satisfied until the closing date of the merger but that are expected to be satisfied at the closing of the merger) have been satisfied (and remain satisfied) or waived, or (ii) the Company has irrevocably confirmed by written notice to Parent following the end of the marketing period that the conditions to the Company's obligation to consummate the merger (other than those conditions that by their nature cannot be satisfied until the closing date of the merger but that are expected to be satisfied at the closing of the merger) have been satisfied (and remain satisfied), or the Company has confirmed by written notice to Parent following the end of the marketing period that it is willing to waive any such unsatisfied conditions and that the Company stands, and will stand, ready, willing and able to consummate the merger, and Parent and Merger Sub fail to consummate the transactions contemplated by the merger agreement within five business days following the date on which the closing of the merger should have occurred under the merger agreement and we stood ready, willing and able to consummate the merger through the end of such period, which we refer to as a failure to close termination event; or

  •
  by Parent, if:

  •
  at any time prior to the adoption of the merger agreement by our stockholders, the (i) Board makes a Change in Recommendation, (ii) the Company shall have breached in any material respect its obligations described under "The Merger Agreement—Solicitation of Acquisition Proposals" beginning on page 88 or (iii) following the public disclosure or announcement of a takeover proposal (A) except in the case of a tender offer or exchange offer, the Board fails to reconfirm publicly the Company Recommendation within five business days after receiving a written request from Parent therefor or (B) if a tender offer or exchange offer for our common stock is commenced and no later than the tenth day following commencement of such tender offer the Company shall not have publicly announced its recommendation that stockholders to reject such tender offer or exchange offer; provided that this termination right will not be available to Parent if the Parent or Merger Sub is then in breach of any of its respective representations, warranties, covenants or agreements under the merger agreement such that the conditions to the closing of the merger relating to the accuracy of Parent's and Merger Sub's representations and warranties or Parent's and Merger Sub's compliance with Parent's and Merger Sub's obligations under the merger agreement, which we refer to as a Change in Recommendation termination event; or

  •
  there has been a breach of a representation, warranty, covenant or agreement made by the Company in the merger agreement or any such representation and warranty becomes untrue after the date of the merger agreement, which breach or failure to be true would give rise to the failure of the condition to the closing of the merger relating to the accuracy of the representations and warranties of the Company or compliance by the Company with its obligations under the merger agreement, and such breach or failure to be true cannot be cured prior to the Walk-Away Date, or if curable, is not cured within 30 calendar days after written notice is given by Parent to us provided that this termination right will not be available to Parent if Parent or Merger Sub is then in breach of any of its representations, warranties, covenants or agreements hereunder such that the conditions to the closing of the merger relating to the accuracy of Parent's and Merger Sub's representations and warranties or Parent's and Merger Sub's compliance with Parent's and Merger Sub's obligations under the merger agreement would not be satisfied, which we refer to as a Company breach termination event.

Termination Fees

        We are required to pay Parent the Termination Fee of $29,219,000, less the amount of any expenses previously reimbursed by the Company to Parent (as described below) if:

  •
  each of the following three events occurs:

  •
  a takeover proposal has been made known to the Company, publicly disclosed or made publicly known or made directly to the Company's stockholders or the intention (whether or not conditional) of any person to make a takeover proposal shall have been made known to the Company, publicly disclosed or made publicly known or made directly to the Company stockholders;

  •
  thereafter, the merger agreement is terminated pursuant to a Walk-Away Date termination event, a stockholder non-approval termination event or a Company breach termination event; and

  •
  within 12 months after such termination, we consummate a takeover proposal or we enter into a definitive agreement with respect to a takeover proposal and such takeover proposal is subsequently consummated, provided that for purposes of the foregoing, the references to "20%" in the definition of takeover proposal shall be deemed to be references to "50.1%";

  •
  the merger agreement is terminated by Parent pursuant to a Change in Recommendation termination event, or is terminated by Parent or the Company for any reason other than a failure to close termination event at a time when Parent has the right to terminate the merger agreement pursuant to a Change in Recommendation termination event; or

  •
  the merger agreement is terminated by the Company due to an alternative takeover proposal termination event.

        We must reimburse Parent for its and its affiliates' out of pocket expenses in connection with the merger agreement and the transactions contemplated thereby up to an amount equal to $5 million if:

  •
  the merger agreement is terminated by either Parent or the Company due to our stockholders not having adopted the merger agreement; or

  •
  the merger agreement is terminated by Parent due to a Company breach termination event.

        Any out of pocket expenses so reimbursed to Parent by the Company will be netted against the amount of the Termination Fee payable by the Company in event of a subsequent payment of a Termination Fee to Parent.

        Parent must pay us the Reverse Termination Fee of $58,439,000, if:

  •
  the merger agreement is terminated by the Company pursuant to a failure to close termination event or if Parent terminates the merger agreement pursuant to a Walk-Away Date termination event and at the time of termination the Company has the right to terminate the merger agreement pursuant to a failure to close termination event.

        The TowerBrook Funds have guaranteed the obligation of Parent to pay the Reverse Termination Fee, among other things, pursuant to the limited guarantee.

Expenses

        Except as otherwise described above, if the closing of the merger agreement does not occur and the merger agreement is terminated pursuant to its terms, all costs and expenses incurred in connection with the merger agreement, the merger and the other transactions contemplated by the merger agreement will be paid by the party incurring such expense; provided that Parent will reimburse the Company for the reasonable and documented out-of-pocket costs incurred by the Company or our subsidiaries, and indemnify the Company, our subsidiaries and their respective representatives from and against any and all liabilities, losses, in connection with cooperation provided with respect to the arrangement or consummation of the financing up to $2,500,000 as described under "The Merger Agreement—Company Cooperation with the Financing" beginning on page 95.

Remedies

        Our receipt of the Reverse Termination Fee and certain indemnification and expense reimbursement from Parent will, subject to certain specific performance rights described below, be our sole and exclusive remedy against Parent, Merger Sub, the debt financing parties or any of their respective affiliates and any of their respective representatives, members, controlling persons or holders of any of their equity interests or securities for any loss suffered as a result of any breach of any covenant or agreement in the merger agreement or the failure of the merger to be consummated.

        The maximum aggregate liability of Parent and Merger Sub for monetary damages or otherwise in connection with the merger agreement, the equity commitment letter and the transactions contemplated by the merger agreement shall be limited to $58,439,000 plus the amount of any reimbursement of the Company's expenses, in connection with cooperation provided with respect to the arrangement or consummation of the financing up to $2,500,000 as described under "The Merger Agreement—Company Cooperation with the Financing" beginning on page 95.

        The parties are entitled to seek an injunction, specific performance and other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms of the merger agreement in addition to any other remedy to which they are entitled at law or in equity. The Company is entitled to seek specific performance of Parent's obligation to cause the equity financing to be funded to fund the merger under the circumstances described in "The Merger—Financing of the Merger—Equity Commitment" beginning on page 68. Under no circumstances will the Company be entitled to receive both a grant of specific performance to cause the funding of the equity financing or the merger to be consummated and to receive payment of the Reverse Termination Fee.

Indemnification; Directors' and Officers' Insurance

        From the effective time of the merger, the Company, and following the effective time of the merger, the surviving corporation, will indemnify and hold harmless (and the surviving corporation will advance expenses to) our and our subsidiaries' current and former directors and officers against all claims, losses, liabilities, damages, judgments, inquiries, fines, penalties and reasonable fees, costs and expenses, including attorneys' fees and disbursements, incurred in connection with any threatened, pending or completed claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to which such current or former director or officer is or was made a party or is threatened to be made a party to or is otherwise involved by reason of the fact that such current or former director or officer is or was a director or officer of the Company or any subsidiary of the Company or, while a director or officer of the Company or any subsidiary of the Company, such current or former director or officer is or was serving at the request of the Company or any subsidiary of the Company, as applicable, as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise (including with respect to the merger agreement, the negotiation, execution, announcement, performance and consummation of all transactions contemplated by the merger agreement and all acts or omissions of each current or former director or officer leading thereto and in furtherance thereof on behalf of the Company and its stockholders), whether asserted or claimed prior to, at or after the effective time of the merger, to the fullest extent permitted under applicable law.

        Parent is required to, or cause the surviving corporation to, maintain the Company's existing directors' and officers' liability insurance (or policies providing equivalent coverage on terms no less favorable to the Company's and our subsidiaries' current and former directors and officers) for a period of not less than six years from and after the effective time of the merger with respect to claims arising from acts, omissions, facts or events that occurred on or before the effective time of the merger, including in connection with the approval of the merger agreement and the transactions contemplated thereby. This obligation is subject to a cap of 250% of the annual premium amount we are currently paying for such insurance. If Parent or the surviving corporation is unable to obtain the amount of insurance required for such aggregate premium, Parent shall, or shall cause the surviving corporation to, obtain as much insurance as can be obtained for aggregate premiums not in excess of the cap.

        At the Company's option, it may elect to obtain a six-year "tail" insurance policy with respect to the currently existing directors' and officers' liability insurance policies and fiduciary and employment practices liability insurance policies. Such policy must be obtained from the Company's current insurance carrier or a carrier with no lower than an A.M. Best rating of A and cover a period of six years from and after the effective time of the merger with respect to acts, omissions, facts or events occurring on or prior to the effective time of the merger for a premium not in excess of the cap. If the Company purchases a "tail" insurance policy, it shall be in lieu of the obligation of Parent's obligations to maintain (or purchase replacement) officers' and directors' liability insurance described in the prior paragraph. In the event the Company purchases a "tail" policy prior to the effective time of the merger, Parent and the surviving corporation shall use their reasonable best efforts to maintain such tail or runoff policy in full force and effect for its term.

        The present and former directors and officers of the Company will have the right to enforce the provisions of the merger agreement relating to their indemnification.

Modification or Amendment

        At any time prior to the effective time of the merger, the parties to the merger agreement may modify or amend the merger agreement, by written agreement executed and delivered by duly authorized officers of the respective parties, by action taken or authorized by their respective boards of directors.

ADVISORY VOTE ON MERGER-RELATED COMPENSATION FOR THE COMPANY'S NAMED
EXECUTIVE OFFICERS

Golden Parachute Compensation

        This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each named executive officer of the Company that is based on or otherwise relates to the merger. This compensation is referred to as "golden parachute" compensation by the applicable SEC disclosure rules, and in this section we use such term to describe the merger-related compensation payable to our named executive officers. The "golden parachute" compensation payable to these individuals is subject to a nonbinding advisory vote of the Company's stockholders, as described below in this section.

        The terms of the merger agreement provide for accelerated vesting of certain outstanding Company equity awards. Upon completion of the merger, all unvested restricted stock awards will vest in full and all such awards will be converted into the right to receive the merger consideration. For an additional description of the treatment of outstanding equity awards, see the discussion above in "The Merger—Interest of Certain Persons in the Merger" beginning on page 71.

        Lynne Koplin, our President and Interim Chief Executive Officer, and Peter Collins, our Chief Financial Officer, are also entitled to certain additional "double trigger" severance payments and benefits upon termination in connection with the change in control provisions of their employment agreements described above in "The Merger—Interest of Certain Persons in the Merger" beginning on page 71.

        The amounts set forth in the table below assume the following:

  •
  The effective time of the merger occurred on November 10, 2013; and

  •
  For purposes of estimating severance payments, that the Company's named executive officers experienced a qualifying termination immediately following the effective time of the merger.

        The amounts reported below are estimates based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement. As a result, the actual amounts, if any, to be received by a named executive officer may differ materially from the amounts set forth below.

Golden Parachute Compensation(1)

Name	Cash ($)(2)		Equity ($)(4)	Perquisites / Benefits(5)	Tax Reimbursements	Total
Lynne Koplin, President and Interim Chief Executive Officer	$4,670,664	(3)	$3,219,264	$28,868	$0	$7,785,749
Peter F. Collins, Chief Financial Officer	$3,506,876	(3)	$1,808,096	$28,868	$0	$5,236,391
Harriet Bailiss-Sustarsic, Senior Vice President	$403,000		$454,240	$0	$0	$857,240
David Chiovetti, Senior Vice President	$167,500		$699,232	$0	$0	$866,732
Giuliano Sartori, Senior Vice President	$0		$431,200	$0	$0	$431,200

(1)
Our former Chairman, Chief Executive Officer, Chief Merchant and Creative Director, Jeffrey Lubell, was one of our named executive officers in fiscal 2012. Mr. Lubell has not received, and will not be entitled to, any compensation based on or otherwise related to the merger.

(2)
Represents amounts to be paid to the named executive officer in a lump sum, in the case of Ms. Koplin and Messrs. Collins and Chiovetti, if the named executive officer's employment were terminated by the Company without cause or by the named executive officer for good reason and in the case of Ms. Bailiss-Sustarsic, if her employment were terminated by the Company other than for willful misconduct, in each case, immediately following completion of the merger. All cash severance amounts reflected in the table above assume that the employment of each executive will be terminated in connection with the transaction.

(3)
Assumes termination of employment without cause or for good reason on November 10, 2013, assumes the maximum performance goal is attained, and reflects daily proration with respect to the pro rata bonus to which Ms. Koplin and Mr. Collins would be entitled under their respective employment agreements. Based on the stated assumptions, the maximum pro rata bonus for Ms. Koplin is $603,533 and for Mr. Collins is $487,412.

(4)
Represents the value of the restricted stock that would become vested as a direct result of the termination event or Change in Control, as the case may be, before the applicable stated vesting date. Equity awards are valued at the merger consideration price of $32.00 per share for each officer.

(5)
Represents the cost to provide the named executive officer and such named executive officer's eligible family members with group health insurance coverage for a period of eighteen months pursuant to the terms of their respective employment agreements with the Company.

Merger-Related Compensation Proposal

        Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21(c) of the Exchange Act, the Company is seeking a non-binding, advisory stockholder approval of the compensation of the Company's named executive officers that is based on or otherwise relates to the merger as disclosed above in this section. The proposal gives the Company's stockholders the opportunity to express their views on the merger-related compensation of the Company's named executive officers.

        Accordingly, the Company is requesting stockholders to adopt the following resolution, on a non-binding, advisory basis:

        "RESOLVED, that the compensation that may be paid or become payable to the Company's named executive officers, in connection with the merger, and the agreements or understandings pursuant to which such compensation may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in "Advisory Vote on Merger-Related Compensation for True Religion Apparel, Inc. Named Executive Officers—Golden Parachute Compensation" are hereby APPROVED."

Vote Required and the Company Board Recommendation

        The vote on this proposal is a vote separate and apart from the vote to adopt the merger agreement. Accordingly, you may vote not to approve this proposal on merger-related named executive officer compensation and vote to adopt the merger agreement and vice versa. Because the vote is advisory in nature, it will not be binding on the Company, regardless of whether the merger agreement is adopted. Approval of the non-binding, advisory proposal with respect to the compensation that may be received by the Company's named executive officers in connection with the merger is not a condition to completion of the merger, and failure to approve this advisory matter will have no effect on the vote to adopt the merger agreement. Because the merger-related named executive officer compensation to be paid in connection with the merger is based on contractual arrangements with certain named executive officers, such compensation will be payable, regardless of the outcome of this advisory vote, if the merger agreement is adopted (subject only to the contractual conditions applicable thereto).

        The advisory vote on the compensation that may be received by the Company's named executive officers in connection with the merger will be approved if holders of a majority of the shares of Company common stock present, in person or represented by proxy, at the Special Meeting and entitled to vote thereon vote "FOR" such proposal.

        THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION THAT MAY BE RECEIVED BY THE COMPANY'S NAMED EXECUTIVE OFFICERS IN CONNECTION WITH THE MERGER.

 MARKET PRICE OF COMMON STOCK AND DIVIDEND INFORMATION

        Our common stock is listed for trading on NASDAQ under the symbol "TRLG". The table below shows the closing price range of our common stock, for the periods indicated, as reported by Bloomberg L.P.

	Common Stock Price
	High	Low
FY 2010
Quarter ended March 31, 2010	$31.18	$18.50
Quarter ended June 30, 2010	$34.17	$21.91
Quarter ended September 30, 2010	$26.32	$17.50
Quarter ended December 21, 2010	$24.12	$18.17
FY 2011
Quarter ended March 31, 2011	$25.10	$19.70
Quarter ended June 30, 2011	$31.92	$23.45
Quarter ended September 30, 2011	$34.80	$26.18
Quarter ended December 21, 2011	$37.76	$24.86
FY 2012
Quarter ended March 31, 2012	$37.82	$24.89
Quarter ended June 30, 2012	$30.66	$25.20
Quarter ended September 30, 2012	$30.28	$20.22
Quarter ended December 21, 2012	$27.00	$20.51
FY 2013
Quarter ended March 31, 2013	$28.28	$23.02

        The closing price of our common stock on NASDAQ on May 9, 2013, the last trading day prior to the public announcement of the execution of the merger agreement, was $29.44 per share of common stock. On June 26, 2013, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for our common stock on NASDAQ was $31.55 per share of common stock. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares of common stock.

        We declared a cash dividend of $0.20 per share of our common stock in May, August, November and December 2012. The terms of the merger agreement provide that, from the date of the merger agreement until the effective time of the merger, we may not declare, authorize, set aside for payment or pay any dividend on shares of our common stock without the consent of Parent. Accordingly, the Board did not declare a regular dividend for the first quarter 2013 and does not intend to declare any dividends during the pendency of the merger agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to the Company regarding beneficial ownership of Company common stock as of May 30, 2013, by (a) each person known by the Company to own beneficially more than 5% of Company common stock, (b) each director of the Company, (c) each of the Company's named executive officers and (d) all current directors and executive officers as a group. The applicable percentage ownership of each person identified in the table below is based on 25,756,867 shares of common stock (including restricted stock and shares underlying 3,281 restricted stock units) outstanding on May 30, 2013.

Name	Shares Beneficially Owned as of May 30, 2013	Percent of Class
Holders of More than Five Percent of Common Stock
BlackRock, Inc.(1)	1,887,177	7.33%
Pioneer Investment Management, Inc.(2)	1,451,547	5.64%
The Vanguard Group, Inc.(3)	1,450,168	5.63%
NFJ Investment Group LLC(4)	1,441,521	5.60%
Snow Capital Management, L.P.(5)	1,312,350	5.10%
Directors and Executive Officers
Lynne Koplin	180,981	*
Peter Collins	247,299	*
Harriet Bailiss-Sustarsic	14,195	*
David Chiovetti	36,009	*
Giuliano Sartori	14,942	*
Marcello Bottoli(6)	33,539	*
Joseph Coulombe	22,448	*
G. Louis Graziadio	33,787	*
Robert L. Harris	23,787	*
Seth Johnson	22,243	*
Mark Maron	15,532	*
All directors and executive officers as a group (11 Persons)	644,762	2.50%

*
Less than one percent.

(1)
Based on a Schedule 13G/A filed on February 8, 2013 by BlackRock, Inc., whose address is 40 East 52nd Street, New York, NY 10022.

(2)
Based on a Schedule 13G filed on February 14, 2013 by Pioneer Investment Management, Inc., whose address is 60 State Street, Boston, MA 02109, and Pioneer Global Asset Management S.p.A., whose address is Galleria San Carlo 6, Milan, Italy.

(3)
Based on a Schedule 13G/A filed on February 11, 2013 by The Vanguard Group, Inc., whose address is 100 Vanguard Blvd., Malvern, PA 19355.

(4)
Based on a Schedule 13G filed on February 14, 2013 by NFJ Investment Group LLC, whose address is 2100 Ross Avenue, Suite 700, Dallas, TX 75201, and Allianz Global Investors U.S. Holdings LLC, whose address is 680 Newport Center Drive, Suite 250, Newport Beach, CA 92660.

(5)
Based on a Schedule 13G/A filed on March 11, 2013 by Snow Capital Management, L.P., whose address is 2000 Georgetowne Drive, Suite 200, Sewickley, PA 15143.

(6)
Includes 24,533 shares held by a grantor trust of which Mr. Bottoli and his minor children are beneficiaries.

APPRAISAL RIGHTS

        Under the DGCL, if you do not wish to accept the merger consideration provided for in the merger agreement, you have the right to seek appraisal of your shares of our common stock and to receive payment in cash for the fair value of such shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be fair value. The "fair value" of your shares of our common stock as determined by the Delaware Court of Chancery may be more or less than, or the same as, the $32.00 per share that you are otherwise entitled to receive under the terms of the merger agreement. These rights are known as appraisal rights. The Company's stockholders who elect to exercise appraisal rights must not vote in favor of the proposal to adopt the merger agreement and must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. Strict compliance with the statutory procedures in Section 262 is required. Failure to follow precisely any of the statutory requirements will result in the loss of your appraisal rights.

        This section is intended as a brief summary of the material provisions of the Delaware statutory procedures that a stockholder must follow in order to seek and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements, and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex B to this proxy statement. The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262.

        Section 262 requires that where a merger agreement is to be submitted for adoption at a meeting of stockholders, the stockholders be notified that appraisal rights will be available not less than 20 days before the meeting to vote on the merger. A copy of Section 262 must be included with such notice. This proxy statement constitutes the Company's notice to our stockholders that appraisal rights are available in connection with the merger, in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex B. Failure to comply timely and properly with the requirements of Section 262 will result in the loss of your appraisal rights under the DGCL.

        If you elect to demand appraisal of your shares of our common stock, you must satisfy each of the following conditions: You must deliver to the Company a written demand for appraisal of your shares of our common stock before the vote is taken on the proposal to adopt the merger agreement, which must reasonably inform us of the identity of the holder of record of our common stock and that the stockholder intends thereby to demand appraisal of his, her or its shares of our common stock; and you must not vote or submit a proxy in favor of the proposal to adopt the merger agreement.

        If you fail to comply with either of these conditions and the merger is completed, you will be entitled to receive payment for your shares of our common stock as provided for in the merger agreement, but you will have no appraisal rights with respect to your shares of our common stock. A holder of shares of our common stock wishing to exercise appraisal rights must hold of record the shares of our common stock on the date the written demand for appraisal is made and must continue to hold the shares of our common stock of record through the effective time of the merger, because appraisal rights will be lost if the shares of our common stock are transferred prior to the effective time of the merger. Voting against or failing to vote for the proposal to adopt the merger agreement by itself does not constitute a demand for appraisal within the meaning of Section 262. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the proposal to adopt the merger agreement, and it will constitute a waiver of the stockholder's right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must either submit a proxy containing instructions to vote against the proposal to adopt the merger agreement or abstain from voting on the proposal to adopt the merger agreement. The written demand for appraisal must be in addition to and separate from any proxy or vote on the proposal to adopt the merger agreement.

        All demands for appraisal should be addressed to True Religion Apparel, Inc., Attention: Secretary, True Religion Apparel, Inc., 2263 E. Vernon Avenue, Vernon, CA 90058, and must be delivered before the vote is taken on the proposal to adopt the merger agreement at the Special Meeting, and should be executed by, or on behalf of, the record holder of the shares of our common stock. The demand must reasonably inform the Company of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares of our common stock.

        To be effective, a demand for appraisal by a stockholder of our common stock must be made by, or in the name of, the record stockholder, fully and correctly, as the stockholder's name appears on the stockholder's stock certificate(s) or in the transfer agent's records, in the case of uncertificated shares. The demand cannot be made by the beneficial owner if he or she does not also hold the shares of our common stock of record. The beneficial holder must, in such cases, have the registered owner, such as a bank, brokerage firm or other nominee, submit the required demand in respect of those shares of common stock. If you hold your shares of our common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

        If shares of our common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in that capacity. If the shares of our common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a bank, brokerage firm or other nominee, who holds shares of our common stock as a nominee for others, may exercise his or her right of appraisal with respect to the shares of our common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of our common stock as to which appraisal is sought. Where no number of shares of our common stock is expressly mentioned, the demand will be presumed to cover all shares of our common stock held in the name of the record owner.

        Within ten days after the effective time of the merger, the surviving corporation must give notice of the date that the merger has become effective to each of the Company's stockholders who has properly filed a written demand for appraisal and who did not vote in favor of the proposal to adopt the merger agreement. At any time within 60 days after the effective time of the merger, any stockholder who has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw the demand and accept the cash payment specified by the merger agreement for that stockholder's shares of our common stock by delivering to the surviving corporation a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective time of the merger will require written approval of the surviving corporation. Unless the demand is properly withdrawn by the stockholder within 60 days after the effective date of the merger, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, with such approval conditioned upon such terms as the Court deems just. If the surviving corporation does not approve a request to withdraw a demand for appraisal when that approval is required, or if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the consideration offered pursuant to the merger agreement.

        Within 120 days after the effective time of the merger, but not thereafter, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the value of the shares of our common stock held by all stockholders entitled to appraisal. Upon the filing of the petition by a stockholder, service of a copy of such petition will be made upon the surviving corporation. The surviving corporation has no obligation to file such a petition, and holders should not assume that the surviving corporation will file a petition. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder's previous written demand for appraisal. In addition, within 120 days after the effective time of the merger, any stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger agreement, upon written request, will be entitled to receive from the surviving corporation a statement setting forth the aggregate number of shares of our common stock not voted in favor of the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed to the stockholder within 10 days after such written request has been received by the surviving corporation. A person who is the beneficial owner of shares of our common stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition for appraisal or request from the surviving corporation such statement.

        If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, then the surviving corporation will be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares of our common stock and with whom agreements as to the value of their shares of our common stock have not been reached. After notice to stockholders who have demanded appraisal, if such notice is ordered by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided by Section 262. The Delaware Court of Chancery may require stockholders who have demanded an appraisal for their shares of our common stock to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings, and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

        After determination of the stockholders entitled to appraisal of their shares of our common stock, the Delaware Court of Chancery will appraise the shares of our common stock, determining their fair value as of the effective time of the merger after taking into account all relevant factors exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. When the value is determined, the Delaware Court of Chancery will direct the payment of such value together with interest, if any, upon surrender by those stockholders of the certificates representing their shares of our common stock. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the merger and the date of payment of the judgment.

        You should be aware that an investment banking opinion as to fairness from a financial point of view is not necessarily an opinion as to fair value under Section 262. Although we believe that the merger consideration is fair, no representation is made as to the outcome of an appraisal of fair value by the Delaware Court of Chancery and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration. Moreover, we reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the "fair value" of a share of our common stock is less than the merger consideration. In determining "fair value", the Delaware Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company". The Delaware Supreme Court has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger". In Cede & Co. v. Technicolor,  Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value", but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered".

        Costs of the appraisal proceeding (which do not include attorneys' fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery, as it deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts used in the appraisal proceeding, to be charged pro rata against the value of all shares of our common stock entitled to appraisal. Any stockholder who demanded appraisal rights will not, after the effective time of the merger, be entitled to vote shares of our common stock subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares of common stock, other than with respect to payment as of a record date prior to the effective time of the merger. However, if no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder otherwise fails to perfect, successfully withdraws or loses such holder's right to appraisal, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the $32.00 per share cash payment (without interest and less any applicable withholding taxes) for his, her or its shares of our common stock pursuant to the merger agreement.

        In view of the complexity of Section 262 of the DGCL, the Company's stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors.

DELISTING AND DEREGISTRATION OF COMMON STOCK

        If the merger is completed, our common stock will be delisted from NASDAQ and deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC on account of our common stock.

STOCKHOLDER PROPOSALS AND NOMINATIONS

        A stockholder of the Company who satisfied the requirements of the SEC and wished to submit a proposal to be considered for inclusion in the Company's proxy materials for the Company's 2013 annual meeting of stockholders was required to send such proposal to the Company Assistant Secretary at our principal executive offices. Under the SEC's rules, such proposal must have been received by the Company no later than November 25, 2012, or, in the event the Company's 2013 annual meeting is advanced or delayed more than 30 days from the date of the 2012 annual meeting, within a reasonable time before the Company begins to print and mail the proxy materials for the 2013 annual meeting.

        Further, stockholders who wished to nominate a candidate for election as a director at our 2013 annual meeting were required by our bylaws to submit their nomination in writing to the Company's Assistant Secretary at our principal executive offices no earlier than December 27, 2012, and no later than January 26, 2013, or, in the event the Company's 2013 annual meeting of stockholders is advanced or delayed more than 30 days from the date of the 2012 annual meeting, not earlier than the 120th day before the 2013 annual meeting and not later than the later of (i) the 90th day before the 2013 annual meeting or (ii) the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Company.

        If the merger is completed, we do not intend to hold an annual meeting of stockholders in 2013. If the merger is not completed, you will continue to be entitled to attend and participate in our annual meetings of stockholders, and we will hold a 2013 annual meeting of stockholders, in which case we will provide notice of or otherwise publicly disclose the date on which such 2013 annual meeting will be held. If the 2013 annual meeting is held, stockholder proposals and director nominations will be eligible for consideration for inclusion in the proxy statement and form of proxy for our 2013 annual meeting of stockholders as described above.

        To be in proper form, a stockholder's notice must include the information required by our bylaws with respect to each proposal or nomination submitted. The Company may refuse to consider any proposal that is not timely or otherwise does not meet the requirements of our bylaws or the SEC's rules with respect to the submission of proposals. You can find a copy of our bylaws in the Investor Relations section of the Company's website (www.truereligionbrandjeans.com) by clicking on Corporate Governance and then Governance Documents or you may obtain a copy by submitting a request to True Religion Apparel, Inc., c/o Office of Assistant Secretary, 2263 E. Vernon Avenue, Vernon, California 90058.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to the Investor Relations page of our corporate website at http://www.truereligionbrandjeans.com/. Our website address is provided as an inactive textual reference only. The information provided on our website, other than copies of the documents listed below that have been filed with the SEC, is not part of this proxy statement, and therefore is not incorporated herein by reference.

        Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to "incorporate by reference" into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the Special Meeting.

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (filed with the SEC on March 1, 2013);

  •
  Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013 (filed with the SEC on May 10, 2013);

  •
  Current Reports on Form 8-K filed with the SEC on May 10, 2013 and May 15, 2013; and

  •
  Definitive Proxy Statement on Schedule 14A for our 2013 Annual Meeting filed with the SEC on April 22, 2013.

        Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference into this proxy statement.

        Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by written or telephonic request directed to True Religion Apparel, Inc., Attn: Investor Relations, 2263 E. Vernon Avenue, Vernon, California 90058, Telephone (323) 266-3072, on the Investor Relations page of our corporate website at www.truereligionbrandjeans.com; or Mackenzie Partners, our proxy solicitor, by calling toll-free at 1-800-322-2885 or collect at (212) 929-5500, or from the SEC through the SEC website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

        THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES OF COMMON STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED JUNE 27, 2013. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ANNEX A

MERGER AGREEMENT

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

dated as of May 10, 2013

by and among

TRLG HOLDINGS, LLC,

TRLG MERGER SUB, INC.

and

TRUE RELIGION APPAREL, INC.

A-i

A-ii

 AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER, dated as of May 10, 2013 (this "Agreement"), is by and among TRLG HOLDINGS, LLC, a Delaware limited liability company ("Parent"), TRLG MERGER SUB, INC., a Delaware corporation and an indirect wholly owned Subsidiary of Parent ("Merger Sub"), and TRUE RELIGION APPAREL, INC., a Delaware corporation (the "Company"). Certain terms used in this Agreement are defined in Section 7.11.

        WHEREAS, the Board of Directors of the Company (the "Company Board"), upon the recommendation of the Special Committee of the Company Board, has unanimously (i) determined that it is in the best interests of the Company and its stockholders (the "Company Stockholders") to enter into this Agreement, (ii) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the merger of Merger Sub with and into the Company (the "Merger"), and adopted resolutions approving this Agreement and declaring its advisability, and (iii) resolved, on the terms and subject to the conditions set forth in this Agreement, to recommend that the Company Stockholders adopt this Agreement and approve the transactions contemplated hereby, including the Merger;

        WHEREAS, the Board of Directors of Parent has approved this Agreement and the acquisition of the Company by Parent and Merger Sub on the terms and subject to the conditions set forth in this Agreement;

        WHEREAS, the Board of Directors of Merger Sub has adopted resolutions approving this Agreement and declaring its advisability; and

        WHEREAS, concurrently with the execution of this Agreement, each of TowerBrook Investors III, L.P., TowerBrook Investors III (Parallel), L.P. and TowerBrook Investors III Executive Fund, L.P. (each, a "Guarantor" and, collectively, the "Guarantors") is entering into a limited guaranty in favor of the Company (the "Guaranty") with respect to certain obligations of Parent and Merger Sub under this Agreement, subject to the terms and conditions set forth therein.

        NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I
THE MERGER

        Section 1.1.    The Merger.    Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company, in accordance with the DGCL, and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall continue as the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"), and the separate corporate existence of the Company, with all its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger, except as set forth in Article II.

        Section 1.2.    Closing.    Upon the terms and subject to the conditions set forth in this Agreement, the closing of the Merger (the "Closing") shall take place at 10:00 a.m. (New York, New York time) on a date to be specified by the parties (the "Closing Date"), which date shall be no later than the third (3rd) Business Day after satisfaction or waiver of the conditions set forth in Article V (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time), at the offices of Greenberg Traurig, LLP, The MetLife Building, 200 Park Avenue, New York, New York 10166, unless another time, date or place is agreed to in writing by the parties hereto; provided, however, that if the Marketing Period has not ended at the time of satisfaction or waiver of the conditions set forth in Article V (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time), the Closing shall occur on the earlier to occur of (a) a date during the Marketing Period specified by Parent on no less than three (3) Business Days' notice to the Company and (b) the third (3rd) Business Day immediately following the final day of the Marketing Period (subject in each case to the satisfaction or waiver of the conditions set forth in Article V (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time) as of the date determined pursuant to this proviso), or such other date, time, or place as agreed to in writing by the parties hereto. By agreement of the parties the Closing may take place by delivery of the documents to be delivered at the Closing by facsimile or other electronic transmission. All deliveries by one party to any other party at the Closing shall be deemed to have occurred simultaneously and none shall be effective until and unless all have occurred, unless the parties agree otherwise in writing.

        Section 1.3.    Effective Time.    Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, the Company and Parent will cause the Certificate of Merger to be duly executed and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and shall take all such reasonable further actions as may be required by Law to make the Merger effective. The Merger shall become effective on the Closing Date at the time when the Certificate of Merger has been duly filed with the office of the Secretary of State of the State of Delaware or at such later date and time as Parent and the Company may agree and specify in the Certificate of Merger in accordance with the DGCL (the "Effective Time").

        Section 1.4.    Conversion of the Shares.    At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

          (a)   Except as provided in Section 1.4(b) or Section 1.9(h), each share of Company Common Stock (all issued and outstanding shares of Company Common Stock being hereinafter collectively referred to as the "Shares") issued and outstanding immediately prior to the Effective Time by virtue of the Merger, and without any action on the part of the holder thereof, shall be converted automatically into the right to receive, in cash without interest and subject to any required withholding of Taxes, an amount equal to $32.00 (the "Merger Consideration") upon surrender of the Certificate representing such Shares as provided in Section 1.9. All Shares, when so converted, shall no longer be outstanding and shall automatically be retired and shall cease to exist, and each holder of a Certificate representing Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration into which such Shares have been converted, as provided herein.

          (b)   Each Share that is owned by the Company as treasury stock or otherwise or by any Subsidiary of the Company and each Share owned by Parent, Merger Sub or any other Subsidiary of Parent immediately prior to the Effective Time shall be canceled and retired and cease to exist and no payment or distribution shall be made with respect thereto.

          (c)   Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

        Section 1.5.    Organizational Documents.

          (a)   At the Effective Time, pursuant to the Merger, the certificate of incorporation of the Surviving Corporation shall be amended to read in its entirety the same as the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, except that the corporate name of the Surviving Corporation remains "True Religion Apparel, Inc.". Thereafter, the certificate of incorporation of the Surviving Corporation may be amended in accordance with its terms and as provided by Law.

          (b)   At the Effective Time, pursuant to the Merger, the bylaws of the Surviving Corporation shall be amended to read in their entirety the same as the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, except that the corporate name of the Surviving Corporation remains "True Religion Apparel, Inc.". Thereafter, the bylaws of the Surviving Corporation may be amended in accordance with their terms and the certificate of incorporation of the Surviving Corporation and as provided by Law.

        Section 1.6.    Directors and Officers of the Surviving Corporation.    The Company shall cause to be delivered to Parent, prior to the Closing, resignations of all the directors of the Company, unless otherwise specified in writing by Parent, to be effective at the Effective Time. Immediately following the Effective Time, the directors of Merger Sub will be the directors of the Surviving Corporation and the officers of the Company shall continue in office as the officers of the Surviving Corporation, and such directors and officers shall hold office until successors are duly elected or appointed and qualified in accordance with and subject to applicable Law and the certificate of incorporation and bylaws of the Surviving Corporation.

        Section 1.7.    Restricted Stock.    At the Effective Time, each Share subject to restrictions on transfer and/or forfeiture issued by the Company under the Company Incentive Plans, including those Shares subject to performance-based conditions ("Company Restricted Shares"), shall become or otherwise be deemed fully vested effective immediately prior to the Effective Time. Except as may be otherwise agreed in writing between Parent and an individual holder of Company Restricted Shares, at the Effective Time, each vested, issued and outstanding Company Restricted Share shall be converted into the right to receive the Merger Consideration in accordance with Section 1.4(a) hereof, less required withholding Taxes in accordance with Section 1.9(g).

        Section 1.8.    Adjustments to Prevent Dilution.    In the event that the Company changes the number of Shares issued and outstanding on or after the date hereof and prior to the Effective Time as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the Merger Consideration shall be proportionately adjusted to reflect such change; provided that this Section 1.8 shall not affect or supersede the provisions of Section 4.1.

        Section 1.9.    Exchange of Certificates.

          (a)    Paying Agent.    Prior to the Effective Time, Parent shall appoint the Paying Agent to act as paying agent for the payment of the Merger Consideration upon surrender of the Certificates pursuant to this Section 1.9 and payment of the other amounts payable pursuant to this Article I. Immediately prior to the Effective Time, Parent shall deposit or cause to be deposited with the Paying Agent cash in the aggregate amount required to pay the Merger Consideration in respect of the Shares (including Company Restricted Shares pursuant to Section 1.7), and the Company shall cooperate with Parent in depositing cash with the Paying Agent substantially simultaneously, as needed (such cash amounts being referred to herein as the "Exchange Fund"). The Exchange Fund shall be used solely for purposes of paying the Merger Consideration in respect of the Shares (including Company Restricted Shares) in accordance with this Section 1.9 and shall not be used to satisfy any other obligation of the Company or any of its Subsidiaries. Pending distribution of the Exchange Fund in accordance with this Section 1.9, Parent may direct the Paying Agent to invest such cash, provided that such investments are Permitted Investments and shall have maturities that will not prevent or delay payments to be made pursuant to this Section 1.9. Any income from investment of the Exchange Fund will be payable solely to Parent. If the Exchange Fund diminishes for any reason below the amount required to make prompt payment of the Merger Consideration, then Parent or the Surviving Corporation shall promptly replace or restore the lost portion of the Exchange Fund to ensure that it is, at all times, maintained at a level sufficient to make such payments.

          (b)    Exchange Procedures.

              (i)  As soon as practicable (but not more than three (3) days) after the Effective Time, Parent and the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of a certificate or certificates (or evidence of shares in book entry form), that, immediately prior to the Effective Time, represented outstanding Shares (the "Certificates") that were subsequently converted into the right to receive the Merger Consideration, as set forth in Section 1.4: (A) a letter of transmittal (a "Letter of Transmittal") that (1) shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent (or an affidavit of loss in lieu thereof, together with any bond or indemnity agreement, as contemplated by Section 1.9(f)) and (2) shall be in such form and have such other provisions as the Surviving Corporation may reasonably specify (including customary instructions with respect to the delivery of Shares held in book entry form); and (B) instructions for use in effecting the surrender of the Certificates in exchange for payment of the applicable Merger Consideration.

             (ii)  Upon surrender of a Certificate for cancellation to the Paying Agent, together with a Letter of Transmittal, duly completed and validly executed, and any other documents reasonably required by the Paying Agent or the Surviving Corporation, (A) the holder of such Certificate shall be entitled to receive in exchange therefor a check representing the applicable amount of cash equal to the Merger Consideration for each Share represented by such Certificate and (B) the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash payable upon surrender of the Certificates. Until surrendered as contemplated by this Section 1.9(b), each such Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the applicable Merger Consideration.

            (iii)  In the event of a valid transfer of ownership of Shares prior to the Effective Time that is not registered in the transfer records of the Company, the appropriate amount of the Merger Consideration may be paid to the applicable transferee if the Certificate representing such Shares is presented to the Paying Agent properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer and accompanied by all customary documents reasonably required by the Paying Agent to evidence and effect such transfer and to evidence that any applicable Taxes have been paid.

          (c)    No Further Ownership Rights.    All Merger Consideration paid upon the surrender for exchange of the Certificates representing Shares in accordance with the terms of this Section 1.9 shall be deemed to have been paid in full satisfaction of all rights pertaining to such Shares and, after the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 1.9.

          (d)    Termination of Exchange Fund.    Any portion of the Exchange Fund (including any interest and other income received with respect thereto) that remains undistributed to the former Company Stockholders on the date twelve (12) months after the Effective Time shall be delivered to the Surviving Corporation upon demand, and any former holder of Shares who has not theretofore received any applicable Merger Consideration to which such holder of Shares is entitled under this Section 1.9 shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) for payment of their claim for Merger Consideration without any interest thereon and only as a general creditor thereof.

          (e)    No Liability.    None of Parent, the Surviving Corporation or Merger Sub shall be liable to any holder of Shares for any part of the Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any amounts remaining unclaimed by holders of any such Shares at such date as is immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Authority shall, to the extent permitted by applicable Law or Order, become the property of Parent free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

          (f)    Lost, Stolen or Destroyed Certificates.    If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by the Surviving Corporation or the Paying Agent, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct, or the execution and delivery by such Person of an indemnity agreement in such form as the Surviving Corporation may direct, in each case as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate the appropriate amount of the Merger Consideration.

          (g)    Withholding of Taxes.    Notwithstanding anything to the contrary in this Agreement, Parent, the Surviving Corporation, any Affiliate thereof or the Paying Agent shall be entitled to deduct and withhold from amounts otherwise payable pursuant to this Agreement to any Person such amounts as Parent, the Surviving Corporation, any Affiliate thereof or the Paying Agent are required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or under any provision of state, local or foreign Tax Law (including any income Tax Law or other Tax Law). To the extent that amounts are so withheld by the Surviving Corporation, any Affiliate thereof, Parent or the Paying Agent, such withheld amounts shall be (i) paid over to the applicable Governmental Authority in accordance with applicable Law or Order and (ii) treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by the Surviving Corporation, any Affiliate thereof, Parent or the Paying Agent, as the case may be.

          (h)    Dissenting Shares.    Notwithstanding anything in this Agreement to the contrary, any Shares (the "Dissenting Shares") that are issued and outstanding immediately prior to the Effective Time and that are owned by a Company Stockholder who has perfected and not withdrawn a demand for dissenters' rights pursuant to Section 262 of the DGCL (a "Dissenting Stockholder") shall not be converted into or be exchangeable for the right to receive the Merger Consideration unless and until such Person shall have effectively withdrawn (in accordance with Section 262 of the DGCL) or lost such Person's right to payment of fair value under the DGCL with respect to such Dissenting Shares. Instead, unless and until a Dissenting Stockholder shall have effectively so withdrawn or lost such Dissenting Stockholder's right to appraisal under the DGCL with respect to Dissenting Shares, such Dissenting Stockholder shall be entitled to those rights granted by Section 262 of the DGCL with respect to such Dissenting Shares. The Company shall give Parent (i) prompt notice of any written demands for appraisal under Section 262 of the DGCL, attempted withdrawals of such demands, and any other instruments served pursuant to applicable Law that are received by the Company relating to Company Stockholders' dissenters' rights and (ii) the opportunity to participate in and control all negotiations and proceedings with respect to demands for appraisal under Section 262 of the DGCL. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal under Section 262 of the DGCL or offer to settle or settle any such demands.

 ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Subject to Section 7.6(b), except (i) as disclosed in the Filed Company SEC Documents filed since December 31, 2010, other than any disclosures contained under the captions "Risk Factors" or "Forward Looking Statements" (or any similar captions) and any other disclosures contained therein that are predictive, cautionary or forward looking in nature, or (ii) as set forth in the disclosure schedule delivered by the Company to Parent simultaneously with the execution of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and Merger Sub:

        Section 2.1.    Organization, Standing and Corporate Power.

          (a)   Each of the Company and Guru Denim Inc. is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated. Each of the Company's other Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated or formed. Each of the Company and its Subsidiaries has all requisite corporate or other power, as the case may be, and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted, except where the failure to have such power or authority, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. Each of the Company and its Subsidiaries is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

          (b)   The copies of the Company Charter Documents that are incorporated by reference into the Company 10-K are complete and correct copies thereof as in effect on the date hereof. The Company is not in violation of or default under any of the provisions of the Company Charter Documents and will not be in violation of or default under any of the provisions of the Company Charter Documents, as such Company Charter Documents may be amended (subject to Section 4.1) between the date hereof and the Closing Date. No Subsidiary of the Company is in violation of or default under any of the provisions of its articles of incorporation, bylaws or similar organizational documents, except for violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

          (c)   Section 2.1(c) of the Company Disclosure Schedule lists, as of the date hereof, all Subsidiaries of the Company together with the jurisdiction of organization of each such Subsidiary. Except as set forth in Section 2.1(c) of the Company Disclosure Schedule, (i) the Company is the direct or indirect owner of all outstanding shares of capital stock of, or other equity interests in, each Subsidiary of the Company, (ii) all such shares or other equity interests have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights and are owned directly or indirectly by the Company and (iii) all such shares or other equity interests are free and clear of all liens, pledges, proxies, charges, mortgages, encumbrances, adverse rights, restrictions or claims and security interests of any kind or nature whatsoever (including any restriction on the right to vote or transfer the same, except for such transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), and the "blue sky" laws of the various States of the United States) (collectively, "Liens"). Other than money market accounts, the Company does not own, directly or indirectly, any capital stock of, or voting securities or equity interests in, any Person, other than its Subsidiaries.

        Section 2.2.    Capitalization.

          (a)   The authorized capital stock of the Company consists of 80,000,000 shares of common stock, par value $0.0001 per share ("Company Common Stock"), and 20,000,000 shares of preferred stock, par value $0.0001 per share ("Company Preferred Stock"). At the close of business on the date of this Agreement, (i) 26,088,856 shares of Company Common Stock were issued and outstanding (including 331,989 unvested Company Restricted Shares), (ii) no shares of Company Common Stock were held by the Company in its treasury and (iii) no shares of Company Preferred Stock were issued and outstanding. All of the Shares have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. None of the Subsidiaries of the Company beneficially owns any shares of Company Common Stock or any other equity securities of the Company.

          (b)   Except as set forth on Section 2.2(b) of the Company Disclosure Schedule, since December 31, 2012, the Company has not issued any shares of its capital stock, voting securities or equity interests, or any securities convertible into or exchangeable or exercisable for any shares of its capital stock, voting securities or equity interests, other than pursuant to the outstanding Company Restricted Share awards or as otherwise expressly permitted by this Agreement.

          (c)   Except (i) as set forth in Section 2.2(a), or (ii) as otherwise expressly permitted by Section 4.1 hereof, as of the date of this Agreement there are not, and as of the Effective Time there will not be, any shares of capital stock, voting securities or equity interests of the Company issued and outstanding or any subscriptions, options, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance of, or obligating the Company or any of its Subsidiaries to transfer or sell, any shares of capital stock, voting securities or equity interests of the Company, including any representing the right to purchase or otherwise receive any Company Common Stock. None of the Company or any of its Subsidiaries has issued or is bound by any outstanding subscriptions, options, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance or disposition of any shares of capital stock, voting securities or equity interests of any Subsidiary of the Company. There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock, voting securities or equity interests (or any options, warrants or other rights to acquire any shares of capital stock, voting securities or equity interests) of the Company or any of its Subsidiaries. None of the Company or any Subsidiary of the Company is a party to any stockholders' agreement, voting trust agreement, registration rights agreement or other similar agreement or understanding relating to capital stock, voting securities or equity interests of the Company or any of its Subsidiaries or any other agreement relating to the disposition, voting or dividends with respect to any such stock, securities or interests.

        Section 2.3.    Authority; Noncontravention; Voting Requirements.

          (a)   The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder (other than to consummate the Merger) and, subject to obtaining the Company Stockholder Approval, to consummate the Merger. The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the Transactions, have been duly adopted, authorized and approved by the Company Board, and except for obtaining the Company Stockholder Approval with respect to consummation of the Merger, no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the consummation by it of the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other Laws of general application affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the "Bankruptcy and Equity Exception").

          (b)   The Company Board, at a meeting duly called and held, has unanimously (i) determined that this Agreement and the Merger and the other Transactions are fair to, and in the best interests of, the Company Stockholders, (ii) approved and declared advisable this Agreement and the Merger and the other Transactions, and (iii) resolved to recommend adoption by the Company Stockholders of this Agreement (such recommendation, the "Company Recommendation"), which resolutions, as of the date hereof, have not been subsequently withdrawn or modified in a manner adverse to Parent or Merger Sub. The Company has made available to Parent prior to the date hereof solely for informational purposes a true, complete and correct copy of the final version of the resolutions by which the Company Board took the actions described in the prior sentence.

          (c)   None of the execution and delivery of this Agreement by the Company, the consummation by the Company of the Transactions or compliance by the Company with any of the terms or provisions hereof will (i) conflict with or violate any provision of the Company Charter Documents or (ii) assuming that the authorizations, consents and approvals referred to in Section 2.4 and the Company Stockholder Approval are obtained and the filings referred to in Section 2.4 are made, (A) violate any material Law, judgment, writ or injunction of any Governmental Authority applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, or (B) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any loan or credit agreement, debenture, note, bond, mortgage, indenture, deed of trust, license, lease, contract or other agreement, instrument or obligation (each, a "Contract") or Permit, to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except, in the case of clause (ii)(B), for such violations, conflicts, losses, defaults, terminations, cancellations, accelerations or Liens as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

          (d)   The affirmative vote (in person or by proxy) of the holders of a majority of the Shares for the adoption of this Agreement is the only vote or approval of the holders of any class or series of capital stock of the Company or any of its Subsidiaries which is necessary to adopt this Agreement and approve the Transactions (the "Company Stockholder Approval").

        Section 2.4.    Governmental Approvals.    Except for (a) the filing with the SEC of a Proxy Statement in definitive form relating to the Company Stockholders Meeting, and any other filings required under, and compliance with other applicable requirements of, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act, state securities laws or "blue sky" laws of the of the various States of the United States and the rules of NASDAQ, (b) the filing of the Certificate of Merger with the Department of State of the State of Delaware pursuant to the DGCL and (c) filings required under, and compliance with other applicable requirements of, the HSR Act, no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        Section 2.5.    Company SEC Documents; Undisclosed Liabilities.

          (a)   The Company has filed with and furnished to the SEC all Company SEC Documents since January 1, 2010 (collectively, the "Company Reports"), and the Company will file with and furnish to the SEC all Company SEC Documents required to be filed or furnished after the date of this Agreement. As of their respective effective dates (in the case of Company Reports that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Company Reports), and, if amended, as of the date of the last such amendment, the Company Reports complied (or, with respect to those to be filed or furnished after the date of this Agreement, will comply) in all material respects with the requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act, as the case may be, applicable to such Company Reports, and none of the Company Reports as of such respective dates and, if amended, as of the date of the last such amendment contained (or, with respect to those to be filed or furnished after the date of this Agreement, will contain) any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company's Subsidiaries is required to file periodic reports with the SEC pursuant to the Exchange Act. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC or its staff with respect to the Company Reports. To the Knowledge of the Company, none of the Company Reports is the subject of ongoing SEC review or investigation.

          (b)   The consolidated financial statements of the Company included or incorporated by reference in the Company Reports comply (or, with respect to those included or incorporated by reference in the Company Reports filed or furnished after the date of this Agreement, will comply) as to form, as of their respective dates and, if amended, as of the date of the last such amendment, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been (or, with respect to those included or incorporated by reference in the Company Reports filed or furnished after the date of this Agreement, will be) prepared in accordance with GAAP (except as indicated in the notes thereto) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present (or, with respect to those included or incorporated by reference in the Company Reports filed or furnished after the date of this Agreement, will fairly present) in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments, the absence of notes and other adjustments described therein).

          (c)   The Company has established and maintains internal control over financial reporting and disclosure controls and procedures (as such terms are defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) as required by the Exchange Act; such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company's principal executive officer and its principal financial officer to allow timely decisions regarding required disclosure; and such disclosure controls and procedures are sufficiently effective to provide reasonable assurance that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms. The Company's principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation, to the Company's auditors and the audit committee of the Company Board (i) all significant deficiencies in the design or operation of internal controls that are reasonably likely to adversely affect the

  Company's ability to record, process, summarize and report financial data and have identified for the Company's auditors any material weaknesses in internal controls and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls, all of which information described in clauses (i) and (ii) above has been disclosed by the Company to Parent prior to the date of this Agreement. To the Knowledge of the Company, except as set forth in the Filed Company SEC Documents, since January 1, 2010, none of the Company, its Subsidiaries or the Company's auditors has identified or been made aware of: (A) any significant deficiency or material weakness in the design or operation of internal control over financial reporting utilized by the Company, including its consolidated Subsidiaries; (B) any illegal act or fraud, whether or not material, that involves the management or other employees of the Company or any of its Subsidiaries; or (C) any claim or allegation regarding any of the foregoing.

          (d)   Except as set forth in Section 2.5(d) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any Liabilities except Liabilities (i) reflected or reserved against on the unaudited balance sheet of the Company and its Subsidiaries as of March 31, 2013 (the "Balance Sheet Date") (including the notes thereto) provided by the Company to Parent prior to the date hereof, (ii) incurred after the Balance Sheet Date in the ordinary course of business consistent with past practice, (iii) permitted or contemplated by Section 4.1 of this Agreement, (iv) which have been discharged or paid in full in the ordinary course of business, consistent with past practice, as of the date of this Agreement or (v) which, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

          (e)   Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K of the SEC)), that has not been so described in the Filed Company SEC Documents filed since December 31, 2010.

          (f)    As of May 8, 2013, the Company had, on a consolidated basis, at least $210,986,000 of global cash on hand expressed in U.S. dollars (of which at least $201,162,000 was held in the U.S.), and the Company on a consolidated basis has additional accounts which had at least $2,770,000 of cash on deposit as of April 30, 2013, and the Company is not party to any Contract or understanding (including any obligation to make a Distribution) that would restrict, impair or impose any delay, cost liability or obligation with respect to the use of such Available Cash in the Exchange Fund.

        Section 2.6.    Absence of Certain Changes or Events.

        Since December 31, 2012, (a) there have not been any changes, events, effects, developments, occurrences or state of facts that, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect, (b) the Company and its Subsidiaries have carried on and operated their respective businesses in all material respects in the ordinary course of business consistent with past practice, (c) none of the Company or any of its Subsidiaries has redeemed, purchased or otherwise acquired any of its outstanding shares of capital stock, voting securities or equity interests, or any rights, warrants, options, calls, commitments or any other agreements of any character to acquire any shares of its capital stock, voting securities or equity interests or has declared, authorized, set aside for payment or paid any Distribution, and (d) there has not occurred any action or event that, had such action or event occurred after the date of this Agreement and prior to the Effective Time, would have materially breached any of the covenants contained in Section 4.1.

        Section 2.7.    Legal Proceedings.    Except as set forth in the Filed Company SEC Documents filed since December 31, 2010 or Section 2.7 of the Company Disclosure Schedule, there is no pending or, to the Knowledge of the Company, threatened, legal, administrative, arbitral or other proceeding, claim, suit or action against, or, to the Knowledge of the Company, governmental or regulatory audit or investigation of, the Company, any of its Subsidiaries, any of its or their respective properties or assets, or any officer, director or employee of the Company or any of its Subsidiaries in such capacity, that, individually or in the aggregate, would reasonably be expected to result in losses in excess of amounts reserved on the Company's consolidated balance sheet dated March 31, 2013 of at least $1,000,000. There is no Order imposed (or, to the Knowledge of the Company, threatened to be imposed) upon the Company, any of its Subsidiaries or any of its or their respective properties or assets, by or before any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

        Section 2.8.    Compliance With Laws; Permits.    Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries are (and since January 1, 2010 have been) in compliance with all laws (including common law), statutes, ordinances, codes, rules, regulations, decrees and orders of Governmental Authorities (collectively, "Laws") applicable to the Company or any of its Subsidiaries, any of their properties or other assets or any of their businesses or operations. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries hold (and since January 1, 2010 have held) all licenses, franchises, permits, certificates, approvals and authorizations from Governmental Authorities, or required by Governmental Authorities to be obtained, in each case necessary for the lawful conduct of their respective businesses (collectively, "Permits"). Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries are (and since January 1, 2010 have been) in compliance with the terms of all such Permits. Since January 1, 2010, neither the Company nor any of its Subsidiaries has received written notice to the effect that a Governmental Authority (a) claimed or alleged that the Company or any of its Subsidiaries was not in material compliance with all Laws applicable to the Company or any of its Subsidiaries, any of their properties or other assets or any of their businesses or operations or (b) was considering the amendment, termination, suspension, revocation or cancellation of any material Permit. To the Knowledge of the Company, since January 1, 2008, none of the Company, its Subsidiaries or any of their respective Representatives (in each case, acting in the capacity of a Representatives of the Company or any of its Subsidiaries) has (i) used any material funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, or (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of, or regulatory requirement promulgated under, the Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act of 2010, as amended, or any other anti-corruption, bribery, money laundering or similar Law of any Governmental Authority, whether foreign or domestic.

        Section 2.9.    Information Supplied.    The Proxy Statement will not, on the date it is first mailed to the Company Stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and will not, at the time of the Company Stockholders Meeting (if such a meeting is held), omit to state any material fact necessary to correct any statement in any earlier communication from the Company with respect to the solicitation of proxies for the Company Stockholders Meeting which shall have become false or misleading in any material respect. The Proxy Statement will comply in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

        Section 2.10.    Tax Matters.

          (a)   Each of the Company and its Subsidiaries has timely filed, or has caused to be timely filed on its behalf (taking into account any extension of time within which to file), all material Tax Returns required to be filed by it, and all such filed Tax Returns (taking into account all amendments thereto) are true, complete and correct in all material respects. Each of the Company and its Subsidiaries has timely paid all material Taxes required to be paid by it, whether or not shown on any Tax Return.

          (b)   The most recent financial statements contained in the Filed Company SEC Documents reflect an adequate reserve for all material Taxes payable by, and all material deferred Tax liabilities and Tax contingencies of, the Company and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements. No material deficiency with respect to Taxes has been proposed, asserted or assessed against the Company or any of its Subsidiaries, except for deficiencies that have been satisfied, settled or withdrawn and other than Permitted Exceptions. There are no Liens for material Taxes on any of the assets of the Company or any of its Subsidiaries, other than Permitted Exceptions. All material amounts of Tax required to be withheld or collected by the Company or any of its Subsidiaries have been timely withheld or collected and timely paid over to the appropriate Governmental Authority. There are no pending audits, examinations, investigations or other proceedings by any taxing authority in respect of a material amount of Taxes.

          (c)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Tax Returns of the Company and each of its Subsidiaries have been examined by the relevant Governmental Authority (or the applicable statutes of limitations for the assessment of Taxes for such periods have expired) for all years to and including the year ending 2007, and (ii) there is no currently effective waiver or extension of the period of assessment or collection of any Taxes with respect to the Company or any of its Subsidiaries nor has any request been made for such waiver or extension.

          (d)   Neither the Company nor any of its Subsidiaries: (i) is or has been a member of a group filing a consolidated, combined or unitary Tax Return (other than a group the common parent of which was the Company) or any derivation thereof; (ii) has any material liability for the Taxes of any Person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar or analogous provision of state, local or foreign Law), or as a transferee or successor, by contract or otherwise; (iii) is a party to or is bound by any agreement or arrangement relating to the indemnification, allocation or sharing of Taxes (other than any such agreement exclusively between or among the Company and wholly owned subsidiaries of the Company and other than leases and similar ordinary course financing agreements the primary purpose of which does not relate to Taxes); or (iv) has participated or engaged in any "reportable transaction" within the meaning of Treasury Regulation Section 1.6011-4(b) or any similar transaction for state, local or foreign income Tax purposes.

          (e)   Since January 1, 2010, neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.

          (f)    Neither the Company nor any of its Subsidiaries is a party to any contract, agreement, plan or other arrangement that, individually or collectively, could give rise to the payment of any material amount which would not be deductible by reason of Section 162(m) or Section 280G of the Code or would be subject to withholding under Section 4999 of the Code.

          (g)   The Company has made available to Parent in the VDR true, complete and correct copies of (i) all Tax Returns of the Company and its Subsidiaries for the preceding three (3) taxable years and (ii) any audit report issued since January 1, 2010 (or otherwise with respect to any audit or proceeding in progress or any audit report relating to a matter as to which the statute of limitations has not expired) relating to Taxes of the Company or any of its Subsidiaries.

          (h)   The Company Common Stock is regularly traded on an established securities market within the meaning of Section 897(c)(3) of the Code and Treasury Regulation Section 1.897-9T(d).

          (i)    Except as set forth in Section 2.10(i) of the Company Disclosure Schedule, (i) neither the Company nor any of its Subsidiaries owns an interest in real property in any jurisdiction in which Tax is imposed or the value of the interest is reassessed on the transfer of an interest in real property and which treats the transfer of an interest in an entity that owns an interest in real property as a transfer of the interest in real property, and (ii) none of the property owned by the Company or any of its Subsidiaries is a "tax exempt use property" within the meaning of Section 168(h) of the Code.

          (j)    Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date, as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date under Section 481 of the Code (or any corresponding provision of state, local or foreign income Tax Law), (ii) installment sale or open transaction disposition made on or prior to the Closing Date, or (iii) prepaid amount received on or prior to the Closing Date.

          (k)   Neither the Company nor any of its Subsidiaries is subject to income Tax in a jurisdiction in which it does not file income Tax Returns, and, since January 1, 2010, neither the Company nor any of its Subsidiaries has received written notice of any claim made by a Governmental Authority in a jurisdiction where it does not file a Tax Return that it is or may be subject to taxation by such jurisdiction. Each of the Company and its Subsidiaries has been resident for tax purposes in its country of incorporation and nowhere else at all times since its incorporation and will be so resident at Closing.

          (l)    Except as set forth in Section 2.10(l) of the Company Disclosure Schedule, no election has been made under Treasury Regulations Section 301.7701-3 or any similar provision of Tax law to treat the Company or any of its Subsidiaries as an association, corporation or partnership, and (ii) neither the Company nor any of its Subsidiaries is disregarded as an entity for Tax purposes.

          (m)  Neither the Company nor any of its Subsidiaries is or has ever been a party to a material transaction or agreement that is materially in conflict with the Tax rules on transfer pricing in any relevant jurisdiction. Each of the Company and its Subsidiaries has maintained documentation (including any applicable transfer pricing studies) in connection with any related party transactions in accordance with any provisions of any applicable Tax law.

          (n)   Each of the Company and its Subsidiaries has entered into all material transactions and arrangements (including transactions and agreements between and among the Company and its Subsidiaries) on an arm's-length basis.

        Section 2.11.    Employee Benefits and Labor Matters.

          (a)   Section 2.11(a) of the Company Disclosure Schedule sets forth a true, complete and correct list of any of the following sponsored or maintained by or with respect to which the Company, any of its Subsidiaries or any trade or business (whether or not incorporated) which is or has been under common control, or which is or has been treated as a single employer with any of them under Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA ("ERISA Affiliate"), has any obligation or liability, contingent or otherwise, whether of an individual or collective nature including commitments based on work, custom and social plans, for current or former employees, consultants or directors of the Company or any of its Subsidiaries: (i) all "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), whether or not subject to ERISA, and (ii) all other compensation or employee benefit plans, policies, agreements or arrangements (including, without limitation, all bonus, employment, retention, termination, severance, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, anniversary, holiday or jubilee payments, pension, supplemental retirement or other benefit plans, programs, policies, agreements or arrangements) (collectively, the "Company Plans").

          (b)   True, correct and complete copies of the following documents with respect to each of the Company Plans have been made available to Parent in the VDR to the extent applicable: (i) any plans and related trust documents, insurance contracts or other funding arrangements, and all amendments thereto; (ii) the most recent Forms 5500 and all schedules thereto; (iii) the most recent actuarial report, if any; (iv) the most recent Internal Revenue Service determination letter; (v) the most recent summary plan descriptions; and (vi) written summaries of all material non-written Company Plans.

          (c)   The Company Plans have been maintained, in all material respects, in accordance with their respective terms and all applicable provisions of ERISA, the Code and other applicable Laws. With respect to each Company Plan intended to qualify under Section 401(a) of the Code: (i) the Internal Revenue Service has issued a favorable determination letter or opinion letter or advisory letter upon which the Company is entitled to rely under Internal Revenue Service pronouncements, that such plan is qualified under Section 401(a) of the Code and the related trusts are exempt from federal income tax under Section 501(a) of the Code; (ii) no such determination letter, opinion letter or advisory letter has been revoked nor has revocation been threatened, nor to the Knowledge of the Company, has any amendment or other action or omission occurred with respect to any such plan since the date of its most recent determination letter, opinion letter or advisory letter, or application therefor, in any respect which would reasonably be expected to materially and adversely affect its qualification.

          (d)   All material contributions required to have been made under any of the Company Plans or by applicable Law have been made by the due date thereof (including any valid extension), and all material contributions for any period ending on or before the Closing Date which are not yet due will have been paid or accrued in the Filed Company SEC Documents on or prior to the Closing Date.

          (e)   No Company Plan is or has ever been subject to Title IV of ERISA or Section 412 of the Code. None of the Company, any of its Subsidiaries nor any of their respective ERISA Affiliates has, at any time during the last six years, contributed to or been obligated to contribute to any plan that is a "multiemployer plan" within the meaning of Section 4001(a) of ERISA or a plan that has two or more contributing sponsors, at least two of whom are not under common control, within the meaning of Section 4063 of ERISA. Neither the Company nor any of its Subsidiaries has any liability for any post-termination welfare benefits, except as required by Section 4980B of the Code at no cost to the Company or its Subsidiaries.

          (f)    There are no material pending actions (including any investigations by any Governmental Authority), claims or lawsuits arising from or relating to labor grievances, unfair labor practices or the Company Plans (other than routine benefit claims), and to the Knowledge of the Company, there are no facts that could form the basis for any such claim or lawsuit. None of the Company, its Subsidiaries or any "party in interest" or "disqualified person" with respect to the Company Plans has engaged in a non-exempt "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA. To the Knowledge of the Company, no fiduciary has any liability for breach of fiduciary duty or any other material failure to act or comply in connection with the administration or investment of the assets of any Company Plan that, taken individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

          (g)   Except as set forth in Section 2.11(g) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the Transactions will (either alone or in conjunction with any other event) (i) result in, cause the vesting, exercisability or delivery of, or increase any payment to any current or former employee, officer, consultant or director of the Company or its Subsidiaries, (ii) increase any benefits otherwise payable under any Company Plan, (iii) require any contributions or payments to fund any obligations under any Company Plan or a related trust or similar funding vehicle, or (iv) cause a reversion of assets under, or limit the Company's ability to amend or terminate, any Company Plan.

          (h)   There is no organizing effort by any labor union, works council or similar organization seeking to represent any employees of the Company or any of its Subsidiaries.

          (i)    No employee or other service provider of the Company or any of its Subsidiaries is eligible for a gross-up, indemnification or make-whole payment with respect to any Taxes.

        Section 2.12.    Contracts.

          (a)   Except for this Agreement, the Contracts set forth in Section 2.12 of the Company Disclosure Schedule and Contracts filed as exhibits to the Filed Company SEC Documents ("Material Contracts"), as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or expressly bound by (and none of their respective properties or assets is bound by) any Contract:

              (i)  that would be required to be filed by the Company as a "material contract" pursuant to Item 601(b)(10) of Regulation S-K;

             (ii)  (A) containing restrictions on the right of the Company or any of its Subsidiaries or any Person that controls, or is under common control with, the Company to engage in activities competitive with any Person or to solicit suppliers anywhere in the world or (B) granting a right of exclusivity to any Person which prevents the Company or a Subsidiary from entering any territory, market or field or freely engaging in business anywhere in the world, other than leases containing customary radius restrictions that would not apply to Parent or any of its Subsidiaries (other than the Company and its Subsidiaries) following the consummation of the Merger;

            (iii)  relating to the formation, creation, ownership, operation, management or control of any partnership, joint venture or similar arrangement that is material to the business of the Company and its Subsidiaries, taken as a whole;

            (iv)  relating to (A) indebtedness for borrowed money, whether direct or indirect, or (B) other Indebtedness having an outstanding amount in excess of $100,000, in each case other than any Indebtedness between or among any of the Company and any of its Subsidiaries;

             (v)  involving the acquisition from another Person or disposition to another Person, directly or indirectly (by merger, license or otherwise), other than any acquisition or disposition of inventory, supplies, fixtures and IT equipment in the ordinary course of business, of assets or capital stock or equity interests of another Person, including Contracts for any such acquisition or disposition which has already been consummated that contains representations, warranties covenants, indemnities or other obligations (including indemnification, "earn-out" or other contingent obligations), in each case, that are still in effect and, individually, could reasonably be expected to result in payments by or to the Company or any of its Subsidiaries in excess of $500,000;

            (vi)  prohibiting the payment of dividends or distributions in respect of the capital stock of the Company or any of its wholly owned Subsidiaries, prohibiting the pledging of the capital stock of the Company or any wholly owned Subsidiary of the Company or prohibits the issuance of any guaranty by the Company or any wholly owned Subsidiary of the Company;

           (vii)  that is a collective bargaining agreement or other agreement with a labor union, works council or similar organization;

          (viii)  that provides for indemnification (including any obligation to advance funds for expenses) of the current or former directors or officers of the Company or any of its Subsidiaries;

            (ix)  that is a Company Lease; or

             (x)  that is a license agreement material to the business of the Company and its Subsidiaries, taken as a whole, pursuant to which the Company or any of its Subsidiaries licenses in Intellectual Property Rights or licenses out Intellectual Property Rights owned by the Company or its Subsidiaries (other than license agreements for commercially available software on standard terms and distribution and sales agreements entered into in the ordinary course of business).

          (b)   Each Material Contract is valid and binding on the Company and any Subsidiary party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect and enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception. Neither the Company nor any of its Subsidiaries (i) is in violation or default under any Material Contract or (ii) has received written notice of any asserted violation or default, or of any event or condition which, after notice or lapse of time or both, will constitute, such a violation or default, by the Company and any Subsidiary party thereto under any Material Contract except, in either case as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, (x) there is no event or condition that constitutes, or, after notice or lapse of time or both, will constitute a default on the part of any counterparty under a Material Contract and (y) the Company has not received, as of the date of this Agreement, any notice in writing from any Person that such Person intends to terminate, or not renew, any Material Contract, except, in either case as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. As of the date hereof, the Company has made available to Parent in the VDR an accurate and complete copy of each Material Contract.

        Section 2.13.    Intellectual Property.

          (a)   Section 2.13 of the Company Disclosure Schedule sets forth a materially complete list of Company Intellectual Property that has been registered with national governmental authorities responsible for such registrations (the "Registered Intellectual Property"). Except as set forth in Section 2.13 of the Company Disclosure Schedule or as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) the Company and its Subsidiaries are the sole and exclusive owners of all of the Registered Intellectual Property; (ii) the Registered Intellectual Property is not subject to any Lien other than Permitted Exceptions; (iii) the Company or a Subsidiary of the Company owns, or is licensed or otherwise has the right to use, all Intellectual Property Rights that, in each case, is used in the conduct of the business of the Company and its Subsidiaries as presently conducted, either itself or through a licensee; (iv) there are no final judgments or decisions by any court or administrative tribunal that prevent the Company or its Subsidiaries or licensees from using the Intellectual Property Rights in any location where the Company is currently doing business, either as to manufacturing or sales; (v) the Company and its Subsidiaries take and have taken commercially reasonable actions to maintain and preserve any material Intellectual Property Rights owned by the Company or its Subsidiaries; (vi) the Company and its Subsidiaries maintain policies and procedures regarding data security, privacy, data transfer and the use of data that are commercially reasonable; and (vii) the Company and its Subsidiaries are in material compliance with such policies and applicable legal requirements pertaining to data privacy and data security and, to the Knowledge of the Company, there have been no circumstances pertaining to the data privacy and data security of the Company and its Subsidiaries that required notification of any Governmental Authority by Law.

          (b)   To the Knowledge of the Company and except as set forth in Section 2.13 of the Company Disclosure Schedule: (i) the conduct of the business of the Company and its Subsidiaries and licensees as currently conducted does not infringe, misappropriate or otherwise violate any Intellectual Property Rights of any Person; (ii) no claims are pending or, to the Knowledge of the Company, threatened that the Company or any of its Subsidiaries or licensees is infringing the rights of any Person with regard to any Intellectual Property Right, except for such infringements, misappropriations, violations and claims which, individually or in the aggregate, have not had and reasonably would not be expected to have a Company Material Adverse Effect; (iii) no Person is misappropriating, violating or infringing the rights of the Company or any of its Subsidiaries or licensees with respect to any Intellectual Property Right, in a manner that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and (iv) there have been (A) no material losses or thefts of data or security breaches relating to data used in the business of the Company and its Subsidiaries, (B) no material violations of any security policy regarding any such data (C) any unauthorized access or unauthorized use of any data, and (D) no disclosure of any personally identifiable information in the possession, custody or control of the Company or a Subsidiary or a contractor or agent acting on behalf of the Company or a Subsidiary in a manner that violates applicable material Laws.

        Section 2.14.    Opinion of Financial Advisor.    The Company Board has received the written opinion of Guggenheim Securities, LLC (the "Company Financial Advisor"), dated the date of this Agreement, to the effect that, as of such date, and subject to the various assumptions and qualifications set forth therein, the consideration to be received by the Company Stockholders in the Merger is fair to such holders from a financial point of view (the "Fairness Opinion"). The Company has made available to Parent solely for informational purposes a true, complete and correct copy of the final draft of the Fairness Opinion prior to the date hereof.

        Section 2.15.    Brokers and Other Advisors.    Except for the Company Financial Advisor, the fees and expenses of which will be paid by the Company, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission, or the reimbursement of expenses, in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

        Section 2.16.    Related Party Transactions.    No "related person" as defined in Item 404 of Regulation S-K, is a party to any Contract with or binding upon the Company or any of its Subsidiaries that is of a type that would be required to be disclosed in the Filed Company SEC Documents pursuant to Item 404 of Regulation S-K that has not been disclosed in the Filed Company SEC Documents filed since December 31, 2010.

        Section 2.17.    Suppliers.    Section 2.17 of the Company Disclosure Schedule sets forth a true, correct and complete list of the ten (10) largest suppliers or vendors ("Suppliers") to the Company and its U.S. Subsidiaries (based on disbursements from January 1, 2012 through March 31, 2013). Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company has not received, as of the date of this Agreement, any notice in writing from any Supplier that such Supplier intends to terminate, or not renew, its relationship with the Company or its Subsidiaries and, to the Knowledge of the Company, no such Supplier intends to cancel or otherwise terminate its relationship with the Company and its Subsidiaries.

        Section 2.18.    Insurance.    Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries own or hold policies of insurance, or are self-insured, in amounts providing reasonably adequate coverage against all risks customarily insured against by companies in similar lines of business as the Company and its Subsidiaries, and in amounts sufficient to comply with all Material Contracts to which the Company or its Subsidiaries are parties or are otherwise bound, and (ii) all such insurance policies are in full force and effect, no notice of cancellation or modification has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default, by any insured thereunder.

        Section 2.19.    Property.    The Company does not own or have any option to purchase real property. The Company does not use or occupy, or a have a right to use or occupy, any real property except pursuant to a Company Lease. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) the Company or one of its Subsidiaries has a good and valid leasehold interest in each Company Lease, free and clear of all Liens (other than Permitted Exceptions), (b) there is no violation or default, or any event or condition which, after notice or lapse of time or both, will constitute such a violation or default, by the tenant under any such lease or, to the Knowledge of the Company, by any other party thereto, and (c) there are no pending or, to the Knowledge of the Company, threatened, condemnation or eminent domain proceedings affecting any demised premises under a Company Lease.

        Section 2.20.    Environmental Matters.    Except for those matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) each of the Company and its Subsidiaries is and has been in compliance with all Environmental Laws, which compliance includes obtaining, maintaining or complying with all Permits required under Environmental Laws for the operation of their respective businesses, (b) as of the date hereof there is no investigation, suit, claim, action or proceeding relating to or arising under any Environmental Law that is pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any real property owned, operated or leased by the Company or any of its Subsidiaries, (c) as of the date hereof neither the Company nor any of its Subsidiaries has received any written notice of or entered into any legally-binding Contract, Order or settlement involving uncompleted, outstanding or unresolved requirements on the part of the Company or its Subsidiaries relating to or arising under Environmental Laws and (d) to the Knowledge of the Company, there are and have been no Hazardous Materials present on any real property owned or leased by the Company or any of its Subsidiaries in a manner and concentration that would reasonably be expected to result in any claim against the Company or its Subsidiaries under any Environmental Law.

        Section 2.21.    Rights Agreement; Anti-Takeover Provisions.

          (a)   The Company is not party to a stockholder rights agreement, "poison pill" or similar agreement or plan.

          (b)   The Company Board has taken all necessary action so that any takeover, anti-takeover, moratorium, "fair price," "control share" or other similar Law enacted under any Law applicable to the Company, including Section 203 of the DGCL, does not, and will not, apply to this Agreement, the Merger or the other Transactions.

        Section 2.22.    No Other Representations and Warranties.    EXCEPT AS CONTAINED IN THIS ARTICLE II OR IN ANY CERTIFICATE REQUIRED TO BE DELIVERED BY A REPRESENTATIVE OF THE COMPANY AT THE CLOSING PURSUANT TO THIS AGREEMENT, THE COMPANY DOES NOT MAKE ANY REPRESENTATIONS OR WARRANTIES TO PARENT OR MERGER SUB AND THE COMPANY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT MADE OR INFORMATION COMMUNICATED (WHETHER ORALLY OR IN WRITING) TO PARENT AND MERGER SUB AND THEIR AFFILIATES AND REPRESENTATIVES (INCLUDING ANY OPINION, INFORMATION, ADVICE, REPRESENTATION OR WARRANTY WHICH MAY HAVE BEEN PROVIDED TO PARENT AND ITS AFFILIATES OR REPRESENTATIVES BY THE COMPANY FINANCIAL ADVISOR, ANY DIRECTOR, OFFICER, EMPLOYEE, ACCOUNTING FIRM, LEGAL COUNSEL, OR OTHER AGENT, CONSULTANT, OR REPRESENTATIVE OF THE COMPANY OR ITS SUBSIDIARIES). ANY AND ALL

STATEMENTS MADE OR INFORMATION COMMUNICATED BY THE COMPANY OR ITS SUBSIDIARIES, OR ANY OF THEIR REPRESENTATIVES OUTSIDE OF THIS AGREEMENT (INCLUDING BY WAY OF THE DOCUMENTS PROVIDED IN RESPONSE TO PARENT'S OR MERGER SUB'S WRITTEN DILIGENCE REQUEST(S) AND ANY MANAGEMENT PRESENTATIONS PROVIDED), WHETHER VERBALLY OR IN WRITING, ARE DEEMED TO HAVE BEEN SUPERSEDED BY THIS AGREEMENT, IT BEING INTENDED THAT NO SUCH PRIOR OR CONTEMPORANEOUS STATEMENTS OR COMMUNICATIONS OUTSIDE OF THIS AGREEMENT SHALL SURVIVE THE EXECUTION AND DELIVERY OF THIS AGREEMENT.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Parent and Merger Sub jointly and severally represent and warrant to the Company:

        Section 3.1.    Organization.    Each of Parent and Merger Sub is a corporation or other legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated or formed. Each of Parent and Merger Sub has all requisite corporate or other power, as the case may be, and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted, except where the failure to have such power or authority, individually or in the aggregate, would not reasonably be expected to prevent or materially impair the ability of Parent or Merger Sub to consummate the Merger (a "Parent Material Adverse Effect"). Each of Parent and Merger Sub is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it make such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

        Section 3.2.    Authority; Noncontravention.

          (a)   Each of Parent and Merger Sub has all necessary corporate or other power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder and to consummate the Transactions. The execution, delivery and performance by Parent and Merger Sub of this Agreement, and the consummation by Parent and Merger Sub of the Transactions, have been duly authorized and approved by their respective Boards of Directors (and has been adopted by Parent as the sole stockholder of Merger Sub), and no other corporate action on the part of Parent and Merger Sub is necessary to authorize the execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by them of the Transactions. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception.

          (b)   None of the execution and delivery of this Agreement by Parent and Merger Sub, the consummation by Parent or Merger Sub of the Transactions or compliance by Parent or Merger Sub with any of the terms or provisions hereof will (i) conflict with or violate any provision of the certificate of incorporation or bylaws or equivalent organizational documents of Parent or Merger Sub or (ii) assuming that the authorizations, consents and approvals referred to in Section 3.3 are obtained and the filings referred to in Section 3.3 are made, (A) violate any Law, judgment, writ or injunction of any Governmental Authority applicable to Parent, Merger Sub or any of their Subsidiaries or any of their respective properties or assets, or (B) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, Parent or Merger Sub or any of their respective Subsidiaries under, any of the terms, conditions or provisions of any Contract or license, franchise, permit, certificate, approval or authorization from Governmental Authorities, to which Parent, Merger Sub or any of their respective Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected except, in the case of clause (ii), for such violations, conflicts, losses, defaults, terminations, cancellations, accelerations or Liens as, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

        Section 3.3.    Governmental Approvals.    Except for (a) the filing with the SEC of any filings required under, and compliance with other applicable requirements of, the Exchange Act, the Securities Act, state securities laws or "blue sky" laws of the various States of the United States and the rules of NASDAQ, (b) the filing of the Certificate of Merger with the Department of State of the State of Delaware pursuant to the DGCL and (c) filings required under, and compliance with other applicable requirements of, the HSR Act and any applicable foreign Antitrust Laws, no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

        Section 3.4.    Information Supplied.    The information supplied by Parent for inclusion in the Proxy Statement will not, on the date it is first mailed to the Company Stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and will not, at the time of the Company Stockholders Meeting (if such a meeting is held), omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Meeting which shall have become false or misleading in any material respect. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any information supplied by or on behalf of the Company for inclusion or incorporation by reference in any of the foregoing documents or any statements or omissions based upon such information.

        Section 3.5.    Compliance.    The business of Parent and its Subsidiaries, including Merger Sub, is not being conducted in violation of any Law or Order, except for violations that, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect. No investigation or review by any Governmental Authority with respect to Parent or any of its Subsidiaries or their respective businesses is pending or, to the Knowledge of Parent, threatened that, individually or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect.

        Section 3.6.    Ownership and Operations of Merger Sub.    A wholly owned subsidiary of Parent owns beneficially and of record all of the outstanding capital stock of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Transactions and has engaged in no business activities unrelated to the Transactions.

        Section 3.7.    Brokers and Other Advisors.    No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or any of its Subsidiaries except for Persons, if any, whose fees and expenses will be paid by Parent or one of its Affiliates.

        Section 3.8.    Financing.    Parent has provided to the Company a true, complete and correct copy of (a) an executed commitment letter (the "Equity Commitment Letter") from TowerBrook

Investors III, L.P., TowerBrook Investors III (Parallel), L.P. and TowerBrook Investors III Executive Fund, L.P. pursuant to which they have committed, subject to the terms and conditions therein, to provide equity financing in the amounts set forth therein ("Equity Financing") and (b) an executed commitment letter (the "Debt Commitment Letter" and together with the Equity Commitment Letter, the "Commitment Letters") from the Debt Financing Parties pursuant to which they have committed, subject to the terms and conditions therein, to provide Parent with debt financing in the amount set forth therein (the "Debt Financing", and together with the Equity Financing, the "Financing"), including all exhibits, schedules, annexes and amendments to such letter in effect as of the date hereof and the fee letter associated therewith; provided, that provisions of such fee letter relating to fees, pricing caps, and certain other economic terms, to the extent not affecting conditionality, may be redacted (provided that such redacted provisions must be made available to the Company on a confidential basis in the event that Parent is required to use its reasonable best efforts to seek Alternative Debt Financing pursuant to Section 4.13(b)). As of the date hereof, the Commitment Letters, including the financing commitments contained therein, (i) have not been amended, restated, withdrawn, rescinded or otherwise modified or waived, and no such amendment, restatement, withdrawal, rescission or other modification or waiver of the Commitment Letters is contemplated (other than amendments or modifications in compliance with Section 4.13) and (ii) are in full force and effect, and constitute the legal, valid and binding obligations of each of Parent and, to the Knowledge of Parent, the other parties thereto, subject to the Bankruptcy and Equity Exception. There are no conditions precedent or other contingencies related to the funding of the Financing, other than as set forth in or contemplated by the Commitment Letters or the fee letter associated with the Debt Commitment Letter. Parent and Merger Sub have fully paid any and all commitment fees or other fees or deposits required by the Commitment Letters to be paid on or before the date hereof. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent or Merger Sub and, to the Knowledge of Parent, any other parties thereto, under the Commitment Letters. As of the date hereof, Parent has no reason to believe that any of the conditions to the Financing contemplated by the Commitment Letters will not be satisfied or that sufficient funds to fund the Exchange Fund and to pay all Expenses and all other amounts required to be paid in connection with the consummation of the Transactions pursuant to their payment obligation hereunder will not be made available to Parent and Merger Sub on the Closing Date; provided that Parent is not making any representation regarding the accuracy of the representations and warranties set forth in Article II, or compliance by the Company with its obligations hereunder. As of the date hereof, there are no side letters or other agreements, Contracts or arrangements to which Parent or any of its Affiliates is a party related to the funding or investing, as applicable, of the full amount of the Financing other than as expressly set forth in the Commitment Letters and any customary engagement letter and non-disclosure agreements that do not impact the conditionality or amount of the Financing. Assuming (w) the Financing is funded in accordance with the Commitment Letters, (x) the accuracy of the representations and warranties set forth in Article II, (y) performance by the Company of its obligations under Section 4.1 and (z) that the conditions to Closing set forth in Section 5.1 and Section 5.2 (other than those conditions that by their nature are to be satisfied at the Closing but that are expected to be satisfied at the Closing) have been satisfied (and remain satisfied), as of the date hereof, the net proceeds contemplated by the Commitment Letters will, together with Company cash, in the aggregate be sufficient for Merger Sub and the Surviving Corporation to pay the aggregate Merger Consideration (and any repayment or refinancing of debt contemplated by this Agreement or the Commitment Letters) and any other amounts required to be paid in connection with the consummation of the Transactions and to pay all related Expenses at the Closing.

        Section 3.9.    Ownership of Shares.    Neither Parent nor any of its Subsidiaries is, nor at any time during the last three (3) years has been, an "interested stockholder" of the Company as defined in Section 203 of the DGCL or was required to file a Schedule 13D or Schedule 13G with respect to its ownership of securities of the Company pursuant to the Exchange Act (other than as contemplated by this Agreement).

        Section 3.10.    Litigation.    As of the date hereof (a) there is no Action pending against (or, to the Knowledge of Parent, threatened against or naming as a party thereto) Parent, Merger Sub or any of their respective Subsidiaries, nor, to the Knowledge of Parent, is there any investigation pending or threatened against Parent, Merger Sub or any of their respective Subsidiaries, and (b) none of Parent, Merger Sub or any of their respective Subsidiaries is subject to any outstanding Order, except, in the case of clauses (a) and (b), as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

        Section 3.11.    No Vote of Parent Stockholders; Required Approval.    No vote or consent of the holders of any class or series of capital stock of Parent or the holders of any other securities of Parent (equity or otherwise) is necessary to adopt this Agreement, or to approve the Merger or the other Transactions, except for any such consent that has already been obtained. The vote or consent of a wholly-owned subsidiary of Parent as the sole stockholder of Merger Sub is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve the Merger and adopt this Agreement, which consent shall be given immediately following the execution of this Agreement.

        Section 3.12.    Solvency.    Assuming (a) satisfaction of the conditions to Parent's obligation to consummate the Merger, and after giving effect to the Transactions, including the Financing (as some or all of such Financing may be amended or replaced in compliance with Section 4.13) and the payment of the aggregate Merger Consideration, (b) any repayment or refinancing of debt contemplated in this Agreement or the Debt Commitment Letters, (c) the accuracy of the representations and warranties of the Company set forth in Article II hereof, (d) that any estimates, projections or forecasts of the Company and its Subsidiaries have been prepared in good faith based upon assumptions that were and continue to be reasonable, and are achieved, (e) payment of all amounts required to be paid in connection with the consummation of the Transactions, and (f) payment of all related fees and expenses, Parent, the Surviving Corporation and its Subsidiaries, on a consolidated basis, will be Solvent as of the Effective Time and immediately after the consummation of the Transactions. For the purposes of this Agreement, the term "Solvent" when used with respect to any Person, means that, as of any date of determination (i) the amount of the "fair saleable value" of the assets of such Person will, as of such date, exceed the value of all "liabilities of such Person, including contingent and other liabilities," as of such date, as such quoted terms are generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors, (ii) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date, and (iii) such Person will be able to pay its liabilities, including contingent and other liabilities, as they mature.

        Section 3.13.    No Other Representations and Warranties.    EXCEPT AS CONTAINED IN THIS ARTICLE III OR IN ANY CERTIFICATE REQUIRED TO BE DELIVERED BY A REPRESENTATIVE OF PARENT OR MERGER SUB AT THE CLOSING PURSUANT TO THIS AGREEMENT, PARENT AND MERGER SUB DO NOT MAKE ANY REPRESENTATIONS OR WARRANTIES TO THE COMPANY AND PARENT AND MERGER SUB DISCLAIM ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT MADE OR INFORMATION COMMUNICATED (WHETHER ORALLY OR IN WRITING) TO THE COMPANY AND ITS AFFILIATES AND REPRESENTATIVES (INCLUDING ANY OPINION, INFORMATION, ADVICE, REPRESENTATION OR WARRANTY WHICH MAY HAVE BEEN PROVIDED TO THE COMPANY AND ITS AFFILIATES OR REPRESENTATIVES BY ANY DIRECTOR, OFFICER, EMPLOYEE, ACCOUNTING FIRM, LEGAL COUNSEL, OR OTHER AGENT, CONSULTANT, OR REPRESENTATIVE OF PARENT OR MERGER SUB OR THEIR AFFILIATES). ANY AND ALL STATEMENTS MADE OR INFORMATION

COMMUNICATED BY PARENT OR MERGER SUB, OR ANY OF THEIR REPRESENTATIVES OUTSIDE OF THIS AGREEMENT, WHETHER VERBALLY OR IN WRITING, ARE DEEMED TO HAVE BEEN SUPERSEDED BY THIS AGREEMENT, IT BEING INTENDED THAT NO SUCH PRIOR OR CONTEMPORANEOUS STATEMENTS OR COMMUNICATIONS OUTSIDE OF THIS AGREEMENT SHALL SURVIVE THE EXECUTION AND DELIVERY OF THIS AGREEMENT.

ARTICLE IV
ADDITIONAL COVENANTS AND AGREEMENTS

        Section 4.1.    Conduct of Business.    Except as expressly permitted by this Agreement, as set forth in Section 4.1 of the Company Disclosure Schedule, as required by applicable Law or as consented to by Parent in writing (such consent shall not be unreasonably withheld, conditioned or delayed), during the period from the date of this Agreement until earlier of the Effective Time and the valid termination of this Agreement in accordance with Section 6.1, the Company shall, and shall cause each of its Subsidiaries to, (a) conduct its business in all material respects in the ordinary course consistent with past practice, and (b) use commercially reasonable efforts to maintain and preserve intact its business organization and the goodwill of those having business relationships with it and retain the services of its present executive officers and key employees consistent with past practice; provided, however, that no action by the Company or its Subsidiaries required by any other provision of this Section 4.1, or failure to take an action which action is expressly prohibited by this Section 4.1, shall be deemed a breach of this sentence unless such action would constitute a breach of such other provision. Without limiting the generality of the foregoing, except as expressly permitted by this Agreement, as set forth in Section 4.1 of the Company Disclosure Schedule, as required by applicable Law or as consented to by Parent in writing (such consent shall not be unreasonably withheld, conditioned or delayed with respect to requested waivers of the restrictions set forth in clauses (iii), (vi), (viii), (ix), (x), (xi), (xii), (xiii), (xiv), (xv) or (xvi) below, or clause (xviii) below to the extent it relates to any of the foregoing clauses), during the period from the date of this Agreement until the earlier of the Effective Time and a valid termination of this Agreement in accordance with Section 6.1, the Company shall not, and shall not permit any of its Subsidiaries to:

            (i)  (A) issue, sell, grant, dispose of, pledge or otherwise encumber any shares of its capital stock, voting securities or equity interests, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any shares of its capital stock, voting securities or equity interests, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of its capital stock, voting securities or equity interests or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for, any shares of its capital stock, voting securities or equity interests; other than issuances by any direct or indirect wholly owned Subsidiary to the Company or another direct or indirect wholly owned Subsidiary of the Company; (B) redeem, purchase or otherwise acquire any of its outstanding shares of capital stock, voting securities or equity interests, or any rights, warrants, options, calls, commitments or any other agreements of any character to acquire any shares of its capital stock, voting securities or equity interests; other than (1) the acquisition or withholding by the Company of Shares to satisfy Tax obligations with respect to Company Restricted Share awards granted pursuant to the Company Incentive Plans and (2) the acquisition by the Company of Company Restricted Shares in connection with the forfeiture of such awards; (C) declare, authorize, set aside for payment or pay any dividend on, or make any other distribution in respect of, any of its outstanding shares of capital stock, voting securities or equity interests, or any rights, warrants, options, calls, commitments or any other agreements of any character to acquire any shares of its capital stock, voting securities or equity interests or otherwise make any payments to the holders of the foregoing in their capacity as such; (D) split, combine, subdivide or reclassify any shares of its capital stock; or (E) amend (including by reducing an exercise price or extending a term) or waive any of its rights under, any provision of the Company Incentive Plans or any agreement evidencing any right to acquire capital stock of the Company or any restricted stock purchase agreement or any similar or related contract;

           (ii)  incur or assume any indebtedness for borrowed money or guarantee any indebtedness (or enter into a "keep well" or similar agreement) or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries, other than borrowings (A) listed on Section 4.1(ii) of the Company Disclosure Schedule, (B) from Parent or a Subsidiary of Parent or (C) from the Company by a direct or indirect wholly owned Subsidiary of the Company in the ordinary course of business consistent with past practice;

          (iii)  sell, transfer, lease, sublease, license, mortgage, encumber or otherwise dispose of or subject to any Lien (including pursuant to a sale-leaseback transaction or an asset securitization transaction), other than Permitted Exceptions, any of its properties (including real properties) or assets (including securities of Subsidiaries) to any Person, except (A) in the ordinary course of business consistent with past practice pursuant to Contracts in force at the date of this Agreement that have been made available to Parent prior to the date hereof, (B) for sales, leases, transfers, subleases or licenses of inventory, supplies, fixtures and IT equipment in the ordinary course of business or other sales, leases, transfers, subleases or licenses in the ordinary course of business, in a single transaction or series of related transactions, of properties or assets with a fair market value not in excess of $2,000,000 individually or $5,000,000 in the aggregate and (C) with respect to Company Intellectual Property to the extent not prohibited by Section 4.1(xiv);

          (iv)  make any capital expenditure or expenditures which (A) involves the purchase of real property, (B) is outside the ordinary course of business or (C) is in excess of $2,000,000 individually or $5,000,000 (increased by $2,000,000 at the beginning of each calendar month from and after August 1, 2013) in the aggregate, except for any such capital expenditures provided for in the Company's current capital expenditure budget;

           (v)  directly or indirectly acquire, in a single transaction or series of related transactions (A) by merging or consolidating with, or by purchasing all of or a substantial equity interest in, or by any other manner, any Person or division, business or equity interest of any Person, or (B) except for the acquisition of inventory, supplies, fixtures and IT equipment in the ordinary course of business consistent with past practice or capital expenditures to the extent not prohibited by Section 4.1(iv), any other assets in the case of clause (B) that, individually, have a purchase price in excess of $2,000,000 or, in the aggregate, have a purchase price in excess of $5,000,000;

          (vi)  make any investment (by contribution to capital, property transfers, purchase of securities or otherwise) in, or loan or advance (other than travel and similar advances to its employees in the ordinary course of business consistent with past practice) to, any Person other than (A) in the ordinary course of business consistent with past practice in an amount not to exceed $100,000 in the aggregate or (B) in a direct or indirect wholly owned Subsidiary of the Company in the ordinary course of business;

         (vii)  (A) increase in any manner or accelerate the vesting or payment of the compensation of or benefits payable to (or severance pay for) any of its current or former directors, officers or employees, or consultants who are natural persons, (B) enter into, establish, amend or terminate any collective bargaining agreement or Company Plan (or any plan, program, agreement or arrangement that would be a Company Plan if in effect as of the date hereof) with, for or in respect of, any current or former stockholder, director, officer, other employee, consultant who is a natural person or Affiliate of the Company or its Subsidiaries, (C) fund any rabbi trust or similar arrangement, (D) terminate the employment or services of any officer, consultant who is a natural person or employee whose target annual compensation is greater than $500,000 or (E) hire any officer, consultant who is a natural person or employee who has target annual compensation greater than $500,000, in each case, other than (I) as required pursuant to applicable Law or pursuant to any Company Plan set forth on Section 4.1(vii) of the Company Disclosure Schedule in force as of the date hereof and (II) increases in salaries of employees (other than executive officers and directors) made in the ordinary course of business and in amounts and in a manner consistent with past practice so long as such increases, in the aggregate, do not exceed 2% of the payroll in any calendar year;

        (viii)  make, change or revoke any material election concerning Taxes or Tax Returns (except as set forth in Section 4.15 of the Company Disclosure Schedule), file any material amended Tax Return (except as set forth in Section 4.15 of the Company Disclosure Schedule), enter into any closing agreement with respect to any material Tax, settle or compromise any claim or action relating to material Taxes, surrender any right to claim a material refund of Taxes, obtain any material Tax ruling, file any material Tax Return other than one prepared in a manner consistent with past practice, or waive or extend any statute of limitations in respect of material Taxes;

          (ix)  make any material changes in financial or Tax accounting methods, principles or practices (or change an annual accounting period), except insofar as may be required by GAAP or Regulation S-X promulgated under the Exchange Act.

           (x)  amend the Company Charter Documents or organizational documents of any Subsidiary;

          (xi)  adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization;

         (xii)  settle or compromise any litigation, proceeding or pending or threatened claim or action other than settlements or compromises (A) that do not obligate the Company or its Subsidiaries to make payment(s) in excess of amounts reserved on the Company's consolidated balance sheet dated March 31, 2013 by $500,000 in the aggregate, (B) that do not involve any material injunctive or equitable relief or impose material restrictions on the business activities of the Company and its Subsidiaries, taken as a whole, (C) that do not relate to the Transactions and (D) that do not involve the issuance of Company Securities or equity or voting interests (this covenant being in addition to the Company's obligations pursuant to Section 4.9);

        (xiii)  subject to any Lien or otherwise encumber or, except for Permitted Exceptions, permit, allow or suffer to be encumbered, any Company Intellectual Property, except for any Permitted Exceptions;

        (xiv)  sell, assign, license, transfer, convey, lease or otherwise dispose of any of the Company Intellectual Property Rights, other than licenses made in the ordinary course of business consistent with past practice that are terminable by the Company on 90 days' or fewer notice;

         (xv)  (A) fail to make any material filing, pay any fee, or take another action necessary to maintain in full force and effect any trademark or trade name that is material to the conduct of the business of the Company and its Subsidiaries, as a whole, as currently conducted, other than such failures that can be cured before the Closing and without resulting in an adverse impact on the Company; provided that the Company cures such failure as of the Closing, or (B) enter into any license or transfer agreement granting or transferring to a third party an exclusive right to use any such trademark or trade name;

        (xvi)  (A) materially modify or amend, or renew, terminate or waive any material rights under, any Material Contract (except for any modification or amendment that is beneficial to or not materially less favorable to the Company), or (B) enter into any Contract that would have been a Material Contract if entered into prior to the date hereof and that is not terminable by the Company on 90 days' or fewer notice, other than, in each case, Contracts for capital expenditures not prohibited by Section 4.1(iv) which Contracts are described by clause (v) of Section 2.12 and not described by any of clauses (i)-(iv) or (iv)-(x) of Section 2.12;

       (xvii)  delay payment of receivables or otherwise manage payables, receivables, current assets, current liabilities or working capital in any manner, with respect to such delays or such management other than in the ordinary course of business consistent with past practice; or

      (xviii)  authorize, commit, resolve, propose or agree (in writing or otherwise) to take any of the foregoing actions.

        Notwithstanding anything set forth in this Agreement, nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of the Company or any of its Subsidiaries prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, control and supervision over its and the Company Subsidiaries' business operations.

        Each party acknowledges that the prohibitions regarding, among other things, the redemption by the company of outstanding securities and the declaration and payment of Distributions set forth in Section 4.1(i)(B) and Section 4.1(i)(C) above are an integral and material part of the transactions contemplated by this Agreement in light of fact that Company cash will be required to pay the aggregate Merger Consideration, and Parent and Merger Sub would not enter into this Agreement without these prohibitions.

        Section 4.2.    No Solicitation by the Company.

          (a)    No Solicitation.    The Company shall, and shall cause its Subsidiaries and the Company's and its Subsidiaries' respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, agents and other representatives (collectively, "Representatives") to, immediately cease and cause to be terminated any solicitation, intentional encouragement, discussions or negotiations with any Person conducted heretofore with respect to a Takeover Proposal; provided, however, that nothing in this Section 4.2 shall preclude the Company or its Representatives from contacting any such party or parties solely for the purpose of complying with the provisions of the first clause of this sentence. Subject to the terms and provisions of this Section 4.2, from the date hereof until the Effective Time, or, if earlier, the termination of this Agreement in accordance with Section 6.1, the Company shall not, and shall cause its Subsidiaries and its and its Subsidiaries' respective Representatives not to, directly or indirectly, (i) solicit, initiate or knowingly facilitate or knowingly encourage (including by way of providing or making available non-public information for the purpose of encouraging or facilitating) any inquiries regarding, or the submission or announcement of any proposals or offers that constitute or would reasonably be expected to lead to, any Takeover Proposal, (ii) provide any non-public information concerning the Company or any of its Subsidiaries to any Person or group who would reasonably be expected to make any Takeover Proposal or otherwise in connection with, or for the purpose of encouraging or facilitating, any Takeover Proposal, (iii) engage in any discussions or negotiations regarding any Takeover Proposal, (iv) approve (by resolution of the Company Board, any committee thereof or otherwise), support, enter into or adopt any Contract providing for, recommend to any holders of Shares, or propose to approve (by resolution of the Company Board, any committee thereof or otherwise), support, enter into or adopt any Contract providing for, or recommend to any holders of Shares, any letter of intent or similar document, agreement, commitment, or agreement in principle (whether written or oral, binding or nonbinding) with respect to a Takeover Proposal, or (v) otherwise cooperate with or assist or participate in, or knowingly facilitate or knowingly encourage any such inquiries, proposals, offers, discussions or negotiations. Wherever the term "group" is used in this Section 4.2, it is used as defined for purposes of Rule 13d-3 under the Exchange Act.

          (b)    Permitted Response to Unsolicited Takeover Proposals.    Notwithstanding anything to the contrary contained in this Section 4.2 or any other provision of this Agreement, if at any time after the date hereof and prior to the Company's receipt of the Company Stockholder Approval, (i) the

  Company receives an unsolicited, bona fide, written Takeover Proposal from a third party that did not result from a breach of this Section 4.2, and (ii) the Company Board determines in good faith, After Consultation, that such Takeover Proposal constitutes or would reasonably be expected to lead to a Superior Proposal, then the Company shall be permitted to (A) furnish information (including non-public information) with respect to the Company and its Subsidiaries to the Person making such Takeover Proposal pursuant to an Acceptable Confidentiality Agreement (provided, however, that (x) the Company shall substantially concurrently with the delivery to such Person provide to Parent a copy of the Acceptable Confidentiality Agreement and any non-public information concerning the Company or its Subsidiaries to which any Person is provided such access and which was not previously provided to Parent, and (y) the Company shall withhold such portions of documents or information, or provide pursuant to customary "clean-room" or other appropriate procedures, to the extent relating to any pricing or other matters that are highly sensitive or competitive in nature if the exchange of such information (or portions thereof) could, in the sole discretion of the Company, reasonably be likely to be harmful to the operation of the Company in any material respect) and (B) engage in discussions and negotiations with the Person making such Takeover Proposal regarding such Takeover Proposal.

          (c)    Notice to Parent of Takeover Proposals.    If the Company or any of its Representatives receives any Takeover Proposal (including any material changes to a Takeover Proposal) then the Company shall promptly (and, in any event, within twenty-four (24) hours) after becoming aware thereof, notify Parent (orally and in writing), and in connection with such notice, provide the identity of the Person or group making such Takeover Proposal and the material terms and conditions thereof (including, if applicable, copies of any written proposals, indications of interest or offers, including proposed agreements), and thereafter the Company shall keep Parent reasonably informed, on a prompt basis, as to the status thereof (including any material changes to the terms thereof, and any change to the price, and any other material developments with respect to), including by promptly (and in no event later than twenty-four (24) hours after receipt) providing to Parent copies of any additional or revised written proposals, indications of interest, offers, or proposed agreements relating to such Takeover Proposal.

          (d)    Further Prohibited Activities.    Except as otherwise permitted by Section 4.2(e), neither the Company Board nor any committee thereof shall (i) withdraw or rescind (or modify in a manner adverse to Parent), or authorize or publicly announce an intention to withdraw or rescind (or modify in a manner adverse to Parent), the Company Recommendation, (ii) fail to include the Company Recommendation in the Proxy Statement, (iii) approve, declare the advisability of or recommend to the Company Stockholders the adoption of, or authorize or publicly announce an intention to approve, declare the advisability of or recommend the adoption of, any Takeover Proposal, (iv) take any formal action or make any recommendation or public statement in connection with a tender offer or exchange offer (other than a recommendation against such offer or a customary "stop, look and listen" communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, in each case that includes a reaffirmation of the Company Recommendation) (it being understood that the Company Board may refrain from taking a position with respect to such a tender offer or exchange offer until the close of business as of the tenth (10th) Business Day after the commencement of such tender offer or exchange offer pursuant to Rule 14d-9(f) under the Exchange Act without such action being considered a Change in Recommendation), (v) cause, authorize or permit the Company or any of its Subsidiaries to execute or enter into any letter of intent, memorandum of understanding, agreement-in-principle, merger agreement, acquisition agreement or other similar agreement related to any Takeover Proposal, other than an Acceptable Confidentiality Agreement referred to in Section 4.2(b) (a "Company Acquisition Agreement"), or (vi) publicly propose or announce an intention to take any of the foregoing actions (any action described in clauses (i), (ii), (iii), (iv), (v) or (vi) being referred to as a "Change in Recommendation").

          (e)    Change in Recommendation.    Notwithstanding anything to the contrary in this Agreement, at any time prior to the Company's receipt of the Company Stockholder Approval, the Company Board may effect a Change in Recommendation only if (i) the Company has received an unsolicited, bona fide, written Takeover Proposal that did not result from a breach of this Section 4.2 and the Company Board determines in good faith, After Consultation, that such Takeover Proposal constitutes a Superior Proposal or (ii) the Company Board determines in good faith, After Consultation, that in the light of an Intervening Event, the failure to take such action would be reasonably likely to constitute a violation of the Company Board's fiduciary duties under applicable Law. Notwithstanding anything to the contrary, the Company Board shall not be permitted to make a Change in Recommendation or, solely with respect to a Superior Proposal, terminate this Agreement pursuant to Section 6.1(c)(i) unless theretofore (x) the Company shall have provided to Parent and Merger Sub no fewer than four (4) Business Days' advance written notice of the Company's intention to make a Change in Recommendation or to terminate this Agreement pursuant to Section 6.1(c)(i) (a "Notice of Intended Recommendation Change") and (y):

              (i)  if such Change in Recommendation is being made in respect of an Intervening Event:

              (1)   the Notice of Intended Recommendation Change shall include a reasonable description of the Intervening Event that serves as the basis of such Change in Recommendation;

              (2)   during such four (4) Business Day period, if requested by Parent, the Company shall engage in good faith negotiations with Parent to amend the terms and conditions of this Agreement in such a manner that would obviate the need for making such Change in Recommendation; or

             (ii)  if such Change in Recommendation or termination is being made in respect of a Superior Proposal:

              (1)   the Notice of Intended Recommendation Change shall specify the identity of the party making such Superior Proposal and the material terms thereof and attach copies of all relevant documents relating to such Superior Proposal, including the financing commitments relating thereto (it being hereby understood and agreed that any material amendment to the terms of any such Superior Proposal (including any amendment to any price term thereof), shall require a new Notice of Intended Recommendation Change and again require compliance with the requirements of this Section 4.2(e) , except that the advance written notice period and corresponding references in clause (x) of this Section 4.2(e) to four (4) Business Days shall be reduced to two (2) Business Days for any such new Notice of Intended Recommendation Change); and

              (2)   after providing the Notice of Intended Recommendation Change, the Company shall, and shall cause its Representatives to, negotiate with Parent and Merger Sub in good faith (to the extent Parent and Merger Sub have notified the Company of their intention to negotiate) during such four (4) Business Day period (or two (2) Business Day period in the case of a new Notice of Intended Recommendation Change) to amend the terms and conditions of this Agreement and the other agreements contemplated hereby; and

            (iii)  in the case of each of the immediately preceding clause (i) or clause (ii) of this Section 4.2(e), the Company Board shall have considered in good faith, After Consultation, any amendments to the terms and conditions of this Agreement (including any increase in the Merger Consideration) and the other agreements contemplated hereby that may be offered in writing by Parent no later than 5:00 p.m., New York, New York time, on the fourth (4th) Business Day of such four (4) Business Day period (or the second (2nd) Business Day of such two (2) Business Day period for any such new Notice of Intended Recommendation Change) and shall have determined (A) in the case of a Superior Proposal, that the Superior Proposal would nevertheless continue to constitute a Superior Proposal if such amendments were to be given effect or (B) in the case of a Change in Recommendation being made in respect of an Intervening Event, that failure to make a Change in Recommendation would nevertheless be reasonably likely to constitute a violation of the Company Board's fiduciary duties under applicable Law if such amendments were to be given effect.

          (f)    Standstills; Confidentiality Agreements.    The Company and its Subsidiaries shall not grant a waiver or release under any standstill agreement in effect on the date hereof or amend, modify or grant permission under any provision thereof; provided that the Company shall be permitted to grant a waiver or release under any standstill agreement in effect on the date hereof solely to the extent necessary to permit the Person subject to such standstill agreement to make and engage in discussions with respect to, and negotiate, a Takeover Proposal that is conditioned on entering into mutually satisfactory definitive documentation with the Company in response to an unsolicited, bona fide request from such Person, but only if the Company Board determines in good faith, After Consultation, that failure to take such action would be reasonably likely to constitute a violation of the Company Board's fiduciary duties under applicable Law. The Company shall provide written notice to Parent of the waiver or release of any standstill by the Company promptly (and in any event within twenty-four (24) hours) following such waiver or release, which notice, for the avoidance of doubt, shall include the identity of the Person or group receiving the waiver or release. The Company shall not, and shall not permit any of its Representatives to, enter into any confidentiality agreement subsequent to the date of this Agreement which prohibits the Company from providing to Parent the information specifically required to be provided to Parent pursuant to this Section 4.2.

          (g)    Communications With Stockholders.    Nothing contained in this Section 4.2 shall prohibit the Company from (i) taking and disclosing to the Company Stockholders a position contemplated by Item 1012 of Regulation M-A under the Exchange Act or (ii) making any disclosure to the Company Stockholders that the Company Board determines in good faith, After Consultation, is required by applicable Law; provided, however, that this Section 4.2(g) shall not be deemed to permit the Company Board to make a Change in Recommendation except to the extent permitted by Section 4.2(e), and that any such position or disclosure in connection with a tender offer or exchange offer other than a recommendation against such offer or a customary "stop, look and listen" communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, in each case that includes a reaffirmation of the Company Recommendation shall be deemed to be a Change in Recommendation.

        Section 4.3.    Reasonable Best Efforts.

          (a)   Subject to the terms and conditions of this Agreement (including Section 4.3(d)), each of the parties hereto shall cooperate with the other parties and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to promptly (i) take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable to cause the conditions to Closing to be satisfied and to consummate and make effective the Transactions as promptly as reasonably practicable and in any event prior to the Walk-Away Date, including preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents (including any required or recommended filings under applicable Antitrust Laws), (ii) obtain all approvals, consents, waivers, registrations, permits, authorizations and other confirmations from any Governmental Authority or third party necessary, proper or advisable to consummate the Transactions, including preparing and filing promptly and fully all documentation to effect all filings, notices, and other documents necessary, proper or advisable to obtain the foregoing, and

  (iii) defend through litigation on the merits any claim asserted in court by any party in order to avoid entry of, or to have vacated or terminated, any Order (whether temporary, preliminary or permanent) that would restrain or prevent the Closing by the Walk-Away Date.

          (b)   In furtherance and not in limitation of the foregoing, (i) each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Transactions as promptly as reasonably practicable and in any event within fifteen (15) Business Days (or such longer period as the parties may mutually agree) following the date hereof, to make all appropriate filings and submissions (and filings and submissions considered by Parent to be advisable) with any other Governmental Authority pursuant to any other applicable Antitrust Laws, to not withdraw its filing under the HSR Act without the written permission of the other parties, and to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act and use its reasonable best efforts to take, or cause to be taken, as promptly as practicable all other actions consistent with this Section 4.3 necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act and any applicable foreign Antitrust Laws as soon as practicable and (ii) the Company shall use its reasonable best efforts to (A) take all action necessary to ensure that no state takeover statute or similar Law is or becomes applicable to any of the Transactions and (B) if any state takeover statute or similar Law becomes applicable to any of the Transactions, take all action necessary to ensure that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise minimize the effect of such Law on the Transactions.

          (c)   Each of the parties hereto shall use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission with a Governmental Authority in connection with the Transactions and in connection with any investigation or other inquiry by or before a Governmental Authority relating to the Transactions, including any proceeding initiated by a private party, (ii) keep the other party informed in all material respects and on a reasonably timely basis of any material communication received by such party from, or any filing by such party with or material communication given by such party to, the Federal Trade Commission, the Antitrust Division of the Department of Justice, or any other Governmental Authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the Transactions (including, in the case of written correspondence or filings, by promptly providing the other parties (or their counsel) copies thereof), and (iii) consult with each other in advance of and be permitted to attend any meeting or conference (including teleconference) with such Governmental Authorities (to the extent permitted by such Governmental Authorities; provided that such party shall use its reasonable best efforts to obtain such permission). Subject to applicable Laws relating to the exchange of information, each of the parties hereto shall have the right to review in advance, and to the extent practicable each will consult the other on, any filing made with, or written materials submitted to, any third party or any Governmental Authority in connection with the Transactions. Parent and the Company may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 4.3 as "Antitrust Counsel Only Material." Such materials and the information contained therein shall be given only to outside antitrust counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient unless express permission is obtained in advance from the source of the materials (Parent or the Company, as the case may be) or its legal counsel.

          (d)   In furtherance and not in limitation of the covenants of the parties contained in this Section 4.3, each of the parties hereto shall use its reasonable best efforts to resolve such objections, if any, as may be asserted by a Governmental Authority or other Person with respect to the Transactions. Provided, that in furtherance of the foregoing the Parent shall, and Parent shall cause Merger Sub to, use its reasonable best efforts to propose, negotiate, commit to and/or effect, by consent decree, hold separate orders, or otherwise, the sale, divesture or disposition of, or holding separate (through the establishment of a trust or otherwise) such of its assets, properties or businesses or of the assets, properties or business to be acquired pursuant hereto as are required to be divested in order to avoid the entry of, or to effect the dissolution of, any Order in any Action, which would otherwise have the effect of materially delaying or preventing the consummation of the Transactions, including the Merger, or that would make the consummation of the Merger in accordance with the terms of this Agreement unlawful.

          (e)   The parties shall cooperate in all respects with each other in connection with the efforts to obtain any approval, consent, waiver or other confirmation from a third party necessary, proper or advisable to consummate the Transactions. Notwithstanding anything to the contrary in this Agreement, in connection with obtaining any approval or consent from any Person (other than any Governmental Authority) with respect to the Transactions, without the prior written consent of Parent, none of the Company, any of its Subsidiaries or any of the Company's or its Subsidiaries' Representatives, shall pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any accommodation or commitment or incur any liability or other obligation to such Person. The Company shall cooperate with Parent with respect to accommodations that may be requested or appropriate to obtain such consents.

        Section 4.4.    Preparation of Proxy Statement; Stockholders' Meeting.

          (a)   As soon as practicable after the date hereof (and in any event, but subject to Parent's timely performance of its obligations under Section 4.4(b), within fifteen (15) Business Days hereof), the Company shall prepare and shall cause to be filed with the SEC in preliminary form a proxy statement on Schedule 14A relating to the Stockholders' Meeting (together with any amendments thereof or supplements thereto, the "Proxy Statement"). Except as expressly contemplated by Section 4.2(e), the Proxy Statement shall include the Company Recommendation, the Fairness Opinion and any materials required to be provided to stockholders pursuant to the DGCL. The Company will cause the Proxy Statement, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Stockholders' Meeting, not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made by the Company with respect to information supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement. The Company shall cause the Proxy Statement to comply in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder and to satisfy all rules of NASDAQ. The Company shall promptly notify Parent and Merger Sub upon the receipt of any comments, whether written or oral, from the SEC or the staff of the SEC, or any request from the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement, and shall provide Parent and Merger Sub with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand. The Company shall use its commercially reasonable efforts to respond as promptly as reasonably practicable to any comments of the SEC or the staff of the SEC with respect to the Proxy Statement, and the Company shall consult with Parent and its counsel prior to submitting to the SEC or the staff of the SEC any response to any such comments. Prior to the filing of the Proxy Statement or the dissemination thereof to the holders of Shares, or submitting to the SEC or the staff of the SEC any response to any comments of the SEC or the staff of the SEC with respect thereto, the Company shall provide Parent and Merger Sub and their counsel a reasonable opportunity to review and comment on such documents and responses, and the Company will consider, in good faith, incorporating any such comments of Parent and/or its counsel prior to such filing, dissemination or submission.

          (b)   Parent shall provide to the Company in writing all information concerning Parent and Merger Sub as may be reasonably requested by the Company in connection with the Proxy Statement and shall otherwise assist and cooperate with the Company in the preparation of the Proxy Statement and resolution of comments of the SEC or its staff related thereto. Parent will cause the information relating to Parent or Merger Sub supplied by it for inclusion in the Proxy Statement, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Stockholders' Meeting, not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made by Parent or Merger Sub with respect to information supplied by the Company for inclusion or incorporation by reference in the Proxy Statement. Parent will furnish to the Company in writing the information relating to it and Merger Sub required by the Exchange Act to be set forth in the Proxy Statement promptly following written request therefor from the Company.

          (c)   As promptly as practicable after the Proxy Statement Clearance Date, the Company shall, in accordance with applicable Law, its constituent documents and the rules of NASDAQ (i) establish a record date for and give notice of a meeting of Company Stockholders, for the purpose of voting upon the approval of this Agreement (the "Stockholders' Meeting"), and (ii) mail to the holders of Shares as of the record date established for the Stockholders' Meeting a Proxy Statement (the date the Company elects to take such action or is required to take such action, the "Proxy Date"). The Company shall duly call, convene and hold the Stockholders' Meeting as promptly as reasonably practicable after the Proxy Date; provided, however, that in no event shall such meeting be held later than thirty-five (35) days following the date the Proxy Statement is mailed to the Company Stockholders other than in the case in which the Company is required to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the SEC or its staff or a court of competent jurisdiction has instructed the Company is necessary under applicable Law or Order and for such supplemental or amended disclosure to be disseminated and reviewed by the holders of Shares prior to the Stockholders' Meeting. Notwithstanding anything to the contrary contained in this Agreement, the Company (A) shall adjourn or postpone the Stockholders' Meeting if as of the time for which the Stockholders' Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Stockholders' Meeting or insufficient proxies returned to obtain the Company Stockholder Approval, and Parent requests such an adjournment or postponement, and (B) may otherwise only adjourn or postpone the Stockholders' Meeting after consultation with Parent, and with Parent's consent (not to be unreasonably withheld, conditioned or delayed), to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the Company Stockholders within a reasonable amount of time in advance of the Stockholders' Meeting. Once the Company has established a record date for the Stockholders' Meeting, the Company shall not change such record date or establish a different record date for the Stockholders' Meeting without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), unless required to do so by applicable Law or the Company Charter Documents. The Company shall ensure that all proxies solicited in connection with the Stockholders' Meeting are solicited in compliance with all applicable Laws (including all applicable rules of NASDAQ) and, unless the Company Board shall have made a Change in Recommendation in accordance with Section 4.2(e), the Company shall use its reasonable best efforts to solicit proxies from the holders of Shares for the adoption of this Agreement. Notwithstanding any Change in Recommendation, unless this Agreement shall have been terminated in accordance with its terms, the Company shall (x) submit this Agreement to the holders of Shares as promptly as reasonably practicable for the purpose of obtaining the Company

  Stockholder Approval at the Stockholders' Meeting and (y) not submit any Takeover Proposal for approval by the shareholders of the Company. The Company shall, upon the reasonable request of Parent, advise Parent in writing at least on a daily basis on each of the last ten (10) Business Days prior to the date of the Stockholders' Meeting as to the aggregate tally of proxies received by the Company with respect to the Company Stockholder Approval.

          (d)   If at any time prior to the Effective Time any event or circumstance relating to the Company or any of its Subsidiaries or its or their respective officers or directors is known by the Company which, pursuant to the Securities Act or Exchange Act, should be set forth in an amendment or a supplement to the Proxy Statement, the Company shall promptly inform Parent. Each of Parent, Merger Sub and the Company agree to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading.

          (e)   Each of Parent and Merger Sub shall affirmatively vote at the Stockholders' Meeting or otherwise all Shares beneficially owned by it or any of its respective Subsidiaries as of the applicable record date, for the approval of this Agreement in accordance with applicable Law. Parent shall vote all of the shares of capital stock of Merger Sub beneficially owned by it, or sign a written consent in lieu of a meeting of the stockholders of Merger Sub, in favor of the adoption of this Agreement in accordance with applicable Law.

        Section 4.5.    Public Announcements.    The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably agreed upon by Parent and the Company. Except for a Change in Recommendation permitted pursuant to Section 4.2(e) or any communication contemplated by Section 4.2(g), neither the Company nor Parent shall issue or cause the publication of any press release or other public announcement (to the extent not previously issued or made in accordance with this Agreement) with respect to the Merger, this Agreement or the other Transactions without the prior consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except as may be required by Law or by any applicable listing agreement with, or applicable rules of, a national securities exchange or NASDAQ as determined in the good faith judgment of the party proposing to make such release (in which case such party shall use its commercially reasonable efforts to allow the other party to comment on such press release or public announcement in advance of such issuance or publication).

        Section 4.6.    Access to Information; Confidentiality.

          (a)   Subject to applicable Laws relating to the exchange of information, the Company shall, and shall cause each of its Subsidiaries to, afford to Parent and Parent's Representatives reasonable access during normal business hours, during the period commencing on the date hereof and ending on the earlier of the Effective Time and the termination of this Agreement, to the Company's and its Subsidiaries' officers, employees, agents, properties, offices and other facilities and to the Company's and its Subsidiaries' books and records and furnish Parent and its Representatives with such financial and operating data and other information with respect to the business, personnel, properties and Contracts of the Company and its Subsidiaries as Parent and Merger Sub may from time to time reasonably request. Notwithstanding the foregoing, (x) the Company shall not be required to afford such access if it would cause a violation of any Material Contract, would cause a loss of attorney/client privilege or trade secret protection to the Company or the Company's Subsidiaries or would constitute a violation of any applicable Laws, provided that the Company shall have used reasonable best efforts to make such disclosure in a form or manner that would not jeopardize such privilege or protection or violate such Law or contractual restriction (including by redacting or otherwise not disclosing any portion thereof the disclosure of which would jeopardize such privilege or entering into a joint defense agreement) and (y) any such investigation or consultation shall be conducted in such a manner so as not to interfere unreasonably with the business or operations of the Company or any of its Subsidiaries or otherwise result in any significant interference with the prompt and timely discharge by such officers of their normal duties. The information provided will be subject to the terms of the Confidentiality Agreement, dated as of January 14, 2013, between TowerBrook Capital Partners, L.P. and the Company (the "Confidentiality Agreement"), provided that the Confidentiality Agreement shall be deemed to permit the disclosure of information in connection with the Financing and otherwise in furtherance of satisfying the conditions set forth in Article V and completing the Merger. Additionally, following the end of each applicable period until the earlier to occur of the Effective Time and the valid termination of this Agreement in accordance with Section 6.1, the Company shall promptly prepare and provide to Parent the following: a monthly management report, a monthly international management report, a monthly wholesale order book report, a monthly wholesale sales and gross margin summary and a weekly retail sales and gross margin reports broken down by channel (full price, outlet and e-commerce).

          (b)   The Company shall provide consultants representing Parent (the "Consultants"), to the fullest extent permitted by Law, reasonable access to the Company's and its Subsidiaries' officers, employees, agents, properties, offices and other facilities and books and records, including financial and operating data, during all business and operating hours, and with space to work at the Company's headquarters if requested by Parent to the extent available, and shall use reasonable efforts to assist the Consultants in familiarizing themselves with, and monitoring, the business and operations of the Company. For the avoidance of doubt, the Consultants shall have no executive authority with respect to, or decision making role at, the Company, but will be permitted to monitor, observe and discuss Company matters with access comparable to Company executives of senior rank.

          (c)   No investigation, or information received, pursuant to this Section 4.6, including by the Consultants, will modify any of the representations and warranties of the Company.

        Section 4.7.    Notification of Certain Matters.    The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) any notice or other communication received by such party from any Governmental Authority in connection with the Transactions or from any Person alleging that the consent of such Person is or may be required in connection with the Transactions, (ii) any actions, suits, claims, investigations or proceedings commenced or, to such party's knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the Transactions, (iii) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would (A) in the case of the Company, cause the conditions set forth in Section 5.2(a), Section 5.2(b) or Section 5.2(c) not to be satisfied and (B) in the case of Parent, cause the conditions set forth in Section 5.3(a) or Section 5.3(b) not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 4.7 shall not (x) cure any breach of, or non-compliance with, any provision of this Agreement or (y) limit the remedies available to the party receiving such notice.

        Section 4.8.    Indemnification and Insurance.

          (a)   From the Effective Time, the Company (and following the Effective Time, the Surviving Corporation) shall indemnify and hold harmless each Indemnitee against all claims, losses, liabilities, damages, judgments, inquiries, fines, penalties and reasonable fees, costs and expenses, including attorneys' fees and disbursements, incurred in connection with any threatened, pending or completed claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (an "Action"), to which such Indemnitee is or was made a party or is threatened to be made a party to or is otherwise involved by reason of the fact that such Indemnitee is or was a director or officer of the Company or any Subsidiary of the Company or, while a director or officer of the Company or any Subsidiary of the Company, such Indemnitee is or was serving at the request of the Company or any Subsidiary of the Company, as applicable, as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise (including with respect to this Agreement, the negotiation, execution, announcement, performance and consummation of all Transactions contemplated by this Agreement and all acts or omissions of each Indemnitee leading thereto and in furtherance thereof on behalf of the Company and holders of Shares), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable Law. In the event of any such Action, (A) each Indemnitee will be entitled to advancement of expenses incurred in the defense of any such Action from the Surviving Corporation within ten (10) calendar days of receipt by the Surviving Corporation from the Indemnitee of a written request therefor; provided, however, that, if required by the DGCL or the Company Charter Documents, any Indemnitee to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined by a court of competent jurisdiction that such Indemnitee is not entitled to be indemnified by the Surviving Corporation pursuant to the DGCL, (B) the Surviving Corporation shall have the right to assume the defense of any such matter with counsel reasonably satisfactory to such Indemnitee, with such Indemnitee's approval not to be unreasonably withheld, (C) if the Surviving Corporation assumes the defense of any such matter, the Surviving Corporation shall not settle, compromise or consent to the entry of any judgment in any proceeding or threatened Action (and in which indemnification or advancements could be sought by such Indemnitee hereunder), unless such settlement, compromise or consent includes an unconditional release of such Indemnitee from all liability arising out of such Action or such Indemnitee otherwise consents in writing and (D) notwithstanding the foregoing, if such Indemnitee reasonably concludes that a conflict of interest or potential conflict of interest exists between Indemnitee and the Surviving Corporation or between Indemnitee and another Indemnitee who is defended by the Company with the same counsel as counsel representing Indemnitee, or if the Surviving Corporation fails to assume the defense of such proceeding, such Indemnitee may retain one (1) independent legal counsel reasonably satisfactory to Surviving Corporation, and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnitee promptly after statements therefor are received. For purposes of this Agreement, "Indemnitee" means each individual who is or was a director or officer of the Company or any Subsidiary of the Company. Parent and the Company agree that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of any Indemnitee as provided in the certificate of incorporation or bylaws (or comparable organizational documents) of the Company and its Subsidiaries and any indemnification or other agreements of the Company and its Subsidiaries as in effect on the date of this Agreement shall be assumed by the Surviving Corporation in the Merger, without further action, at the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms.

          (b)   From and after the Effective Time, the respective certificate of incorporation and bylaws or similar organizational or governing documents of the Surviving Corporation and the Surviving Corporation's Subsidiaries shall contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of Indemnitees for the period prior to and including the Effective Time than are currently set forth in the Company Charter Documents and the certificate of incorporation, bylaws, or similar organizational and governing documents of the Company's Subsidiaries, respectively. From and after the Effective Time, Parent shall cause the Surviving Corporation and its Subsidiaries to honor, in accordance with their respective terms, the covenants contained in this Section 4.8.

          (c)   Parent shall, or shall cause the Surviving Corporation to, maintain and extend all existing officers' and directors' liability insurance of the Company ("D&O Insurance") for a period of not less than six (6) years from and after the Effective Time with respect to claims arising from acts, omissions, facts or events that occurred on or before the Effective Time, including in connection with the approval of this Agreement and the Transactions; provided, however, that Parent may substitute (or cause the Surviving Corporation to substitute) therefor policies of substantially equivalent coverage and amounts containing terms no less favorable to the Indemnitees than the existing D&O Insurance (so long as such policies are provided by the Company's current insurance carrier or by a carrier with a rating no lower than A.M. Best rating of A); and provided, further, that if the existing D&O Insurance expires or is terminated or canceled during such period through no fault of Parent or the Surviving Corporation, then Parent shall, or shall cause the Surviving Corporation to, obtain and maintain substantially similar D&O Insurance (with such replacement policies to be provided by the Company's current insurance carrier or by a carrier with a rating no lower than A.M. Best rating of A). Notwithstanding the foregoing, in no event shall Parent be required to pay aggregate premiums for insurance under this Section 4.8(c) in excess of 250% of the most recent aggregate annual premiums paid by the Company for such purpose (the "Maximum Amount"), the true and correct amount of which is set forth in Section 4.8(c) of the Company Disclosure Schedule; and provided, further, that if Parent or the Surviving Corporation is unable to obtain the amount of insurance required by this Section 4.8(c) for such aggregate premium, Parent shall, or shall cause the Surviving Corporation to, obtain as much insurance as can be obtained for aggregate premiums not in excess of the Maximum Amount. At the Company's option, it may elect to obtain prepaid "tail" or "runoff" policies prior to the Effective Time covering a period of six (6) years from and after the Effective Time with respect to acts, omissions, facts or events occurring on or prior to the Effective Time; provided that the premium therefor does not exceed the Maximum Amount. Any such "tail" or "runoff" policy purchased by the Company, Purchaser or the Surviving Company shall be in lieu of all other obligations of Parent and the Surviving Corporation in the first sentence of this Section 4.8(c) for so long as any such tail or runoff policy remains in full force and effect. In the event the Company purchases a "tail" or "runoff" policy prior to the Effective Time, Parent and the Surviving Corporation shall use their reasonable best efforts to maintain such tail or runoff policy in full force and effect for its term.

          (d)   The rights of each Indemnitee hereunder shall be in addition to, and not in limitation of, any other rights such Indemnitee may have under the certificates of incorporation or bylaws or other organizational or governing documents of the Company or any of its Subsidiaries or the Surviving Corporation or its Subsidiaries, any indemnification or other agreements of the Company or any of its Subsidiaries, the DGCL or otherwise. Subsequent amendment of the certificate of incorporation, bylaws or other organizational or governing documents of the Company or any of its Subsidiaries or of the Surviving Corporation or its Subsidiaries or any indemnification or other agreements of the Company or any of its Subsidiaries shall not diminish or impair the rights of any Indemnitee thereunder or hereunder.

          (e)   In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then and in each such case, provision shall be made so that such continuing or surviving corporation or entity or transferee of such assets, as the case may be, shall assume all of the applicable obligations set forth in this Section 4.8. In addition, the Surviving Corporation shall not distribute, sell, transfer or otherwise dispose of any of its assets in a manner that would reasonably be expected to render the Surviving Corporation unable to satisfy its obligations under this Section 4.8.

          (f)    The provisions of this Section 4.8 shall survive the consummation of the Merger. Each Indemnitee (and his or her respective representatives, executors, administrators, spouse, estate, successors and heirs) are intended third party beneficiaries of this Section 4.8, and this Section 4.8 shall not be amended in a manner that is adverse to any Indemnitee (including his or her respective representatives, executors, administrators, spouse, estate, successors and heirs) or terminated without the consent of such Indemnitee (including his or her respective representatives, executors, administrators, spouse, estate, successors and heirs) affected thereby.

        Section 4.9.    Securityholder Litigation.    The Company shall give Parent the opportunity to participate in the defense or settlement of any securityholder litigation against the Company or its directors relating to the Transactions in accordance with the terms of a mutually agreed upon joint defense agreement. The Company may not enter into any settlement agreement in respect of any securityholder litigation against the Company or its directors relating to the Transactions without Parent's prior written consent (such consent not to be unreasonably withheld or delayed).

        Section 4.10.    Fees and Expenses.    Except as otherwise provided herein, all fees and expenses incurred in connection with the Transactions shall be paid by the party incurring such fees or expenses, whether or not the Transactions are consummated. Other than any Taxes imposed upon a holder of Shares (including Company Restricted Shares), the Company shall pay all Taxes incident to preparing for, entering into and carrying out this Agreement and the consummation of the Transactions (including (a) transfer, stamp and documentary Taxes or fees and (b) sales, use, gains, real property transfer and other or similar Taxes or fees).

        Section 4.11.    Rule 16b-3.    Prior to the Effective Time, the Company and, assuming that the Company delivers to Parent all requisite information, Parent shall take such steps as may be reasonably requested by any party hereto to cause dispositions of Company equity securities (including derivative securities) pursuant to the Transactions by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act in accordance with that certain No-Action Letter dated January 12, 1999 issued by the SEC regarding such matters.

        Section 4.12.    Employee Benefits.

          (a)   The Surviving Corporation shall provide or cause to be provided to employees of the Company and its Subsidiaries who continue as employees of the Surviving Corporation or Parent or any of their respective Subsidiaries following the Closing Date (a "Continuing Employee"), for a period extending until the earlier of the termination of such Continuing Employee's employment with such entities or twelve (12) months following the Closing Date (i) a base wage or salary at a rate not less than the rate of such base wage or salary in effect at the Effective Time and (ii) 401(k) benefits, severance benefit eligibility, medical benefits and other welfare benefit plans, programs and arrangements that, as determined in Parent's good faith and reasonable discretion, (A) are, in the aggregate, substantially comparable to those provided under the Company Plans as in effect at the Effective Time; (B) are substantially comparable to those provided to employees of the Parent or its Subsidiaries, in the aggregate, from time to time; or (C) constitute any combination of the foregoing. With respect to each Continuing Employee whose employment with the Surviving Corporation or Parent or any of their respective Subsidiaries continues through December 31, 2013 and who earns an annual bonus based on actual performance for the fiscal year ending December 31, 2013 pursuant to the terms and conditions of the applicable Company Plan, the Surviving Corporation shall pay or cause to be paid to such Continuing Employee such bonus at such time and subject to such conditions as is consistent with the past practice of the Company and its Subsidiaries. The provisions of this Section 4.12 shall not be construed or interpreted to restrict in any way the Surviving Corporation's or Parent's ability to amend, modify or terminate any Company Plan (including to change the entities who administer such Company Plans, or the manner in which such Company Plans are administered) to the extent not inconsistent with such foregoing restrictions or any other plan made available to the Continuing Employees or to terminate any Person's employment at any time or for any reason.

          (b)   The Surviving Corporation shall (i) use reasonable efforts to ensure that any applicable pre-existing condition exclusions and waiting periods with respect to participation and coverage requirements in any replacement or successor welfare benefit plan of the Surviving Corporation that a Continuing Employee of the Company or any of its Subsidiaries is eligible to participate in immediately following the Effective Time are waived to the extent such exclusions or waiting periods were inapplicable to, or had been satisfied by, such employee immediately prior to the Effective Time under the relevant Company Plan in which such Continuing Employee participated, (ii) provide each such Continuing Employee with credit for any co-payments and deductible paid prior to the Effective Time (to the same extent such credit was given under the analogous Company Plan prior to the Effective Time) in satisfying any applicable deductible or out-of-pocket requirements and (iii) to the extent that any Continuing Employee is allowed to participate in any employee benefit plan of the Parent, the Surviving Corporation or any of their Subsidiaries following the Effective Time, cause such plan to recognize the service of such Continuing Employee with the Company and its Subsidiaries prior to the Effective Time for purposes of eligibility to participate and vesting (but not for benefit accrual under any defined benefit, retiree welfare or any other plan) to the same extent such service was recognized by the Company and its Subsidiaries under any similar Company Plan in which such Continuing Employee participated immediately prior to the Effective Time; provided that the foregoing shall not apply to the extent it would result in any duplication of benefits for the same period of service. As of the Effective Time, Parent shall, or shall cause the Surviving Corporation or other relevant Subsidiaries to, credit to Continuing Employees the amount of vacation time that such employees had accrued under the paid-time off program, set forth in good faith in the Company's payroll system, as of the Effective Time (to the extent that Parent is not required by applicable Law to pay out such paid time off); provided, however, for the avoidance of doubt, this covenant shall not obligate Parent, Surviving Corporation or any other Subsidiaries to continue such paid-time off program beyond the last day of the calendar year in which the Closing Date occurs.

          (c)   With respect to matters described in this Section 4.12, the Company shall consult with Parent (and consider in good faith the advice of Parent) prior to sending any written notices or other communication materials (including any postings to any website) to its employees or former employees of the Company or any of its Subsidiaries and shall not without the consent of Parent send any communication that shall affect the rights of employees or former employees of the Company or any of its Subsidiaries. Prior to the Effective Time, the Company shall provide Parent with reasonable access to such employees or former employees for purposes of Parent providing notices or other communication materials regarding Parent compensation and benefit plans and the matters described in this Section 4.12; provided that such notices or other communication materials are approved in advance by the Company, which approval shall not be unreasonably withheld or delayed.

          (d)   The Company and each of its Subsidiaries shall, after the date hereof and prior to the Effective Time, (i) provide any and all notices to, (ii) make any and all filings or registrations with, and (iii) obtain any and all consents or approvals of, any labor organization, works council or any similar entity, council or organization, required to be made or obtained in connection with this Agreement or the consummation of the Transactions.

          (e)   Without limiting the generality of Section 7.6, nothing contained in this Section 4.12 shall create any third-party beneficiary right in any Person, or any right to employment or continued employment. Nothing in this Agreement shall be deemed to amend or modify any compensation or benefit plan, policy, agreement or arrangement sponsored or maintained by Parent, the Company or any of their respective Affiliates.

        Section 4.13.    Financing.

          (a)   Each of Parent and Merger Sub shall use its reasonable best efforts to obtain the Financing on the terms and conditions described in the Commitment Letters with respect to the conditionality, timing, availability, and aggregate amount of the Financing (including the amounts to be funded thereunder at the Closing), including using reasonable best efforts, subject to the conditions set forth in Section 7.8(a), to seek to enforce its rights under the Commitment Letters in the event of a breach thereof by the Financing provider(s) thereunder. Neither Parent nor Merger Sub shall permit any amendment or modification to be made to, or any waiver of any provision or remedy under, the Equity Commitment Letter (other than to increase the amount of the Equity Financing) without the Company's prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). Neither Parent nor Merger Sub shall permit any amendment or modification to be made to, or any waiver of any provision or remedy under, the Debt Commitment Letter without the Company's prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) if such amendment, modification or waiver (i) reduces the aggregate amount of the Debt Financing, (ii) impairs in any material respect the availability of the Debt Financing, (iii) amends the conditions precedent to the Debt Financing in a manner that would reasonably be expected to delay in any material respect or prevent the Closing, or (iv) adversely impacts in any material respect the ability of any party hereto to enforce or cause the enforcement of the rights of Parent or Merger Sub under any of the Debt Commitment Letter or the definitive agreements relating thereto or imposes additional material obligations on the Company, its Subsidiaries or their respective Affiliates prior to the Closing Date; provided, however, that Parent and Merger Sub may amend or restate the Debt Commitment Letter to add lenders, lead arrangers, bookrunners, syndication agents or similar entities as parties thereto who had not executed the Debt Commitment Letter as of the date hereof, and may otherwise amend, modify or restate the Debt Commitment Letter in any manner not inconsistent with this sentence. Parent shall promptly deliver to the Company copies of any such amendment, modification or waiver. Each of Parent and Merger Sub shall use its reasonable best efforts (i) to maintain in effect the Commitment Letters until the funding of the Financing at or prior to Closing and to negotiate and enter into definitive agreements with respect to the Debt Commitment Letter on the terms and conditions contained in the Debt Commitment Letter (or on terms no less favorable (taken as a whole) to Parent), (ii) to satisfy on a timely basis (taking into account the expected timing of the commencement of the Marketing Period) all conditions applicable to it in such definitive agreements that are within its control, (iii) upon satisfaction of such conditions (without waiver thereof not consented to by Parent), to consummate the Financing at the Closing (with respect to amounts required to consummate the Merger and make other payments due at such time in accordance with the terms hereof) and (iv) to comply in all material respects with its obligations under the Commitment Letters.

          (b)   If any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated by the Debt Commitment Letter and the related fee letters, (i) Parent and Merger Sub shall promptly notify the Company and (ii) Parent and Merger Sub shall use their reasonable best efforts to arrange and obtain alternative financing from the same or alternative sources in an amount sufficient to consummate the Transactions with terms and conditions that are not materially less favorable in any respect from the standpoint of Parent and the Company than the terms and conditions set forth in the Debt Commitment Letter and any related fee letters as promptly as reasonably practicable following the occurrence of such event (the "Alternative Debt Financing"). Parent shall promptly provide a true, correct and complete copy of each alternative financing commitment in respect of such Alternative Debt Financing ("New Debt Commitment Letter") to the Company (redacted, in the case of the fee letter, consistent with Section 3.8). In the event any New Debt Commitment Letter is obtained, (i) any reference in this Agreement to the "Financing" or the "Debt Financing" shall include the debt financing contemplated by the Debt Commitment Letter as modified pursuant to clause (ii) below, (ii) any reference in this Agreement to the "Commitment Letters" or the "Debt Commitment Letter" shall be deemed to include the Debt Commitment Letters that are not superseded by a New Debt Commitment Letter at the time in question and the New Debt Commitment Letters to the extent then in effect, and (iii) any reference in this Agreement to "fee letter" shall be deemed to include any fee letter relating to the Debt Commitment Letters that are not superseded by a New Debt Commitment Letter at the time in question and the New Debt Commitment Letters to the extent then in effect.

          (c)   Upon the request of the Company, Parent shall keep the Company reasonably informed of the status of its efforts to arrange the Financing and provide to the Company copies of the material definitive documents for the Financing. Parent shall give the Company prompt notice: (i) of any breach of any material provisions of any of the Commitment Letters or definitive document related to the Financing by any party to any Commitment Letters or definitive document related to the Financing of which it has knowledge; (ii) of the receipt of any written notice or other written communication from a financing source for the Financing with respect to any actual or potential breach, default, termination or repudiation by any party to any Commitment Letters or any definitive document related to the Financing or any material provisions of the Commitment Letters or any definitive document related to the Financing; and (iii) of the occurrence of an event or development that Parent or Merger Sub expects to have a material and adverse impact on the ability of Parent, Merger Sub or the Company (or the Surviving Corporation) to obtain all or any portion of the Financing contemplated by the Commitment Letters on the terms, in the manner or from the sources contemplated by the Commitment Letters or the definitive documents related to the Financing.

        Section 4.14.    Financing Cooperation.

          (a)   During the period from the date of this Agreement to the Effective Time, the Company and its Subsidiaries shall, and the Company shall use its reasonable best efforts to cause its and its Subsidiaries' respective Representatives to, provide to Parent and Merger Sub all cooperation that is reasonably requested by Parent in connection with the arrangement of debt and equity financings (including without limitation, any portion of the contemplated Financing) the proceeds of which shall be used to consummate the Transactions; provided, however, that no such requested cooperation may unreasonably interfere with the ongoing operations of the Company and its Subsidiaries. Such cooperation shall include, without limitation, (i) furnishing Parent, Merger Sub and their Financing sources promptly with financial and other pertinent information regarding the Company and its Subsidiaries as may be reasonably requested by Parent and identifying any portion of such information that constitutes material non-public information, (ii) in each case, upon reasonable notice and in reasonably convenient locations, making employees and other representatives of the Company (with appropriate seniority and expertise) available to participate in a reasonable number of meetings, presentations, due diligence sessions, drafting sessions and sessions with prospective financing sources, investors and rating agencies in connection with the Financing, (iii) assisting with the preparation of customary materials for rating agency presentations (and assisting in the obtaining of corporate, credit and facility ratings from ratings agencies), bank information memoranda, prospectuses and all other material to be used in connection with the Financing (including customary authorization and management representation letters) and all documentation and other information required in connection with applicable "know your customer" and anti-money laundering rules and regulations, including U.S.A. Patriot Act of 2001, (iv) using reasonable best efforts to obtain accountant's comfort letters as reasonably requested by Parent, (v) taking all corporate actions, including filing for any required consents or approvals, subject to and only effective upon the occurrence of the Effective Time, required to permit the consummation of the Financing and to permit the proceeds thereof to be made available to the Surviving Corporation immediately after the Effective Time, (vi) providing, as soon as prepared and made available to the Company management team, unaudited consolidated monthly financial statements of the Company (excluding footnotes) consisting of a balance sheet, income statement and statement of cash flows, (vii) filing a Quarterly Report on Form 10-Q within forty-five (45) calendar days after the end of each fiscal quarter end, which shall comply in all material respects with the applicable requirements of the Exchange Act and shall contain the Company's unaudited financial statements, (viii) permitting officers of the Company who will be officers of the Surviving Corporation after the Effective Time to execute and deliver any credit, pledge and security documents, other definitive financing documents, closing documents, including officer's certificates, secretary's certificates, legal opinions, corporate documents or evidence of authorization (but in each case, not effective prior to the Effective Time) as may be reasonably requested by Parent (including delivery of borrowing base certificates and a certificate of the chief financial officer of the Company with respect to solvency matters and using reasonable best efforts to obtain consents of accountants to use their reports in any materials relating to the Debt Financing) and otherwise reasonably facilitating the pledging of collateral, including without limitation, by taking all necessary action to facilitate the elimination of any Lien on any of the properties or assets of the Company or any of its Subsidiaries, other than Permitted Exceptions, (ix) using commercially reasonable efforts to assist in delivery of inventory appraisals and field audits and obtaining of surveys and title insurance, all as reasonably requested by Parent and customary for financings similar to the Debt Financing, and otherwise cooperating reasonably with the Debt Financing sources' due diligence, (x) providing customary authorization letters to the Debt Financing sources authorizing the distribution of information to prospective lenders and containing customary representations to the Debt Financing sources that such information does not contain a material misstatement or omission and that the public side versions of such information, if any, do not include material non-public information about the Company or its Subsidiaries or their securities, and (xi) otherwise taking reasonable actions within its control to cooperate in satisfying the conditions precedent set forth in the Debt Commitment Letter or any definitive document related to the Financing; provided, however, that (A) no obligation of the Company or any of its Subsidiaries under any certificate, agreement, notice or other document or instrument shall be effective until the Effective Time, and none of the Company or any of its Subsidiaries shall be required to pay or incur any liability for any commitment or other similar fee, pay or incur any liability for any expense (other than as provided in this Agreement) or incur any other obligation or liability in connection with the Financing prior to the Effective Time unless promptly reimbursed by Parent and (B) neither the Company nor any of its Subsidiaries, nor any of their respective directors or officers, shall be required to take any action to authorize or approve the Financing (or any Alternative Debt Financing), except at or contemporaneously with the Effective Time.

          (b)   The Company hereby consents to the use of its and its Subsidiaries' trademarks, service marks or logos in connection with the Debt Financing; provided that such trademarks, service marks or logos are used in a manner that is not intended to or reasonably likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries or any of their respective Intellectual Property Rights, and provided that the Company shall be permitted to review the use of such logos prior to usage in connection with the Debt Financing.

          (c)   If the Closing does not occur and this Agreement is terminated pursuant to Article VI, Parent shall promptly upon written request by the Company (and in any event no later than five (5) Business Days following written request by the Company) reimburse the Company for all of its documented reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees) incurred by the Company, its Subsidiaries and their respective Representatives in connection with any cooperation expressly required by or requested in accordance with this Section 4.14. Parent and Merger Sub shall indemnify and hold harmless the Company, its Affiliates and their respective Representatives for and against any and all liabilities, losses, damages, claims, reasonable costs and expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the arrangement of the Financing (other than arising from (x) fraud, gross negligence, willful misconduct or intentional misrepresentation by the Company or any Company Subsidiary or (y) misstatements or omissions in written historical information of the type prepared by the Company and its Subsidiaries in the ordinary course of business that is provided by the Company or any of its Subsidiary specifically for use in connection with the Debt Financing) to the fullest extent permitted by applicable Law. Notwithstanding anything herein to the contrary, (A) the maximum aggregate liability of Parent and Merger Sub pursuant to this Section 4.14(c) shall be $2,500,000, (B) the Company shall notify Parent reasonably promptly if it appears that the aggregate liability of Parent and Merger Sub pursuant to this Section 4.14(c) is approaching such maximum amount, and (C) the Company shall have no obligation pursuant to Section 4.14 to incur any out-of-pocket costs and expenses or take any action that would result in the incurrence of such out-of-pocket costs and expenses in excess of such maximum amount.

        Section 4.15.    Tax Matters.    Prior to the Effective Time, the Company shall take the actions set forth in Section 4.15 of the Company Disclosure Schedule.

        Section 4.16.    ERISA Matters.    Prior to the Effective Time and promptly upon the request of Parent, the Company shall enter into a customary management rights agreement with TowerBrook Investors III, L.P. and/or such other entities as designated by Parent, which agreement shall provide such entity or entities with "management rights" within the meaning of Department of Labor Regulation 29 C.F.R. § 2510.3-101 (the plan assets regulation) as to the Company effective as of the Effective Time.

ARTICLE V
CONDITIONS TO THE MERGER

        Section 5.1.    Conditions to Each Party's Obligation to Effect the Merger.    The respective obligations of each party hereto to effect the Merger shall be subject to the satisfaction (or waiver, if permissible under applicable Law, by Parent and the Company) on or prior to the Closing Date of the following conditions:

          (a)    Stockholder Approval.    The Company Stockholder Approval shall have been obtained.

          (b)    Antitrust.    All waiting periods applicable to the consummation of the Merger under the HSR Act and Germany merger control provisions under Chapter VII of the Act against Restraints of Competition of 1958, as amended (or any extension thereof) shall have expired or been terminated; and

          (c)    No Injunctions or Restraints.    No Law or Order enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority shall be in effect enjoining, restraining, preventing or prohibiting consummation of the Merger or making the consummation of the Merger illegal.

        Section 5.2.    Conditions to Obligations of Parent and Merger Sub.    The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction or (to the extent permitted by Law) waiver by Parent at or prior to the Effective Time of the following conditions:

          (a)    Representations and Warranties.    The representations and warranties of the Company (i) set forth in Section 2.5(f) and Section 2.6(a) shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time, (ii) set forth in the first sentence of Section 2.1, Section 2.2, Section 2.3(a), Section 2.3(b), Section 2.3(d), Section 2.15 and Section 2.21 shall be true and correct in all material respects both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), and (iii) set forth in this Agreement other than those Sections specifically identified in clause (i) or (ii) of this Section 5.2(a) shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to not be so true and correct (without giving effect to any limitation as to "materiality" or "Company Material Adverse Effect" set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer thereof to such effect.

          (b)    Performance of Obligations of Company.    The Company shall have performed or complied (i) in all respects with its obligations, agreements and covenants required to be performed or complied with by it under Section 4.1(i) and Section 4.1(ii) at or prior to the Closing Date and (ii) in all material respects with its other obligations, agreements and covenants required to be performed or complied with by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer thereof to such effect.

          (c)    No Company Material Adverse Effect.    Since the date of this Agreement, there shall have occurred no changes, events, circumstances, effects, developments, occurrences or state of facts that, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect.

          (d)    Available Cash.    Immediately prior to the Effective Time, the Company shall have Available Cash (net of unpaid Company Transaction Expenses) of at least $190,000,000 free of any Contract or understanding (including any obligation to make a Distribution) that would restrict, impair or impose any delay, cost liability or obligation with respect to the use of such Available Cash in the Exchange Fund; provided that, with respect to those recipients of Company Transaction Expenses as to which the Company has provided cost estimate information to Parent prior to the date hereof, the Company and its Subsidiaries shall not have paid or agreed to pay more to such recipients, in the aggregate, than the total cost estimate disclosed with respect to such recipients collectively.

        Section 5.3.    Conditions to Obligation of the Company to Effect the Merger.    The obligation of the Company to effect the Merger is further subject to the satisfaction or (to the extent permitted by Law) waiver by the Company at or prior to the Effective Time of the following conditions:

          (a)    Representations and Warranties.    The representations and warranties of Parent and Merger Sub (i) set forth in Section 3.2(a) and Section 3.7 shall be true and correct in all material respects both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), and (ii) set forth in this Agreement other than those Sections specifically identified in clause (i) of this Section 5.3(a) shall be true and correct (disregarding all qualifications or limitations as to "materiality", "Parent Material Adverse Effect" and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date as though made on the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. The Company shall have received a certificate signed on behalf of Parent by an executive officer thereof to such effect.

          (b)    Performance of Obligations of Parent and Merger Sub.    Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

        Section 5.4.    Frustration of Closing Conditions.    None of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in Sections 5.1, 5.2 or 5.3, as the case may be, to be satisfied if such failure was caused by such party's failure to use the efforts to consummate the Merger and the other Transactions required hereunder, including as required by and subject to Section 4.3.

ARTICLE VI
TERMINATION

        Section 6.1.    Termination.    This Agreement may be terminated and the Transactions abandoned at any time prior to the Effective Time, whether before or after receipt of the Company Stockholder Approval:

          (a)   by the mutual written consent of the Company and Parent;

          (b)   by either of the Company or Parent:

              (i)  if any Governmental Authority shall have enacted, promulgated, issued, entered, amended or enforced (A) a Law prohibiting the Merger or making the Merger illegal, or (B) an Order, in each case, permanently enjoining, restraining, preventing or prohibiting the Merger and such Order shall have become final and non-appealable; provided, that the right to terminate this Agreement under this Section 6.1(b)(i) shall not be available to a party if the issuance of such final, non-appealable Order was primarily due to the failure of such party to perform any of its obligations under this Agreement (subject to the provisions of Section 4.3);

             (ii)  if the Merger shall not have been consummated on or before the Walk-Away Date; provided that the right to terminate this Agreement under this Section 6.1(b)(ii) shall not be available to any party if the failure of the Merger to be so consummated on or before the Walk-Away Date was primarily due to the failure of such party to perform any of its obligations under this Agreement, other than under Article I; provided that the right to terminate this Agreement under this Section 6.1(b)(ii) shall not be available to Parent if, at the time of such termination, the Company is entitled to seek or obtain an injunction, specific performance or other equitable remedies enforcing Parent's obligation to cause the Equity Financing to be funded pursuant to Section 7.8 unless Parent has delivered the Company at least ten days' prior written notice that it may seek to terminate this Agreement under this Section 6.1(b)(ii) (which notice may be rescinded by Parent at any time); or

            (iii)  if the Stockholders' Meeting (including any adjournments or postponements thereof) shall have been held and concluded without the Company Stockholder Approval having been obtained;

          (c)   by the Company:

              (i)  if the Company enters into a definitive Company Acquisition Agreement providing for a Superior Proposal in accordance with Section 4.2 immediately following or simultaneously with such termination pursuant to this Section 6.1(c)(i); provided that (x) simultaneously therewith the Company shall have paid or caused to be paid to Parent the Termination Fee in accordance with Section 6.3 (and such termination of this Agreement by the Company shall not take effect unless and until the Termination Fee shall have been paid to Parent) and (y) the Company shall have complied with all the other requirements of Section 4.2; provided that, notwithstanding anything to the contrary in this Section 6.1, the Company shall not have the right to terminate this Agreement pursuant to this Section 6.1(c)(i) if the Company Stockholder Approval shall have been obtained;

             (ii)  if there shall be any breach of or inaccuracy in any of Parent's or Merger Sub's representations or warranties set forth in this Agreement or Parent or Merger Sub has failed to perform any of its covenants or agreements set forth in this Agreement, which inaccuracy, breach or failure to perform (A) would give rise to the failure of any condition set forth in Section 5.3(a) or Section 5.3(b) and (B) (1) is not capable of being cured prior to the Walk-Away Date or (2) is not cured within thirty (30) days following the Company's delivery of written notice to Parent of such breach; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 6.1(c)(ii) if (x) the Company is then in breach of any of its representations, warranties, covenants or agreements hereunder such that the conditions set forth in Section 5.2(a) or Section 5.2(b) would not be satisfied or (y) the condition set forth in Section 5.2(c) would not be satisfied; or

            (iii)  if (A) the conditions to Closing set forth in Section 5.1 and Section 5.2 (other than those conditions that by their nature are to be satisfied at the Closing but that are expected to be satisfied at the Closing) have been satisfied (and remain satisfied) or waived, (B) the Company has irrevocably confirmed in a written notice delivered to Parent after the end of the Marketing Period that the conditions to Closing set forth in Section 5.3 (other than those conditions that by their nature are to be satisfied at the Closing but that are expected to be satisfied at the Closing) have been satisfied or the Company has confirmed by written notice to Parent that it is willing to waive any unsatisfied conditions in Section 5.3 and, in either case, that the Company stands, and will stand, ready, willing and able to consummate the Merger and (C) Parent and Merger Sub fail to consummate the Merger within five (5) Business Days after the delivery of such written notice and the Company stood ready, willing and able to consummate the Merger through the end of such five (5) Business Day period; or

          (d)   by Parent:

              (i)  if (A) a Change in Recommendation shall have been made, (B) the Company shall have breached in any material respect its obligations under Section 4.2, or (C)(x) following the public disclosure or announcement of a Takeover Proposal (other than a tender offer or exchange offer contemplated in clause (y)) the Company Board shall have failed to reconfirm publicly the Company Recommendation within five (5) Business Days after the Company receives Parent's written request therefor or (y) a tender offer or exchange offer relating to the Shares is commenced (within the meaning of Rule 14d-2 under the Exchange Act) and, not later than the tenth (10th) day next following such commencement, the Company shall not have publicly announced its recommendation that holders of Shares reject such tender offer or exchange offer (it being hereby understood and agreed that for purposes of this clause (y) of this Section 6.1(d)(i), the Company's public disclosure or announcement of a position pursuant to Rule 14e-2(a)(2) or (3) under the Exchange Act with respect to such tender offer or exchange offer shall be deemed a failure by the Company to publicly disclose or announce the rejection of such tender offer or exchange offer); provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 6.1(d)(i) if the Company Stockholder Approval shall have been obtained; or

             (ii)  if there shall be any breach of or inaccuracy in any of the Company's representations or warranties set forth in this Agreement or the Company has failed to perform any of its covenants or agreements set forth in this Agreement, which inaccuracy, breach or failure to perform would give rise to the failure of any condition set forth in Section 5.2(a) or Section 5.2(b), and (B) (1) is not capable of being cured prior to the Walk-Away Date or (2) is not cured within thirty (30) days following Parent's delivery of written notice to the Company of such breach; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 6.1(d)(ii) if Parent or Merger Sub is then in breach of any of its representations, warranties, covenants or agreements contained in this Agreement such that any condition set forth in Section 5.3(a) or Section 5.3(b) would not be satisfied.

        Section 6.2.    Effect of Termination.    In the event of the termination of this Agreement as provided in Section 6.1, written notice thereof shall be given to the other party or parties, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than Sections 4.9, 4.10, 4.14(c), 6.2 and 6.3 and Article VII and the first sentence of Section 2.22, all of which shall survive termination of this Agreement), and there shall be no liability on the part of Parent or the Company or their Affiliates or Representatives, except (a) the Company or Parent shall have liability to the extent provided in Section 6.3 and (b) nothing shall relieve any party to this Agreement from liability for any damages for a knowing and intentional material breach of a representation or warranty or a knowing and intentional material breach of any obligation hereunder made or allowed to occur or actual (not constructive) fraud, provided for the avoidance of doubt that any such liability shall be subject to the limits on liability set forth in Section 7.8(c).

        Section 6.3.    Termination Fee; Reimbursement of Expenses.

          (a)   In the event that:

              (i)  (A) a Takeover Proposal shall have been made known to the Company, publicly disclosed or made publicly known or made directly to the Company Stockholders or the intention (whether or not conditional) of any Person to make a Takeover Proposal shall have been made known to the Company, publicly disclosed or made publicly known or made directly to the Company Stockholders, and thereafter, (B) this Agreement is terminated by the Company or Parent pursuant to Section 6.1(b)(ii) (Walk-Away Date) or Section 6.1(b)(iii) (Company Stockholder Approval) or by Parent pursuant to Section 6.1(d)(ii) (Breach) and (C) within twelve (12) months after the date this Agreement is terminated the Company or any of its Subsidiaries consummates any Takeover Proposal or enters into a definitive agreement with respect to any Takeover Proposal that is subsequently consummated; provided, that solely for this Section 6.3(a)(i), all references to 20% in the definition of "Takeover Proposal" shall be deemed to be references to 50.1%;

             (ii)  (A) this Agreement is terminated by Parent pursuant to Section 6.1(d)(i) (Change in Recommendation, Etc.) or (B) this Agreement is terminated by the Company or Parent pursuant to any other provision of Section 6.1 (other than Section 6.1(c)(iii)) and, at the time of such termination, (x) the Company Stockholder Approval shall not have been obtained and (y) Parent would have been permitted to terminate this Agreement pursuant to pursuant to Section 6.1(d)(i) (Change in Recommendation, Etc.); or

            (iii)  this Agreement is terminated by the Company pursuant to Section 6.1(c)(i) (Superior Proposal);

then in any such event under clause (i), (ii) or (iii) of this Section 6.3(a), the Company shall pay to Parent the Termination Fee, less the amount of any expenses previously reimbursed by the Company to Parent pursuant to Section 6.3(b).

          (b)   In the event that this Agreement is terminated by the Company or Parent pursuant to Section 6.1(b)(iii) (Company Stockholder Approval) or by Parent pursuant to Section 6.1(d)(ii) (Breach), then the Company shall reimburse Parent, up to an aggregate amount of $5,000,000, for all of the documented out-of-pocket fees and expenses incurred by Parent or its Affiliates in connection with this Agreement and the Transactions, including (i) all fees and expenses of accountants, counsel, investment banking firms or financial advisors (and their respective counsel and representatives), professional advisors and consultants to Parent or any of its Affiliates in connection with this Agreement and the Transactions, including such fees and expenses incurred in connection with due diligence or other activities, (ii) all fees and expenses payable to banks, investment banking firms and other financial institutions (and their respective counsel and representatives) in connection with arranging or providing the Financing, and costs and expenses otherwise allocated to Parent pursuant to Section 4.10 and (iii) retention payments for management candidates, in each case whether incurred prior to or following the date of this Agreement.

          (c)   In the event this Agreement is terminated (i) by the Company pursuant to Section 6.1(c)(iii) (Failure to Close) or (ii) by Parent pursuant to Section 6.1(b)(ii) (Walk-Away Date) and, at the time of such termination, the Company would have been permitted to terminate this Agreement pursuant to Section 6.1(c)(iii) (Failure to Close), then Parent shall pay to the Company the Reverse Termination Fee.

          (d)   Any payment required to be made pursuant to Section 6.3(a)(i) shall be made to Parent upon the consummation of the transactions contemplated by a Takeover Proposal; any payment required to be made pursuant to Section 6.3(a)(ii) or Section 6.3(b) shall be made to Parent promptly following termination of this Agreement (and in any event not later than two (2) Business Days after such termination); and any payment required to be made pursuant to Section 6.3(a)(iii) shall be made to Parent simultaneously with (and as a condition to the effectiveness of) termination of this Agreement by the Company pursuant to Section 6.1(c)(i). Any payment required to be made pursuant to Section 6.3(c) shall be made to the Company promptly following termination of this Agreement (and in any event not later than two (2) Business Days after such termination). All such payments shall be made by wire transfer of immediately available funds to an account to be designated by the recipient.

          (e)   The parties hereto acknowledge that the damages resulting from termination of this Agreement under circumstances in which the Termination Fee are payable are uncertain and incapable of accurate calculation and that the amounts payable pursuant to Section 6.3(a) are reasonable forecasts of the actual damages which may be incurred, and in the event that Parent shall receive full payment pursuant to Section 6.3(a), the receipt of the Termination Fee shall be deemed to be liquidated damages, and not a penalty, for any and all losses or damages suffered or incurred by Parent, Merger Sub, any of their respective Affiliates or any other Person in connection with this Agreement (and the termination hereof), the Transactions (and the abandonment thereof) or any matter forming the basis for such termination, and upon such payment of such amount none of the Company or any of its Affiliates or Representatives shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions. Under no circumstances shall the Company be obligated to pay more than one (1) Termination Fee.

          (f)    The parties hereto acknowledge that the damages resulting from termination of this Agreement under circumstances in which the Reverse Termination Fee are payable are uncertain and incapable of accurate calculation and that the amounts payable pursuant to Section 6.3(c) are reasonable forecasts of the actual damages which may be incurred, and in the event that the Company shall receive full payment pursuant to Section 6.3(c), the receipt of the Reverse Termination Fee shall be deemed to be liquidated damages, and not a penalty, for any and all losses or damages suffered or incurred by the Company, any of its Affiliates or any other Person in connection with this Agreement (and the termination hereof), the Transactions (and the abandonment thereof) or any matter forming the basis for such termination, and upon such payment of such amount none of Parent, Merger Sub or any of their respective Affiliates or Representatives shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions. Notwithstanding anything to the contrary contained in this Agreement but subject to the limits on liability set forth in Section 7.8(b), the Company may pursue both a grant of specific performance in accordance with Section 7.8 and the payment of the Reverse Termination Fee under Section 6.3(b); provided, however, that under no circumstances shall the Company be permitted or entitled to receive both a grant of specific performance of the type contemplated by the third sentence of Section 7.8 and all or any portion of the Reverse Termination Fee. Under no circumstances shall Parent be obligated to pay more than one (1) Reverse Termination Fee.

          (g)   Notwithstanding anything to the contrary in this Agreement, (i) neither the Company nor any of its stockholders, Affiliates, directors, officers, employees, controlling persons or agents shall have any rights or claims against any Debt Financing Parties in connection with this Agreement, the Debt Financing or the Transactions contemplated hereby or thereby and (ii) no Debt Financing Party shall have any liability to the Company or any of its stockholders, Affiliates, directors, officers, employees, controlling persons or agents relating to or arising out of this Agreement, the Debt Financing or the Transactions contemplated hereby or thereby.

ARTICLE VII
MISCELLANEOUS

        Section 7.1.    No Survival, Etc.    The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or, except as otherwise provided in Section 6.2, upon the termination of this Agreement pursuant to Section 6.1, as the case may be, except that the agreements set forth in Article I, Sections 4.8, 4.10 and Section 4.12, this Article VII and any other agreement in this Agreement which contemplates performance after the Effective Time shall survive the Effective Time indefinitely. The Confidentiality Agreement shall (i) survive termination of this Agreement in accordance with its terms and (ii) terminate as of the Effective Time.

        Section 7.2.    Amendment or Supplement.    At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Company Stockholder Approval, by written agreement of the parties hereto, by action taken or authorized by their respective Boards of Directors; provided, however, that following receipt of the Company Stockholder Approval, there shall be no amendment or change to the provisions hereof which by Law would require further approval by the Company Stockholders without such approval.

        Section 7.3.    Extension of Time, Waiver, Etc.    At any time prior to the Effective Time, any party may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of any other party hereto, (b) extend the time for the performance of any of the obligations or acts of any other party hereto or (c) waive compliance by the other party with any of the agreements contained herein or, except as otherwise provided herein, waive any of such party's conditions. Notwithstanding the foregoing, no failure or delay by the Company, Parent or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

        Section 7.4.    Assignment.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated, in whole or in part, by operation of Law or otherwise, by any of the parties without the prior written consent of the other parties, except that Merger Sub may assign its rights and interests hereunder to Parent and each of Parent and Merger Sub may assign its rights and interests hereunder to any wholly owned subsidiary of Parent if such assignment would not cause a delay in the consummation of any of the Transactions, provided that no such assignment shall relieve Parent or Merger Sub of its obligations hereunder if such assignee does not perform such obligations. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 7.4 shall be null and void.

        Section 7.5.    Counterparts; Scanned Signatures.    This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Facsimile or other electronically scanned and transmitted signatures shall be deemed originals for all purposes of this Agreement.

        Section 7.6.    Entire Agreement; No Third-Party Beneficiaries; Representations; Disclosure.

          (a)   This Agreement, together with the Company Disclosure Schedule, the Confidentiality Agreement and the Guaranty (i) constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof and (ii) except for the provisions of Section 4.8 and Section 7.13, are not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder. Notwithstanding the immediately preceding sentence, following the Effective Time, the provisions of Article I relating solely to the payment of the Merger Consideration shall be enforceable by holders of Shares (including Company Restricted Shares), as applicable, solely to receive such payment.

          (b)   The Company Disclosure Schedule shall be arranged in sections corresponding to the numbered sections contained in this Agreement, and the disclosure in any section shall only qualify (i) the corresponding section of this Agreement and (ii) the other sections of this Agreement, to the extent that it is reasonably apparent on the face of such disclosure that it also qualifies or applies to such other sections notwithstanding the absence of a cross reference contained therein. The inclusion of any information in the Company Disclosure Schedule shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material, constitutes or has resulted in or would reasonably be expected to result in a Company Material Adverse Effect or is outside the ordinary course of business.

        Section 7.7.    Governing Law; Jurisdiction; Waiver of Jury Trial.

          (a)   This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to its rules of conflict of laws. To the fullest extent permitted by Law, any action against any party to this Agreement arising out of or in any way relating to this Agreement shall be brought in the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), and each of the parties submits to the exclusive jurisdiction of such courts for the purpose of any such action. To the fullest extent permitted by Law, each party irrevocably and unconditionally agrees not to assert (i) any objection which it may ever have to the laying of venue of any such action in the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), (ii) any claim that any such action brought in any such court has been brought in an inconvenient forum, and (iii) any claim that such court does not have jurisdiction with respect to such action.

          (b)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE, TO THE FULLEST EXTENT PERMITTED BY LAW, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.7.

          (c)   Notwithstanding the foregoing, each of the parties hereto agrees (i) that it will not bring or support or permit any of its Affiliates to bring or support anyone else in bringing any action, cause of action, claim, cross-claim or third-party claim of any kind or nature (whether at law, in contract, in tort or otherwise) against any Debt Financing Party relating to this Agreement, the Debt Financing, the Transactions contemplated hereby or thereby, other than in the Supreme Court of the State of New York, County of New York or the United States District Court for the Southern District of New York (and the appellate courts thereof) and (ii) to waive any right to trial by jury in respect of any such claim, suit, action or proceeding,

        Section 7.8.    Specific Enforcement; Limit on Liability.

          (a)   The parties agree that irreparable damage would occur and the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, except as provided in the following sentence. It is accordingly agreed that, prior to any valid termination of this Agreement in accordance with Article VI, the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement from the Chancery Court of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), without proof of actual damages, without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity. Notwithstanding the foregoing, it is explicitly agreed that the Company shall only be entitled to seek or obtain an injunction, specific performance or other equitable remedies enforcing Parent's obligation to cause the Equity Financing to be funded or otherwise to effect the Merger or the Closing on the terms and conditions set forth herein (but not the right of the Company to such injunctions, specific performance or other equitable remedies for obligations other than with respect to the Equity Financing and the Closing) if (a) the Marketing Period has expired and the conditions to closing set forth in Section 5.1 and Section 5.2 (other than those conditions that by their nature are to be satisfied at the Closing but that are expected to be satisfied at the Closing) have been satisfied (and remain satisfied) or waived, (b) the full proceeds to be provided to Parent by the Debt Financing (or the Alternative Debt Financing) have been funded in accordance with the terms thereof or will be funded in accordance with the terms thereof at the Closing if the Equity Financing is funded at the Closing and (c) the Company has irrevocably confirmed in writing that it stands ready, willing and able to consummate the Merger without further delay or condition, and if the Equity Financing and Debt Financing are funded then it will take such actions that are required by it under this Agreement to cause the Closing to occur. The parties hereto further agree that (i) by seeking the remedies provided for in this Section 7.8, a party shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement (including monetary damages) in the event that the remedies provided for in this Section 7.8 are not available or otherwise are not granted, and (ii) nothing set forth in this Section 7.8 shall require any party hereto to institute any proceeding for (or limit any party's right to institute any proceeding for) specific performance under this Section 7.8 prior or as a condition to exercising any termination right under Article VI (and pursuing damages after such termination), nor shall the commencement of any legal proceeding pursuant to this Section 7.8 or anything set forth in this Section 7.8 restrict or limit any party's right to terminate this Agreement in accordance with the terms of Article VI or pursue any other remedies under this Agreement that may be available then or thereafter.

          (b)   Notwithstanding anything herein to the contrary, the maximum aggregate liability of Parent and Merger Sub for monetary damages or otherwise in connection with this Agreement, the Equity Commitment Letter and the Transactions shall be limited to $58,439,000 plus the amount of any reimbursement of the Company's expenses pursuant to Section 4.14(c) (subject to the cap set forth therein). In no event shall the Company seek or permit to be sought on behalf of the Company any damages or any other recovery, judgment or damages of any kind, including consequential, indirect, or punitive damages, from any Affiliate of Parent or Merger Sub, or any Representative, member, controlling Person or holder of any equity interests or securities of Parent, Merger Sub, the Financing Parties or any of their respective Affiliates, in connection with this Agreement or the Transactions, other than against the Guarantors pursuant to the Guaranty. The Company acknowledges and agrees that it has no right of recovery against, and no personal liability shall attach to, in each case with respect to damages, any Person (other than Parent to the extent provided in this Agreement or the Guarantors to the extent provided in the Guaranty), whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil, by or through a claim by or on behalf of the Company against Parent or Merger Sub or any respective Affiliate thereof, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Law, or otherwise.

        Section 7.9.    Notices.    All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

  If to Parent or Merger Sub, to:

    c/o TowerBrook Capital Partners L.P.
    Park Avenue Tower
    65 East 55th Street
    New York, New York 10022
    Attention: Glenn Miller, General Counsel, North America
    Facsimile: (917) 591-4789

  with a copy (which shall not constitute notice) to:

    Wachtell, Lipton, Rosen & Katz
    51 West 52nd Street
    New York, NY 10019
    Attention: Steven A. Cohen
                       Ante Vucic
    Facsimile: (212) 403-2000

  If to the Company, to:

    True Religion Apparel, Inc.
    2263 E. Vernon Avenue
    Vernon, CA 90058
    Attention: President
    Facsimile: (323) 826-6441

  with a copy (which shall not constitute notice) to:

    Greenberg Traurig, LLP
    MetLife Building
    200 Park Avenue
    New York, NY 10166
    Attention: Dennis J. Block
                       Daniel L. Serota
    Facsimile: (212) 805-5555

    and

    Akin Gump Strauss Hauer & Feld LLP
    2029 Century Park East, Suite 2400
    Los Angeles, CA 90067
    Attention: Franklin Reddick III
    Facsimile: (310) 229-1001

or such other address or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

        Section 7.10.    Severability.    If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

        Section 7.11.    Definitions.

          (a)   As used in this Agreement, the following terms have the meanings ascribed thereto below:

            "Acceptable Confidentiality Agreement" means a confidentiality agreement, which need not contain a standstill agreement, with terms no less favorable to the Company or beneficial to the counterparty in any substantive respect than those contained in the Confidentiality Agreement; provided that such confidentiality agreement shall expressly not prohibit, or adversely affect the rights of the Company thereunder upon, compliance by the Company with any provision of this Agreement.

            "Action" has the meaning set forth in Section 4.8(a).

            "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

            "After Consultation" means, with respect to the Company Board, after consultation with the Company Financial Advisor and the Company's outside legal counsel.

            "Agreement" has the meaning set forth in the preamble.

            "Alternative Debt Financing" has the meaning set forth in Section 4.13(b).

            "Antitrust Laws" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other applicable Laws issued by a Governmental Authority that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

            "Available Cash" means cash of the Company in U.S. dollars deposited in a U.S. bank that will be freely available to Parent at the Closing to wire in the Exchange Fund and pay as part of the Merger Consideration, free of Tax obligation or other financial deduction or penalty and free or any restrictions on transfer or use.

            "Balance Sheet Date" has the meaning set forth in Section 2.5(d).

            "Bankruptcy and Equity Exception" has the meaning set forth in Section 2.3(a).

            "Business Day" means a day except a Saturday, a Sunday or other day on which the SEC or banks in New York, New York are authorized or required by Law to be closed.

            "Certificate of Merger" means the certificate of merger with respect to the Merger, containing the provisions required by, and executed in accordance with, the DGCL.

            "Certificates" has the meaning set forth in Section 1.9(b)(i).

            "Change in Recommendation" has the meaning set forth in Section 4.2(d).

            "Closing" has the meaning set forth in Section 1.2.

            "Closing Date" has the meaning set forth in Section 1.2.

            "Code" has the meaning set forth in Section 1.9(g).

            "Commitment Letters" has the meaning set forth in Section 3.8.

            "Company" has the meaning set forth in the preamble.

            "Company 10-K" means the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as amended.

            "Company Acquisition Agreement" has the meaning set forth in Section 4.2(d).

            "Company Board" has the meaning set forth in the recitals.

            "Company Charter Documents" means the Certificate of Incorporation and Bylaws of the Company, each as amended.

            "Company Common Stock" has the meaning set forth in Section 2.2(a).

            "Company Disclosure Schedule" has the meaning set forth in Article II.

            "Company Financial Advisor" has the meaning set forth in Section 2.14.

            "Company Incentive Plans" means (i) the 2005 Stock Incentive Plan, as amended, of the Company and (ii) the 2009 Equity Incentive Plan, as amended and restated, of the Company.

            "Company Intellectual Property" means all Intellectual Property Rights used in or necessary for the conduct of the business of the Company or any of its Subsidiaries, or owned or held for use by or licensed to the Company or any of its Subsidiaries.

            "Company Lease" means any lease, sublease, sub-sublease, license and other agreement under which the Company or any of its Subsidiaries leases, subleases, licenses, uses or occupies (in each case whether as landlord, tenant, sublandlord, subtenant or by other occupancy arrangement), or has the right to use or occupy, now or in the future, any real property.

            "Company Material Adverse Effect" means any change, event, circumstance, effect, development, occurrence or state of facts that, individually or in the aggregate: (i) is material and adverse to the business, condition, properties, assets, liabilities (contingent or otherwise), results of operations or financial condition of the Company and its Subsidiaries taken as a whole; provided, however, that none of the following shall be deemed in itself to constitute, and that none of the following shall be taken into account in determining whether there has been or would reasonably be expected to be, a Company Material Adverse Effect: (a) any change generally affecting the economy, financial markets or political, economic or regulatory conditions in the United States or any other geographic region in which the Company and its Subsidiaries conduct business (except, in each case, to the extent that the Company and its Subsidiaries taken as a whole are disproportionately adversely affected relative to other participants in the industries in which the Company and its Subsidiaries participate), (b) general financial, credit or capital market conditions, including interest rates or exchange rates, or any changes therein, (c) conditions (or changes therein) in any industries in which the Company operates (including seasonal fluctuations) to the extent that such conditions do not disproportionately have a greater adverse impact on the Company and its Subsidiaries, taken as a whole, relative to other companies operating in such industries, (d) the announcement or pendency of this Agreement and the Transactions, including any Actions, challenges or investigations to the extent relating to this Agreement or the Transactions made or brought by any of the current or former stockholders of the Company (on their own behalf or on behalf of the Company) and any impact on vendors, customers and suppliers of and to the Company (provided that with respect to the use of the term "Company Material Adverse Effect" in Sections 2.3(c) and 2.4, the exceptions set forth in this clause (d) shall not apply), (e) changes in applicable Law or GAAP (or, in each case, any interpretations thereof), (f) a decline in the price of the Company Common Stock on NASDAQ or any other market in which such securities are quoted for purchase and sale (it being understood that the facts and circumstances giving rise to such decline may be deemed to constitute, and may be taken into account in determining whether there has been or would reasonably be expected to be, a Company Material Adverse Effect if such facts and circumstances are not otherwise described in subclauses (a)-(j) of clause (i) of this definition), (g) any acts of terrorism or war or any escalation thereof or any weather related event, fire or natural disaster (except, in each case, to the extent that the Company and its Subsidiaries taken as a whole are disproportionately adversely affected relative to other participants in the industries in which the Company and its Subsidiaries participate), (h) the identity of Parent or any of its Affiliates as the acquiror of the Company or any facts or circumstances concerning Parent or any of its Affiliates, (i) compliance with the terms of, the taking of any action required or the failure to take any action prohibited by, this Agreement or the taking of any action consented to in writing or requested in writing by Parent or Merger Sub, or (j) any failure by the Company to meet internal or published projections, forecasts, performance measures, operating statistics or revenue or earnings predictions for any period (it being understood that the facts and circumstances giving rise to such failure may be deemed to constitute, and may be taken into account in determining whether there has been or would reasonably be expected to be, a Company Material Adverse Effect if such facts and circumstances are not otherwise described in subclauses (a)-(i) of clause (i) of this definition); or (ii) has a material adverse effect on the Company's ability to, in a timely manner, perform its obligations under this Agreement or consummate the Transactions.

            "Company Plans" has the meaning set forth in Section 2.11(a).

            "Company Preferred Stock" has the meaning set forth in Section 2.2(a).

            "Company Recommendation" has the meaning set forth in Section 2.3(b).

            "Company Reports" has the meaning set forth in Section 2.5(a).

            "Company Restricted Shares" has the meaning set forth in Section 1.7.

            "Company SEC Documents" means all reports, schedules, forms, certifications, prospectuses, and registration, proxy and other statements required to be filed with or furnished to the SEC, together with all documents filed on a voluntary basis on Form 8-K, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein.

            "Company Stockholder Approval" has the meaning set forth in Section 2.3(d).

            "Company Stockholders" has the meaning set forth in the recitals.

            "Company Transaction Expenses" means (i) all out-of-pocket costs, fees and expenses of the Company and its Subsidiaries (including all costs, fees and expenses of the Company's counsel, accountants, financial advisors and investment bankers and any change of control or similar payments to be made) incurred by or on their behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the filing of any required notices under applicable Antitrust Laws or other regulations and all other matters related to the Merger and the other Transactions, other than printer costs fees and expenses, costs, fees and expenses of compliance with the requirements of the HSR Act and costs, fees and expenses incurred in the defense of any securityholder litigation against the Company or its directors relating to the Transactions (ii) if the Put Right has not been waived by Unifa on terms reasonably satisfactory to Parent prior to the Closing, an amount equal to the Company's estimated liability for the Put Right, calculated using the Company's historical valuation method for the Put Right liability to the extent consistent with the Joint Venture Agreement (and taking into account any set-off rights to the extent enforceable under applicable Law).

            "Confidentiality Agreement" has the meaning set forth in Section 4.6(a).

            "Consultants" has the meaning set forth in Section 4.6(b).

            "Contract" has the meaning set forth in Section 2.3(c).

            "Continuing Employee" has the meaning set forth in Section 4.12(a).

            "Copyrights" has the meaning set forth in the definition of Intellectual Property Rights.

            "D&O Insurance" has the meaning set forth in Section 4.8(c).

            "Debt Commitment Letter" has the meaning set forth in Section 3.8.

            "Debt Financing" has the meaning set forth in Section 3.8.

            "Debt Financing Parties" means the Persons that have committed to provide or otherwise entered into agreements to provide the Debt Financing (or any alternative or replacement Debt Financing) in connection with the Transactions contemplated hereby and any agent or arrangers thereof, including the parties to the financing commitments in the Debt Commitment Letter and in any joinder agreements, credit agreements or other financing agreements relating thereto, together with each former, current and future Affiliate thereof and each former, current and future officer, director, employee, partner, controlling person, advisor, attorney, agent and representative of each such person or Affiliate or the heirs, executors, successors and assigns of any of the foregoing.

            "DGCL" means the Delaware General Corporation Law.

            "Dissenting Shares" has the meaning set forth in Section 1.9(h).

            "Dissenting Stockholder" has the meaning set forth in Section 1.9(h).

            "Distribution" means any dividend on, or any other distribution in respect of, any of the Company's outstanding shares of capital stock, voting securities or equity interests, or any rights, warrants, options, calls, commitments or any other agreements of any character to acquire any shares of its capital stock, voting securities or equity interests.

            "Effective Time" has the meaning set forth in Section 1.3.

            "Environmental Laws" means all Laws concerning pollution or protection of the environment, greenhouse gases, natural resources, wildlife, wetlands or health and safety, including all laws relating to the presence, use, generation, handling, treatment, storage, disposal, management, Release or threatened Release of, or exposure to, any Hazardous Materials, or preservation or reclamation of natural resources.

            "Equity Commitment Letter" has the meaning set forth in Section 3.8.

            "Equity Financing" has the meaning set forth in Section 3.8.

            "ERISA" has the meaning set forth in Section 2.11(a).

            "ERISA Affiliate" has the meaning set forth in Section 2.11(a).

            "Exchange Act" has the meaning set forth in Section 2.4.

            "Exchange Fund" has the meaning set forth in Section 1.9(a).

            "Expenses" means all out-of-pocket fees and expenses of Parent and Merger Sub (including all fees and expenses of Parent's and Merger Sub's respective counsel, accountants, financial advisors and investment bankers), incurred by or on their behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the filing of any required notices under applicable Antitrust Laws or other regulations and all other matters related to the Merger and the other Transactions.

            "Fairness Opinion" has the meaning set forth in Section 2.14.

            "Filed Company SEC Documents" means the Company Reports filed by the Company and publicly available prior to the date of this Agreement.

            "Financing" has the meaning set forth in Section 3.8.

            "GAAP" means generally accepted accounting principles in the United States.

            "Governmental Authority" means any supranational, foreign, domestic, state, municipal or local government, political subdivision or any department, court, arbitrator, commission, board, bureau, regulatory or administrative agency, instrumentality or other authority thereof, or any other governmental or quasi-governmental authority (including any government-sponsored enterprise such as Fannie Mae or Freddie Mac).

            "Guarantor" has the meaning set forth in the recitals.

            "Guaranty" has the meaning set forth in the recitals.

            "Hazardous Materials" means any material, substance or waste that is regulated, classified, or otherwise characterized under or pursuant to any Environmental Law as "hazardous", "toxic", a "pollutant", a "contaminant", "radioactive", a "universal waste" or words of similar meaning or effect or which can give rise to liability under any Environmental Law.

            "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

            "Indemnitee" has the meaning set forth in Section 4.8(a).

            "Indebtedness" means without duplication (a) all indebtedness for borrowed money, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired and subject thereto; (c) all guarantees, endorsements and other contingent obligations in respect of Indebtedness of others; (d) the deferred portion or installments of purchase price, and any amounts reserved for the payment of a contingent purchase price, in connection with the acquisition of any business; (e) obligations to reimburse issuers of any letters of credit (but only to the extent drawn without duplication of other indebtedness supported or guaranteed thereby); (f) any obligation evidenced by bonds, debentures, notes or similar instruments; and (g) capital lease obligations, with such lease obligations to be determined in accordance with GAAP; provided that Indebtedness shall not include (x) operating leases or (y) accounts payable, accrued expenses, accrued income Taxes and deferred income Tax liability.

            "Intellectual Property Rights" means all of the rights arising from or in respect of the following, whether protected, created or arising under the Laws of the United States or any foreign jurisdiction: (i) patents, patent applications, any reissues, reexaminations, divisionals, continuations, continuations-in-part and extensions thereof (collectively, "Patents"); (ii) trademarks, service marks, trade names (whether registered or unregistered), service names, industrial designs, brand names, domain names, trade dress rights, identifying symbols, logos, emblems, signs or insignia, and including all goodwill associated with the foregoing; (iii) copyrights, whether registered or unregistered (including copyrights in computer software programs), mask work rights and registrations and applications therefore (collectively, "Copyrights"); (iv) confidential, proprietary or other nonpublic information, or non-public processes, designs, specifications, technology, know-how, techniques, formulas, inventions (whether or not patentable and whether or not reduced to practice), concepts, trade secrets, discoveries, ideas and technical data and information, in each case which derive economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other Persons who can obtain economic value from its disclosure or use, and which is the subject of reasonable efforts to maintain its secrecy, excluding any rights in respect of any of the foregoing that comprise or are protected by Copyrights or Patents; and (v) all applications and registrations related to any of the foregoing clauses (i) through (iv).

            "Intervening Event" means a material event, development, occurrence, state of facts or change that was not known or reasonably foreseeable to the Company Board, on the date of this Agreement, which event, development, occurrence, state of facts or change becomes known to the Company Board before the Company Stockholder Approval; provided, that (i) in no event shall any action taken by either party pursuant to and in compliance with the affirmative covenants set forth in Section 4.3 of this Agreement, and the consequences of any such action, constitute an Intervening Event, (ii) in no event shall any event, development, occurrence, state of facts or change that has had or would reasonably be expected to have an adverse effect on the business, financial condition or operations of Parent or any of its Affiliates constitute an Intervening Event with respect to the Company unless such event, development, occurrence, state of facts or change has had or would be reasonably likely to have a Parent Material Adverse Effect and (iii) in no event shall the receipt, existence of or terms of a Takeover Proposal or any inquiry relating thereto or the consequences thereof constitute an Intervening Event.

            "Joint Venture Agreement" means that certain Joint Venture Agreement, dated July 21, 2010, made between Unifa GmbH, Unifa Premium GmbH, Mr. Reinhard Haase, True Religion Brand Jeans Germany GmbH and Guru Denim, Inc.

            "Knowledge of the Company" means the actual knowledge, after reasonable inquiry under the circumstances (but only to the extent of each such individual's area of responsibility), of the Chief Executive Officer, the President, the Chief Financial Officer, the General Counsel, the Vice President-Information Technology and the Tax Manager of the Company.

            "Knowledge of Parent" means the actual knowledge, after reasonable inquiry under the circumstances (but only to the extent of each such individual's area of responsibility), of Andrew Rolfe, Travis Nelson and Glenn Miller.

            "Laws" has the meaning set forth in Section 2.8.

            "Letter of Transmittal" has the meaning set forth in Section 1.9(b)(i).

            "Liabilities" means any and all debts, liabilities and obligations of any nature whatsoever, whether accrued or fixed, absolute or contingent, known or unknown matured or unmatured or determined or determinable, including those arising under any Law, those arising under any contract or permit and those arising as a result of any act or omission.

            "Liens" has the meaning set forth in Section 2.1(c).

            "Marketing Period" means the first period of twenty (20) consecutive Business Days after the date of this Agreement during which (a) Parent shall have received from the Company all of the Required Information, and during which period such information shall not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the Required Information not misleading, and (b) nothing has occurred and no condition exists that would cause any of the conditions set forth in Section 5.1 and Section 5.2 (other than conditions that by their nature are to be satisfied at the Closing) to fail to be satisfied assuming the Closing were to be scheduled for any time during such twenty (20) consecutive Business Day period; provided, that the Marketing Period shall end on any earlier date that is the date on which the full proceeds to be provided to Parent by the Financing or Alternative Financing are made available to Parent to complete the Merger, and provided, further, that the Marketing Period (i) shall exclude the days from and including July 3, 2013 to and including July 7, 2013 and (ii) shall be required to conclude on or prior to August 16, 2013 or commence after September 3, 2013, and provided, further, that if the Marketing Period commences after September 3, 2013 solely as a result of the foregoing clause (ii), or after

    October 25, 2013, it shall be a period of fifteen (15) consecutive Business Days instead of twenty (20) consecutive Business Days.

            "Material Contract" has the meaning set forth in Section 2.12(a).

            "Maximum Amount" has the meaning set forth in Section 4.8(c).

            "Merger" has the meaning set forth in the recitals.

            "Merger Consideration" has the meaning set forth in Section 1.4(a).

            "Merger Sub" has the meaning set forth in the preamble.

            "New Debt Commitment Letter" has the meaning set forth in Section 4.13(b).

            "Notice of Intended Recommendation Change" has the meaning set forth in Section 4.2(e).

            "NASDAQ" means the Nasdaq Global Select Market.

            "Order" means any writ, judgment, injunction, consent, order, decree, stipulation, award or executive order of or by any Governmental Authority.

            "Parent Material Adverse Effect" has the meaning set forth in Section 3.1.

            "Parent" has the meaning set forth in the preamble.

            "Patents" has the meaning set forth in the definition of Intellectual Property Rights.

            "Paying Agent" means a bank or trust company reasonably satisfactory to the Company appointed by Parent to act as paying agent for payment of the Merger Consideration.

            "Permits" has the meaning set forth in Section 2.8.

            "Permitted Exceptions" means: (i) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance which have been made available to Parent in the VDR or incurred subsequent to the date of any of such policies of title insurance which do not impair in any material respect the continued use of the property to which they relate in the conduct of the business currently conducted thereon; (ii) statutory liens for current Taxes, assessments or other governmental charges not yet due or the amount or validity of which is being contested in good faith by appropriate proceedings, provided an appropriate reserve has been established therefor in the Filed Company SEC Documents in accordance with GAAP; (iii) mechanics', materialmens', architects', carriers', workers', repairers' or other similar Liens arising or incurred in the ordinary course of business that are not material to the business, operations and financial condition of the Company and its Subsidiaries taken as a whole, or if material, are disclosed in the Filed Company SEC Documents and that are not resulting from a breach, default or violation by the Company or any of its Subsidiaries of any Contract or Law; and (iv) zoning, entitlement and other land use and environmental regulations by any Governmental Authority, that, individually or in the aggregate, would not be reasonably expected to impair in any material respect the continued use of the property to which they relate in the conduct of the business currently conducted thereon.

            "Permitted Investments" means (i) bank deposits with commercial banks with capital exceeding $1 billion (based on the most recent financial statements of such bank that are then publicly available); (ii) investments in any readily accessible money market fund with assets under management of at least $10 billion that invests solely in U.S. Government Securities; provided, however, that the funds deposited in any such fund may not represent more than 2% of the assets in such fund; (iii) investments in any prime money market fund with assets in excess of $35 billion, provided that no more than $750 million of the funds may be invested in any single such fund; or (iv) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than six (6) months from the date hereof.

            "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity, including a Governmental Authority.

            "Proxy Date" has the meaning set forth in Section 4.4(c).

            "Proxy Statement" has the meaning set forth in Section 4.4(a).

            "Proxy Statement Clearance Date" means the date on which the SEC has, orally or in writing, confirmed that it has no further comments on the Proxy Statement, including the first date following the tenth (10th) day following the filing of the preliminary Proxy Statement if the SEC has not informed the Company that it intends to review the Proxy Statement.

            "Put Right" means Unifa's right pursuant to the Joint Venture Agreement to exercise the Put Option (as defined in the Joint Venture Agreement) prior to July 21, 2015.

            "Registered Intellectual Property" has the meaning set forth in Section 2.13(a).

            "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing of or migrating into or through the environment or any natural or man-made structure.

            "Representatives" has the meaning set forth in Section 4.2(a).

            "Required Information" means (a) audited consolidated balance sheets of the Company as at December 31, 2012 and December 31, 2011 and related statements of income and cash flows of the Company for the fiscal years ended at December 31, 2012, December 31, 2011 and December 31, 2010, (b) an unaudited balance sheet and related statements of income and cash flows of the Company together with its Subsidiaries for each subsequent fiscal quarter ended at least 45 days prior to the Closing Date and (c) other information necessary for the preparation of a customary confidential information memorandum in respect of the Debt Financing; provided that Required Information pursuant to this clause (c) shall not include (i) any financial information concerning the Company that the Company does not maintain in the ordinary course of business or (b) any other information not reasonably available to the Company under its current reporting systems, unless any such information referred to in clause (i) or (ii) above would be required so that any offering document would not contain any untrue statement of a material fact or omit a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, further, that if the Company shall in good faith reasonably believe that it has provided the Required Information, it may deliver to Parent written notice to that effect (stating when it believes it completed any such delivery), in which case the Company shall be deemed to have delivered the Required Information on the date specified in such notice unless Parent in good faith reasonably believes that Company has not delivered the Required Information and, within two Business Days after the receipt of such notice from Company, Parent delivers a written notice to Company to that effect and stating with specificity which information is required to complete the Required Information.

            "Reverse Termination Fee" means $58,439,000.

            "SEC" means the Securities and Exchange Commission.

            "Securities Act" has the meaning set forth in Section 2.1(c).

            "Shares" has the meaning set forth in Section 1.4(a).

            "Solvent" has the meaning set forth in Section 3.12.

            "Stockholders' Meeting" has the meaning set forth in Section 4.4(c).

            "Subsidiary" when used with respect to any party, means any corporation, limited liability company, partnership, association, trust or other entity the accounts of which would be consolidated with those of such party in such party's consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) are, as of such date, owned or controlled by such party or one or more Subsidiaries of such party or by such party and one or more Subsidiaries of such party.

            "Superior Proposal" means an unsolicited, bona fide, written Takeover Proposal that was made in circumstances not involving a breach of Section 4.2 of this Agreement (provided, that for purposes of this definition all references to 20% contained in the definition of "Takeover Proposal" shall be deemed to be references to 50%) which the Company Board determines in good faith, After Consultation, to be more favorable to the Company Stockholders, from a financial point of view, than the Merger, in each case taking into account all financial, legal, financing, regulatory and other aspects of such Takeover Proposal that are reasonably relevant to a determination of the likelihood of consummation of such Takeover Proposal (including the reputation of the Person or group making the Takeover Proposal) and further taking into account at any time of determination any changes to the terms and conditions of this Agreement that are then offered in writing by Parent.

            "Suppliers" has the meaning set forth in Section 2.17.

            "Surviving Corporation" has the meaning set forth in Section 1.1.

            "Takeover Proposal" means any inquiry, proposal or offer from any Person or "group" (as defined for purposes of Section 13(d) of the Exchange Act), other than Parent and its Subsidiaries, relating to any of the following, or an expression by any Person or "group" (as defined for purposes of Section 13(d) of the Exchange Act) that it is considering or may engage in the following: (A) a direct or indirect acquisition (whether in a single transaction or a series of related transactions) of assets of the Company and its Subsidiaries (including securities of Subsidiaries) equal to 20% or more of the Company's consolidated assets or to which 20% or more of the Company's revenues or earnings on a consolidated basis are attributable, (B) a direct or indirect acquisition (whether in a single transaction or a series of related transactions) of 20% or more of the outstanding shares of any class of equity securities of the Company or securities of the Company representing more than 20% of the voting power of the Company, (C) a tender offer or exchange offer that if consummated would result in any Person or "group" (as defined in Section 13(d) of the Exchange Act) beneficially owning 20% or more of any class of equity securities of the Company or securities of the Company representing more than 20% of the voting power of the Company or (D) a merger, consolidation, share exchange, business combination, joint venture, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries that, if consummated, would have the effect set forth in clause (A) or clause (B); in each case, other than the Transactions.

            "Tax Returns" means any return, report, claim for refund, estimate, information return or statement or other similar document relating to or required to be filed with any Governmental

    Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

            "Tax" or "Taxes" means (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes (in the case of all such taxes, whether the tax base is modified or not), customs duties, fees, assessments and charges of any kind whatsoever, (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Authority in connection with any item described in clause (i), and (iii) any liability in respect of any items described in clauses (i) or (ii) payable by reason of contract, assumption, transferee or successor liability, operation of Law, Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision under Law) or otherwise.

            "Termination Fee" means $29,219,000.

            "Transactions" refers collectively to the transactions contemplated by the Agreement, including the Merger.

            "Unifa" means Unifa Premium GmbH and its Affiliates.

            "U.S. Government Securities" means securities that are (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America which, in either case, are not callable or redeemable at the option of the issuer thereof and shall also include (a) a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended), as custodian, with respect to any such U.S. Government Securities or a specific payment of principal of or interest on any such U.S. Government Securities held by such custodian for the account of the holder of such depository receipt; provided, however, that (except as required by Law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Securities or the specific payment of principal of or interest on the U.S. Government Securities evidenced by such depository receipt and (b) reverse repurchase agreements in respect of the securities described above.

            "VDR" means the virtual data room with project name "Project States 2012" hosted by Merrill Corporation as of 12:00 P.M. (New York City time) on May 8, 2013.

            "Walk-Away Date" means November 10, 2013; provided that if the Closing Date would occur on or prior to November 10, 2013 except for the failure to complete the Marketing Period, the Walk-Away Date shall be the earlier of (i) the third (3rd) Business Day following the completion of the Marketing Period and (ii) November 22, 2013.

        Section 7.12.    Interpretation.

          (a)   When a reference is made in this Agreement to an Article, a Section, Annex or Schedule, such reference shall be to an Article of, a Section of, or an Annex or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word "will" when used in this Agreement shall be construed to have the same meaning and effect of the word "shall". The word "or" when used in this Agreement is not exclusive. All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

          (b)   The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

        Section 7.13.    Certain Lender Agreements.    Notwithstanding anything to the contrary in this Agreement, each party hereto agrees that Section 6.3(f), Section 6.3(g), Section 7.7(c), Section 7.8 and this Section 7.13 are intended for the benefit of, and shall be enforceable by, the Debt Financing Parties (and their respective Affiliates) as express third party beneficiaries thereof.

[signature page follows]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be duly executed and delivered as of the date first above written.

TRLG HOLDINGS, LLC
By:	/s/ GLENN F. MILLER
Name: Glenn F. Miller
Title: Vice President
TRLG MERGER SUB, INC.
By:	/s/ GLENN F. MILLER
Name: Glenn F. Miller
Title: Vice President
TRUE RELIGION APPAREL, INC.
By:	/s/ LYNNE KOPLIN
Name: Lynne Koplin
Title: President

[Signature page to Merger Agreement]

ANNEX B

DELAWARE APPRAISAL RIGHTS STATUTE

SECTION 262
OF THE
DELAWARE GENERAL CORPORATION LAW

Appraisal rights.

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

8 Del. C. 1953, § 262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, § 24; 57 Del. Laws, c. 148, §§ 27-29; 59 Del. Laws, c. 106, § 12; 60 Del. Laws, c. 371, §§ 3-12; 63 Del. Laws, c. 25, § 14; 63 Del. Laws, c. 152, §§ 1, 2; 64 Del. Laws, c. 112, §§ 46-54; 66 Del. Laws, c. 136, §§ 30-32; 66 Del. Laws, c. 352, § 9; 67 Del. Laws, c. 376, §§ 19, 20; 68 Del. Laws, c. 337, §§ 3, 4; 69 Del. Laws, c. 61, § 10; 69 Del. Laws, c. 262, §§ 1-9; 70 Del. Laws, c. 79, § 16; 70 Del. Laws, c. 186, § 1; 70 Del. Laws, c. 299, §§ 2, 3; 70 Del. Laws, c. 349, § 22; 71 Del. Laws, c. 120, § 15; 71 Del. Laws, c. 339, §§ 49-52; 73 Del. Laws, c. 82, § 21; 76 Del. Laws, c. 145, §§ 11-16; 77 Del. Laws, c. 14, §§ 12, 13; 77 Del. Laws, c. 253, §§ 47-50; 77 Del. Laws, c. 290, §§ 16, 17.

ANNEX C
OPINION OF GUGGENHEIM SECURITIES, LLC

GUGGENHEIM SECURITIES, LLC 330 MADISON AVENUE NEW YORK, NEW YORK 10017 GUGGENHEIMPARTNERS.COM

May 9, 2013

Special Committee of the Board of Directors
Board of Directors
True Religion Apparel, Inc.
2263 East Vernon Avenue
Vernon, CA 90058

Gentlemen:

        We understand that True Religion Apparel, Inc., a Delaware corporation ("True Religion"), TRLG Holdings, LLC, a Delaware limited liability company (the "Purchaser"), an affiliate of Towerbrook Investors III, L.P., Towerbrook Investors III (Parallel), L.P. and Towerbrook Investors III Executive Fund, L.P. (collectively, "Towerbrook") and TRLG Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of the Purchaser ("Merger Sub"), intend to enter into an Agreement and Plan of Merger to be dated as of May 10, 2013 (the "Agreement"), pursuant to which Merger Sub will be merged (the "Merger") with and into True Religion and each outstanding share of True Religion common stock, par value $0.0001 per share (the "True Religion Common Stock"), will be converted into the right to receive $32.00 in cash (the "Merger Consideration"). The terms and conditions of the Merger are more fully set forth in the Agreement.

        You have asked us to render our opinion as to whether the Merger Consideration is fair, from a financial point of view, to the holders of True Religion Common Stock.

        In the course of performing our reviews and analyses for rendering this opinion, we have:

  •
  Reviewed a draft of the Agreement dated as of May 9, 2013;

  •
  Reviewed a draft of the limited guarantee dated as of May 8, 2013 made by Towerbrook in favor of True Religion;

  •
  Reviewed draft copies dated as of May 8, 2013 of the debt commitment letters and the equity commitment letter with respect to Towerbrook's contemplated financing of the Merger;

  •
  Reviewed certain publicly available business and financial information regarding True Religion;

  •
  Reviewed certain non-public business and financial information regarding True Religion's business and prospects (including certain financial projections for True Religion), all as prepared and provided to us by True Religion's senior management;

  •
  Discussed with True Religion's senior management their views of True Religion's business, operations, historical and projected financial results and future prospects;

  •
  Reviewed the historical prices, trading multiples and trading volume of the shares of True Religion Common Stock;

  •
  Compared the financial performance of True Religion and the trading multiples and trading activity of the True Religion Common Stock with relevant data for certain publicly traded companies which we deemed generally comparable to True Religion;

  •
  Reviewed the valuation and financial metrics of certain relevant mergers and acquisitions involving companies which we deemed generally comparable to True Religion;

  •
  Performed discounted cash flow analyses based on the financial projections for True Religion furnished to us by True Religion;

  •
  Performed illustrative leveraged buyout analyses based on the financial projections for True Religion furnished to us by True Religion;

  •
  Reviewed the premia paid in precedent merger and acquisition transactions involving selected targets in the retail sector; and

  •
  Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

        In arriving at our opinion, we have relied upon and assumed the accuracy, completeness and reasonableness of all industry, business, financial, legal, regulatory, tax, accounting, actuarial and other information (including, without limitation, any financial projections, other estimates and other forward-looking information) provided to or discussed with us by True Religion or obtained by us from public sources, data suppliers and other third parties. We (i) do not assume any responsibility, obligation or liability (whether direct or indirect, in contract or tort or otherwise) for the accuracy, completeness, reasonableness, achievability or independent verification of, and we have not independently verified, any such information (including, without limitation, any financial projections, other estimates and other forward-looking information), (ii) express no view, opinion, representation, guaranty or warranty (in each case, express or implied) regarding the reasonableness or achievability of any financial projections, other estimates and other forward-looking information or the assumptions upon which they are based and (iii) have relied upon the assurances of True Religion's senior management that they are unaware of any facts or circumstances that would make such information (including, without limitation, any financial projections, other estimates and other forward-looking information) incomplete, inaccurate or misleading. Specifically, with respect to all (i) financial projections, other estimates and other forward-looking information provided to or discussed with us by True Religion, we have been advised by True Religion's senior management, and we have assumed, that such financial projections, other estimates and other forward-looking information have been reasonably prepared on bases reflecting the best currently available estimates and judgments of True Religion's senior management as to the expected future performance of True Religion and (ii) financial projections, other estimates and/or other forward-looking information obtained by us from public sources, data suppliers and other third parties, we have assumed that such information is reasonable and reliable.

        During the course of our engagement, we were asked by the Special Committee of the Board of Directors of True Religion to solicit indications of interest from various potential strategic and private equity acquirors regarding a potential transaction with True Religion, and we have considered the results of such solicitation in rendering our opinion herein.

        In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets or liabilities (including any contingent, derivative or off-balance sheet assets and liabilities) of True Religion nor have we been furnished with any such appraisals. We are not expressing any view or rendering any opinion regarding the tax consequences to True Religion of the Merger. We are not legal, regulatory, tax, accounting or actuarial experts and have relied on the assessments made by True Religion and its advisors with respect to such issues.

        In rendering our opinion, we have assumed that, in all respects material to our analyses, (i) the final executed form of the Agreement will not differ from the draft that we have reviewed, (ii) True

Religion and the Purchaser will comply with all terms of the Agreement and (iii) the representations and warranties of True Religion, the Purchaser and Merger Sub contained in the Agreement are true and correct and all conditions to the obligations of each party to the Agreement to consummate the Merger will be satisfied without any waiver thereof. We also have assumed that the Merger will be consummated in a timely manner and in accordance with the terms of the Agreement, without any limitations, restrictions, conditions, amendments or modifications, regulatory or otherwise, that would have an adverse effect on True Religion.

        In rendering this opinion, we do not express any view or opinion as to the price or range of prices at which the shares of True Religion Common Stock or other securities of True Religion may trade at any time, including, without limitation, subsequent to the announcement or consummation of the Merger.

        We have acted as a financial advisor to True Religion in connection with the Merger and will receive a customary fee for such services, a substantial portion of which is contingent on successful consummation of the Merger. A portion of our compensation is payable upon delivery of this letter and our opinion and will be credited against the fee payable upon consummation of the Merger. In addition, True Religion has agreed to reimburse us for certain expenses and to indemnify us against certain liabilities arising out of our engagement.

        Aside from our current engagement by True Religion, Guggenheim Securities, LLC ("Guggenheim Securities") has not been previously engaged by True Religion, nor has Guggenheim Securities been previously engaged by Towerbrook or its affiliates, to provide investment banking and/or financial advisory services for which we received fees or other compensation. Guggenheim Securities may seek to provide True Religion, Towerbrook and their affiliates with certain investment banking and financial advisory services unrelated to the Merger in the future.

        Guggenheim Securities and its affiliates engage in a wide range of financial services activities for their own accounts and the accounts of customers, including asset and investment management, investment banking, corporate finance, mergers and acquisitions, restructuring, merchant banking, fixed income and equity sales, trading and research, derivatives, foreign exchange and futures. In the ordinary course of these activities, Guggenheim Securities or its affiliates may (i) provide such financial services to True Religion, Towerbrook, other participants in the Merger or their respective affiliates, subsidiaries, investment funds and portfolio companies for which services Guggenheim Securities or certain of its affiliates has received, and may receive, compensation and (ii) directly or indirectly, hold long or short positions, trade and otherwise conduct such activities in or with respect to certain debt or equity securities, bank debt and derivative products of or relating to True Religion, Towerbrook, other participants in the Merger or their respective affiliates, subsidiaries, investment funds and portfolio companies. Furthermore, Guggenheim Securities' affiliates, directors, officers and employees may have investments in True Religion, Towerbrook, other participants in the Merger or their respective affiliates, subsidiaries, investment funds and portfolio companies.

        Consistent with applicable legal and regulatory guidelines, Guggenheim Securities has adopted certain policies and procedures to establish and maintain the independence of its research departments and personnel. As a result, Guggenheim Securities' research analysts may hold views, make statements or investment recommendations and publish research reports with respect to True Religion, Towerbrook, other participants in the Merger or their respective affiliates, subsidiaries, investment funds and portfolio companies and the Merger that differ from the views of Guggenheim Securities' investment banking personnel.

        It is understood that this letter and our opinion have been provided to the Special Committee of the Board of Directors of True Religion and the Board of Directors of True Religion (solely in their capacity as such) for their information and assistance in connection with its consideration of the Merger. This letter and our opinion may not be disclosed publicly, made available to third parties or reproduced, disseminated, quoted from or referred to at any time, in whole or in part, without our prior written consent; provided, however, that this letter may be included in its entirety in any proxy statement/prospectus to be distributed to the holders of True Religion's Common Stock in connection with the Merger.

        This letter and our opinion do not constitute a recommendation to the Special Committee of the Board of Directors of True Religion or the Board of Directors of True Religion with respect to the Merger, nor do this letter and our opinion constitute advice or a recommendation to any holder of True Religion Common Stock as to how to vote in connection with the Merger or otherwise. This letter and our opinion do not address True Religion's underlying business or financial decision to pursue the Merger, the relative merits of the Merger as compared to any alternative business or financial strategies that might exist for True Religion, the financing of the Merger or the effects of any other transaction in which True Religion might engage. This letter and our opinion address only the fairness, from a financial point of view, of the Merger Consideration pursuant to the Agreement. We do not express any view or opinion as to any other term or aspect of the Agreement or the Merger, any term or aspect of any other agreement or instrument contemplated by the Agreement or to be entered into or amended in connection with the Merger or the fairness, financial or otherwise, of the Merger to, or of any consideration to be paid to or received by, the holders of any other class of securities, creditors or other constituencies of True Religion. Furthermore, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of True Religion's officers, directors or employees, or any class of such persons, in connection with the Merger relative to the Merger Consideration.

        This letter and our opinion have been authorized for issuance by the Fairness Opinion and Valuation Committee of Guggenheim Securities. Our opinion is subject to the assumptions, limitations, qualifications and other conditions contained herein and is necessarily based on economic, capital markets and other conditions, and the information made available to us, as of the date hereof. We assume no responsibility for updating or revising our opinion based on facts, circumstances or events occurring after the date hereof.

        Based on and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of True Religion Common Stock.

Very truly yours,

GUGGENHEIM SECURITIES, LLC

SPECIAL MEETING OF STOCKHOLDERS OF TRUE RELIGION APPAREL, INC. July 29, 2013 Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be Held on July 29, 2013 The Notice of Meeting, proxy statement and proxy card are available at http://www.truereligionbrandjeans.com/proxy. Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF (A) NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD JULY 29, 2013, AND (B) THE ACCOMPANYING PROXY STATEMENT. THIS PROXY WILL BE VOTED AS SPECIFIED, OR, IF NO CHOICE IS SPECIFIED, WILL BE VOTED “FOR” PROPOSAL 1, PROPOSAL 2, AND PROPOSAL 3. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE PROXIES. STOCKHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. 1. The adoption and approval of the Agreement and Plan of Merger, dated as of May 10, 2013, among TRLG Holdings, LLC, a Delaware limited liability company (“Parent”), TRLG Merger Sub, Inc., a Delaware corporation and indirect wholly-owned subsidiary of Parent (“Merger Sub”), and True Religion Apparel, Inc., pursuant to which Merger Sub will merge with and into True Religion Apparel, Inc. (the “Merger”), and the transactions contemplated thereby, including the Merger. 2. The approval, on an advisory (non-binding) basis, of certain compensation arrangements for our named executive officers in connection with the Merger. 3. The approval of the adjournment of the special meeting, if necessary or appropriate, to permit True Religion Apparel, Inc. to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt and approve the Agreement and Plan of Merger. The undersigned hereby revokes any other proxy to vote at the Special Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment. FOR AGAINST ABSTAIN THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS LISTED BELOW. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. --------------- ---------------- 00030030300000000000 8 072613 FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF (A) NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD JULY 29, 2013, AND (B) THE ACCOMPANYING PROXY STATEMENT. THIS PROXY WILL BE VOTED AS SPECIFIED, OR, IF NO CHOICE IS SPECIFIED, WILL BE VOTED “FOR” PROPOSAL 1, PROPOSAL 2, AND PROPOSAL 3. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE PROXIES. STOCKHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. 1. The adoption and approval of the Agreement and Plan of Merger, dated as of May 10, 2013, among TRLG Holdings, LLC, a Delaware limited liability company (“Parent”), TRLG Merger Sub, Inc., a Delaware corporation and indirect wholly-owned subsidiary of Parent (“Merger Sub”), and True Religion Apparel, Inc., pursuant to which Merger Sub will merge with and into True Religion Apparel, Inc. (the “Merger”), and the transactions contemplated thereby, including the Merger. 2. The approval, on an advisory (non-binding) basis, of certain compensation arrangements for our named executive officers in connection with the Merger. 3. The approval of the adjournment of the special meeting, if necessary or appropriate, to permit True Religion Apparel, Inc. to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt and approve the Agreement and Plan of Merger. The undersigned hereby revokes any other proxy to vote at the Special Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment. FOR AGAINST ABSTAIN JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 SPECIAL MEETING OF STOCKHOLDERS OF TRUE RELIGION APPAREL, INC. July 29, 2013 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EDT the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Special Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS LISTED BELOW. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x --------------- ---------------- 00030030300000000000 8 072613 COMPANY NUMBER ACCOUNT NUMBER Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be Held on July 29, 2013 The Notice of Meeting, proxy statement and proxy card are available at http://www.truereligionbrandjeans.com/proxy. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN

0 --------------- . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 FORM OF PROXY CARD TRUE RELIGION APPAREL, INC. PROXY FOR SPECIAL MEETING OF STOCKHOLDERS ON JULY 29, 2013 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Lynne Koplin and Peter F. Collins, or either of them, each with full power of substitution, as proxies of the undersigned to attend the Special Meeting of Stockholders of True Religion Apparel, Inc. to be held on July 29, 2013 at 10:00 a.m. local time, and at any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present as indicated on the reverse side. (Continued and to be signed on the reverse side.)